===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            TRIPLE S PLASTICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed: July 13, 2001

     -------------------------------------------------------------------------

Notes:

[TRIPLE S LOGO]
                                                                     [EIMO LOGO]

                        SPECIAL MEETING OF SHAREHOLDERS
                  MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

To the shareholders of Triple S Plastics, Inc.:

   The boards of directors of Triple S Plastics, Inc. and Eimo Oyj, a corporation organized under the laws of Finland, have approved an amended and restated merger agreement between Triple S, Eimo and a wholly owned subsidiary of Eimo, in which Triple S will become a wholly owned subsidiary of Eimo.

   If the merger is completed, you will receive 4.5 Series A shares of Eimo for each share of Triple S common stock you own. The Eimo Series A shares will be issued to you only in the form of American Depositary Shares. At the time of the merger, each Eimo American Depositary Share will represent ten Eimo Series A shares or such lesser number as Eimo may elect. Assuming the exercise of all outstanding Triple S options prior to the merger, we estimate that Eimo will issue approximately 20,216,484 Eimo Series A shares in the merger. After the merger, those shares will represent approximately 30% of the outstanding Eimo Series A shares, the only class of shares of Eimo to be outstanding after the merger.

   The Eimo Series A shares are listed on the Helsinki Stock Exchange in Helsinki, Finland under the symbol "EIMAV." The Eimo American Depositary Shares to be issued in the merger will be listed on the NASDAQ National Market System under the symbol "EIMO."

   We cannot complete the merger unless Triple S shareholders approve the merger agreement, and Eimo shareholders approve (1) the merger agreement, (2) the issuance of Eimo Series A shares, Eimo American Depositary Shares and options in the merger, (3) the waiver of pre-emptive rights in connection with the issuance of Eimo Series A shares, Eimo American Depositary Shares and options in the merger, and (4) the election of two members of the Triple S board of directors to the Eimo board of directors in connection with the merger. We will not complete the merger unless all of these proposals are approved. We have each scheduled special meetings for our shareholders to vote on these important proposals.

   The Triple S special meeting will be held at the Michigan Technical Education Center, in the Amphitheatre, Kalamazoo Valley Community College, 7107 Elm Valley Drive, Kalamazoo, Michigan 49002, on August 14, 2001, at 4:00 p.m., local time. The Eimo special meeting will be held on August 15, 2001.

   After careful consideration, Triple S's board of directors has determined that the merger and the merger agreement are fair to you and in your best interests. Triple S's board of directors has approved the merger agreement and unanimously recommends that you vote FOR the approval of the merger agreement at the special meeting.

   The accompanying proxy statement/prospectus provides you with information about Triple S, Eimo and the proposed merger. In addition, you may obtain information about Triple S from documents that we have filed with the Securities and Exchange Commission. We encourage you to read the entire proxy statement/prospectus carefully. In particular, you should read the section entitled "Risk Factors" beginning on page 15 for a description of certain risks that you should consider in evaluating the merger.

   Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by marking, signing and dating the enclosed proxy card and returning it in the return envelope provided. It requires no postage if mailed in the United States. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of approval of the merger agreement. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy.

                                       Sincerely,

                                    /s/ A. Christian Schauer
                                       A. Christian Schauer
                                       Chief Executive Officer
                                       Triple S Plastics, Inc.

    Neither the Securities and Exchange Commission nor any state securities commission has approved the securities to be issued under the proxy statement/prospectus or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

      The proxy statement/prospectus is dated July 13, 2001, and is first being mailed to shareholders of Triple S on July 18, 2001.

                            TRIPLE S PLASTICS, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held August 14, 2001

                               ----------------

TO THE SHAREHOLDERS OF TRIPLE S PLASTICS, INC.:

   A special meeting of shareholders of Triple S Plastics, Inc. will be held at the Michigan Technical Education Center, in the Amphitheatre, Kalamazoo Valley Community College, 7107 Elm Valley Drive, Kalamazoo, Michigan 49002, on Tuesday, August 14, 2001 at 4:00 p.m., local time, for the following purposes:

  1. To consider and to vote on a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 25, 2001, between Triple S, Eimo Oyj and a subsidiary of Eimo, under which Eimo's subsidiary will merge into Triple S, with Triple S surviving as a wholly owned subsidiary of Eimo. A copy of the amended and restated merger agreement is attached as Annex A to the proxy statement/prospectus.

  2. To act on any other matters that may properly come before the special meeting and any adjournment or postponement of the special meeting.

   The Board of Directors of Triple S has unanimously approved the merger and the merger agreement and unanimously recommends that Triple S shareholders vote FOR approval of the merger agreement.

   Only shareholders of record at the close of business on July 17, 2001 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

   Approval of the merger agreement is a condition of the merger. We will not complete the merger unless the merger agreement is approved by Triple S shareholders.

   You are cordially invited to attend the special meeting. Whether or not your plan to attend, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the return envelope provided, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing. If your shares are held in the name of a bank or broker, you should follow the instructions on the form you receive from your bank or broker.

                                            By order of the Board of
                                            Directors of Triple S Plastics, Inc.

                                            Daniel B. Canavan
                                            Secretary

July 13, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT APPROVING THE MERGER..........................   1
SUMMARY...................................................................   4
 The Companies............................................................   4
 The Merger...............................................................   4
 Unanimous Recommendation of the Triple S Board of Directors..............   5
 Opinion of Triple S's Financial Advisor..................................   5
 No Appraisal Rights......................................................   5
 U.S. Federal Income Tax Consequences.....................................   6
 Liquidity and Registration Rights Agreement..............................   6
 Interests of Members of the Triple S Board of Directors and Management...   6
 Comparison of Rights of Holders of Triple S's Common Stock with Rights of
  Holders of Eimo Series A Shares.........................................   7
 Conditions to the Merger.................................................   7
 Termination of the Merger Agreement......................................   7
 Termination Payments.....................................................   8
 Accounting Treatment.....................................................   9
 Listing of Eimo ADSs and Series A Shares.................................   9
 Comparative Market Price Information.....................................   9
 Currencies and Exchange Rates............................................   9
 Comparative Historical and Pro Forma per Share Data......................  10
 Selected Historical Financial Data.......................................  11
 Selected Unaudited Pro Forma Combined Financial Information..............  13
RISK FACTORS..............................................................  15
 Risk Factors Relating to the Merger......................................  15
 Risk Factors Relating to Ownership of Eimo ADSs..........................  16
SPECIAL MEETING OF TRIPLE S SHAREHOLDERS..................................  25
 Date, Time and Place of the Special Meeting..............................  25
 Purpose of the Special Meeting...........................................  25
 Record Date for the Special Meeting; Stock Entitled to Vote..............  25
 Vote Required for the Approval of the Merger Agreement; Share Ownership
  of Management...........................................................  25
 Proxies and Effect on Vote...............................................  26
 Submission of Proxies....................................................  26
 Revocation of Proxies....................................................  26
 Solicitation of Proxies..................................................  27
 No Appraisal or Dissenters' Rights.......................................  27
EXTRAORDINARY GENERAL MEETING OF EIMO'S SHAREHOLDERS......................  27
THE MERGER................................................................  29
 Background of the Merger.................................................  29
 Triple S's Reasons for the Merger and Recommendation of the Board of
  Directors of Triple S...................................................  34
 Eimo's Reasons for the Merger............................................  35
 Considerations of the Eimo Board of Directors............................  36
 Opinion of Triple S's Financial Advisor..................................  37
 Interests of Certain Persons in the Merger...............................  44
 Accounting Treatment.....................................................  46
 Resales of ADSs..........................................................  47
 Regulatory Approvals Required for the Merger.............................  47
 Listing of ADSs/Series A Shares..........................................  48
 Other Effects of the Merger..............................................  49

                                                                           Page
                                                                           ----
U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER........................  52
 General..................................................................  52
 Cash Received in Lieu of a Fractional Eimo ADS...........................  53
 Five Percent Holders.....................................................  53
 Backup Withholding.......................................................  53
 Tax Consequences to U.S. Holders of Triple S Employee Stock Options......  54
SUMMARY OF THE MERGER AGREEMENT...........................................  55
 Form of the Merger.......................................................  55
 Effective Time and Timing of Closing.....................................  55
 Consideration to be Received in the Merger...............................  55
 Exchange of Certificates Representing Triple S Common Stock..............  56
 Representations and Warranties...........................................  57
 Conduct of Business Pending the Merger; Other Actions....................  58
 Offers for Alternative Transactions......................................  59
 Agreement Regarding Recommendations to Shareholders......................  60
 Stock Options and Other Employee Benefits................................  60
 Indemnification and Insurance............................................  61
 Conditions to Each Party's Obligations to Complete the Merger............  61
 Additional Conditions to the Obligations of Eimo.........................  62
 Additional Conditions to the Obligations of Triple S.....................  63
 Termination and Effects of Termination...................................  63
 Termination Payments.....................................................  64
SUMMARY OF THE OTHER MERGER-RELATED AGREEMENTS............................  66
 The Triple S Shareholders' Agreement and the Eimo Shareholders'
  Agreement...............................................................  66
 The Conversion Agreement.................................................  67
 The Employment Agreement.................................................  67
 The Liquidity and Registration Rights Agreement..........................  67
 License Agreement........................................................  67
MARKET PRICE AND DIVIDEND INFORMATION.....................................  68
 Eimo Market Prices and Dividend Information..............................  68
 Price per Eimo Series A Share on the Helsinki Stock Exchange.............  68
 Triple S Market Prices and Dividend Information..........................  70
 Price per Triple S Share on the NASDAQ National Market...................  70
CURRENCY AND EXCHANGE RATE INFORMATION....................................  71
 Euros per U.S. Dollar....................................................  71
 U.S. Dollars per Euro....................................................  72
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION........................  73
 Notes to the Unaudited Pro Forma Combined Financial Information..........  77
INFORMATION ABOUT TRIPLE S................................................  80
 Background...............................................................  80
 Business.................................................................  81
 Markets and Products.....................................................  82
 Sales and Marketing......................................................  83
 Operations...............................................................  83
 Raw Materials............................................................  84
 Patents and Trademarks...................................................  85
 Backlog..................................................................  85
 Competition..............................................................  85
 Employees................................................................  85
 Financial Information About Segments.....................................  85
 Financial Information About Geographic Areas.............................  85
 Properties...............................................................  85

                                                                          Page
                                                                          ----
 Directors of Triple S...................................................  86
 Directors' Fees.........................................................  87
 Meetings and Committees of the Triple S Board of Directors..............  87
 Compensation Committee Interlocks and Insider Participation.............  87
 Triple S Executive Compensation.........................................  87
 Certain Relationships and Related Transactions..........................  89
 Legal Proceedings.......................................................  89
TRIPLE S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  90
 Results of Operations...................................................  90
 Fiscal year ended March 31, 2001 compared to the fiscal year ended March
  31, 2000...............................................................  91
 Fiscal year ended March 31, 2000 compared to fiscal year ended March 31,
  1999...................................................................  92
 Liquidity and Capital Resources.........................................  93
 Recent Accounting Pronouncements........................................  93
 Quantitative and Qualitative Disclosures About Market Risk..............  94
OWNERSHIP OF TRIPLE S SECURITIES BY MANAGEMENT AND SIGNIFICANT
 SHAREHOLDERS............................................................  95
DESCRIPTION OF TRIPLE S CAPITAL STOCK....................................  97
 General.................................................................  97
 Common Stock............................................................  97
 Preferred Stock.........................................................  97
 General.................................................................  97
 Limitation of Liability.................................................  99
 Transfer Agent..........................................................  99
INFORMATION ABOUT EIMO................................................... 100
 General................................................................. 100
 Spartan Acquisition Corp................................................ 100
 Competitive Strengths................................................... 100
 Business Strategy....................................................... 102
 Eimo's Products......................................................... 103
 Eimo's Markets.......................................................... 105
 Customers............................................................... 105
 Competition............................................................. 106
 Customer Relationships.................................................. 107
 Production.............................................................. 107
 Intellectual Property................................................... 111
 Raw Materials........................................................... 111
 Marketing and Sales..................................................... 112
 Eimo's Environmental Policy and Environmental Matters................... 112
 Employees............................................................... 113
 History of Eimo......................................................... 114
 Industry Trends and Business Prospects.................................. 116
 Properties.............................................................. 119
 Legal Proceedings....................................................... 120
 Management and Board of Directors of Eimo............................... 120
 Management and Board of Directors Biographies........................... 121
 Compensation of the Board of Directors and Executive Management Group of
  Eimo .................................................................. 122
 Interest of Management in Transactions with Eimo........................ 122
 Eimo's Equity Based Compensation Plans.................................. 123
EIMO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS................................................... 127
 General................................................................. 127

                                                                           Page
                                                                           ----
 The three month period ended March 31, 2001 compared to the three month period ended March 31, 1999............................................. 127
 The year ended December 31, 2000 compared to the year ended December 31,
  1999.................................................................... 129
 The year ended December 31, 1999 compared to the year ended December 31,
  1998.................................................................... 130
 Liquidity and Capital Resources.......................................... 132
 Inflation................................................................ 133
 Financial Risks.......................................................... 133
 Introduction of the Euro................................................. 134
 Recent Accounting Pronouncements......................................... 135
TAXATION ON EIMO SERIES A SHARES AND EIMO AMERICAN DEPOSITARY SHARES...... 137
 Finnish Taxation......................................................... 137
 U.S. Federal Income Taxation............................................. 139
OWNERSHIP OF EIMO SECURITIES BY MANAGEMENT AND SIGNIFICANT SHAREHOLDERS... 143
DESCRIPTION OF EIMO SERIES A SHARES....................................... 144
 General.................................................................. 144
 Dividends and Other Distributions........................................ 144
 Voting Rights............................................................ 145
 Issuance of New Shares and Preemptive Rights............................. 146
 Authority to Increase Share Capital; Share Issuance Authority, and Share
  Repurchase Authority.................................................... 147
 Transfers................................................................ 147
 Liquidation Rights....................................................... 148
 History of Share Capital................................................. 148
 Business Purpose......................................................... 148
 Redemption Obligations................................................... 149
DESCRIPTION OF EIMO AMERICAN DEPOSITARY SHARES............................ 150
 General.................................................................. 150
 Dividends and Other Distributions........................................ 150
 Issuance of Eimo ADSs upon Deposit of Eimo Series A Shares............... 153
 Transfer, Combination and Split Up of Eimo ADRs.......................... 154
 Withdrawal of Eimo Series A Shares upon Cancellation of Eimo ADSs........ 154
 Voting Rights............................................................ 155
 Fees and Charges......................................................... 156
 Amendments and Termination............................................... 156
 Books of Depositary...................................................... 157
 Limitations on Obligations and Liabilities............................... 157
 Pre-Release Transactions................................................. 158
 Taxes.................................................................... 158
 Foreign Currency Conversion.............................................. 158
THE FINNISH SECURITIES MARKET............................................. 159
 General.................................................................. 159
 The Finnish Book-Entry Securities System................................. 159
 Trading and Settlement................................................... 160
 Custody of the Shares and Nominees....................................... 160
COMPARISON OF RIGHTS OF TRIPLE S SHAREHOLDERS AND EIMO SHAREHOLDERS....... 161
 Voting Rights............................................................ 162
 Action by Written Consent................................................ 162
 Shareholder Proposals and Shareholder Nominations of Board of Directors.. 163
 Sources and Payment of Dividends......................................... 163
 Rights of Purchase and Redemption........................................ 164
 Issuance of New Shares................................................... 164
 Assessability............................................................ 165

                                                                           Page
                                                                           ----
 Meetings of Shareholders.................................................  165
 Appraisal Rights.........................................................  166
 Preemptive Rights........................................................  167
 Amendment of Governing Instruments.......................................  168
 Preference Stock.........................................................  169
 Shareholders' Votes on Certain Transactions..............................  170
 Rights of Inspection.....................................................  171
 Standard of Conduct for Directors........................................  171
 Classification of the Board of Directors.................................  172
 Removal of Directors.....................................................  173
 Vacancies on the Board of Directors......................................  173
 Liability of Directors and Officers......................................  174
 Indemnification of Directors and Officers................................  175
 Shareholders' Suits......................................................  175
 Takeover Related Provisions..............................................  176
 Disclosure of Interests..................................................  176
 Limitation on Enforceability of Civil Liabilities under U.S. Federal
  Securities Laws Ability to Bring Suits, Enforce Judgments and Enforce
  U.S. Laws...............................................................  177
 Short Swing Profits......................................................  178
 Proxy Statements and Reports, Notices and Reports to Shareholders........  178
 Reporting Requirements...................................................  179
ENFORCEMENT OF LIABILITIES AND SERVICE OF PROCESS.........................  180
WHERE YOU CAN FIND MORE INFORMATION.......................................  180
EXPERTS...................................................................  181
LEGAL MATTERS.............................................................  181
INDEPENDENT PUBLIC ACCOUNTANT.............................................  181
FINNISH LISTING PARTICULARS AND CIRCULAR..................................  181
INDEX TO EIMO CONSOLIDATED FINANCIAL STATEMENTS...........................  F-1
INDEX TO TRIPLE S CONSOLIDATED FINANCIAL STATEMENTS....................... F-33
ANNEX A--Amended and Restated Agreement and Plan of Merger ...............  A-1
ANNEX B--Opinion of Pacific Crest Securities Inc. ........................  B-1
ANNEX C--Articles of Association of Eimo Oyj .............................  C-1

                QUESTIONS AND ANSWERS ABOUT APPROVING THE MERGER

Q. When will I be asked to approve the merger?

A. Triple S will hold a special meeting of Triple shareholders on Tuesday, August 14, 2001, at 4:00 p.m., local time, at the Michigan Technical Education Center, in the Amphitheatre, Kalamazoo Valley Community College, 7107 Elm Valley Drive, Kalamazoo, Michigan 49002. At the Triple S special meeting, you will be asked to approve the amended and restated merger agreement.

   You can vote at the Triple S special meeting if you owned Triple S common stock at the close of business on July 17, 2001, the record date for the special meeting.

Q. What Triple S shareholder vote is required to approve the merger?

A. In order to approve the merger, the merger agreement between Eimo and Triple S must be approved by the affirmative vote of holders of a majority of the outstanding shares of Triple S common stock at the special meeting.

   As of July 6, 2001, the last date prior to the date of this proxy statement/prospectus for which information was available, Triple S had approximately 4,019,352 shares of common stock outstanding. Each share of Triple S common stock outstanding on the record date entitles its holder to one vote.

Q. Have any Triple S shareholders already agreed to vote in favor of the merger?

A. Certain principal shareholders of Triple S, who are also directors and/or executive officers of Triple S, entered into an agreement with Eimo under which they agreed to vote all of their shares of Triple S common stock in favor of the approval of the merger agreement at the special meeting. As of July 6, 2001, these shareholders beneficially owned and were entitled to vote 2,215,538 shares of Triple S common stock, which represented approximately 55.1% of the shares of Triple S common stock entitled to be voted at the Triple S special meeting. Accordingly, unless the merger agreement is terminated prior to the special meeting, the approval of the merger agreement by Triple S shareholders is, as a practical matter, assured as a result of the agreement by these shareholders to vote for the approval of the merger agreement. For a description of this shareholders' agreement and the parties to it, see the information beginning on page 66.

Q. Must the merger also be approved by Eimo's shareholders?

A. Yes. At an extraordinary general meeting of Eimo's shareholders, Eimo shareholders will be asked to:

  . approve the merger, the waiver of Eimo shareholders' pre-emptive rights, the issuance of Eimo Series A shares and the creation and issuance of Eimo ADSs in connection with the merger;

  . authorize the Eimo board of directors to issue Eimo options to replace currently outstanding Triple S options; and

  . elect as additional directors of Eimo, effective upon completion of the merger, Daniel B. Canavan, Chairman of the Triple S board of directors, and Evan C. Harter, an outside director of Triple S.

Q. What Eimo shareholder vote is required to approve the merger and the other matters to be voted on at Eimo's extraordinary general shareholder's meeting?

A. The affirmative vote of a majority of holders of the Eimo Series A shares and Eimo Series K shares by number present and voting as a single class in accordance with their voting rights is required to approve the merger and to elect Messrs. Canavan and Harter to the Eimo board of directors. However, the affirmative vote of holders of two-thirds by number and voting power of the Eimo Series A shares and the Eimo Series K shares by number present and voting as a single class at the extraordinary general meeting is required to approve (1) the issuance of Eimo Series A shares and corresponding Eimo ADSs in the merger, (2) the authorization to grant stock options to replace currently outstanding Triple S options and (3) the waiver of Eimo shareholders' pre-emptive rights in connection with the issuance of Eimo Series A shares, Eimo ADSs and Eimo options in the merger.

Q. Have any Eimo shareholders already agreed to vote in favor of the merger?

A. Certain principal shareholders of Eimo entered into an agreement with Triple S pursuant to which they agreed to vote all of their Eimo shares in favor of each of the proposals to be presented at Eimo's extraordinary general meeting, including the merger. As of July 6, 2001, these shareholders owned and were entitled to vote 7,751,244 Eimo Series A shares and 7,200,000 Eimo Series K shares, which represented (1) approximately 83% of the votes entitled to be voted at the Eimo extraordinary general meeting to approve the merger agreement and the election of directors and (2) approximately 32% of the votes entitled to be voted at the Eimo extraordinary general meeting to approve the waiver of pre-emptive rights and the issuance in the merger of Eimo Series A shares, Eimo ADSs and Eimo options.

Accordingly, unless the merger agreement is terminated prior to the Eimo extraordinary general meeting, the approval of the merger agreement and the election of directors at Eimo's extraordinary general meeting is, as a practical matter, assured as a result of the agreement by these shareholders. Eimo and Triple S will not complete the merger, however, if the Eimo shareholders do not approve all of the proposals presented at Eimo's extraordinary general meeting, including the waiver of pre-emptive rights and the issuance in the merger of Eimo Series A shares and options. For a description of the shareholders' agreement and the parties to it, see the information beginning on page 66.

Q. What should I do now?

A. We urge you to read this proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you. Then, mail your completed and signed proxy card in the enclosed, postage-paid envelope so that your shares can be voted at the Triple S special shareholders meeting in accordance with your instructions on the proxy card. You may also vote in person at the Triple S special shareholders meeting. If your shares are held in "street name" by your broker or bank, you should instruct your broker or bank as to how to vote your shares at the meeting.

Q. May I change my vote?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated signed written notice of revocation or proxy card before the Triple S special shareholders meeting or by voting in person at the Triple S meeting. Your attendance at the meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q. What will happen if I abstain from voting or fail to vote?

A. An abstention or failure to vote, including by failing to instruct your broker on how to vote your shares, will have the same effect as a vote against the merger.

Q. Should I send in my Triple S stock certificates now?

A. No. After we complete the merger, we will send you instructions explaining how to surrender your Triple S stock certificates in exchange for Eimo ADRs evidencing your Eimo ADSs.

Q. What do I do if my broker or plan administrator holds my shares in "street name" and I cannot mail them in?

A. In the event your Triple S shares are held in a "street name," your broker or bank will surrender the Triple S stock certificates held by it on your behalf after we complete the merger.

Q. Will a broker vote shares without instruction if shares are held in street name?

A. No. Shares held in street name for which specific instructions are not received will not be voted.

Q. When is the merger expected to be completed?

A. We are working as quickly as possible and expect to complete the merger before August 31, 2001. Nevertheless, we cannot predict the exact timing of the merger.

                                    SUMMARY

   You should read carefully this entire document and the additional documents referred to in this document to fully understand the merger. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies (see pages 80 and 100)

                                    Eimo Oyj
                                   Norokatu 5
                                FIN-15101 Lahti
                                    FINLAND
                      Telephone Number: 011 358 3 850 5430

   Eimo is a manufacturer of precision-engineered plastic parts for the mobile communications industry. Headquartered in Lahti, Finland, Eimo, together with its subsidiaries, employs approximately 900 people and has six production facilities, three in Finland, one in the Netherlands, one in Hungary and one in the People's Republic of China.

                            Triple S Plastics, Inc.
                             7950 Moorsbridge Road
                                   Suite 200
                            Portage, Michigan 49024
                                      USA
                         Telephone Number: 616-327-2225

   Triple S manufactures complex, highly engineered plastic parts and the molds to produce such parts. Triple S manufactures these parts and molds primarily for the telecommunications industry and other technology industries. Headquartered in Portage, Michigan, Triple S, together with its subsidiaries, employs approximately 750 full time employees and has manufacturing facilities in Texas, Michigan, New York, and Brazil.

The Merger (see page 29)

  Eimo and Triple S believe that the merger will create an international manufacturing company that will be better able to supply mobile telecommunications manufacturers with highly engineered precision plastic parts and related services and in the long term create a powerful platform for future growth.

   In the merger, a wholly-owned subsidiary of Eimo will merge into Triple S and, as a result, Triple S will become a wholly-owned subsidiary of Eimo. In the merger, in exchange for each share of Triple S common stock you own, you will receive 4.5 Eimo Series A shares in the form of American Depositary Shares. Eimo will assume Triple S's existing indebtedness and acquire its existing cash and cash equivalents at the time of the merger. At March 31, 2001, Triple S had total indebtedness of $10.3 million and cash and cash equivalents of $1 million.

   The Eimo Series A shares will be issued to you only in the form of American Depositary Shares, or ADSs. An Eimo ADS is an American Depositary Share that at the time of the merger will represent ten Eimo Series A shares, or such lesser number of Eimo Series A shares as Eimo may elect. The Eimo ADSs will be issued under the terms of a deposit agreement to allow Triple S shareholders who reside in the United States to more easily hold and trade interests in Eimo after the merger. Citibank, N.A. will be the depositary bank for the Eimo ADSs. As depositary bank, Citibank will issue the Eimo ADSs to you and hold the Eimo Series A shares represented by the ADSs on your behalf in a safekeeping account with a custodian bank in Finland that Citibank chooses. The Eimo ADSs will be evidenced by American Depositary Receipts, or ADRs. ADRs are certificates similar to stock certificates and, after the merger, will represent your Eimo Series A shares. The Eimo ADSs issued to you will be subject to certain restrictions under the deposit agreement. For a description of the Eimo ADSs, see "Description of Eimo American Depositary Shares."

   Based on the U.S. dollar equivalent trading price of $1.20 per Eimo Series A share on July 11, 2001, the latest practicable trading day for which information was available prior to the date of this document, the 4.5 Eimo Series A shares to be received upon the surrender of each share of Triple S common stock in the merger would have a U.S. dollar value of approximately $5.39 at the time of the merger, using the euro to U.S. dollar conversion rate of (Euro)1.0 to $0.8611 on that date. You should note, however, that the value of the Eimo Series A shares you receive in the merger upon the surrender of your Triple S shares will be higher or lower than the $5.39 value to the extent that (1) the trading price of the Eimo Series A shares at the time of the merger is higher or lower than the trading price on July 11, 2001 and (2) the euro to U.S. dollar conversion rate at the time of the merger is higher or lower than the conversion rate on July 11, 2001.

   In addition, assuming that (1) 4,019,352 shares of Triple S are outstanding at the time of the merger, and (2) 473,200 additional shares of Triple S are outstanding at the time of the merger as a result of the exercise of all outstanding Triple S options prior to the merger, then the number of Eimo Series A shares that Eimo will issue to Triple S shareholders in the merger will be 20,216,484, which will represent approximately 30% of the Eimo Series A shares outstanding immediately after the merger.

   Eimo will not issue fractional shares in the merger, and the depositary bank will not issue fractional Eimo ADSs. As a result, each Triple S shareholder that otherwise would receive a fractional Eimo ADS in the merger will instead receive a cash payment equal to (1) the fraction of an Eimo ADS that such shareholder otherwise would have received in the merger, multiplied by (2) $1.75, multiplied by (3) ten or such other number of Eimo Series A shares represented at the time of the merger by a single Eimo ADS. No interest will be paid on the cash paid in the merger in lieu of issuing fractional Eimo ADSs or on any dividends or distributions declared or paid on the Eimo ADSs issued in the merger.

Unanimous Recommendation of the Triple S Board of Directors (see page 34)

   On May 24, 2001, after careful consideration, the Triple S board of directors unanimously determined the merger to be fair to you and in your best interests. The Triple S board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" approval of the merger agreement.

Opinion of Triple S's Financial Advisor (see page 37)

   Pacific Crest Securities Inc. has delivered its written opinion to the Triple S board of directors that, as of the date of its opinion, the merger consideration to be received by the holders of Triple S shares was fair from a financial point of view to those holders.

   The full text of the written opinion of Pacific Crest, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is contained in Annex B. Pacific Crest provided its opinion for the information and assistance of the Triple S board of directors in connection with its consideration of the merger. The opinion of Pacific Crest is not a recommendation as to how you should vote with respect to the merger agreement. We urge you to read the opinion in its entirety.

No Appraisal Rights (see page 27)

   Under Michigan law, you will not have the right to demand an appraisal of the value of your Triple S shares in connection with the merger.

U.S. Federal Income Tax Consequences (see page 52)

   Schiff Hardin & Waite, counsel to Triple S, issued an opinion to Triple S on July 13, 2001 that, on the basis of the facts, representations and assumptions set forth in the opinion:

  .  the merger will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code; and

  . U.S. Holders who exchange Triple S shares for Eimo ADSs will not recognize any gain or loss other then in respect of cash received in lieu of a fractional Eimo ADS, except for any of such shareholders who will own, actually or constructively, five percent or more of Eimo, whether in the form of Eimo ADSs or Eimo Series A shares, by vote or value immediately after the merger, the tax consequences for whom are described in "U.S. Federal Income Tax Consequences of the Merger -- Five Percent Holders" beginning on page 53.

   We urge you to consult your own tax advisor about your personal tax situation to be certain of the U.S. federal income tax consequences applicable to you.

Liquidity and Registration Rights Agreement (see pages 44, 45 and page 67)

   As a condition to the merger, Eimo and Messrs. Schauer, Canavan and Valentine, and Messrs. J. Paananen, E. Paananen, T. Paananen and Ms. Jukko, will enter into a liquidity and registration rights agreement at closing, which agreement is designed to facilitate the ability of Messrs Schauer, Canavan and Valentine to reduce or dispose of their interest in Eimo should they so desire.

Interests of Members of the Triple S Board of Directors and Management (see page 44)

   When considering the recommendation of the Triple S board of directors, you should be aware that Triple S's directors and officers may have interests in the merger that are different from, or are in addition to, yours. In particular:

  .  Daniel B. Canavan, Chairman of the Triple S board of directors, and Evan
     C. Harter, an outside director of Triple S, will each become a director of Eimo at the time of the merger;

  . As a result of the merger, all Triple S stock options held by Triple S outside directors will immediately vest and become exercisable ten days prior to the effective time of the merger;

  . Triple S's directors and officers will be entitled to the continuation of insurance coverage and indemnification after the merger with respect to acts and omissions in their capacities as directors and officers of Triple S prior to the merger;

  . Evan C. Harter, an outside director of Triple S, agreed to assist Triple S in pursuing strategic alternatives, including the negotiation and consummation of the merger, in return for $20,000 per month compensation which commenced April 1, 2000 and continues until the merger is completed;

  . Messrs. Schauer, Canavan and Valentine, each of whom is a director and senior executive of Triple S, will become parties to a liquidity and registration rights agreement whereby they will be granted certain rights to include the Eimo ADSs they receive in the merger in any registration statement for equity securities filed by Eimo with the SEC with certain limited exceptions, as well as co-sale rights in connection with non-U.S. transactions; and

  . In connection with the execution of the merger agreement, Mr. Schauer entered into an employment agreement with Triple S which will become effective upon completion of the merger.

Comparison of Rights of Holders of Triple S's Common Stock with Rights of Holders of Eimo Series A Shares (see page 161)

   As a result of the merger, you will receive Eimo ADSs following the surrender of your Triple S shares after the merger. Each Eimo ADS will represent ten Eimo Series A shares. There are numerous differences between the rights of a shareholder of Triple S, a Michigan corporation, and the rights of a holder of Eimo ADSs representing Series A shares of Eimo, a Finnish corporation. For a discussion of some of these differences, see "Comparison of Rights of Triple S Shareholders and Eimo Shareholders," "Description of Eimo Series A Shares" and "Description of Eimo American Depositary Shares."

Conditions to the Merger (see page 61)

   Eimo's and Triple S's respective obligations to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

  . Approval of the merger by the requisite vote of the shareholders of Triple S and Eimo;

  . All regulatory approvals and all other consents, approvals and declarations and authorizations of other governmental entities shall have been obtained, except for those which would not have a material adverse effect as such term is defined in the merger agreement;

  . No law, judgment or order having been enacted or entered, and no injunction having been issued, by a governmental entity that restrains, enjoins or otherwise prohibits the completion of the merger;

  . The Eimo Series A shares to be issued in the merger having been authorized for listing on the Helsinki Stock Exchange;

  . The Eimo ADSs representing the Eimo Series A shares having been authorized for listing on the NASDAQ National Market; and

  . Schiff Hardin & Waite, counsel to Triple S, shall have issued another opinion prior to the completion of the merger that the merger will generally be tax free to Triple S shareholders.

   All of the foregoing conditions are waivable under the terms of the merger agreement, without the further consent of the shareholders of either Eimo or Triple S, subject to applicable laws.

   In particular, under the terms of the merger agreement, Triple S may waive the condition that it receive Schiff Hardin & Waite's closing tax opinion. However, Triple S does not currently intend to waive the condition, and, in any event, will not waive the condition without first:

    -- revising and recirculating the proxy statement/prospectus to indicate that it has waived the condition; and

    -- resoliciting the vote of Triple S's shareholders.

Termination of the Merger Agreement (see page 63)

   The merger agreement may be terminated at any time before the closing in any of the following ways:

  .  by mutual written consent

  .  by Eimo or Triple S, if:

    -- the merger is not completed by February 28, 2002, provided that neither Eimo nor Triple S may terminate the merger agreement if the failure to complete the merger by that date is caused by the failure of the company seeking termination to fulfill its obligations under the merger agreement; or

    -- a governmental authority issues a final non-appealable order or injunction that prohibits the completion of the merger, and Eimo and Triple S shall have used reasonable best efforts to prevent such order or injunction from being issued; or

    -- the other party breaches, in any material respect, any of its representations, warranties or covenants contained in the merger agreement, which, unless cured within 30 days following written notice of breach from the non-breaching party, would result in conditions to the merger not being satisfied, and which breach has not been waived by the non-breaching party; or

    -- the other party willfully and materially breaches its obligations described under "Summary of the Merger Agreement--Offers for Alternative Transactions" beginning on page 59; or

    -- approval of the merger agreement by the shareholders of the other party shall not have been obtained.

  . by Eimo if Eimo receives an offer to engage in a merger, consolidation or similar transaction or to purchase all or substantially all of Eimo's shares or assets which further satisfies the conditions described under "Summary of the Merger Agreement--Offers for Alternative Transactions" to which Triple S objects; provided, that, Eimo pays the fees and expenses described below under "--Termination Payments" and under "Summary of the Merger Agreement--Termination Payments" on page 64.

  . by Triple S, if Triple S receives an offer to engage in a merger, consolidation or similar transaction or to purchase all or substantially all of Triple S's shares or assets which satisfies the conditions described under "Summary of the Merger Agreement--Offers for Alternative Transactions" and Eimo and Triple S are unable to negotiate adjusted terms for the merger within five business days after the receipt of such offer which would enable Triple S to proceed with the merger; provided that, Triple S pays the fees and expenses described below under "-- Termination Payments" and under "Summary of the Merger Agreement-- Termination Payments" on page 64.

Termination Payments (see page 64)

 Termination Fees Payable

   The terminating party shall pay the non-terminating party a termination fee of $1.4 million and reimburse the non-terminating party for up to $1 million of expenses incurred in connection with the merger, if:

  . The terminating party terminates the merger agreement pursuant to any of the termination rights described above under "Termination of the Merger Agreement." Notwithstanding the foregoing, in the event of a non-willful breach by the terminating party of its representations, warranties or covenants giving rise to the termination right as described above, the terminating party shall only be required to reimburse the non-terminating party for its expenses up to $1 million.

  . The terminating party terminates the merger agreement in connection with a merger, consolidation, or similar transaction or a purchase of all or substantially all of the shares or assets of the terminating party as described under "Summary of the Merger Agreement--Offers for Alternative Transactions."

  Additionally, if the terminating party terminates the merger agreement and consummates a merger, consolidation or similar transaction, or all or substantially all of the shares or assets of the terminating party are purchased within one year following its termination of the merger agreement as described under "Summary of the Merger Agreement--Offers for Alternative Transactions," the terminating party must pay an additional $0.8 million to the non-terminating party.

Accounting Treatment (see page 46)

   Eimo will account for the merger as a purchase under Finnish Accounting Standards in accordance with Interpretation No. 1591/1999 by the Finnish Accounting Board which makes the recording of goodwill optional. As a result, Eimo will not record goodwill in connection with the merger under Finnish Accounting Standards. Eimo will account for the merger as a purchase for U.S. Generally Accepted Accounting Principles purposes in accordance with APB Opinion No. 16, "Business Combinations." See the "Unaudited Pro Forma Combined Financial Information" beginning on page 73.

Listing of Eimo ADSs and Series A Shares (see page 48)

   Eimo has applied to list the Eimo ADSs you receive in the merger on the NASDAQ National Market System and anticipates that the Eimo ADS will trade there under the symbol "EIMO." Eimo Series A shares are traded under the symbol "EIMAV" on the main market of the Helsinki Stock Exchange. Eimo Series A shares underlying the Eimo ADSs will be admitted to trading on the Helsinki Stock Exchange under the same symbol as additional listed shares.

Comparative Market Price Information

   The following table presents per share closing market prices as reported on the NASDAQ National Market for Triple S common stock and the closing price for the Eimo Series A shares on the Helsinki Stock Exchange on:

  . May 23, 2001, the last trading day on the Helsinki Stock Exchange for Eimo shares, and May 24, 2001, the last trading day on the NASDAQ for Triple S shares, prior to any public announcement of the reinstatement of the merger agreement; and

  . July 11, 2001, the latest practicable date for which information was available prior to the date of this document.
The table also presents implied equivalent per share market values for the Triple S shares on each of those dates by multiplying (1) the price per Eimo Series A share by (2) the exchange ratio by (3) the closing price of the Eimo Series A shares on that day, converted into U.S. dollars at the currency exchange rate for that day published by the Bank of Finland. You should read the information presented below in conjunction with the "Market Price and Dividend Information" beginning on page 68.

   We urge you to obtain current market quotations for the Triple S shares and the Eimo Series A shares before making a decision with respect to the merger.

                                     Eimo          Triple S   Implied value per
                             Series A share price share price  Triple S share
                             -------------------- ----------- -----------------
      May 23/24, 2001.......      (Euro)2.11         $7.20          $8.39
      July 11, 2001.........      (Euro)1.39         $5.49          $5.39

Currencies and Exchange Rates

   References in this document to "dollars," "$" or "USD" are to the official currency of the United States and references to "euros," "EUR" or "(Euro)" are to the official currency of the European Union's Economic and Monetary Union. References to "Finnish markka" or "FIM," when used with respect to any time or period before January 1, 1999 are to the official currency of the Republic of Finland and, when used with respect to any time or period after January 1, 1999 are to the sub-unit of the euro.

   Solely for your convenience, this proxy statement/prospectus contains translations of selected euro amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the euro amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

   In this proxy statement/prospectus, unless otherwise stated, euros have been translated, solely for your convenience, into U.S. dollars at a rate of $0.8832 per euro, the closing exchange rate as reported by the Bank of Finland on March 31, 2001. On July 11, 2001, the latest practicable date for which exchange rate information was available before the date of this proxy statement/prospectus, the closing exchange rate in Finland as reported by the Bank of Finland was $0.8611 per euro.

   The period end, average and range of high and low U.S. dollar/euro exchange rates for the years 1996 through 2000 and for specified periods during the year 2001 through the most recent practicable date are presented in the section entitled "Currency and Exchange Rate Information" beginning on page 71.

Comparative Historical and Pro Forma per Share Data

   The following tables present unaudited historical and pro forma per share data that give effect to the completion of the merger based upon the historical financial statements of Triple S and Eimo. The pro forma data is not indicative of the results of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods presented. You should read the data presented below together with the historical consolidated financial statements, including applicable Notes, of Eimo, which are included in this document beginning on page F-1, and of Triple S, which are included in this document beginning on page F-34.

   Historical figures for Eimo and Triple S are for the fiscal years ended December 31, 2000 and March 31, 2001, respectively, and for the three month periods ended March 31, 2001. For a description of the basis used in calculating historical and pro forma data in the following two tables, see "-- Selected Unaudited Pro Forma Combined Financial Information, Basis of Presentation" on page 13 of this document.

   The pro forma per share data is based on 17,163,761 Eimo Series A shares assumed to be issued in the merger, based upon 3,814,169 Triple S shares outstanding on March 31, 2001 multiplied by the exchange ratio of 4.5. Solely for your convenience, Eimo pro forma amounts have been translated into U.S. dollars at the exchange rates of (Euro)1.00=$0.8832, the closing rate at March 31, 2001.

   The tables include historical and pro forma dividend information. For a description of Eimo's ability to declare future dividends, see "Description of Eimo Series A Shares--Dividends and Other Distributions" on page 144 of this document.

                                                              Equivalent Per
                                     Historical                  Share(1)
                         ----------------------------------- -----------------     Pro Forma
                               Eimo            Triple S          Triple S          Combined
                         As of and for the As of and for the As of and for the As of and for the
                         fiscal year ended fiscal year ended fiscal year ended fiscal year ended
                         December 31, 2000  March 31, 2001    March 31, 2001   December 31, 2000
                         ----------------- ----------------- ----------------- ------------------
                              (Euro)               $                 $          (Euro)      $
                                                                                  (unaudited)
Amounts under U.S.
 Generally Accepted
 Accounting Principles
Earnings per share
 Basic..................       0.18               1.29             0.29             0.26     0.23
 Diluted................       0.18               1.08             0.24             0.24     0.21
Dividends...............       0.25                --               --               --       --
Book value..............       1.17              10.27             2.28              --       --

--------
(1) Equivalent per share data for Triple S, based on the exchange ratio of 4.5 Eimo Series A shares per Triple S share.

                                                                 Equivalent Per
                                      Historical                    Share(1)          Pro Forma
                         ------------------------------------- ------------------      Combined
                                Eimo             Triple S           Triple S      As of and for the
                         As of and for the  As of and for the  As of and for the  three months ended
                         three months ended three months ended three months ended     March 31,
                           March 31, 2001     March 31, 2001     March 31, 2001          2001
                         ------------------ ------------------ ------------------ ---------------------
                               (Euro)               $                  $           (Euro)        $
                                                                                     (unaudited)
Amounts under U.S.
 Generally Accepted
 Accounting Principles
Earnings (loss) per
 share
 Basic..................       (0.02)             (0.36)             (0.08)           (0.01)      (0.01)
 Diluted................       (0.02)             (0.36)             (0.08)           (0.01)      (0.01)
Dividends...............         --                 --                 --               --          --
Book value..............        1.19              10.27               2.28              --          --

--------
(1) Equivalent per share data for Triple S, based on the exchange ratio of 4.5 Eimo Series A shares per Triple S share.

Selected Historical Financial Data

   The following tables set forth:

  . selected audited historical financial data for Eimo for each of the last five fiscal years ended December 31, 2000, which has been derived from, and should be read in conjunction with, Eimo's audited consolidated financial statements, including those financial statements included in this document beginning on page F-1;

  . selected unaudited historical financial data for Eimo for the three months ended March 31, 2000 and 2001, which has been derived from, and should be read in conjunction with, Eimo's unaudited consolidated financial statements included in this document beginning on page F-3; and

  . selected audited historical financial data for Triple S for each of the last five fiscal years ended March 31, 2001, which has been derived from, and should be read in conjunction with, Triple S's audited consolidated financial statements, including those financial statements included in this document beginning on page F-34.

   The unaudited Eimo consolidated financial data reflects, in the opinion of Eimo's management, all normal recurring adjustments considered necessary by Eimo for a fair presentation of such results. Eimo's results of operations for its three month period ended March 31, 2001 are not necessarily indicative of the results which may be expected for its full fiscal year.

   All balances prior to January 1, 1999 have been restated from Finnish markka into euros using the conversion rate as of January 1, 1999. See Note 1 to the Eimo consolidated financial statements.

   Per share amounts for Eimo for 1999 and prior years have been restated to reflect Eimo's one hundred-for-one and four-for-one stock splits effected on February 22, 1999 and April 12, 2000, respectively.

   Eimo reports in accordance with Finnish Accounting Standards and Triple S reports in accordance with U.S. Generally Accepted Accounting Principles. The significant differences between Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles that are relevant to Eimo's consolidated financial statements are discussed in Note 17 to Eimo's historical consolidated financial statements.

 Eimo

                                                                         As of and for the
                             As of and for the fiscal year ended         three months ended
                                         December 31,                        March 31,
                         --------------------------------------------- -----------------------
                         1996(1)  1997(1)  1998   1999   2000    2000   2000   2001     2001
                         -------  ------- ------ ------ ------- ------ ------ -------  -------
                         (Euro)   (Euro)  (Euro) (Euro) (Euro)    $    (Euro) (Euro)      $
                            (in thousands, except per share data)           (unaudited)
Finnish Accounting
 Standards
Sales................... 18,129   22,353  59,630 78,011 105,530 93,204 18,958  26,954   23,806
Net profit (losses).....   (542)   1,160  10,398 13,583   8,779  7,754  1,997    (352)    (311)
Earnings (loss) per
 share--basic...........  (0.01)    0.03    0.22   0.29    0.19   0.17   0.04   (0.01)   (0.01)
Earnings (loss) per
 share--diluted.........  (0.01)    0.03    0.22   0.29    0.19   0.17   0.04   (0.01)   (0.01)
Total assets............ 21,945   26,762  45,939 71,146 102,065 90,146 75,636 110,064   97,209
Long-term debt..........  9,636    8,025  10,289    157  16,107 14,226    216  26,654   23,541
Dividends per share.....   0.00     0.00    0.03   0.25    0.07   0.06    --      --       --


U.S. Generally Accepted
 Accounting Principles
Net sales...............                  59,630 78,011 105,530 93,204 18,958  26,954   23,806
Net income..............                  10,660 14,295   8,526  7,530  2,000   1,056      933
Earnings per share--
 basic..................                    0.27   0.32    0.18   0.16   0.04    0.02     0.02
 diluted................                    0.27   0.32    0.18   0.16   0.04    0.02     0.02
Total assets............                  50,295 75,453 106,546 94,101 80,286 116,440  102,840
Long-term debt..........                  10,289    157   7,401  6,536    216  17,366   15,337
Dividends per share.....                     --    0.03    0.25   0.22    --      --       --

--------
(1) The historical financial data as of and for the years ended December 31, 1996 and 1997 include the consolidated financial position and consolidated results of operations solely for Eimo's injection molding business, as described in Note 1 to Eimo's consolidated financial statements.

 Triple S

                                           As of and for the fiscal year ended
                                                        March 31,
                                           ------------------------------------
                                            1997   1998   1999    2000   2001
                                           ------ ------ ------  ------ -------
                                            (U.S. $ in thousands, except per
                                                       share data)
U.S. Generally Accepted
 Accounting Principles
Net sales................................. 64,608 67,414 67,772  95,102 155,168
Net income (loss).........................  1,329  1,597 (1,052)  2,771   4,860
Earnings (loss) per share--basic..........   0.36   0.43  (0.28)   0.74    1.29
Earnings (loss) per share--diluted........   0.36   0.43  (0.28)   0.66    1.08
Total assets.............................. 48,870 50,030 50,809  51,486  67,255
Long-term debt............................  7,251  6,603  6,862   4,618   7,706
Dividends per share.......................    --     --     --      --      --

Selected Unaudited Pro Forma Combined Financial Information

   We are providing the following pro forma combined financial information to give you a better understanding of what the results of operations and financial position of Eimo might have looked like had the merger occurred on an earlier date. This information is provided for illustrative purposes only and does not show what the results of operations or financial position of Eimo would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what Eimo's future operating results or combined financial position will be.

   Please see "Unaudited Pro Forma Combined Financial Information" beginning on page 73 for a more detailed explanation of this analysis.

 Basis of Presentation

   The unaudited pro forma combined financial information gives pro forma effect to the merger, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma combined financial information. Eimo will account for the merger as a purchase under both Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles. The pro forma presentation reflects U.S. Generally Accepted Accounting Principles purchase accounting. The unaudited pro forma combined balance sheet at March 31, 2001 gives effect to the merger as if the transaction had occurred on March 31, 2001. The unaudited pro forma combined income statement for the year ended December 31, 2000 gives effect to the merger as if the transaction had occurred on January 1, 2000.

   The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of Eimo and Triple S, which are prepared in accordance with the Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles, respectively. The consolidated historical financial statement information of Eimo for the year ended December 31, 2000 was derived from the audited financial statements of Eimo which are included in this document. The consolidated historical balance sheet information of Triple S was derived from the audited financial statements of Triple S as of March 31, 2001. The consolidated historical income statement information of Triple S for the twelve months ended December 31, 2000 was derived by adding the unaudited income statement information of Triple S for the nine months ended December 31, 2000 to the unaudited income statement information of Triple S for the three months ended March 31, 2000. The unaudited income statement information of Triple S for the three months ended March 31, 2000 was derived by subtracting the unaudited income statement information of Triple S for the nine months ended December 31, 1999 from the audited income statement information of Triple S for the fiscal year ended March 31, 2000.

   The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of Eimo and Triple S, which are prepared in accordance with Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles, respectively. The consolidated historical financial statement data of Eimo as of and for the three month period ended March 31, 2001 is derived from the unaudited financial statements of Eimo which are included in this document. The consolidated historical balance sheets of Triple S were derived from the audited financial statements as of March 31, 2001 which are included in this document. The consolidated historical income statements of Triple S for the three month calendar period ended March 31, 2001 were derived by subtracting the unaudited income statement information of Triple S for the nine months ended December 31, 2000 from the audited income statement information of Triple S for the year ended March 31, 2001.

   Finnish Accounting Standards differ in several respects from U.S. Generally Accepted Accounting Principles. The unaudited pro forma financial information for Eimo has been adjusted to U.S. Generally Accepted Accounting Principles for all periods presented. Note 17 to Eimo's 2000 audited historical consolidated financial statements provides a description of the principal differences between Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles as applied to Eimo.

 Selected Unaudited Pro Forma Combined Financial Statement Data

                                      For the          As of and for the
                                 fiscal year ended three-month period ended
                                 December 31, 2000      March 31, 2001
                                 ----------------- --------------------------
                                  (Euro)     $        (Euro)          $
                                    (in thousands, except per share data)
Net sales.......................  259,977  229,611       67,180        59,334
Net income (loss)...............   16,376   14,463         (428)         (378)
Earnings (loss) per share--
 basic..........................     0.26     0.23        (0.01)        (0.01)
Earnings (loss) per share--
 diluted........................     0.24     0.21        (0.01)        (0.01)
Total assets....................      --       --       194,226       171,541
Long-term debt..................      --       --        25,820        23,437

                                  RISK FACTORS

   In addition to the other information contained in this document, you should consider carefully the following factors in evaluating the merger agreement and Eimo and its business.

Risk Factors Relating to the Merger

 If we do not achieve the expected benefits from the merger, the earnings of the combined company will suffer and the value of the Eimo ADSs may be adversely affected.

   We expect that the merger will result in revenue enhancement and other benefits to the combined company. We also expect to realize the benefits we describe below under "The Merger--Eimo's Reasons for the Merger" on page 35 of this document. However, the merger involves the integration of two companies that have previously operated independently and have geographically dispersed operations. As a result, the merger will present challenges to management, including:

  . the integration of the operations, technologies and personnel of Triple S and Eimo, and

  .  special risks, including

    -- possible unanticipated liabilities,

    -- unanticipated costs, diversion of management attention, and

    -- loss of personnel

   Eimo may not be able to successfully integrate or profitably manage Triple S's business. Following the merger, the business of the combined company may not achieve, or achieve as quickly as anticipated, expected sales levels, profitability or cost savings, and the merger may not be accretive to earnings in any future periods. If the expected benefits are not realized, it could have a material adverse effect on the combined company's earnings and the value of the Eimo ADSs.

 You are being offered a fixed number of Eimo Series A shares for each share of Triple S common stock you surrender in the merger, which exposes you to the risk of market fluctuation.

   You are being offered a fixed number of Eimo Series A shares in the merger, rather than a number of Eimo Series A shares with a fixed market value. Consequently, the market value of the Eimo ADSs, in which form the Eimo Series A shares will be issued, may decrease significantly between the time of the proxy statement/prospectus, the date of the Triple S special meeting and the time of the completion of the merger. The market value of the Eimo ADSs to be issued to you in the merger may thereafter fluctuate significantly from the values indicated in this proxy statement/prospectus.

   The value of the Eimo ADSs and the value of the underlying Eimo Series A shares to be issued in the merger will fluctuate and will depend on, among other things, the market price of the Eimo Series A shares, currency exchange rates and the exchange ratio for the merger as specified in the merger agreement. The market price of the Eimo ADSs and the underlying Eimo Series A shares to be issued in the merger may vary as a result of, among other things, changes in the business, operations or prospects of Eimo or Triple S or market assessments of the impact of the merger. In addition, the stock markets have recently experienced significant price and volume fluctuations, which could have an adverse effect on the trading price of Eimo Series A shares prior to the merger.

   In addition, the exchange of certificates evidencing your Triple S shares for Eimo ADRs evidencing the Eimo ADSs will not take place immediately upon completion of the merger. Thus, the value of the Eimo ADSs you receive in the merger may be lower or higher at the time you actually receive them, and become able to sell them, than at the time of the merger.

 The market price of the Triple S common stock may be subject to downward pressure for a period of time as a result of sales of Triple S common stock. Similarly, the market price of the Eimo ADSs and Eimo Series A shares after the merger may be subject to downward pressure for a period of time as a result of sales of Eimo ADSs by former Triple S shareholders.

   In connection with the merger, shareholders of Triple S may sell, prior to the merger, a significant number of shares of Triple S common stock, or, after the merger, the Eimo ADSs they will receive in the merger. Such sales could adversely affect the market price for the Triple S common stock prior to the merger and the market price for Eimo ADSs and Eimo Series A shares for a period of time after completion of the merger. Shareholders of Triple S who may sell shares in connection with the merger include:

  . such U.S. mutual funds, state pension funds and other investors who are not permitted to hold equity securities of non-U.S. companies; and

  . directors and officers of Triple S who hold Triple S common stock, stock issuable upon the exercise of currently vested options and stock issuable upon the exercise of options vesting upon, or in connection with, the completion of the merger. As of July 6, 2001, the last date for which this information is available, these persons held an aggregate of approximately 2,303,291 shares of Triple S common stock and options to acquire 427,200 shares of Triple S common stock. Assuming the merger is completed by September 30, 2001, approximately 390,200 of these options are expected to be fully vested and immediately exercisable upon the completion of the merger.

 Certain members of Triple S management have potential conflicts of interest in recommending that you vote for the approval of the merger.

   A number of directors of Triple S who have recommended that you vote in favor of the approval of the merger have entered into employment agreements or will receive benefits in connection with the merger that will provide them with interests in the merger that differ from yours. Following the completion of the merger, Daniel B. Canavan, Chairman of the Triple S board of directors and Evan
C. Harter, an outside director of Triple S, each will become directors of Eimo. In addition A. Christian Schauer, Chief Executive Officer and a director of Triple S has entered into an employment agreement with Triple S that will become effective upon the completion of the merger.

   The receipt of compensation or other benefits in the merger, including the vesting of stock options, or the receipt of liquidity and registration rights after completion of the merger, may influence these directors in making their recommendation that you vote in favor of the approval of the merger. See "The Merger--Interests of Certain Persons in the Merger" on page 44 of this document.

Risk Factors Relating to Ownership of Eimo ADSs

 The combined company will be dependent on certain key customers. The loss of one such customer, Nokia Mobile Phones, would have a material adverse effect on the combined company's results of operations and financial condition.

   Revenues for both Eimo and Triple S are dependent upon the expenditures of a small number of key customers, a number of which are common customers. Based on the pro forma financial statements contained in this proxy statement/prospectus, the largest customer of the combined company, Nokia Mobile Phones, would have accounted for approximately 70% of the combined company's revenues in calendar 2000 on a pro forma basis. We expect that this customer concentration both with Nokia and with the mobile communications industry will continue for the foreseeable future and may increase as the combined company focuses on providing services to the mobile communications industry.

   Our dependence on Nokia as our key customer may increase for several reasons:

  . as part of our business strategy, we expect to continue to focus on the mobile communications industry. While we will also seek business from other similar industries which provide opportunities for growth, such industries may not grow to the size of the mobile communications industry or at rate similar to such industry. We also may not be successful in our efforts in obtaining business from such other industries;

  . if Nokia gains market share from other mobile communications manufacturers and those gains are from our other customers, our sales concentration may be expected to increase; and

  . the mobile communications equipment industry appears to be consolidating which could result in a decision by one or more of our other mobile communications customers to leave the market.

   Our customer relationships are not based upon long term contracts, and our customers, including the principal customer of the combined company, may discontinue purchases of our products upon short notice.

   Nokia announced on February 2, 2001 that it will shift a portion of its mobile phone manufacturing from its facilities in Texas to its facilities in Korea and Mexico. In connection therewith, Nokia shifted production of most of the plastic injection-molded components for a significant existing program away from Triple S's Ft. Worth, Texas facility to facilities located outside of the United States run by other third party manufacturers. While Triple S was able to continue to manufacture certain of the components through its Brazilian joint venture, the loss of production of most of the components relating to the program is expected to have a significantly adverse impact on Triple S's results of operations in fiscal 2002. Eimo is, and the combined company will be, subject to the same risks of the loss of business on short notice, whether as a result of changes in the global demand for mobile phones or otherwise. See "Information about Triple S--Business" beginning on page 81 of this document.

   The future effect of the loss of certain business from the principle customer of Triple S on the combined company still are not entirely certain.

   The impact on the combined company of the loss of business by Triple S described above will be dependent on:

  . the extent to which production of mobile phones by the combined company's principal customer which is shifted to Korea and Mexico represents a net loss of existing sales;

  . the extent to which the types of phones, the production of which is shifted by the combined company's principal customer to Korea and Mexico, includes phones for which Triple S currently produces plastic parts;

  . the extent to which the combined company either continues or increases its role as a supplier to such customer's Korean and Mexican facilities; and

  . the impact of less rapid growth in the mobile communications market, in general, on production by the combined company's principal customer in Texas, Korea and Mexico and in the volume of orders awarded to the combined company.

 Eimo's success is dependent on continued growth in the mobile telecommunications markets, and its revenues will be reduced if there are reductions in such growth.

   The revenues of Eimo and Triple S are heavily dependent on customers in the mobile telecommunications industry. We expect that this will be true for the combined company for the foreseeable future. The mobile telecommunications industry has experienced a dramatic rate of growth both in the United States and internationally. If the rate of growth materially slows or if the combined company experiences negative growth, Eimo's business and results of operations could be adversely affected. Although sales of mobile phones and other mobile communications devices generally grew industry wide in 2000, the growth was less than anticipated both in published estimates by some of such companies and generally by industry analysts. Furthermore, recently reported results for many manufacturers of mobile communications equipment did not meet anticipated profit margins. Eimo has been subject to these industry wide trends in 2000 and the combined company will likewise be subject to such trends. Even if sales by Eimo's major customers remain strong, Eimo's results of operations may be less than Eimo's management anticipates if sales to other customers do not grow or grow slower than anticipated. Similarly, unfavorable market reaction to the mobile communications industry in general or the results of operations reported by Eimo's customers may cause a corresponding decline in the market price for Eimo securities.

 The slowdown in global demand for mobile phones may adversely affect our sales, profit as a percent of sales and profits per production unit.

   Published releases by Nokia, Motorola, Ericsson and industry analysts now estimate the global market for mobile phones in 2001 will be substantially less than has been previously estimated, even in recent months. See "Information about Eimo--Industry Trends and Business Prospects" beginning on page 116 of this proxy statement/prospectus. Estimates for the global market for 2001 by various telecommunications companies and analysts have decreased from high estimates for 2001 of 650 million phones to new low estimates of 380 million phones. Currently, Nokia estimates the global market will reflect very modest growth from 2000, for which Nokia estimates the global market for mobile phones was 405 million. The combined company's sales could be adversely affected by one or more of the following scenarios resulting from the slowdown in global demand, all of which could lead to lower sales and reduced profits for the combined company.

  . First, global sales of mobile phones could be less than expected and the sales impact could affect the combined company's customers and their sales orders to the combined company proportionately.

  . Second, the combined company's customers in the mobile communications industry might not gain market share or, even if they gain market share, such customers might order plastic parts from suppliers other than the combined company.

  . Third, the combined company's customers could outsource existing or new phone production to third party manufacturers who, in turn, either do not outsource the production of plastic parts or who might outsource such production to someone other than the combined company.

  . Fourth, one or more of the combined company's smaller mobile communications customers could choose to exit the mobile phone market entirely, resulting in a loss of sales.

  . Fifth, the combined company could be subject to continued sales and pricing pressure for one or more reasons, including customer attempts to lower costs or to gain market-share, excess inventory held by manufacturers and retailers of mobile phones or continued excess production capacity, especially in Europe. One or more of these factors could adversely affect the combined company's sales through lost or lower sales or result in lower margins or lower profits per production unit.

  . Sixth, lower sales could adversely affect production efficiencies leading to increased unit product costs due to the absence of economies of scale and the spreading of fixed costs over a lower total base of sales, resulting in lower margins and profits. The profitability of the combined company's operations will continue to be significantly sensitive to changes in production volume.

 Our sales could be adversely affected by low replacement rates for mobile phones.

   One of the factors affecting the sales of mobile communications devices and, hence, the sale of plastic parts for those devices, is the rate at which consumers replace their existing mobile phones with new mobile phones. The replacement rate is especially important in markets where a substantial number of people already own mobile phones, such as Europe and, to a lesser extent, the United States. Historically, the primary factors behind the sales of replacement mobile phones have been functional and technological upgrades, such as smaller, more light weight phones with longer battery lives and, to a lesser extent, styling and other similar aesthetic considerations. The percentage of historical global sales of mobile phones attributable to sales of replacement phones is unknown and estimates by manufacturers and industry analysts vary with respect to the percentage of total global sales attributable to sales of replacement phones. For calendar 2000, Nokia estimated that sales of replacement phones constituted 40% of its estimate of total global sales of mobile phones. Estimates for replacement rates published by manufacturers such as Nokia and Motorola and by industry analysts vary substantially from 38% to 50% for 2001, and Eimo is unable to predict what the actual rate will ultimately be either for 2001 or afterward. Lower sales could have a material adverse effect on our results of operations or financial condition. See "Information about Eimo--Industry Trends and Business Prospects" beginning on page 116 of this proxy statement/prospectus.

   Delays in the adoption of a single next generation global communications standard for mobile phones, as well as delays in the development and production of mobile phones employing a next generation data processing technology, which would give users the ability to easily receive and send data, in addition to voice transmissions, could result in decreases in anticipated replacement rates of mobile phones which, in turn, would lead to lower sales by the combined company.

   Additionally, consumer demand for a single global communications standard and especially for data transmission may be less than it is generally believed to be, either globally or in one or more significant markets. In such event, estimates for replacement rates could prove to be too high and sales of mobile phones and plastic parts for those phones could decrease.

 Eimo's growth strategy depends in part on making successful acquisitions or mergers and the failure to make successful acquisitions or mergers could have a negative impact on its competitiveness. Additional acquisitions may expose Eimo to new liabilities.

   As part of its strategy, Eimo will seek further growth through acquisitions of, or mergers with, other companies engaged in the same or similar lines of business to stay competitive with its increasingly larger competitors or to enhance its position in its core areas of operation. This strategy entails risks that could negatively affect Eimo's results of operations or financial condition. These risks include:

  . unidentified liabilities of the companies Eimo may acquire or merge with;

  . the possible inability to successfully integrate and manage acquired operations and personnel;

  . the potential failure to achieve the economies of scale or synergies sought; and

  . the diversion of management's attention away from other ongoing business concerns.

   In addition, Eimo may not be able to identify attractive acquisition or merger opportunities and might not be able to make acquisitions or mergers on attractive terms. Regulation of merger and acquisition activity by the European Union, the United States or other countries might also limit Eimo's ability to make future acquisitions or enter into mergers. Eimo might also be required to record significant amortization expenses related to goodwill or other intangible assets in connection with possible future acquisitions.

 Significant capital investments may be necessary to achieve Eimo's growth plans, which may reduce earnings and negatively affect the value of your Eimo ADSs.

   Eimo's growth plans may require significant capital investments, in particular, in relation to any major acquisitions that Eimo may undertake in the future. Eimo's ability to meet these capital requirements depends on numerous factors such as the availability of funds from operations and access to additional debt and equity financing. No assurance can be given that the necessary funds will be available. Moreover, incurrence of additional debt financing may involve restrictive covenants that could negatively affect Eimo's ability to operate the combined business in the desired manner, and raising additional equity may be dilutive to shareholders. The failure to obtain funds necessary for the realization of Eimo's growth plans could prevent Eimo from realizing its growth strategy and, in particular, could force Eimo to forgo acquisition opportunities that may arise in the future. This could, in turn, have a negative impact on Eimo's competitive position.

 Eimo must keep pace with rapid technological change, market conditions and industry developments to maintain or grow its revenues.

   The product markets of Eimo's customers are characterized by rapid change and technological improvements. Eimo's future success will depend in part on its ability to enhance its current product offerings to keep pace with technological developments and to address increasingly sophisticated customer needs. Eimo may not be successful in developing and marketing in a timely manner products that respond to the technological advances by others, and Eimo's products may not adequately or competitively address the needs of the changing marketplace.

 Eimo's operating results may suffer because of competition in the precision plastics industry.

   The precision plastics industry is highly competitive and is served by numerous companies. Some of these competitors may have equal or significantly greater financial, technical and marketing resources, generate greater revenues and have greater name recognition and international experience than Eimo. Eimo believes that the principal competitive factors in its market include integrated operations, short lead-time mold delivery, product quality, pricing and expertise in new and evolving technologies. Eimo may not be able to compete effectively on these or other bases, and, as a result, Eimo may not be able to maintain its current customer relationships or develop new customer relationships.

 Eimo may not be able to hire or retain a sufficient number of qualified personnel to sustain its growth.

   Eimo's future success will depend on its ability to attract and retain additional highly skilled technical personnel. Highly skilled employees in both Europe and the United States are in great demand. Competition for such personnel is intense, and Eimo may be unable to attract sufficiently qualified individuals in adequate numbers to meet the demand for its services. An inability to hire an adequate number of individuals could limit Eimo's ability to take on additional projects.

 Exchange rate fluctuations may have a significant adverse impact on Eimo's financial results.

   As a consequence of the increasing internationalization of its business, Eimo from time to time will be exposed to risks associated with changes in foreign currency exchange rates which may have an adverse effect upon Eimo's financial condition and operating results. Currency risk exposure will primarily affect Eimo's operations to the extent its sales or capital expenditures are denominated in currencies other than those in which Eimo incurs manufacturing costs. A significant portion of the sales of the combined company will be denominated in currencies other than the euro, consisting primarily of the U.S. dollar. Certain production machinery and components historically have been sourced and may be expected to continue to be sourced under contracts denominated in currencies other than the euro, especially in Japanese yen and, accordingly, are subject to currency exchange risks. In addition, Eimo's reported earnings may be affected by fluctuations between the euro, its reporting currency from the beginning of 1999, and the non-euro currencies in which Eimo's various subsidiaries, including Triple S after the merger, report their results of operations when results of operations are translated into euros. In addition, appreciation of the euro compared with the U.S. dollar would reduce the competitiveness of the products Eimo produces in Europe against imports from the United States. The increased competition could lead to lower sales and earnings. Furthermore, the euro value of Eimo's sales and earnings in U.S. dollars would be reduced. As a result, currency exchange rate fluctuations between the euro and other currencies, such as the U.S. dollar, may have a material adverse effect upon Eimo's financial condition or results of operations in the future.

 Eimo may face high costs for compliance with and clean-up under environmental laws and regulations, which would reduce profit margins and earnings.

   Eimo is subject to various environmental laws and regulations in the jurisdictions in which it operates, governing, among other things, different forms of production discharges and emissions. The risk of substantial environmental costs and liabilities is inherent in industrial operations, including the plastic parts industry. Eimo could incur significant costs and liabilities in the future including those resulting from the adoption of increasingly strict environmental laws, regulations and enforcement policies which might result in substantially increased costs and liabilities in the future. Higher regulatory, environmental and similar costs would reduce Eimo's profit margins and earnings. Eimo does not have insurance coverage for environmental liabilities and does not anticipate obtaining coverage in the future.

 Power shortages in Brazil could curtail or shut down production at the combined company's Brazilian operations.

   In response to a shortage of electrical power, Brazil has ordered a ban on new connections to the national power grid and an immediate reduction of 25% in electrical consumption by companies and other non-residential users of electricity. Violators face termination of their electrical service and fines.

   The current power shortage in Brazil is partly caused by a two-year drought. More than 90% of Brazil's electricity is generated from hydroelectric dams and water reserves which are not sufficient to meet historical power requirements. The power shortage could adversely affect production at Brazilian operations for the combined company's customers or the combined company and could adversely affect the plans of the combined company to increase production in Brazil, all of which could have an adverse effect on the sales, results of operations or profitability of the combined company.

 The value of Eimo's investments in countries outside of Western Europe and North America may be adversely affected by political, economic and legal developments in these countries.

   Eimo has manufacturing operations in countries outside of Western Europe and North America, including Hungary and, the People's Republic of China and Triple S is expanding its operations into Brazil. The political, economic and legal systems in these countries may be less predictable than in countries with more developed institutional structures. Political or economic upheaval, changes in laws and other factors may have a material effect upon Eimo's operations in these countries and, in turn, the amount of income from, and the value of, the investments Eimo has made in relation to its operations in such countries. The more significant risks of operating in emerging market countries arise from the establishment or enforcement of foreign exchange restrictions, which could effectively prevent Eimo from receiving profits from, or from selling its investments in, these countries. Some of these countries in which Eimo operates have imposed foreign exchange controls in the recent past and it is possible that these controls could be reinstituted in the future.

 Eimo's business operations could be significantly disrupted if it loses members of its management team.

   Eimo believes that its success depends to a significant degree upon the continued contributions of its executive officers and other key personnel, both individually and as a group. Eimo's future performance will be substantially dependent on its ability to retain and motivate them. The loss of the services of any of Eimo's executive officers, particularly Heikki Marttinen, President and Chief Executive Officer of Eimo, could prevent the combined company from executing its business strategy.

 Eimo is a supplier of parts rather than end products. Accordingly, Eimo's success is dependent on the outsourcing by its customers of the design, engineering and manufacture of plastic parts for its current revenues and future growth.

   If existing outsourcing from Eimo's current customers was stopped, Eimo's business, including its results of operations and financial condition, would be adversely affected. Furthermore, Eimo's growth is dependent on the continued trend by original equipment manufacturers, particularly in the mobile telecommunications industry, to outsource their manufacturing needs for plastic and related parts. If original equipment manufacturers or companies providing them with assembled products were to perform more manufacturing services themselves, Eimo's revenues may decline and its business and results of operations would be harmed.

 Consumer preferences or technological advances could reduce the utilization of precision molded injection plastics by the mobile communications industry which would have an adverse effect on Eimo.

   As mobile phones become more of a mass market consumer item, consumer trends and preferences likely will have an increased influence on the choice of materials utilized in the manufacture of phones. For example, anodized aluminum, chrome or other metal covers are offered on some phones strictly as a marketing decision unrelated to functionality of the phone. If either consumer demand for non-plastic parts or new technological developments leading to lower cost substitutes for plastic parts cause the telecommunications industry to switch to non-plastic materials in the production of material amounts of covers, casings or other components of mobile telephones, Eimo's sales and/or revenues could decrease and Eimo's costs, as a percent of sales could increase. Furthermore, Eimo could find it necessary to expand into the production of non-plastic parts to maintain its market share. This could give rise to new production or operational risks, which could include risks associated with using new or unfamiliar technology. Such risks, even if inherent in the adoption of any new technology or production processing, could affect Eimo's costs of production, efficiency, quality control or the integration of such new operations with its existing operations.

 The Paananen family will continue to be significant shareholders of the combined company and may influence or control the direction of the combined company's business.

   As of the date of this proxy statement/prospectus, the Paananen family of Finland or their affiliates collectively hold in excess of 80% of Eimo's voting rights. Following the merger, Eimo estimates that the Paananen family and their affiliates will hold approximately 23% of the combined company's outstanding shares. Accordingly, the Paananen family, and their affiliates will have significant power to influence matters submitted to a vote of shareholders of Eimo following the merger, including:

  .  approval of the annual financial statements;

  .  declarations of annual reserves and dividends;

  .  capital increases;

  .  amendments to Eimo's articles of association;

  .  the election of the members of the board of directors of Eimo; and

  . approval of significant corporate transactions, which may have the effect of delaying or preventing a third party from acquiring control of Eimo.

   These transactions may include those that other shareholders deem not to be in their best interests and in which those other shareholders might otherwise receive a premium for their shares over then-current prices. For a description of significant holdings in Eimo, see "Ownership of Eimo's Securities by Management and Significant Shareholders" on page 143 of this document.

 U.S. owners of Eimo ADSs may not be able to exercise any preemptive or preferential rights or participate in future rights offerings.

   Due to various Finnish and U.S. laws and regulations, U.S. owners of Eimo ADSs may not be entitled to all of the rights possessed by Finnish or other non-U.S. Holders of Eimo Series A shares. For instance, U.S. owners of Eimo ADSs may not be able to exercise any preemptive or preferential rights in respect of their shares, unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the Securities Act registration requirements is available. Eimo's management is under no legal obligation to file a registration statement under the Securities Act in order to facilitate the participation of U.S. owners of Eimo ADSs or Eimo Series A shares in any rights offerings.

 U.S. owners of Eimo ADSs may find it more difficult to exercise their voting rights than other Eimo shareholders.

   Due to Finnish legal restrictions on exercising voting rights attaching to shares held through a nominee, U.S. Holders of Eimo ADSs may find it more difficult to exercise their voting rights than shareholders who hold Eimo Series A shares in an individual account in the Finnish book-entry system. However, owners of Eimo ADSs will have the ability to instruct Citibank, N.A., as depositary bank for the Eimo ADSs, as to the voting of the Eimo Series A shares underlying their Eimo ADSs. For a discussion of voting procedures, see "Description of Eimo American Depositary Shares--Voting Rights" on page 155 of this document.

 U.S. Holders of Eimo ADSs or Eimo Series A shares may be subject to additional tax liability.

   Under the double taxation treaty between Finland and the United States, U.S. Holders may be subject to Finnish withholding tax, which they may credit against their U.S. federal income tax liability only if they meet complex requirements regarding U.S. foreign tax credits. For a discussion of this treaty and other tax aspects of owning Eimo ADSs, see "Taxation on Eimo Series A Shares and Eimo American Depositary Shares" on page 137 of this document.

 Finnish legal restraints on the payment of dividends may adversely affect the amounts of dividends Eimo may pay in the future.

   Under Finnish law, dividends on the shares of a Finnish company are generally only paid annually after shareholder approval of both the company's results and the amount of the dividend proposed by the board of directors. The amount of any dividend is limited to the amount of distributable funds, which generally includes:

  .  the profit from the preceding financial year;

  . retained earnings from previous years and other unrestricted equity, less the reported losses;

  .  capitalized incorporation costs;

  .  research and specified development costs;

  .  the acquisition costs of a company's own shares; and

  . the amount that the articles of association may require be transferred to a reserve fund or otherwise be left undistributed.

   Eimo's articles of association do not contain any reserve fund or non-distribution requirements. For a description of Eimo's ability to declare and pay dividends, see "Description of Eimo Series A Shares--Dividends and Other Distributions" on page 144 of this document.

   Thus, Finnish law, the governing law of Eimo's domicile, is more restrictive than Michigan law, the governing law of Triple S's domicile, with respect to funds available to pay dividends, which may negatively affect the amount of dividends Eimo may pay in the future.

 Eimo's obligations concerning corporate disclosure and governance may be less than those of Triple S.

   The securities laws of Finland which govern publicly-traded companies such as Eimo differ from those in the United States in certain important respects. Publicly available information about issuers of securities listed on the Helsinki Stock Exchange provides less detail in certain respects than information regularly published by or about listed companies in the United States or certain other countries. While Eimo will become subject to the periodic reporting requirements of U.S. federal securities laws after the merger, the periodic disclosure required of foreign issuers under U.S. federal securities laws is more limited than the periodic disclosure required of U.S. issuers. Furthermore, there is no obligation on Eimo's part, other than those imposed by applicable U.S. securities laws, to remain subject to such U.S. reporting requirements. In addition, the Finnish securities markets are not as extensively regulated and supervised as the United States securities markets. Minority shareholders of the combined company may also have fewer and less well defined rights under Finnish law and the charter documents of Eimo than they might have as minority shareholders of a corporation incorporated in a United States jurisdiction, such as Triple S. See "Comparison of Rights of Triple S Shareholders and Eimo Shareholders" on page 161 of this document.

 The trading markets for the Eimo ADSs and Eimo Series A shares may be less liquid than the market for Triple S shares.

   Eimo ADSs have not previously been listed on NASDAQ and there can be no assurance that an active market will emerge for the Eimo ADSs. In addition, the main trading market for Eimo Series A shares, the Helsinki Stock Exchange, has historically been less liquid than NASDAQ. You should not assume that following the merger, the liquidity of the trading markets for Eimo ADSs and Eimo Series A shares will equal the historical liquidity for Triple S shares on NASDAQ. Further, Eimo is obligated to use its best efforts to keep the Eimo ADSs listed on NASDAQ only for three months from the closing of the merger. In the event the Eimo ADSs were delisted from NASDAQ, the liquidity of the Eimo ADSs would be adversely affected.

 Eimo's stock price may be particularly volatile because of the industry that its major customers are in.

   The United States and international stock markets in general have recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of technology and mobile telecommunications companies, including those of Eimo's and Triple S's customers, have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market fluctuations could adversely affect the price of Eimo ADSs and Eimo Series A shares.

 Service of process upon Eimo in the United States may be difficult and judgments of U.S. courts may not be enforceable against Eimo.

   As Eimo is organized under the laws of Finland, it may not be possible to effect service of process upon Eimo in the United States. Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Finnish courts. As a result, Eimo shareholders who obtain a judgment against Eimo in the United States may not be able to require Eimo to pay the amount of the judgment.

 Forward-looking statements in this document may prove inaccurate.

   This document contains forward-looking statements about Eimo, Triple S and the combined company that are not historical facts but, rather, are statements about future expectations. When used in this document, the words "anticipates," "believes," "expects," "intends," "should" and similar expressions as they relate to Eimo, Triple S or the combined company, or the management of Eimo, Triple S or the combined company, are intended to identify forward-looking statements. However, forward-looking statements in this document are based on management's current views and assumptions and may be influenced by factors that could cause actual results, performance or events to be materially different from those projected. These forward-looking statements are subject to numerous risks and uncertainties. Important factors, some of which are beyond the control of Eimo, Triple S or the combined company, could cause actual results, performance or events to differ materially from those in the forward-looking statements. These factors include those described above under "Risk Factors" and:

  . the impact of general economic conditions in Europe, North America, South America and Asia, and in other regions in which Eimo and Triple S currently do business;

  . industry conditions, including competition and fluctuation in prices for the products of Eimo and Triple S and the raw materials used to make them (see "Information about Eimo--Raw Materials" on page 110);

  . changes in laws and regulations, including monetary convergence and the further implementation of the European Union's Economic and Monetary Union;

  .  fluctuation in interest rates; and

  .  access to capital markets.

The actual results or performance of Eimo, Triple S or the combined company could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, neither Eimo nor Triple S can predict whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Eimo, Triple S or the combined company.

                    SPECIAL MEETING OF TRIPLE S SHAREHOLDERS

Date, Time and Place of the Special Meeting

   The special meeting of shareholders of Triple S is scheduled to be held on August 14, 2001, 4:00 p.m., local time at:

                             Michigan Technical Education Center
                             Amphitheatre
                             Kalamazoo Valley Community College
                             7107 Elm Valley Road
                             Kalamazoo, Michigan 49002


Purpose of the Special Meeting

   The special meeting is being held so that shareholders of Triple S may consider and vote upon a proposal to approve the merger agreement among Triple S, Eimo, and Spartan Acquisition Corp., a wholly owned subsidiary of Eimo, and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting. The approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The completion of the merger is subject to, among other things, the approval of the merger agreement by shareholders of Triple S. See "Summary of the Merger Agreement--Conditions to Each Party's Obligation to Complete the Merger" on page 61 of this document.

Record Date for the Special Meeting; Stock Entitled to Vote

   The Triple S board of directors has fixed the close of business on July 17, 2001, as the record date for determination of Triple S shareholders entitled to receive notice of and to vote at the special meeting. On July 6, 2001, the last practicable date for which information was available, there were approximately 4,019,352 shares of Triple S common stock outstanding which were held by approximately 200 holders of record. Holders of record of Triple S common stock on the record date are each entitled to one vote per share on each matter to be considered at Triple S's special meeting.

Vote Required for the Approval of the Merger Agreement; Share Ownership of Management

   A majority of the outstanding shares of Triple S common stock entitled to vote at the special meeting must be represented at the special meeting, either in person or by proxy, to constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that Triple S will adjourn or postpone the special meeting to solicit additional proxies. The affirmative vote of the holders of at least a majority of Triple S common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement.

   A. Christian Schauer, Chief Executive Officer and a director of Triple S, Victor V. Valentine, Jr., President and a director of Triple S, Daniel B. Canavan, Chairman of the Triple S board of directors, and David L. Stewart, a director of Triple S, each have entered into a reinstated shareholders agreement with Eimo on May 25, 2001 under which they have agreed to vote all of the shares of Triple S owned by them in favor of the merger agreement and against any proposal that would impede or prevent the completion of the merger. These shareholders also agreed that they would own, in the aggregate, at least 50.1% of the outstanding shares of Triple S common stock on the record date for the special meeting. At the close of business on July 6, 2001, these shareholders beneficially owned and were entitled to vote 2,215,538 shares of Triple S common, which represented approximately 55.1% of the shares of Triple S common stock outstanding on that date. Accordingly, unless the merger agreement is earlier terminated, the approval of the merger agreement by Triple S shareholders is, as a practical matter, assured as a result of the agreement by these shareholders to vote for the approval of the merger agreement.

   At the close of business on July 6, 2001, the board of directors and executive officers of Triple S and their affiliates beneficially owned and were entitled to vote approximately 2,303,291 shares of Triple S common stock, including the shares subject to the Triple S shareholders agreement described above, which shares represented approximately 57.3% of the shares of Triple S common stock entitled to vote at the special meeting. Triple S's board of directors and executive officers have informed Triple S that, as of the date of this document, they intend to vote for approval of the merger agreement.

Proxies and Effect on Vote

   All shares of Triple S common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxy card. If you return a properly executed proxy which does not indicate any instructions, the Triple S shares represented by your proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote and will be voted FOR the approval of the merger agreement.

   If you return a properly executed proxy and you have specifically abstained from voting on the adoption of the merger agreement, the Triple S shares represented by your proxy will be considered present and entitled to vote at the special meeting for purposes of determining the existence of a quorum but will not be considered to have been voted in favor of the approval of the merger agreement. If a broker or other nominee holding shares of Triple S common stock in street name signs and returns a proxy but indicates on the proxy that it does not have discretionary authority to vote certain shares on the approval of the merger agreement, those shares will be considered present at the meeting but not entitled to vote. They will, therefore, not be counted for purposes of determining the presence of a quorum and will not be considered to have been voted for the approval of the merger agreement.

   Abstentions, failures to vote, and broker non-votes by Triple S shareholders will have the same effect as a vote against the approval of the merger agreement.

   Triple S is not aware of any matters expected to be brought before the special meeting other than as described in its notice of special meeting. If, however, other matters are properly presented, the persons named as proxies in the enclosed form of proxy will have discretion to vote or not vote in accordance with their judgment with respect to those matters, unless authorization to use that discretion is withheld. However, if a proposal to adjourn Triple S's special meeting is properly presented, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the special meeting.

Submission of Proxies

   You may submit your proxy by attending the Triple S special meeting and voting your shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. If your shares are held in "street name", that is, in the name of a broker, bank or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the Triple S special meeting.

   You should NOT send in any stock certificates with your proxy card. A transmittal form with instructions for the surrender of Triple S stock certificates will be mailed to you shortly after the merger is completed.

Revocation of Proxies

   You may revoke your proxy at any time before it is voted by:

  . notifying the secretary of Triple S in writing, including by telegram or telecopy, that the proxy is revoked;

  . sending a later-dated proxy to the secretary of Triple S or giving a later-dated proxy to a person who attends the special meeting; or

  .  appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. You should send any later-dated proxy or notice of revocation of a proxy, which must be delivered before the taking of the vote at the Triple S special meeting, to:

                            Triple S Plastics, Inc.
                            7950 Moorsbridge Road
                            Suite 200
                            Portage, Michigan 49024
                            Attention: Secretary

Solicitation of Proxies

   In addition to solicitations by mail, directors, officers, and regular employees of Triple S may solicit proxies from shareholders personally or by telephone or other electronic means. These individuals will not receive any additional compensation for doing so. Triple S will bear its own costs of soliciting proxies. Triple S will also make arrangements with brokers and other custodians, nominees and fiduciaries to send this prospectus/proxy statement to beneficial owners of Triple S common stock and, upon request, will reimburse those brokers and other custodians for their reasonable expenses in forwarding these materials.

No Appraisal or Dissenters' Rights

   You are not entitled to appraisal or dissenters' rights under Michigan law in connection with the merger.

             EXTRAORDINARY GENERAL MEETING OF EIMO'S SHAREHOLDERS

   In connection with the merger, the Eimo board of directors will convene an extraordinary general meeting of Eimo's shareholders to be held in Finland one business day after the Triple S meeting. At the meeting, Eimo's shareholders will be asked to approve:

  .  a resolution to approve the merger agreement;

  . a resolution to waive the pre-emptive rights of Eimo shareholders and to issue Eimo Series A shares that will allow for the creation and issuance of ADSs in the merger;

  . a resolution to waive the pre-emptive rights of Eimo shareholders and to issue Eimo options in place of currently outstanding Triple S options; and

  . a resolution to elect Daniel B. Canavan and Evan C. Harter to the Eimo board of directors and accept the resignation as a member of the board of Markku Sulonen, in each case, effective upon the merger, and to confirm the number of directors being set at seven effective upon the merger.

   The Eimo board of directors has approved the merger and will unanimously recommend at the extraordinary general shareholders meeting that Eimo's shareholders approve these resolutions. The affirmative vote of holders of two-thirds of the Eimo Series A shares and the Eimo Series K shares by number present and voting as a single class at the extraordinary general meeting is required to waive the pre-emptive rights of Eimo shareholders, to approve the issuance of Eimo Series A shares and corresponding ADSs in the merger and to approve the issuance of stock options to replace currently outstanding Triple S options. The affirmative vote of only a majority of holders of the Eimo Series A shares and Eimo Series K shares by number present and voting as a single class in accordance with their voting rights is required to approve the merger and to elect Messrs. Canavan and Harter to the Eimo board of directors.

   As of July 6, 2001, there were 39,200,000 Eimo Series A shares and 7,200,000 Eimo Series K shares outstanding. Pursuant to the merger agreement, each Eimo Series K share will be converted into one Eimo Series A share near the effective time of the merger.

   In connection with the execution of the merger agreement, certain principal shareholders of Eimo entered into an agreement with Triple S pursuant to which they agreed to vote all of their Eimo Series A shares and Eimo Series K shares in favor of each of the proposals to be presented at Eimo's extraordinary general meeting. As of July 6, 2001, these shareholders owned and were entitled to vote 7,751,244 Eimo Series A shares and 7,200,000 Series K shares, which represented approximately 83% of votes entitled to be voted at the Eimo extraordinary general meeting to approve the merger agreement and the election of directors and 32% of the votes entitled to be voted at the Eimo extraordinary general meeting to approve the waiver of pre-emptive rights and the issuance of Eimo Series A shares and options. Accordingly, unless the merger agreement is terminated prior to the Eimo extraordinary general meeting, the approval of the merger agreement and the election of directors at Eimo's extraordinary general meeting is, as a practical matter, assured as a result of the agreement by these shareholders.

   In the event approval of each matter to be considered and voted upon at the Eimo extraordinary general meeting is not obtained at that meeting, Eimo anticipates that, with the consent of Triple S, it would promptly call an additional shareholders meeting to again seek the necessary approvals, although the failure to obtain such approvals would permit Triple S to elect to terminate the merger agreement.

   For a description of Eimo's significant shareholders, see "Ownership of Eimo's Securities by Management and Significant Shareholders" on page 143 of this proxy statement/prospectus.

                                   THE MERGER

Background of the Merger

   Based on Eimo's strategic goal to grow and become a global supplier to the mobile telecommunications industry, Eimo decided in February 1999 to expand its manufacturing operations beyond Finland and to set up production in the Netherlands. In the summer of 1999, the Eimo board of directors discussed further internationalization and directed management to gather additional information on further internationalization options, including through discussions with other companies in the industry. Various peer group discussions and site visits were carried out with approximately ten companies during the latter part of 1999 and early 2000, many of which were conducted by Eimo's Executive Vice Chairman, Elmar Paananen, who had been designated by the Eimo board of directors to manage the initial stages of further internationalization. One of the specific duties with which he was charged was to identify potential merger partners or acquisition targets.

   Eimo and Triple S first had contacts with each other in 1998 within various development groups dedicated to serving a large customer of both companies. At the top management level, the first contact took place in connection with a supplier conference organized by a common customer in early September 1999, when Mr. Paananen and Lauri Jalli, another Eimo officer, met A. Christian Schauer, Victor V. Valentine, Jr. and two other Triple S executives.

   On October 6, 1999, in connection with a trip to the United States, Mr. Paananen met with Messrs. Schauer, Canavan and Valentine to explore potential avenues of cooperation. As a result of the meeting, only some limited discussions on technological cooperation occurred and such discussions ended in November 1999.

   Triple S realized, beginning in 1999 and continuing into 2000 that, as it became more involved in supplying worldwide manufacturers of telecommunications equipment, it would need access to greater capital resources and manufacturing capabilities to compete in the market. On January 12, 2000, Mr. Canavan met briefly with Mr. Paananen in Helsinki, Finland. Mr. Canavan mentioned that Triple S might be interested in discussing more extensive cooperation or other strategic alternatives.

   On January 22, 2000, Mr. Paananen met with Mr. Schauer and Mr. Canavan in Chicago, Illinois. Potential advantages of a combination of the two companies were identified. The acquisition of Triple S by Eimo in a cash transaction was discussed, but the meeting concluded without any agreement in light of significant differences of opinion with respect to the value of Triple S.

   On February 11, 2000, Triple S engaged an investment banking firm, Pacific Crest Securities Inc., to assist Triple S in exploring its strategic alternatives. At that time, the Eimo board of directors also recognized in its deliberations that among the alternative ways of entering the U.S. market, acquiring or merging with Triple S would be one of the fastest and most promising possibilities.

   On March 2, 2000, Mr. Paananen met with Erik Krieger, Managing Director of Pacific Crest, and Evan Harter, an outside director of Triple S, in Kalamazoo, Michigan. Potential synergies of a combined operation were evaluated in general, as well as the future prospects for growth in the market served by Triple S. After further negotiations, Eimo submitted a revised offer to Triple
S. The Triple S board of directors, after consultation with its legal and financial advisors, concluded that the consideration offered in the revised offer was insufficient in light of, among other things, Triple S's recent growth in sales and profitability. Mr. Paananen, based on authority from the Eimo board of directors, concluded that Eimo had no interest in pursuing a cash transaction with Triple S. Accordingly, the parties terminated their negotiations.

   In early March 2000, Eimo retained Conventum Corporate Finance Oy, an investment bank, to assist it in valuing Triple S.

   After terminating negotiations with Eimo in March 2000, the Triple S board of directors directed Pacific Crest to contact other parties who would understand Triple S's position in the industry and would appropriately value Triple S's future growth prospects. Triple S and Pacific Crest met with representatives of one of these parties in March 2000, and, in April 2000, Triple S and the party commenced negotiations with respect to the principal terms of a business combination. The parties continued their negotiations through April and May of 2000, but terminated negotiations on May 19, 2000. At the time that Triple S's board of directors decided to terminate these negotiations, certain of Triple S's directors were concerned about the continued inability of the parties to agree on a definitive deal price, and certain directors were also concerned about whether the proposed combination would be well received by Triple S's customers, suppliers, employees and other relevant interest groups. The Triple S board of directors ultimately concluded that because of these concerns, the proposed transaction would not be in the best interests of the Triple S shareholders.

   Later in March and early April 2000, Mr. Paananen and Mr. Krieger informally communicated via e-mail and telephone exchanging ideas with respect to a possible all-stock transaction. Because of slow progress in the discussions, management of Eimo informed the Eimo board of directors that the prospects for a transaction between Eimo and Triple S did not appear to be favorable and Eimo began evaluating alternative ways of entering the U.S. market. However, on May 22, 2000, Mr. Schauer and Mr. Canavan called Mr. Paananen to arrange a meeting for June 1, 2000.

   On May 30, 2000, the Eimo board of directors was briefed on the coming meeting and it agreed that for the parties to reach any agreement on potential pricing, additional information about the prospects of the respective companies would be needed by the parties. The Eimo board of directors also revisited the business logic of the possible transaction and concluded that, subject to the results of further due diligence and assuming reasonable terms could be agreed upon by the parties, a transaction was in the interests of Eimo.

   On June 1, 2000, Mr. Paananen and Ms. Minna Alitalo, Eimo's project manager, met with Mr. Harter and Robert Bedilion, another outside director of Triple S, at a meeting in Miami, Florida, at which outside legal counsel for each company was present. At the meeting, the companies signed confidentiality agreements governing the exchange of confidential due diligence information, after which both companies presented data on recent developments and future prospects. It was agreed that some information with respect to business prospects was insufficient and that a further meeting would be needed, following the exchange of additional information on the companies' business prospects. A stock transaction was discussed, including various ways of possibly agreeing on the exchange ratio. It was decided that Mr. Krieger, who was not present, would provide a "compromise proposal" the following week.

   Between June 7 and June 9, 2000, Mr. Krieger provided a transaction model with exchange ratios acceptable to the Triple S board of directors. The Eimo board of directors discussed the situation in a telephonic meeting and concluded the price being proposed by Triple S was in line with the view of Eimo's investment bank, and authorized management to proceed with further negotiations.

   On June 12 and June 13, 2000, Mr. Paananen and Ms. Alitalo met with Messrs. Schauer, Canavan, Harter and Krieger in Lahti, Finland. A large number of key issues were agreed to in principle. Pacific Crest drafted a proposed memorandum of understanding, including a proposed exchange ratio of Eimo shares for Triple S shares. However, neither party executed the memorandum and the parties decided to proceed to attempt to negotiate a merger agreement instead of redrafting the proposed memorandum. Conceptually, the parties agreed that it would be a requirement of any merger agreement that Mr. Schauer would become a member of the board of directors of Eimo, that he would remain as the Chief Executive Officer of Triple S, that employment agreements for Messrs. Schauer, Canavan and Valentine would be required and that lock-up and co-sale rights agreements likewise would be required. Also, during the meetings, additional information on future prospects of the companies was provided and analyzed.

   On June 14, 2000, mutual due diligence by the parties' legal counsel began and Eimo's outside legal counsel started drafting and negotiating the text of the original merger agreement and other transaction documentation with outside counsel for Triple S. The boards of directors of both Eimo and Triple S were regularly briefed on the key content of the planned agreements.

   On or about July 11, 2000, the due diligence investigations were satisfactorily completed, while drafts of the merger agreement and other transaction documents were being negotiated by the parties and their counsels. The merger consideration at that time was based upon a variable exchange ratio pursuant to which Triple S shareholders would receive between 4.850 and 5.70 Eimo Series A shares for each share of Triple S common stock that they surrendered in the merger.

   On July 13, 2000, the Eimo board of directors held a meeting to approve the transaction and the agreements. The key contents of the agreements were reviewed. Following discussion, the Eimo board of directors unanimously approved the merger and the transaction documents and authorized Mr. Paananen to execute the original merger agreement and the other transaction documents to be executed contemporaneously with the original merger agreement.

   On July 13, 2000, the Triple S board of directors held a meeting to review the proposed terms of the merger and the conditions of the original merger agreement. During the meeting, Triple S's outside legal counsel reviewed the status of the negotiations and the terms and conditions of the original merger agreement, as then negotiated, and the legal duties and responsibilities of the Triple S board of directors in connection with the proposed transaction. Pacific Crest presented an analysis of the financial terms of the merger, including a discussion of valuation methodologies and analyses used in evaluating the proposed transaction. After its presentation, Pacific Crest provided its initial written opinion to the effect that, on the date of its opinion and based upon and subject to the various considerations set forth in its opinion, the merger exchange ratio as set forth in the original merger agreement was fair from a financial point of view to Triple S shareholders. Following a thorough discussion, the Triple S board of directors unanimously determined that the merger was in the best interests of the shareholders of Triple S and, subject to Eimo's approval, approved the merger and the original merger agreement, unanimously resolved to recommend that shareholders of Triple S vote to approve the original merger agreement and authorized its executive officers to execute the original merger agreement.

   In the afternoon of July 13, 2000, representatives of Eimo's and Triple S's management and legal advisors finalized the language for the original merger agreement and the related documents. Thereafter, the parties executed the original merger agreement and the other transaction documents.

   On July 14, 2000, Eimo and Triple S issued press releases announcing the transaction.

   On January 18, 2001, Elmar Paananen and Heikki Marttinen met with Messrs. Canavan, Schauer and Krieger in Amsterdam, the Netherlands, to discuss possible changes in the original merger agreement and a related lock-up agreement. Such meeting was prompted primarily due to:

  .  the reduction in the market price of Eimo Series A shares from
     (Euro)6.82 at the time the merger agreement was executed on July 13, 2000 to (Euro)4.80 as of January 11, 2001;

  . the reduction of Eimo's operating profit as a percentage of sales in 2000 compared to 1999 as demonstrated by Eimo's quarterly reports;

  . the general deterioration of the market price of companies in the mobile communications equipment sector; and

  . recent announcements by major mobile phone manufacturers of a projected slowing rate of growth in the global market for mobile phones in 2001 and excess production capacity in the European market. See "Information About Eimo--Industry Trends and Business Prospects," "Information About Triple S--Business" and "Risk Factors".

No agreement was reached at the January 18, 2001 meeting.

   On February 2, 2001, Jalo Paananen and Heikki Marttinen met in Chicago with Messrs. Canavan, Schauer, Valentine, Harter and Krieger. At that meeting, the parties agreed in principle, subject to approval by their respective boards of directors, to amend the original merger agreement to:

  . provide for a fixed exchange ratio of 6.45 Eimo Series A shares for each Triple S share;

  . in addition to A. Christian Schauer, add Daniel B. Canavan, the Chairman of the Triple S board of directors, and Evan C. Harter, an outside director of Triple S, to Eimo's board of directors effective upon the merger; and

  . extend the date by which the merger must be completed from February 28, 2001 to June 30, 2001.

   The parties to the lock-up agreement also discussed a revision to its terms to restrict the sale of only 50% of the relevant shares owned by each shareholder subject to the agreement and to limit the term of such restriction to only one year after the merger.

   On February 3, 2001, the Triple S board of directors held a meeting to review the proposed terms of the amendment to the original merger agreement. During the meeting, Triple S's outside legal counsel reviewed the status of the negotiations and the terms and conditions of the amendment to the original merger agreement. Pacific Crest presented an analysis of the financial terms of the proposed amendment to the original merger agreement. After its presentation, Pacific Crest provided a written opinion to the effect that, on the date of its opinion and based upon and subject to the various considerations set forth in its opinion, the merger exchange ratio of 6.45 Eimo Series A shares for each Triple S common share was fair from a financial point of view to Triple S shareholders. Following a thorough discussion, the Triple S board of directors unanimously determined that the merger, as proposed to be modified by the amendment to the original merger agreement, was still in the best interests of the shareholders of Triple S and, subject to approval of Eimo's board of directors, approved the proposed amendment to the original merger agreement and authorized its executive officers to execute such amendment. See "--Opinion of Triple S's Financial Advisor."

   In the afternoon of February 3, 2001, representatives of Eimo's and Triple S's management and legal advisors finalized the language of the amendment to the original merger agreement and the related documents. Thereafter, the parties executed the amendment to the original merger agreement and the parties to the lock-up agreement executed the amendment to that agreement.

   On February 5, 2001, Eimo and Triple S issued a joint press release announcing the amendments to the merger agreement and the lock-up agreement.

   In early March of 2001, Eimo notified Triple S that Eimo believed that Triple S had materially breached certain of its representations in the merger agreement and that Eimo intended to terminate the agreement if Triple S did not cure the breaches within 30 days. Eimo indicated that the purported breaches resulted primarily from Triple S's announcement in March 2001 that it anticipated significantly weaker sales to its principal customer in fiscal 2002 and 2003 and, as a result, would be reviewing its manufacturing capacity needs at its Texas facilities. Shortly thereafter, Triple S notified Eimo that Triple S was terminating the merger agreement as a result of purported breaches by Eimo of certain of Eimo's representations in the merger agreement. Triple S indicated that the purported breaches related primarily to changes in Eimo's operations, results of operations and financial condition. Eimo then notified Triple S that Eimo believed that it had not breached the merger agreement and, therefore, Triple S's termination of the merger agreement was improper and resulted in an incurable breach of the agreement, and that Eimo was also terminating the merger agreement.

   After the termination of the merger agreement, a dispute arose between Triple S and Eimo regarding the timing and legal effect of the termination of the agreement, and Eimo filed an action in federal court in Delaware seeking reimbursement of up to $1 million of merger expenses, as well as a termination fee of $6.4 million and other unspecified damages.

   At the end of March 2001, Heikki Marttinen and Chris Schauer initiated informal discussions about the possibility of Eimo and Triple S working together to better serve the needs of their common largest customer. These discussions were prompted primarily due to the parties' belief that this customer and certain of their other customers were increasingly channeling existing and new business to global suppliers that had geographically diverse manufacturing operations. Triple S and Eimo believed that they would be significantly better positioned to retain existing business and obtain new business on a combined basis, as a single-source supplier with a greater global presence, than either company would be on a stand-alone basis. In April and May of 2001, Messrs. Marttinen and Schauer discussed, among other things, the possibility of a joint venture, technology sharing arrangements, coordinated marketing campaigns, Eimo's purchase of certain of Triple S's facilities and, ultimately, the reinstatement of the merger agreement on modified terms.

   On May 20 and May 21, 2001, Jalo Paananen, Elmar Paananen and Heikki Marttinen met with Chris Schauer and Evan Harter in Stockholm, Sweden to discuss reinstating the merger agreement on modified terms. At that meeting, the parties agreed in principle, subject to approval of their respective boards of directors, that:

  . Eimo and Triple S would reinstate the merger agreement and amend the merger agreement to, among other things:

    -- reduce the exchange ratio to 4.5 Eimo Series A shares for each Triple S share;

    -- provide that two of Triple S's directors--Daniel B. Canavan and Evan
       C. Harter--be appointed to Eimo's board of directors following the merger;

    -- terminate (i.e., not reinstate) the lock-up agreement;

    -- terminate (i.e., not reinstate) the post-merger employment agreements with Daniel B. Canavan and Victor V. Valentine; and revise the terms of A. Christian Schauer's post-merger employment agreement; and

    -- extend the date by which the merger must be completed from June 30, 2001 to February 28, 2002;

  . Eimo would dismiss Eimo's lawsuit against Triple S in exchange for a payment by Triple S to Eimo of $105,000; and

  . Eimo and Triple S would release any and all prior claims that Triple S or Eimo may have had against one another under the merger agreement prior to the time of its reinstatement.

   In addition, the parties to the conversion agreement, the Triple S shareholders' agreement and the Eimo shareholders' agreement agreed to reinstate those agreements at the time of the reinstatement of the merger agreement. Execution of the liquidity and registration rights agreement by the parties thereto was again made a condition of closing.

   On May 24, 2001, the Triple S board of directors met to discuss reinstating the merger agreement and to review the terms of the proposed amended and restated merger agreement. During the meeting, Triple S's outside legal counsel reviewed the status of the negotiations and the terms and conditions of the proposed amended and restated merger agreement. Pacific Crest presented an analysis of the financial terms of the proposed amended and restated merger agreement. After its presentation, Pacific Crest provided a written opinion to the effect that, on the date of its opinion and based upon and subject to the various considerations set forth in its opinion, the new merger exchange ratio of 4.5 Eimo Series A shares for each Triple S common share was fair from a financial point of view to Triple S shareholders. Following a thorough discussion, the Triple S board of directors unanimously determined that reinstating the merger agreement pursuant to the proposed amended and restated merger agreement was in the best interests of the shareholders of Triple S and, subject to approval of Eimo's board of directors, approved the agreement and authorized Triple S's executive officers to execute the agreement. See "-- Opinion of Triple S's Financial Advisor."

   On May 24, 2001, the Eimo board of directors held a meeting to review the proposed terms of the amended and restated merger agreement and the related agreements. The key contents of the amended and restated merger agreement were reviewed. Following discussion, the Eimo board of directors unanimously approved the amendment to the merger agreement and the other transaction documents and authorized Elmar Paananen to approve any remaining details and revisions and to thereafter execute on behalf of Eimo the amended and restated merger agreement and the other transaction documents.

   On May 25, 2001, the parties and their respective legal advisors finalized the language of the amended and restated merger agreement and the related agreements. On that same day, Eimo and Triple S executed the amended and restated merger agreement, the parties to the related agreements executed those agreements, and Eimo and Triple S issued a joint press release announcing the reinstatement and amendment and restatement of the merger agreement, and the reinstatement of the related agreements.

Triple S's Reasons for the Merger and Recommendation of the Board of Directors of Triple S

   At its May 24, 2001 meeting, the Triple S board of directors determined that the amended and restated merger agreement was fair to, and in the best interests of, Triple S and its shareholders and approved the reinstatement and amendment and restatement of the merger pursuant to the amended and restated merger agreement. The Triple S board of directors believes that Triple S's merger with Eimo will be beneficial to Triple S's shareholders, as well as to its customers, and will enhance the services provided to existing and prospective customers. The Triple S board of directors believes that the merger will benefit Triple S's shareholders by giving them the opportunity to participate in the future growth and success of a global manufacturing company better positioned to serve the mobile communications industries and other high growth industries. Triple S's customers also will have access to more extensive global service as well as the benefit of the combined expertise and complementary assets of the combined company. See "Background of the Merger."

   In reaching its decision to approve and recommend the reinstatement of the merger pursuant to the amended and restated merger agreement, the Triple S board of directors also considered a number of additional factors, including the following:

  . the strategic and financial alternatives, including recapitalizations, available to Triple S on a stand-alone basis in the competitive arena of global thermoplastic parts manufacturers;

  . historical and forecasted financial information relating to Triple S and Eimo;

  . the desire of Triple S to better meet the needs of existing and new customers, who increasingly seek to work with fewer suppliers with greater worldwide capabilities;

  .  the strong strategic fit between Triple S and Eimo;

  . the merger exchange ratio and the historical market prices for Triple S and Eimo stock;

  . the fact that the merger agreement would, subject to certain limitations, permit Triple S to terminate the merger agreement in order to allow Triple S to enter into an agreement with a third party if that third party has made a proposal to acquire Triple S on terms that are more favorable to Triple S's shareholders than the proposed merger with Eimo upon payment of a termination fee. See "Summary of the Merger Agreement--Offers for Alternative Transactions";

  . the opinion of Pacific Crest to the Triple S board of directors to the effect that, on the date of its opinion, and based upon and subject to the various considerations set forth in its opinion, the merger exchange ratio was fair from a financial point of view to Triple S shareholders. See "Opinion of Triple S's Financial Advisor";

  . the expectation that the merger would be accomplished on a tax-free basis for U.S. federal income tax purposes for U.S. taxpayers, except for taxes payable on cash received by Triple S shareholders in lieu of fractional shares; and

  . the proposed arrangements with members of management of Triple S and Eimo, including that Daniel B. Canavan and Evan C. Harter would serve as directors of Eimo after the merger.

   The Triple S board of directors also considered certain countervailing factors in its deliberations concerning the merger, including:

  . the potential disruption of Triple S's business that might result from the announcement of the reinstatement of the merger agreement;

  . the possible difficulties of integrating the two companies' managements and corporate cultures;

  . the uncertainty regarding shareholders', customers' and employees' perceptions of the reinstated merger; and

  .  the possibility that the merger may not be completed.

   In the view of the Triple S board of directors, these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the merger.

   The foregoing discussion of the information and factors considered by the Triple S board of directors includes all material factors considered by the Triple S board of directors. In light of the wide variety of factors considered in its evaluation of the merger and the complexity of these matters, the Triple S board of directors did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Triple S board of directors conducted an overall analysis of the factors described above, including discussions with Triple S's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Triple S board of directors may have given different weight to different factors. The Triple S board of directors considered all these factors as a whole and considered the factors overall to be favorable to and to support its determination.

   The Triple S board of directors has determined that the merger is fair to and in the best interests of Triple S and its shareholders and unanimously recommends that Triple S shareholders vote FOR the approval of the merger agreement.

Eimo's Reasons for the Merger

   Eimo believes that the combined company will be well positioned to supply mobile communications device manufacturers with plastic parts and related services, and that the combined company will be better able to supply the world's largest mobile communications equipment manufacturers than either Eimo or Triple S would have been alone. Eimo also believes that the combined company will have a truly global manufacturing presence, with manufacturing operations after the merger on four continents. To Eimo's knowledge, none of its competitors have manufacturing operations in each of Europe, North America, South America and Asia. Eimo regards the geographical breadth of the combined company to be a competitive strength because many of its customers have operations on several continents and can be expected to prefer working with fewer suppliers globally to save internal resources, such as resources devoted to project management. In the next several years, most of the combined company's revenues are likely to be generated from production in the United States and Europe, although China, Brazil or Mexico may develop into major markets as well during such time period. Based on industry sources, including the published financial information of certain of Eimo's competitors, including Nypro, Inc., Perlos Oyj and Balda AG, and customers, including Nokia, and estimates of Eimo's management, the combined company is expected to supply 8% of the total global market for plastic parts for the mobile communications industry.

   Based on industry sources, including the published financial and other information of certain of Eimo's competitors, including Nypro, Inc., Perlos Oyj, Nolato AB and Balda AG, and customers, including Nokia, and internal estimates by Eimo's management, Eimo believes that, in 1999, it had the third highest, and in 2000 had the fourth highest, sales to the mobile communications sector in Europe of any European public company engaged in the business of providing precision injection molded parts to mobile telephone equipment manufacturers, behind only Perlos Oyj and Nolato AB in 1999 and Perlos, Nolato and Balda AG in 2000. Eimo is not aware of any private European company having similar or higher sales than Eimo to the sector in the European market in either 1999 or 2000.

   For 1999 and 2000, Eimo used the following approximation to estimate the size of its core market, which constituted 91% and 92% of its sales, respectively. For this purpose, Eimo defined its business and the market as injection molded plastic parts and services sold in connection with parts for mobile phones and their accessory products, such as chargers. Eimo estimates the value of its and similar products and services on an average phone to be approximately (Euro)6 worth of such products and services sold, per mobile phone. Based on industry estimates, including public estimates by Nokia, the generally accepted approximate number of mobile phones sold globally in 1999 and 2000 was 280 million and 405 million, respectively, resulting in a market size estimate of
(Euro)1,650 million for 1999 and (Euro)2,460 million for 2000. Using these estimates, Eimo's market share in 1999, with 91% of its (Euro)78 million of sales attributable to the mobile communications business, was 4.3% globally while its market share in 2000, with 92% of its (Euro)105.5 million of sales attributable to the mobile communications business, was 3.9% globally. Including Triple S's 1999 and 2000 sales to the mobile communications industry, the combined company would have almost doubled its market share on a proforma basis in 1999 and would have doubled its market share on a pro forma basis in 2000. To Eimo's knowledge, no company accounted for 15% or more of the total market for injection molded plastic parts and services in either 1999 or 2000.

   Eimo believes that the geographic market scope of the combined company will grow since Eimo currently operates primarily in Europe and Triple S operates primarily in the United States. See also "Information About Eimo--Competition."

   Most of the revenues and profits of the combined company are likely to be derived from sales of goods and services to manufacturers of mobile communications devices and other mobile terminal devices such as handheld computers. Nokia Mobile Phones, which is currently Eimo's largest customer, will continue as the largest customer of the combined company. Based on the pro forma financial statements contained in this proxy statement/prospectus, Nokia would have accounted for approximately 64% and 70% of the combined company's revenue in calendar year 1999 and 2000, respectively on a pro forma basis.

   The merger will unite Eimo's expertise in automation technologies, in-mold decorating and advanced finishing with Triple S's expertise in state-of-the-art injection molding and manufacturing efficiencies. Both companies have a history of bringing highly technical capabilities and solutions to their respective client bases. In addition to serving the telecommunication industry, the combined company also will seek to provide top-quality plastic products to other major industries, where there is a premium on the ability to deliver highly technical solutions and advanced materials.

   Among the many expected benefits of the merger are opportunities for the combined company to offer more extensive global service to existing customers, to combine respective advanced research and development technologies and skills and to share resources such as tool and automation manufacturing. Substantial revenue synergies in the form of additional business from cross-introduction of production technologies and customers are expected. Due to little overlap in operations, the combined company expects to achieve only small yearly cost savings as a result of the merger, estimated at approximately (Euro)1 million per year beginning in 2002. Such savings are expected to be derived principally from economies of scale in engineering, research and development and administration. Due to lack of material overlap in production operations, the merger is not initially expected to result in any material changes in personnel.

Considerations of the Eimo Board of Directors

   At a meeting held on May 24, 2001, the Eimo board of directors unanimously approved the merger agreement and the merger. In the course of reaching its conclusions on the merger, the Eimo board of directors consulted with Eimo's management as well as its outside advisors and considered a number of factors. The material factors they considered are summarized below:

  .  the reasons described above under "--Eimo's Reasons for the Merger;"

  .  the exchange ratio for the combination;

  . the view of Eimo's board of directors that the merger represents an excellent opportunity to implement Eimo's long-term strategy;

  . the financial and operating performance and condition and long-term prospects of Triple S, Eimo and the combined company;

  . that Mr. Schauer had agreed to enter into an employment agreement to be effective upon completion of the merger in connection with the execution of the merger agreement;

  . that Messrs. Canavan and Harter will join the Eimo board of directors upon completion of the merger;

  . that Messrs. Schauer, Canavan, Valentine and Stewart had agreed to the Triple S shareholders' agreement obligating them to vote in favor of the merger as specified in such agreement;

  . the trading history of the stock of each company, as well as current and historic exchange ratios;

  . that both companies shared a major customer and both believed such customer would react favorably to the transaction;

  . current industry developments, including continuing consolidation, a slowing rate of growth in the global market for mobile phones in 2001, excess production capacity in the European market and recent actions by both major and minor customers; and

  . the commitment of each party to complete the merger as reflected in the merger agreement, including:

    -- the conditions to closing;

    -- the requirement that the parties afford their respective shareholders the opportunity to vote on the merger; and

    -- the parties' obligations to pay a termination fee if the merger agreement is terminated under specified circumstances.

The Eimo board of directors also considered the following potentially negative factors:

  . the potential problems inherent in effecting a transnational combination of two organizations which may divert attention from the ongoing business of the combined company;

  . the risk that key employees of Triple S, who contribute to the financial success of Triple S, may not remain with the combined company after the merger;

  . the short term effects of the merger, and the probable resulting sales of shares by some Triple S shareholders, on the market price of Eimo shares; and

  . the reliance by both Eimo and Triple S upon some of the same major customers.

   The foregoing discussion of the factors considered by the Eimo board of directors is not intended to be exhaustive but includes the material factors considered by the Eimo board of directors. In view of the wide variety of factors considered by the Eimo board of directors in connection with its evaluation of the merger and the complexity of these matters, the Eimo board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Eimo board of directors conducted a discussion of the factors described above, including asking questions of Eimo's management and Eimo's outside advisors. The Eimo board of directors reached a unanimous consensus that the merger was in the best interests of Eimo and its shareholders. In considering the factors described above, individual members of the Eimo board of directors may have given different weights to different factors.

Opinion of Triple S's Financial Advisor

   Triple S retained Pacific Crest Securities Inc. to act as its financial advisor in connection with the merger and to evaluate the fairness, from a financial point of view, of the exchange ratio, as set forth in the merger agreement. On May 24, 2001, Pacific Crest delivered its written opinion to the Triple S board of directors to the effect that, as of the date of such opinion and based upon the various qualifications and assumptions set forth therein, the exchange ratio is fair, from a financial point of view, to the holders of Triple S common stock.

   The full text of Pacific Crest's May 24, 2001 opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Pacific Crest is attached as Annex B to this proxy statement/prospectus. Triple S shareholders are urged to read this opinion carefully and in its entirety. The following is a summary of Pacific Crest's opinion.

   Pacific Crest's opinion is directed to the Triple S board of directors, relates only to the fairness, from a financial point of view, of the exchange ratio in the merger agreement to the holders of Triple S common stock, does not address any other aspect of the merger or any related transaction, and is not intended and does not constitute a recommendation to holders of Triple S common stock as to how they should vote at the special meeting. No limitations were imposed by Triple S upon Pacific Crest with respect to the investigations made or procedures followed by it in rendering its opinion. Although Pacific Crest evaluated the financial terms of the merger and participated in discussions and negotiations concerning the determination of the merger exchange ratio, Pacific Crest was not asked to and did not recommend the exchange ratio, which was the result of arm's length negotiations between Triple S and Eimo.

   In connection with rendering its opinion, Pacific Crest, among other things:

  . reviewed certain publicly available financial statements and other information of Triple S and Eimo;

  . reviewed a number of internal financial analyses and forecasts for Triple S and Eimo prepared by their managements;

  . discussed the past and current operations and financial condition and the prospects of Triple S and Eimo with senior executives of Triple S and Eimo, respectively;

  . reviewed certain information relating to, and discussed with senior executives of Triple S and Eimo, certain of the strategic implications and operational benefits anticipated from the merger;

  . reviewed the reported prices and trading activity for the common stock of Triple S and the ordinary shares of Eimo;

  . compared the financial performance, reported prices and trading activity of Triple S and Eimo with those of certain other comparable publicly-traded companies and their securities;

  . reviewed the financial terms, to the extent publicly available, of certain precedent transactions Pacific Crest deemed relevant;

  . participated in certain discussions and negotiations among representatives of Triple S and Eimo and their legal advisors;

  .  reviewed the merger agreement and certain related documents; and

  . performed such other analyses, which Pacific Crest does not believe were material to its opinion, and considered such other factors as it deemed appropriate.

   Pacific Crest assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information publicly available or furnished to or otherwise reviewed by or discussed with it. In that regard, Pacific Crest assumed, with the consent of the Triple S board of directors, that the financial forecasts prepared by the managements of Triple S and Eimo, including the strategic, financial and operational benefits of the merger, were reasonably prepared on bases reflecting the best currently available judgments and estimates of Triple S and Eimo. Pacific Crest did not make and did not assume any responsibility for making any independent evaluation or appraisal of the assets or liabilities of Triple S or Eimo nor was Pacific Crest furnished with any evaluation or appraisal of those assets and liabilities. Pacific Crest assumed that the executed versions of the merger agreement and other related agreements would not differ in any material respect from the last drafts of these agreements reviewed by Pacific Crest. Pacific Crest also assumed, with the consent of the Triple S board of directors, that the merger will be completed in accordance with the terms provided in the merger agreement without material modification or waiver and that the merger will be accounted for using the purchase method of accounting under both Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles and will be treated as a tax-free reorganization or exchange under the Internal Revenue Code.

   Pacific Crest did not express any opinion as to what the value of the Eimo ADSs or the Eimo Series A shares actually will be when issued to shareholders pursuant to the merger or the price at which the Eimo ADSs or the Eimo Series A shares will trade subsequent to the merger. Pacific Crest was not asked to consider, and the opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Triple S or the effect of any other transaction in which Triple S might engage.

   The opinion of Pacific Crest is necessarily based on financial, economic, market and other conditions as in effect on, the information made available to Pacific Crest as of, and the financial condition of Triple S and Eimo on, May 24, 2001.

   The following is a summary of the material financial analyses performed by Pacific Crest in connection with providing its opinion to the Triple S board of directors. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses. Judgments also must be made in the application of those methods to the particular circumstances involved.

   Historical Stock Price Performance. Pacific Crest reviewed the stock price performance and trading volumes of the common stock of Triple S and the Eimo Series A shares from May 23, 2000 through May 23, 2001. The table below shows the twelve-month high and low closing prices during that period, compared with a closing price on May 23, 2000 of $7.60 per share for the Triple S common stock and (Euro)2.11 per share for the Eimo Series A shares:

                                                                Comparative
                                                             Share Information
                                                               May 23, 2000
                                                            through May 23, 2001
                                                           ---------------------
                                                              High       Low
                                                           ---------- ----------
   Triple S............................................... $    31.90 $     4.25
   Eimo................................................... (Euro)9.10 (Euro)1.28

   Pacific Crest also compared the price performance of the common stock of Triple S and the Eimo Series A shares from May 23, 2000 through May 23, 2001 with that of the Nasdaq Combined Composite Index and a group of selected plastic parts manufacturing companies.

   The group of selected plastic parts manufacturing companies included Balda AG, Mikron Holdings AG, Nolato AB and Perlos Oyj. Pacific Crest selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, are similar to those of Triple S. None of the companies utilized in this analysis as a comparison is identical to Triple S or Eimo.

   This analysis showed that the closing market prices during the applicable periods decreased as follows:

                                                                   Market Price
                                                                     Decrease
                                                                   -------------
                                                                   May 23, 2000
                                                                      through
                                                                   May 23 , 2001
                                                                   -------------
   Triple S.......................................................     (52.5)%
   Eimo...........................................................     (71.5)%
   Nasdaq Combined Composite Index................................     (29.0)%
   Group of selected plastic parts manufacturing companies:
    Mean..........................................................     (46.3)%

   Pacific Crest observed that, within the period from May 23, 2000 through May 23, 2001, Triple S's stock price decreased less than the market price of Eimo but decreased more than the Nasdaq Combined Composite Index and the group of selected plastic parts manufacturing companies.

   Comparable Transactions Analysis. This analysis provides a valuation range based on financial information of selected public companies that have been recently acquired and are in similar industries as that of Triple S. Pacific Crest compared the proposed Triple S-Eimo merger with 25 selected merger and acquisition transactions involving companies in the plastic parts manufacturing industry. The targets and acquirors in the transactions that Pacific Crest deemed comparable to the proposed merger were:

       Target Name                                Acquiror Name
       -----------                                -------------
   Alltrista Corp-Plastic
   (Packaging Division)             Spartech Corporation
   Applied Extrusion Technologies   Huntsman Corporation
   Asahi-America, Inc.              Asahi Organic Chemicals Industry Co., Ltd.
   Blessings Corp.                  Huntsman Corporation
   CPFilms Inc. (Azko Nobel NV
    Inc.)                           Solutia Inc.
   Dillen Products, Inc.            Myers Industries, Inc.
   Flying Colors Toys Inc.          JAKKS Pacific Inc.
   GET Manufacturing Inc.           Jabil Circuit, Inc.
   High Performance Plastics, Inc.
    (Unit of Uniroyal Technology
    Corp.)                          Spartech Corporation
   Industrial Molding Corp.         NN Ball & Roller, Inc. (NN Inc.)
   Iplast ASA                       Mikron Holding AG
   Milacron Inc.'s Austrian-based
    plastics extrusion systems      Plastics Technology Group
    business                         (SMS Aktiengesellschaft)
   Newell Plastics (Division of
    Newell Rubbermaid Inc.)         Home Products International, Inc.
   Optical Security Group, Inc.     Applied Holographics PLC
   O'Sullivan Corporation           The Geon Company
   Pioneer Plastics Corporation     Panolam Industries International, Inc.
    (The Rugby Group, PLC)           (Genstar Capital Partners II, LP)
   Safety 1st, Inc.                 Dorel Industries, Inc.
   Sealright Company Inc.           Huhtamaki OY
   Shieldmate Robotics              Nolato AB
   Spartech Corporation             Vita International Ltd (British Vita PLC)
   Sun Coast Industries, Inc.       Kerr Group Inc.
   Ultra Pac Inc.                   Ivex Packaging Corp.
   Uniflex Inc.                     CMCO Inc.
   Uniflex Inc.                     RFE Investment Partners
   Waddington North America Inc.    WNA Merger Corp.

None of the transactions utilized in this analysis as a comparison is identical to the proposed Triple S-Eimo merger.

   In examining these transactions, Pacific Crest analyzed, among other things, for each of Triple S and the comparable acquired companies, the multiples of enterprise value to:

  .  revenues,

  .  net income,

  . earnings before interest and taxes, which is also referred to as EBIT, and

  .  book value

Pacific Crest calculated enterprise value by taking the total value of the merger or acquisition transaction, including the amount paid for all equity securities, plus outstanding total debt, less cash and cash equivalents. In calculating the enterprise value for Triple S, Pacific Crest based the amount to be paid for all of Triple S's equity securities in the proposed merger with Eimo on the closing price of Eimo's Series A shares on May 24, 2001. The time period analyzed for the comparable transactions and the Triple S-Eimo merger was the most recent year of financial data prior to announcement of the respective transactions. Estimated financial information for the comparable transactions was not available, and therefore, was not analyzed. All multiples for the selected transactions were based on public information available at the time of public announcement, and Pacific Crest's analysis did not take into account different market and other conditions during the relevant periods in which the selected transactions occurred.

   The analysis showed the following multiples:

                                                      Enterprise Value to:
                                                   ---------------------------
                                                             Net         Book
                                                   Revenues Income EBIT  Value
                                                   -------- ------ ----  -----
   Triple S.......................................   0.3x     9.8x  5.1x  1.2x
   Group of selected plastic parts manufacturing
    companies:
    Mean..........................................   1.1x    28.1x 11.6x  3.0x
    Median........................................   1.0x    25.0x  9.5x  2.7x

   Pacific Crest observed that the multiples for Triple S were below all of the mean and median multiples for the group of selected plastic parts manufacturing companies.

   Comparable Public Companies Analysis. This analysis reviews the operating performance and outlook of Triple S relative to two groups of peer companies to determine an implied value. Using Pacific Crest estimates for Triple S and using published estimates for the selected peer companies, Pacific Crest compared, among other things, the multiples of (1) equity value to revenues and
(2) equity value to earnings before interest and taxes, or EBIT, for calendar years 2000 and 2001 for Triple S to corresponding multiples for selected plastic parts manufacturing companies and selected general plastics manufacturing companies. Pacific Crest selected the plastic parts manufacturing companies because they are publicly traded companies that manufacture parts for the telecommunications market and have operations that, for purposes of this analysis, may be considered similar to those of Triple S. The plastic parts manufacturing companies that Pacific Crest considered comparable to Triple S were:

   .  Balda AG,

   .  Eimo,

   .  Nolato AB, and

   .  Perlos Oyj.

Pacific Crest selected the general plastics manufacturing companies because they are publicly traded companies with general plastics manufacturing operations that, for purposes of this analysis, may be considered similar to those of Triple S. The general plastics manufacturing companies that Pacific Crest considered comparable to Triple S were:

   .  AEP Industries, Inc.,

   .  Atlantis Plastics, Inc.,

   .  Clarion Technologies, Inc.,

   .  Deswell Industries, Inc.,

   .  Gundle/SLT Environmental, Inc.,

   .  Ivex Packaging Corporation,

   .  Lamson & Sessions Company,

   .  Myers Industries, Inc.,

   .  PVC Container Corporation,

   .  Reunion Industries, Inc.,

   .  Spartech Corporation, and

   .  Summa Industries.

None of the companies utilized in this analysis as a comparison is identical to Triple S.

   The analysis showed the following multiples:

                                                Equity Value to Revenues
                                           -----------------------------------
                                             Twelve Months     Twelve Months
                                                 Ended            Ending
                                           December 31, 2000 December 31, 2001
                                           ----------------- -----------------
   Triple S...............................        0.3x              0.3x
   Group of selected plastic parts
    manufacturing companies:
    Mean..................................        1.9x              1.4x
    Median................................        1.4x              1.2x
   Group of selected general plastics
    manufacturing companies:
    Mean..................................        0.4x              0.4x
    Median................................        0.4x              0.4x

                                                  Equity Value to EBIT
                                           -----------------------------------
                                             Twelve Months     Twelve Months
                                                 Ended            Ending
                                           December 31, 2000 December 31, 2001
                                           ----------------- -----------------
   Triple S...............................        3.0x             31.7x
   Group of selected plastic parts
    manufacturing companies:
    Mean..................................       16.7x             11.3x
    Median................................       12.3x              9.5x
   Group of selected general plastics
    manufacturing companies:
    Mean..................................       10.3x              4.4x
    Median................................        5.2x              4.7x

   Pacific Crest observed that the multiples for Triple S were below all of the mean and median multiples for the group of selected plastic parts manufacturing companies and the group of selected general plastics manufacturing companies, other than Triple S's equity value to EBIT multiple for the twelve months ending December 31, 2001.

   Discounted Cash Flow Analysis. A discounted cash flow analysis derives the intrinsic value of a business based on the net present value of the future free cash flows anticipated to be generated by the assets of the business. Pacific Crest performed a discounted cash flow analysis of Triple S utilizing estimates prepared by Pacific Crest. Pacific Crest calculated the net present value of Triple S's free cash flows using discount rates ranging from 15% to 19%. Pacific Crest arrived at such discount rates based on its analysis of the expected rates of return from investments with similar risk characteristics. Based on this analysis, Pacific Crest calculated the equity value of Triple S to be in a range of approximately $16,500,000 to $26,000,000. Pacific Crest observed that this range of values was below the approximately $38,500,000 value of the proposed merger based on the exchange ratio.

   Relative Contribution Analysis. Pacific Crest performed an exchange ratio analysis comparing the relative contributions of Triple S and Eimo to the combined company. The following table displays:

  . each company's relative contribution to the combined company's actual revenues, operating income, net income, assets and shareholders' equity for the twelve months ended March 31, 2001,

  . each company's relative contribution to the combined company's estimated revenues, pre-tax income and shareholders' equity for the twelve months ended December 31, 2001,

  . based on such relative contributions, the number of Eimo Series A shares that each share of Triple S common stock would be converted into in the merger, which is referred to in this analysis as an implied exchange ratio, and

  . the assumed percentages of the combined company's shares that the Triple S shareholders and the Eimo shareholders would own after the merger based on the exchange ratio.

                                                                % Contribution
                                                                -----------------
                                                                Triple S  Eimo
                                                                --------- -------
Twelve months ended March 31, 2001:
 Revenue.......................................................     61%     39%
 Operating income..............................................     46%     54%
 Net income....................................................     46%     54%
 Assets........................................................     41%     59%
 Shareholders' equity..........................................     45%     55%
Twelve months ending December 31, 2001:
 Revenue.......................................................     51%     49%
 Operating income..............................................     12%     88%
 Shareholders' equity..........................................     43%     57%
Assumed post-merger ownership of the combined company..........     31%     69%

   Pacific Crest observed that the Triple S shareholders' post-merger ownership of the combined company is below the range of Triple S's relative contribution to the combined company in each category, with the exception of Triple S's relative contribution to the combined company's operating income for the twelve months ending December 31, 2001.

   Transaction Premium Analysis. Pacific Crest reviewed selected business combinations structured as mergers or acquisitions occurring in 1996 through 2000 and analyzed the premiums/discounts paid in these transactions over prevailing market prices before the announcement of these transactions. Pacific Crest selected these transactions because they were structured as mergers or acquisitions of companies in industries that for purposes of this analysis may be considered similar to those of Triple S and Eimo.

   The table below shows the transaction premiums for the industry groups measured by calculating, for each transaction in the industry group, the amount by which (1) the per share transaction consideration paid at the closing of the relevant transaction exceeded (2) the per share closing market price for the relevant target company as of the fifth trading day prior to the announcement of the relevant transaction. The transaction premium for the Triple S-Eimo merger would be 62%, when calculated by measuring the amount by which (1) the per share Eimo stock price at the close of business on May 24, 2001, converted into U.S. dollars and multiplied by the merger exchange ratio, exceeded (2) the per share closing market price for the Triple S common stock as of the fifth trading day prior to May 24, 2001.

                                                   Transaction Premium Paid over
                                                   Pre-Announcement Stock Price
                                                   -----------------------------
                                                   1996  1997  1998  1999  2000
                                                   ----- ----- ----- ----- -----
All industries.................................... 36.6% 35.7% 40.7% 43.3% 49.2%
Manufacturing companies .......................... 40.1% 44.3% 47.7% 43.2%   --
Fabricated metal products......................... 70.1% 43.6% 58.5% 54.0%  2.8%
Miscellaneous manufacturing ...................... 34.7% 38.8%   --  30.0% 31.6%
Plastics and rubber............................... 40.8% 24.4% 58.3% 37.6% 37.4%

   No company or transaction utilized in the transaction premium analysis is identical to Triple S or Eimo or the merger.

   The preparation of a fairness opinion involves various determinations as to the most appropriate and relative quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances; therefore, such opinions are not readily susceptible to a partial analysis or summary description. In arriving at its opinion, Pacific Crest considered the results of all of its analyses as a whole and did not form a conclusion as to whether any individual analysis supported or failed to support its opinion. Pacific Crest's conclusions also involved elements of judgment and qualitative analyses. In addition, even though the separate analyses are summarized above, Pacific Crest believes that its analyses must be considered as a whole. Pacific Crest also believes that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the evaluation process underlying its opinion.

   In performing its analyses, Pacific Crest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Triple S or Eimo. Any estimates contained in Pacific Crest's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Pacific Crest's opinion of the fairness from a financial point of view to the holders of common stock of Triple S of the exchange ratio in the merger agreement and were conducted in connection with the delivery by Pacific Crest of its opinion dated May 24, 2001 to the Triple S board of directors.

   Pacific Crest, as part of its investment banking business, regularly engages in:

  . the valuation of businesses and their securities in connection with mergers and acquisitions;

  .  negotiated underwritings;

  .  financial advisory, as related to mergers and acquisitions;

  .  secondary distributions of listed and unlisted securities;

  .  private placements; and

  .  valuations for corporate and other purposes.

   Triple S selected Pacific Crest to act as its financial advisor based on its experience and expertise in such valuations and its familiarity with Triple S and its business. In the ordinary course of its business, Pacific Crest and its affiliates may actively trade the debt and equity securities of both Eimo and Triple S for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Pacific Crest currently is providing other investment banking services to Triple S and may provide investment banking services to Triple S and its subsidiaries in the future.

   Pursuant to a letter agreement dated February 11, 2000, Triple S engaged Pacific Crest to act as its financial advisor in exploring Triple S's strategic alternatives. Under the terms of the letter agreement, which was negotiated by Triple S and Pacific Crest, Triple S has agreed to pay Pacific Crest a transaction fee, upon consummation of the merger, of $500,000 plus 2.0% of the amount, if any, by which the aggregate merger consideration exceeds $90,000,000. Triple S has also agreed to pay Pacific Crest an additional $100,000 in connection with Pacific Crest's issuance of its fairness opinion relating to the amended and restated merger agreement, $75,000 of which is contingent on completion of the merger. In addition, Triple S has also agreed to reimburse Pacific Crest for its reasonable out-of-pocket expenses and to indemnify Pacific Crest and its affiliates against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

   In considering the recommendations of the Triple S board of directors with respect to the merger agreement, Triple S shareholders should be aware that certain directors and members of management of Triple S have interests in the merger that are different from, or in addition to, the interests of Triple S shareholders generally. These interests, to the extent material, are described below. The Triple S board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

 Board Seats

   The merger agreement provides that Daniel B. Canavan, Chairman of the Triple S board of directors, and Evan C. Harter, an outside director of Triple S, will each be elected to the Eimo board of directors. Once elected, it is anticipated Messrs. Canavan and Harter will serve as members of the board of directors of Eimo until the next annual meeting of Eimo shareholders.

 Employment Agreement

   As a condition and inducement to Eimo entering into the merger agreement, A. Christian Schauer, the current Chief Executive Officer of Triple S and a director of Triple S, concurrently with the execution and delivery of the merger agreement, entered into an employment agreement with Triple S. Pursuant to such employment agreement, which will become effective at the closing of the merger and will extend for a term of six months after the closing, Mr. Schauer will serve as President and Chief Executive Officer of Triple S. The terms of Mr. Schauer's employment agreement are no more favorable than the terms of his current employment arrangement with Triple S.

 Liquidity and Registration Rights Agreement

   At the time of the completion of the merger, Messrs. Schauer, Valentine and Canavan will enter into a liquidity and registration rights agreement with Eimo, Jalo Paananen, Chairman of the Eimo board of directors, Elmar Paananen, Executive Vice Chairman of the Eimo board of directors, Annamari Jukko and Topi Paananen, members of the Paananen family and shareholders of Eimo. Under the terms of such agreement, Messrs. Schauer, Valentine and Canavan will be granted unlimited "piggyback registration rights" in the United States, which means that if Eimo undertakes to sell its shares in the United States in certain types of public offering transactions, Messrs. Schauer, Valentine and Canavan will be entitled to have their shares of Eimo registered for resale by Eimo for federal securities laws purposes in those transactions. If Eimo undertakes to publicly sell its shares outside of the United States for its own account for cash, Messrs. Schauer, Valentine and Canavan will be allowed to participate in such offering provided that the amount of shares they sell in such offering does not exceed 30% in the aggregate of the total shares to be sold by Eimo in such offering. In addition, if, under the agreement and during the four-year period following the merger, any of the Eimo shareholders listed above sells any of their shares in a private transaction to a third party, then Messrs. Schauer, Valentine and Canavan will be entitled to participate in such sale on similar terms up to their respective pro rata portions of the total number of Eimo shares to be sold in such transaction. Eimo has also agreed under such agreement that it will, from time to time, upon the request of any of Messrs. Schauer, Valentine and Canavan, use its reasonable best efforts to introduce such persons to underwriters that may have an interest in assisting with the sale of some or all of the Eimo shares of such persons at the then prevailing market price for such shares and institutional investors that Eimo believes may have an interest in acquiring Eimo shares from such persons.

 Triple S Shareholders Agreement

   Messrs. Schauer, Valentine and Canavan have, together with David L. Stewart, a member of the Triple S board of directors, entered into a shareholders agreement with Eimo under which they each have agreed to vote all of the shares of Triple S owned by them in favor of the merger agreement and against any proposal that would impede or prevent the completion of the merger, and to grant Eimo a proxy with respect to the voting of their shares in favor of the merger agreement upon the terms and subject to the conditions set forth in such shareholders agreement. The shareholders agreement also provides that each of Messrs. Schauer, Valentine and Canavan may, prior to the merger, sell up to $1 million worth of Triple S shares and Mr. Stewart may, prior to the merger, sell up to $4 million worth of Triple S shares, so long as Messrs. Schauer, Valentine, Canavan and Stewart held in the aggregate at least 50.1% of the outstanding shares of Triple S common stock on the record date for the Triple S special meeting. At the close of business on July 6, 2001, these shareholders beneficially owned and were entitled to vote 2,215,538 shares of Triple S common stock, which represented approximately

55.1% of the shares of Triple S common stock outstanding on that date. Accordingly, unless earlier terminated in accordance with its terms, the approval of the merger agreement by Triple S shareholders is, as a practical matter, assured as a result of the agreement by these shareholders to vote for the approval of the merger agreement.

 Consulting Agreement with Evan C. Harter

   Effective April 1, 2000, Evan C. Harter, a director and shareholder of Triple S, agreed to assist Triple S in pursuing strategic alternatives to increase shareholder value, which has included assisting Triple S in negotiating and consummating the merger. In fiscal 2001, Mr. Harter's compensation for such services was $240,000, and he has been paid a total of $300,000 through the period ended June 30, 2001, and will continue to receive $20,000 per month for such services through the month in which the merger is completed.

 Outside Directors Stock Option Plan

   On July 13, 2000, Triple S amended the stock option agreements with its outside directors issued under Triple S's Outside Directors Stock Option Plan to provide that all unvested stock options subject to these agreements will become fully vested effective ten days prior to a "change in control" of Triple
S. A change in control will be deemed to have occurred if and when the merger is completed. Any such stock options that are not exercised prior to the completion of the merger will be converted into a number of fully exercisable options to purchase Eimo ADSs and described in "Summary of the Merger Agreement--Stock Options and Other Employee Benefits" on page 60.

   The following table depicts the number of options held by each outside director of Triple S that are expected to vest prior to the tenth day prior to the merger, the number of options that are expected to vest as a result of the merger, and the weighted average strike price for each such category of options, assuming the merger is completed by August 31, 2001.

                                Estimated                 Estimated
                                Number of     Weighted    Number of    Weighted
                             Options Vested   Average  Options Vesting Average
                            Prior to Ten Days Exercise as a Result of  Exercise
  Name                      Before the Merger  Price     the Merger     Price
  ----                      ----------------- -------- --------------- --------
Robert D. Bedilion.........      21,700        $ 7.23      31,700       $ 9.17
Evan C. Harter.............      14,667        $ 7.70      27,000       $ 9.54
James F. Hettinger.........      23,000        $ 6.82      33,000       $ 8.81
A. Christian Schauer(1)....      13,000        $ 5.05      13,000       $ 5.05
David L. Stewart...........      23,000        $ 6.82      33,000       $ 8.81
Donald W. Thomason.........       6,666        $14.07      15,000       $15.25

--------
(1) Mr. Schauer, a current member of the Triple S board of directors, formerly was a non-employee director of Triple S and was issued options under Triple S's Outside Directors Stock Option Plan prior to becoming Chief Executive Officer of Triple S, and as permitted by the plan, the options issued to him under the plan are still outstanding.

 Indemnification of Directors and Officers and Insurance

   Under the merger agreement, Eimo has agreed to provide certain continuing indemnification and insurance benefits for officers, directors and employees of Triple S. See "Summary of the Merger Agreement--Indemnification and Insurance" on page 61.

Accounting Treatment

   Eimo will account for the merger as a purchase under Finnish Accounting Standards in accordance with Interpretation No. 1591/1999 by the Finnish Accounting Board. Therefore under Finnish Accounting Standards

Eimo will not record any goodwill in connection with the merger. Eimo will account for the merger as a purchase under U.S. Generally Accepted Accounting Principles in accordance with APB Opinion No. 16, "Business Combinations." See the "Unaudited Pro Forma Combined Financial Information" beginning on page 73.

   In the case of U.S. Generally Accepted Accounting Principles, the excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill and amortized over its estimated economic life. The merger will result in an estimated total goodwill of approximately (Euro)1.6 million ($1.4 million), and amortization expense of approximately (Euro)0.1 million ($0.1 million) per year under U.S. Generally Accepted Accounting Principles for 20 years after the merger, thereby reducing Eimo's reported consolidated profit under U.S. Generally Accepted Accounting Principles. The actual goodwill charge may change from the estimated amount based on the actual average price of Eimo Series A shares at the time of the merger. This goodwill amortization will be recognized as an accounting charge against profit upon the completion of the merger but will not affect Eimo's cash flow. Under Finnish Accounting Standards, the accounting for the merger will not impact Eimo's distributable reserves or ability to pay dividends. For more detail about the amount of goodwill Eimo will have to record for purposes of U.S. Generally Accepted Accounting Principles and the manner in which such goodwill will be amortized, and the assumptions employed in estimating such amounts, see Note (a) to the unaudited pro forma combined financial statements, included in the section of this proxy statement/prospectus entitled "Unaudited Pro Forma Combined Financial Information" on page 78.

Resales of ADSs

   This proxy statement/prospectus does not cover any resales of Eimo securities to be received by Triple S shareholders in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

   The Eimo ADSs to be issued to Triple S shareholders in the merger will be registered under the Securities Act and may be traded freely and without restriction by those shareholders not deemed affiliates, as that term is defined under the Securities Act, of Triple S or Eimo. Any transfer of Eimo ADSs by any person who is an affiliate of Triple S at the time the merger is submitted for vote of the shareholders of Triple S will, under existing law, require:

  . the further registration under the Securities Act of the Eimo ADSs to be transferred; or

  . compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under specified circumstances; or

  .  the availability of another exemption from registration.

   Affiliates of Triple S are persons who directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, Triple S. The restrictions on affiliates are expected to apply to the directors and executive officers of Triple S and the holders of 10% or more of the Triple S shares. The same restrictions apply to spouses, other relatives and any trusts, estates, corporations or other entities in which affiliates or their spouses or such relatives have a 10% or greater beneficial or equity interest. The Eimo ADSs to be received by affiliates of Triple S in the merger will have a legend describing these restrictions.

Regulatory Approvals Required for the Merger

   Other than as described below, we are not aware of any material foreign, federal or state governmental approvals or actions that may be required for completion of the merger. Should any other approval or action be required, we currently contemplate that the approval would be sought or action taken.

 Antitrust

   Based on applicable statutory thresholds, Eimo and Triple S believe that no pre-merger filings are required under applicable antitrust and anti-monopoly laws with either U.S., European or other authorities.

   Eimo conducts business in two of the member states of the European Union, namely Finland and the Netherlands. Council Regulation (EEC) 4064/89, as amended, requires notification to, and approval by, the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. In connection with the merger, no threshold limits specified in the Council Regulation (EEC) 4064/89 are expected to be exceeded. Consequently, no notification is required to be submitted to the European Union competition authorities. The Finnish Competition Act contains regulations with respect to mergers or acquisitions involving parties with aggregate worldwide sales limits specified in such act. In connection with the merger, no sales limits specified in the Finnish Competition Law are expected to be exceeded. Consequently, no notification is required with respect to the merger to be submitted to the Finnish competition authorities. There can be no assurance that the merger will not be delayed because of the application of antitrust or other applicable laws or regulations. At any time before or after completion of the merger, the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Justice Department, a state or non-U.S. governmental authority, such as the Finnish Competition Authority, or a private person or entity could seek to enjoin the merger or to cause Eimo to divest, in whole or in part, any of its assets or businesses, including assets or businesses of Triple S. We cannot guarantee that a challenge to the merger will not be made or, if a challenge is made, that we will prevail. Our obligations to complete the merger are dependent on the condition that there be no order, decree or injunction of any court of competent jurisdiction that prohibits the merger. See "Summary of the Merger Agreement--Conditions to Each Party's Obligations to Complete the Merger" on page 61.

   Since September 30, 2000, Eimo has also conducted business in Hungary. However, based on applicable Hungarian law, no regulatory filings are believed to be required in Hungary. On August 30, 2000, Triple S announced that it had established a new business in Brazil. However, based on applicable Brazilian law, no regulatory filings are believed to be required in Brazil. Eimo has entered into various business expansion arrangements in the People's Republic of China. However, Eimo does not believe that any regulatory filings are required in the People's Republic of China.

   In summary, Eimo and Triple S believe that neither the U.S. Federal Trade Commission, the U.S. Department of Justice, the European Commission nor other governmental authorities will challenge the merger. However, depending on the timing of subsequent business developments and the actual closing date of the transaction, one or more pre-merger filings could ultimately be required and, in all cases, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, what the result will be.

 General

   Each party has agreed to use its reasonable best efforts to resolve any regulatory objections related to the merger. However, Eimo will not be required to agree to any divestiture or the imposition of any conditions that would be reasonably likely to have a material adverse effect on Eimo or Triple S or that would materially and adversely impact the economic, strategic or business benefits of the merger.

Listing of ADSs/Series A Shares

   It is a condition to the merger that the Eimo ADSs issuable in connection with the merger be listed on the NASDAQ National Market for at least three months following the merger, and that the Eimo Series A shares to be issued by Eimo in connection with the merger are admitted to trading on the main market of the Helsinki Stock Exchange. If the merger is completed, the Eimo ADSs will be traded on the NASDAQ National Market under the symbol "EIMO," and the Eimo Series A shares issued in the merger will be admitted to trading on the market for listed securities of the Helsinki Stock Exchange.

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

Other Effects of the Merger

 Effect of the Merger on the Triple S Equity Plans

   At the effective time of the merger, all options to acquire shares of Triple S common stock by their terms will become options to acquire Eimo ADSs. Pursuant to Triple S's equity-based plans and individual option agreements, ten days prior to a change in control of Triple S, the unvested stock options granted to the non-management directors of Triple S under its equity-based plans will generally vest. The completion of the merger will constitute a change in control under the equity-based plans and individual option agreements relating to non-management directors of Triple S. All other Triple S stock options will, however, upon converting into options to acquire Eimo ADSs at the time of the merger, remain on the same vesting schedules as were in place prior to the merger. See "The Merger--Interests of Certain Persons in the Merger, Outside Directors Stock Option Plan."

 Content and Timing of Reports and Notices of the Companies; Definition of Foreign Private Issuer

   The content and timing of reports and notices that Eimo will be required to file with the SEC differ in several respects from the reports and notices that Triple S currently files. Eimo is a foreign private issuer for the purposes of the reporting rules under U.S. federal securities laws.

   As a U.S. reporting company, Triple S currently must file with the SEC, among other reports and notices:

  . an annual report on Form 10-K within 90 days after the end of each fiscal year;

  . a quarterly report on Form 10-Q within 45 days after the end of the first three fiscal quarters; and

  . current reports on Form 8-K upon the occurrence of various corporate events.

   As a foreign private issuer, Eimo will be required to:

  . file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and

  . furnish reports on Form 6-K upon the occurrence of significant corporate events including publication of its quarterly reports in respect of the first three quarters and the announcement of its annual results.

   As a foreign private issuer, Eimo is not required to file quarterly reports on Form 10-Q after the end of each financial quarter.

   In addition, the content and timing of reports and notices that holders of Eimo ADSs and Eimo Series A shares will receive will differ from the reports and notices that are currently received by Triple S shareholders. As a U.S. reporting company, Triple S must mail to its shareholders in advance of each annual meeting of shareholders:

  .  an annual report containing audited financial statements; and

  . a proxy statement that complies with the requirements of U.S. federal securities laws.

   As a foreign private issuer, Eimo will be exempt from the rules under the Securities and Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders. However, Eimo expects to cause holders of Eimo ADSs to be furnished with an annual report which contains audited financial statements prepared in conformity with Finnish Accounting Standards, including U.S. Generally Accepted Accounting Principles reconciliations to the extent required by applicable SEC rules, and a discussion of Eimo's financial results. In addition, under the rules of the Helsinki Stock Exchange, Eimo is under an obligation to publish stock exchange press releases upon the occurrence of any significant corporate events which it will also furnish to the SEC on Form 6-K. Holders of Eimo ADSs will also be able to obtain from the depositary bank a copy of Eimo's most recent annual report on From 20-F beginning with the annual report for the year ended December 31, 2001. The depositary bank has also agreed to make these documents available for inspection at the depositary bank's office. See "Description of Eimo American Depositary Shares" for a more detailed discussion of these procedures. Eimo posts its annual reports and other information on its internet web site at www.eimo.com. In addition, Eimo's officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Securities Exchange Act and related rules that currently apply to officers, directors and significant shareholders of Triple S. Foreign private issuers also are not subject to the requirements of Regulation FD.

   Eimo expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, Eimo will retain its status as a foreign private issuer so long as either:

  . 50% or more of Eimo's outstanding voting securities, including Eimo Series A shares underlying the Eimo ADSs, are beneficially owned by shareholders who are not residents of the United States; or

  .  all three of the following conditions continue to be satisfied:

    -- at least 50% of Eimo's board of directors and its executive officers are neither citizens nor residents of the United States;

    -- at least 50% of Eimo's assets are located outside the United States;
       and

    -- Eimo's business is administered principally outside the United
       States.

   After completion of the merger, U.S. shareholders may, but are not expected to, hold more than 50% of the Eimo Series A shares. However, Eimo expects that after the merger at least 50% of the members of its board of directors and executive officers will be persons who are not U.S. citizens or residents and, on a consolidated basis, at least 50% of its assets will be located outside of the United States. Furthermore, Eimo will continue to administer its business from its current headquarters in Finland. Accordingly, Eimo expects to retain its status as a foreign private issuer after completion of the merger. If Eimo at any time loses its status as a foreign private issuer, it will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K as long as it otherwise is required to be, and, in fact remains, a reporting company under the Securities Exchange Act. In addition, Eimo would become subject to the rules under the Securities Exchange Act regarding the furnishing and content of annual reports and proxy statements to its shareholders as long as it otherwise is required to be, and in fact remains, a reporting company under the Securities Exchange Act. Furthermore, Eimo would become subject to Regulation FD and to Section 16 under the Securities Exchange Act and the related rules thereunder.

   Under the merger agreement, Eimo is obligated to use its best efforts to keep the Eimo ADSs listed on NASDAQ and use its best efforts to file reports under the Securities and Exchange Act for at least three months following the merger. If the Eimo ADSs were delisted from NASDAQ or if Eimo becomes eligible under applicable rules and regulations of the SEC to choose to cease being a reporting company, holders of Eimo ADSs would be entitled only to the information and reports to which they would be entitled to under Finnish law as beneficial holders of Eimo Series A shares.

   Although Eimo, as a foreign private issuer, is exempt from the rules under the Securities and Exchange Act regarding the furnishing of annual reports, under the rules of the NASDAQ National Market, Eimo is required to distribute to the holders of Eimo ADSs an annual report containing audited financial statements within a reasonable period of time before Eimo's annual general meeting of shareholders. Eimo currently makes available to holders of Eimo's Series A shares its annual report which contains audited financial statements prepared in conformity with Finnish Accounting Standards and a discussion of Eimo's financial results. Eimo also makes available quarterly interim reports, which include unaudited interim financial information prepared in conformity with Finnish Accounting Standards, and notices of meetings of shareholders and related documents in accordance with the rules of the Helsinki Stock Exchange. See "Description of Eimo American Depositary Shares."


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

 Delisting of Triple S Common Stock

   If the merger is completed, the Triple S common stock will be delisted from the NASDAQ National Market and deregistered under the Securities Exchange Act.

 The Market Price for the Eimo ADSs and Eimo Series A Shares

   Some U.S. mutual funds and state pension funds are precluded from holding non-U.S. equities. If any such funds currently hold Triple S common stock, they will be required to sell their Triple S shares, or the Eimo ADSs or Eimo Series A shares they receive in exchange, prior to or after completion of the merger. Furthermore, as of July 6, 2001, the last date prior to the date of this proxy statement/prospectus for which information was available, Triple S officers and directors held a total of approximately 2,215,538 shares of Triple S common stock and Triple S stock options to purchase 427,200 shares. Triple S officers and directors may sell their Triple S shares or the Eimo ADSs or Eimo Series A shares they receive in the merger. These sales could adversely affect the market price for the Eimo ADSs and Eimo Series A shares.

              U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

   The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. Holders, as defined below, of Triple S shares, and represents the opinion of Schiff Hardin & Waite, counsel to Triple
S. Schiff Hardin & Waite issued its opinion to Triple S on July 13, 2001. This discussion addresses only U.S. Holders who hold Triple S shares and, after the merger, Eimo ADSs or Eimo Series A shares, as capital assets and does not address all aspects of the U.S. federal income tax consequences that may be relevant to particular U.S. Holders in light of their individual circumstances or to U.S. Holders who are subject to special rules under U.S. federal income tax law, including financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or foreign currencies, pass-through entities, U.S. Holders who hold their shares as a hedge against currency risk, or as a part of a constructive sale, straddle or conversion transaction, or U.S. Holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and court decisions, all as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This discussion addresses only material U.S. federal income tax consequences and does not address any other federal tax consequences or any state, local or foreign tax consequences.

   For a discussion of the U.S. federal and Finnish tax consequences relating to the ownership and disposition of Eimo ADSs, see "Taxation on Eimo Series A Shares and Eimo American Depositary Shares" beginning on page 137.

   You are strongly encouraged to consult your own tax advisor as to the specific tax consequences of the merger in light of your personal tax situation, including the applicability and effects of federal, state, local and foreign income and other tax laws.

   For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of Triple S stock that is:

  .  a citizen or individual resident of the United States;

  . a corporation or partnership organized in or under the laws of the United States or any state thereof, including the District of Columbia;

  . an estate of which the income is subject to U.S. federal income taxation regardless of its source; or

  . a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Internal Revenue Code.

   Schiff Hardin & Waite has opined as of July 13, 2001 that:

  .  the merger will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue code; and

  . a U.S. Holder who exchanges Triple S shares for Eimo ADSs will not recognize any gain or loss other than in respect of cash received in lieu of a fractional Eimo ADS, except for any U.S. Holder who will own, actually or constructively, five percent or more of Eimo, taking into account both Eimo ADSs and Eimo Series A shares, by vote or value immediately after the merger, the tax consequences for whom are described below in "--Five Percent Holders."

   The aggregate tax basis in the Eimo ADSs received by U.S. Holders will be equal to the aggregate adjusted tax basis of Triple S shares exchanged by U.S. Holders for the Eimo ADSs, except to the extent of basis allocable to a fractional Eimo ADS. The holding period of the Eimo ADSs will include the period during which the Triple S shares were held.

   The obligations of Eimo and Triple S to complete the merger are conditioned, among other things, upon the receipt by Triple S of another opinion of Schiff Hardin & Waite, to be issued as of the effective date of the merger, that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of Eimo and Triple S will be a party to the reorganization within Section 368(b) of the Internal Revenue Code. In rendering that opinion, Schiff Hardin & Waite may require and rely upon customary representations from Eimo and Triple S.

   Under the terms of the merger agreement, Triple S may waive the condition that it receive that tax opinion. However, Triple S does not currently intend to waive the condition, and, in any event, will not waive the condition without first:

  . revising and recirculating the proxy statement/prospectus to indicate that it has waived the condition; and

  .  resoliciting the vote of Triple S's shareholders.

Cash Received in Lieu of a Fractional Eimo ADS

   Cash received by a U.S. Holder in lieu of a fractional Eimo ADS will be treated as though the fractional Eimo ADS had been distributed as a part of the exchange and then redeemed, and, assuming that the redemption of the fractional Eimo ADS is characterized as a sale or exchange of the Eimo ADS and not as a dividend, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount of cash received and the basis of the fractional Eimo ADS deemed to be surrendered, which gain or loss will generally be a capital gain or loss.

Five Percent Holders

   A U.S. Holder who will own, actually or constructively, five percent or more of Eimo, taking into account both Eimo ADSs and Eimo Series A shares, by vote or value immediately after the merger will qualify for non-recognition treatment as described above only if the holder files a "gain recognition agreement" with the IRS. A gain recognition agreement would obligate the U.S. Holder to recognize gain in whole or in part in respect of the merger if, within the 60 months following the end of Eimo's current taxable year, Eimo were to dispose of some or all of the stock of Triple S or were to sell substantially all of the assets acquired from Triple S in the merger, even though the U.S. Holder has not disposed of its Eimo ADSs. In such event the U.S. Holder would be obligated to pay the IRS interest from the date the U.S. Holder filed his or her tax return with respect to the taxable year of the U.S. Holder in which the merger occurs. Any such holder is urged to consult with a tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

Backup Withholding

   U.S. Holders who do not comply with applicable reporting and/or certification procedures may be subject to withholding tax of 31% with respect to any cash payments received in the merger. Those procedures do not apply to "exempt recipients" such as corporations.

   The conclusions expressed above, including those expressed in the opinion of Schiff Hardin & Waite, are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. The opinion of Schiff Hardin & Waite is not binding on the Internal Revenue Service.

   The discussion addresses only the material U.S. federal income tax consequences of the merger to U.S. Holders and does not address other tax consequences that may be relevant to particular taxpayers in light of their personal circumstances. Since the tax laws are complex and tax consequences may be affected by matters not discussed above, each Triple S shareholder is urged to consult a tax advisor with respect to the specific tax consequences of the merger taking into account his or her own particular circumstances, including the applicability and effect of state, local and non-U.S. tax laws, as well as of the U.S. federal tax laws.

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

Tax Consequences to U.S. Holders of Triple S Employee Stock Options

   The exchange pursuant to the merger by a U.S. Holder of an employee stock option to acquire a share of Triple S common stock for an option to acquire Eimo ADSs or Eimo Series A shares will not be taxable for U.S. federal income tax purposes. A U.S. Holder of an option to acquire an Eimo ADS or Eimo Series A share who received that option in exchange for an option to acquire Triple S common stock that was received as compensation and who exercises that option, will generally recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the stock received pursuant to that exercise over the price paid for that stock pursuant to the option and be subject to applicable withholding taxes. A U.S. Holder's basis in stock received as a result of the exercise of an option will equal the fair market value of the stock on the exercise date, and a U.S. Holder's holding period begins on the exercise date. Thereafter, the U.S. Holder will be subject to the rules discussed elsewhere with respect to U.S. Holders of Eimo ADSs and Eimo Series A shares. The above discussion does not address the U.S. federal income tax consequences of the exercise of any option that is treated as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code. Any U.S. Holder of an option that is treated as an incentive stock option is urged to consult his or her own tax advisor concerning the consequences to him or her of the merger and exercise of the option.

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

                        SUMMARY OF THE MERGER AGREEMENT

   The merger agreement is attached to this proxy statement/prospectus as Annex
A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

Form of the Merger

   If all the conditions to the merger are satisfied or waived in accordance with the merger agreement, a wholly owned subsidiary of Eimo will merge with and into Triple S, with Triple S surviving as a wholly owned subsidiary of Eimo.

Effective Time and Timing of Closing

   The merger will become effective and be completed when a certificate of merger has been filed with both the Department of Consumer and Industry Services of the Corporation Division of the State of Michigan and with the Secretary of State of the State of Delaware or at a later time, if so specified in the certificate of merger. We expect the merger to become effective on the same day as the closing of the merger, which will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by Eimo and Triple S.

Consideration to be Received in the Merger

   At the time the merger becomes effective, each outstanding share of Triple S common stock will be canceled and converted into the right to receive merger consideration consisting of 4.5 Eimo Series A shares issued in the form of Eimo ADSs plus cash in lieu of fractional ADSs. The Eimo Series A shares will be delivered in the form of Eimo ADSs, each of which will represent ten Eimo Series A shares.

   Eimo will not issue fractional shares in the merger, and the depositary bank will not issue any fractional ADSs. As a result, each Triple S shareholder that otherwise would receive a fractional Eimo ADS in the merger will instead receive a cash payment equal to (1) the fraction of an Eimo ADS that such shareholder otherwise would have received in the merger, multiplied by (2) $1.75, multiplied by (3) ten or such other number of Eimo Series A shares represented at the time of the merger by a single Eimo ADS. No interest will be paid on the cash paid in the merger in lieu of issuing fractional shares or fractional ADSs or on any dividends or distributions declared or paid on the Eimo ADSs issued in the merger.

   Also at the time the merger becomes effective:

  . Each outstanding Triple S stock option will be exchanged for an option to purchase Eimo ADSs as described on page 60 under "--Stock Options and Other Employee Benefits."

  . Each outstanding award (including restricted stock, deferred stock and other stock equivalents) under any Triple S stock plan will be exchanged for a similar instrument of Eimo as described on page 60 under "--Stock Options and Other Employee Benefits."

   In the event that before the completion of the merger a stock split, stock dividend, recapitalization or redenomination of share capital, or other similar transaction, causes a change to the number of outstanding shares of Triple S common stock or Eimo Series A shares, the number of Eimo ADSs representing the number of Eimo Series A shares into which a share of Triple S common stock will be converted in the merger will be appropriately adjusted. In the event that Triple S issues additional options for Triple S common stock, the number of Eimo ADSs representing the number of Eimo Series A shares into which a share of Triple S common stock will be converted in the merger will be appropriately adjusted.

   Assuming (1) the conversion of all Eimo Series K shares to Eimo Series A shares prior to the merger and (2) the exercise of all outstanding Triple S options prior to the merger, former Triple S shareholders will hold approximately 30% of the issued and outstanding shares of the combined company following the merger.

Exchange of Certificates Representing Triple S Common Stock

   Eimo will appoint an exchange agent who will exchange certificates representing shares of Triple S common stock for Eimo ADRs evidencing Eimo ADSs. Promptly after the merger is completed, Triple S or the exchange agent will mail to each former registered holder of shares of Triple S common stock a letter of transmittal which the holder must properly complete and deliver to the exchange agent with the holder's common stock certificates.

   Eimo will issue the Eimo Series A shares that will underlie the Eimo ADSs to be issued as merger consideration to Citibank, which will serve as the depositary for the Eimo ADSs. The Eimo ADRs evidencing the Eimo ADSs will be delivered by the depositary to the exchange agent for the purpose of exchanging the certificates of shares of Triple S common stock for Eimo ADRs. Citibank is expected to serve both as depositary and exchange agent.

   After a registered holder of shares of Triple S common stock delivers certificates for those shares and a signed transmittal letter to the exchange agent, the holder will be entitled to receive in exchange for the holder's Triple S common stock:

  . one or more Eimo ADRs evidencing the number of Eimo ADSs into which the holder's shares were converted in the merger, excluding fractional Eimo ADS interests; and

  . a check in the amount, after giving effect to any required tax withholdings, of:

    -- cash, in U.S. dollars, in lieu of any fractional interest in an Eimo
       ADS, on the terms described above; plus

    -- any cash dividends or other distributions that the holder has the right to receive, including dividends or other distributions payable with respect to the holder's Eimo ADSs with a record date after the completion of the merger and a payment date on or before the date the holder properly delivers Triple S common stock certificates to the exchange agent.

   The certificates representing shares of Triple S common stock that are surrendered to the exchange agent will be canceled. No interest will be paid or accrued on any amount payable to holders of Triple S common stock. In addition, no holder of Triple S common stock will receive any dividends or other distributions with respect to Eimo ADSs to which the holder is entitled under the merger agreement until that holder surrenders all of his or her Triple S common stock certificates to the exchange agent with a properly completed letter of transmittal.

   In order for a person who is not a registered holder of the Triple S common stock to exchange a certificate, the person must:

  . ensure that the certificate surrendered is properly endorsed or otherwise in proper form for transfer including signature guarantees, if required;

  . provide such proof of identity and genuineness of signatures as the exchange agent deems appropriate; and

  . pay the exchange agent any transfer or other taxes required or establish to the satisfaction of the exchange agent that such taxes have been paid or are not payable.


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

   If you hold Triple S common stock in "street name" through a bank, broker or other financial institution, you should receive your Eimo ADSs through that institution.

   Any portion of the merger consideration that remains undistributed on the first anniversary of the effective date of the merger shall be delivered to Eimo. Thereafter, any holder of certificates for shares of Triple S common stock shall look only to Eimo for payment of the merger consideration as a general creditor.

Representations and Warranties

   The merger agreement contains a number of customary representations and warranties made by Eimo and Triple S regarding, among other things:

  . corporate matters, including due organization, good standing and qualification;

  .  capital structure and outstanding securities;

  . corporate authority to enter into the merger agreement and lack of conflicts with corporate governance documents, contracts or laws;

  .  governmental filings;

  .  reports and other financial statements;

  .  vote required;

  . absence of changes generally since December 31, 2000 with regard to Eimo and March 31, 2001 with regard to Triple S;

  .  litigation and liabilities;

  .  brokers' and finders' fees;

  .  environmental laws;

  .  labor and employment matters;

  .  licenses;

  .  intellectual property;

  .  interested party transactions;

  .  compliance with laws;

  .  opinions of their respective financial advisors; and

  .  tax matters.

   Triple S has also represented:

  .  certain matters with respect to its employee benefit plans; and

  . that it has taken or will take all actions appropriate and necessary to ensure that provisions of the Michigan Business Corporation Act limiting business combinations will not affect the merger or any other transaction contemplated by the merger agreement.

   Eimo has also represented that:

  . Spartan Acquisition Corp. has not engaged in prior business activities or conducted operations other than in connection with the merger.


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

Conduct of Business Pending the Merger; Other Actions

   Triple S has agreed that during the period from the signing of the merger agreement until the completion of the merger, subject to certain permitted exceptions, it will carry on its business in the ordinary and usual course in all material respects. Moreover, Triple S is required to use reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with licensors, clients, suppliers and others having significant business relationships with them.

   Eimo and Triple S have each also agreed that before the completion of the merger they will not, among other things, without the consent of the other party:

  . amend their corporate governance documents other than in the case of Eimo as contemplated in the conversion agreement;

  . issue or sell any shares of capital stock other than the issuance of shares upon the exercise of outstanding options except that Eimo may:

    -- issue or sell up to 7,500,000 shares of its capital stock in connection with one or more acquisitions of uaffiliated third parties;

    -- issue or sell up to 1,500,000 shares of its capital stock under its warrant plans; and

    -- issue Eimo Series A shares as contemplated in the conversion agreement with respect to the conversion of Eimo Series K shares to Eimo Series A shares;

  .  split, combine, subdivide or reclassify their outstanding shares;

  . accelerate the vesting of any bonus, stock option or other compensation or benefits, except as contemplated by the merger agreement;

  .  adopt a plan of complete or partial liquidation;

  . declare or pay dividends or make distributions on their outstanding shares;

  .  repurchase any of their outstanding shares;

  . knowingly take any action which would cause the merger to fail to qualify as a tax free reorganization under the U.S. Internal Revenue Code;

  . enter into any merger or share exchange other than pursuant to the merger agreement and except as described below under "--Offers for Alternative Transactions";

  . dispose of any material amount of assets outside the ordinary course of business;

  . make acquisitions of businesses or assets outside of the ordinary course of business, except for acquisitions that in total are for no more than $1 million, subject to certain agreed upon permitted exceptions which are not subject to a monetary limitation; or

  . enter into any agreement materially limiting their respective business activities.

   In addition, Triple S has agreed that it will not take any of the following actions:

  . amend or make any new awards of stock-based compensation or other benefits under, any compensation or benefit plan, except increases in salary or non-stock-based compensation in the ordinary course of business consistent with past practice;

  . incur any capital expenditures other than in the ordinary course of business or which do not exceed $3 million in connection with Triple S' Brazilian operations or which do not otherwise exceed $3 million in the aggregate with respect to its other operations;

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

  . incur any material indebtedness other than in the ordinary course of business or other than as previously disclosed to Eimo or indebtedness which does not exceed $3 million in connection with Triple S' Brazilian operations as described above; or

  . change its tax accounting policies or settle any material audits, examinations or litigation regarding taxes.

Offers for Alternative Transactions

   Eimo and Triple S have each agreed not to, and each is required to, cause its employees, agents and representatives not to:

  . initiate, solicit or encourage any party to engage in a merger, consolidation or similar transaction with Triple S or Eimo or the purchase by such party of all or any significant portion of Triple S's or Eimo's assets or shares; or

  . engage in any discussions or negotiations with or provide any confidential information or data to any person relating to an offer for such an alternative transaction or engage in any negotiations with any person concerning any such alternative transaction offer.

   However, if Triple S receives an offer to engage in a merger, consolidation or similar transaction or for the purchase of all or substantially all of its shares or assets it may engage in discussions or negotiations with, and furnish confidential information to, the person that made the offer, if:

  . the offer did not result from the breach of Triple S's obligations described above not to solicit or engage in discussions regarding an alternative transaction offer;

  . the Triple S board of directors determines in its good faith judgment, after receiving the advice of its financial adviser, that the offer is more favorable to Triple S and its shareholders;

  . financing has been committed or is reasonably capable of being obtained for the offer; and

  . the Triple S board of directors determines in its good faith judgment that such action is required as a result of the board of directors' fiduciary duties to the Triple S shareholders.

   If Eimo receives an offer to engage in a merger, consolidation or similar transaction or for the purchase of all or substantially all of its shares or assets it may engage in discussions or negotiations with, and furnish confidential information to, the person that made the offer, if:

  . the offer did not result from the breach of Eimo's obligations described above not to solicit or engage in discussions regarding an alternative transaction offer;

  . the Eimo board of directors determines in its good faith judgment, after receiving the advice of its financial adviser, to recommend the offer to its shareholders; and

  . the offer does not require termination of the merger agreement and expressly permits the consummation of the merger.

   Each of Eimo and Triple S also agreed:

  . to terminate any discussions or negotiations regarding any potential merger, consolidation or similar transaction or for the purchase of all or substantially all of their respective shares or assets that were being conducted before the merger agreement was signed; and

  . to notify the other promptly if any inquiries, proposals or requests for information regarding an alternative transaction are received or any discussions or negotiations are sought and identify the person making the inquiry, proposal or request and the material terms of any offer to engage in a merger, consolidation or similar transaction or for the purchase of all or substantially all of its shares or assets that it receives.

Agreement Regarding Recommendations to Shareholders

   The Eimo board of directors has agreed, subject to the directors' fiduciary duties under applicable law, to recommend that the Eimo shareholders vote to approve the merger agreement, the issuance of Eimo Series A shares pursuant to the merger and the election of Daniel B. Canavan and Evan C. Harter to the Eimo board of directors effective upon the merger. The Triple S board of directors has agreed, subject to the directors' fiduciary duties under applicable law, to recommend that the Triple S shareholders vote to approve the merger agreement. See "Special Meeting of Triple S Shareholders" beginning on page 25 and "Extraordinary General Meeting of Eimo's Shareholders" beginning on page 27.

   In the event that either the Triple S board of directors or the Eimo board of directors decides to withdraw its approval of the merger and recommend an alternative transaction, the withdrawing board of directors is required to deliver written notice, at least five business days before that board of directors modifies its favorable recommendation of the merger, advising the other company that it intends to do so. In addition, if requested by Eimo, prior to modifying its recommendation or terminating the agreement, Triple S must also negotiate with Eimo for a period of five business days to allow Eimo to adjust the terms of the merger such that Triple S would proceed with the merger on such adjusted terms.

   Each of Triple S and Eimo is required to submit the merger for a vote of its shareholders even if Triple S's or Eimo's board of directors determines not to recommend approval of the merger, unless the merger agreement is terminated.

Stock Options and Other Employee Benefits

 Stock Options and Awards

   In the merger, all Triple S stock options will be exchanged for options to acquire Eimo ADSs. Eimo will assume the obligations of Triple S under all of its stock option plans. After the merger, the Triple S stock options will be exercisable for the number of Eimo ADSs derived by multiplying the number of shares of Triple S common stock subject to such option before the merger by the exchange ratio and dividing the result by the number of Eimo Series A shares represented by a single Eimo ADS. See the "The Merger--Other Effects of the Merger, Effect of the Merger on the Triple S Equity Plans."

   The exercise price per Eimo ADS for each of these options will be the exercise price for each share of Triple S common stock subject to that option before completion of the merger multiplied by the number of Eimo Series A shares represented by a single Eimo ADS then divided by the exchange ratio.

   In the merger, all outstanding awards, including restricted stock, deferred stock and other stock equivalents, under any Triple S stock plan shall be exchanged for a similar instrument of Eimo. Adjustments will be made as necessary to preserve the investment value of the awards. Eimo will assume the obligations of Triple S under the awards.

   Except as set forth in certain employment agreements, Eimo has agreed to file a registration statement on Form S-8 or other available form with the SEC registering the Eimo Series A shares underlying the Eimo ADSs with respect to Triple S stock options and other awards.

 Other Employee Benefits

   Except as set forth in certain employment agreements, Eimo has agreed to provide to continuing Triple S employees:

  . salary which is no less than the salary provided by Triple S for the twelve-month period ended March 31, 2001 plus any raises instituted prior to the merger in the ordinary course of business up to 10% of the employees cash salary for such twelve-month period; and

  . bonuses for the twelve month fiscal period ending March 31, 2002 equal to the greater of what the Triple S plans provide for and what any Eimo alternative plan provides for.

   Eimo will also recognize a Triple S employee's prior service with Triple S for purposes of eligibility and vesting and benefit accruals and determinations under any employee compensation, incentive or benefit plans that are maintained for the benefit of Triple S employees after the merger to the same extent as that service was recognized by Triple S before the merger.

   In addition, Eimo has agreed to honor the terms of, or provide comparable benefits in respect of, all other Triple S employee benefit plans, with the exception of stock-based plans.

Indemnification and Insurance

   After the merger, Eimo will indemnify the individuals who are or were directors, officers or employees of Triple S or any of its subsidiaries as of or before the completion of the merger for any losses they incur because they acted as directors, officers or employees of Triple S or its subsidiaries before the merger, as follows:

  . Eimo will, until the expiration of applicable statutes of limitation, indemnify and hold harmless those directors, officers and employees against any costs or expenses, including reasonable attorney's fees, judgments, fines, losses, claims, damages or liabilities they incur in connection with any claim arising out of or pertaining to matters relating to their duties or actions in their capacity as officers, directors and employees. In this regard, Eimo will advance fees and expenses, including reasonable attorney's fees, as incurred to the fullest extent permitted under applicable law if the person to whom expenses are advanced provides a customary undertaking to repay these expenses if it is ultimately determined that this person is not entitled to indemnification; and

  . Eimo will, for a period of six years after the merger, provide liability insurance for directors and officers for acts or omissions occurring before the merger on terms at least as favorable as those of any policy presently in effect. To effect such obligations, Eimo will not be required to pay an annual premium that is more than 150% of the annual premium currently paid by Triple S for its existing coverage.

   The foregoing indemnification and insurance coverage also applies to individuals serving as fiduciaries under any Triple S employee benefit plans.

Conditions to Each Party's Obligations to Complete the Merger

   Eimo's and Triple S's respective obligations to complete the merger are subject to the satisfaction or waiver of certain conditions, including without limitation the following:

 Shareholder Approvals

  . the holders of a majority of the voting power of Triple S common stock having approved the merger agreement; and

  . the requisite holders of the Eimo Series A shares and Eimo Series K shares, voting as a single class, at the extraordinary general meeting of the shareholders of Eimo, having approved the resolutions presented to Eimo's shareholders, details of which we describe above under "The Eimo Extraordinary Shareholder Meeting."

 Regulatory Approvals

  . all waiting periods, if any, under applicable U.S. and non-U.S. monopoly laws having expired or been terminated;

  . the Form F-4 registration statement of which this proxy statement/prospectus forms a part and the Form F-6 registration statement for the Eimo ADSs shall have become effective in accordance with the Securities Act; and

  . all other consents, approvals and declarations and authorizations of other governmental entities, except as would not have a material adverse effect, having been obtained.

   We describe in detail any regulatory approvals required for the merger and the actions the merger agreement requires that Eimo and Triple S take in order to obtain regulatory approvals under "The Merger--Regulatory Approvals Required for the Merger."

 No Laws or Orders

  . No law, judgment or order having been enacted or entered, and no injunction having been issued, by a governmental entity that restrains, enjoins or otherwise prohibits the completion of the merger.

 Stock Exchange Listing

  . the Eimo Series A shares to be issued in the merger having been authorized for listing on the Helsinki Stock Exchange; and

  . the Eimo ADSs representing the Eimo Series A shares having been authorized for listing on the NASDAQ National Market.

 Facilitation of Sales in the Event of Termination of Stock Exchange Listing.

  . If the Eimo ADSs cease to be listed on the NASDAQ National Market System or the NASDAQ Small Cap Market during the 12 months following the merger, Eimo has agreed to use its reasonable best efforts to arrange for the availability of third party brokerage services to facilitate the sale of Eimo Series A shares on the Helsinki Stock Exchange for the remainder of such 12 month period. Eimo's obligation is subject to compliance with applicable U.S. laws and Eimo's obligation to attempt to arrange for such brokerage services is limited to the expenditure by it of $50,000.

 Ancillary Agreement

  . Eimo and certain shareholders of Triple S and Eimo shall have entered into the liquidity and registration rights agreement.

Additional Conditions to the Obligations of Eimo

   The obligations of Eimo to effect the merger are also subject to the satisfaction, or waiver by Eimo, of the following conditions:

 Representations and Warranties

  . Triple S's representations and warranties in the merger agreement having been true when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except to the extent that inaccuracies in the representations and warranties would not individually or in the aggregate reasonably be expected to have a material adverse effect on Triple S.

 Compliance with Covenants

  . Triple S having performed in all material respects all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

 No Material Adverse Effect

  . No event shall have occurred that is reasonably likely to have a material adverse effect on Triple S, except that the merger agreement generally excludes the loss of customers and the loss of sales from such customers from the definition of material adverse effect.

Additional Conditions to the Obligations of Triple S

   The obligation of Triple S to effect the merger is also subject to the satisfaction or, except as noted below, waiver by Triple S of the following conditions:

 Representations and Warranties

  . Eimo's representations and warranties in the merger agreement having been true when the merger agreement was entered into and as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date and except to the extent that inaccuracies in the representations and warranties would not individually or in the aggregate reasonably be expected to have a material adverse effect on Eimo.

 Compliance with Covenants

  . Eimo having performed in all material respects all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

 No Material Adverse Effect

  . No event shall have occurred that it reasonably likely to have a material adverse effect on Eimo, except that the merger agreement generally excludes the loss of customers and the loss of sales from such customers from the definition of material adverse effect.

 Tax Opinion

  . Triple S having received another opinion from Schiff Hardin & Waite, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

    -- the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code; and

    -- each of Eimo and Triple S will be a party to the reorganization within the meaning of Section 368(b) of the U.S. Internal Revenue Code.

   Even though Triple S may waive the condition that it receive Schiff Hardin & Waite's closing tax opinion, Triple S does not currently intend to waive the condition, and, in any event, will not waive the condition without first

  . revising and recirculating the proxy statement/prospectus to indicate that it has waived the condition; and

  .  resoliciting the vote of Triple S's shareholders.

Termination and Effects of Termination

 Right to Terminate

   The merger agreement may be terminated at any time before the closing in any of the following ways:

  .  by mutual written consent

  .  by Eimo or Triple S, if:

    -- the merger is not completed by February 28, 2002, or such later date as Eimo and Triple S may agree, provided that neither Eimo or Triple S may terminate the merger agreement if the failure to complete the merger by that date is caused by the failure of the company seeking to terminate to fulfill its obligations under the merger agreement; or

    -- a governmental authority issues a final non-appealable order or injunction that prohibits the completion of the merger, and Eimo and Triple S shall have used reasonable best efforts to prevent such order or injunction from being issued.

  .  by Eimo, if:

    -- Triple S breaches, in any material respect, any of its representations, warranties or covenants contained in the merger agreement, which, unless cured within 30 days following written notice of breach from Eimo, would result in conditions to the merger not being satisfied, and which breach has not been waived by Eimo; or

    -- Triple S willfully and materially breaches its obligations described under "--Offers for Alternative Transactions" beginning on page 59; or

    -- approval by the Triple S shareholders of the merger agreement shall not have been obtained at the Triple S special meeting of shareholders; or

    -- Eimo receives an offer to engage in a merger, consolidation, or similar transaction or for the purchase of all or substantially all of its shares or assets which satisfies the conditions described under "--Offers for Alternative Transactions" to which Triple S objects; provided that Eimo pays the fees and expenses described below under "--Termination Fees Payable to Triple S."

  .  by Triple S, if:

    -- Eimo breaches, in any material respect, any of its representations, warranties or covenants contained in the merger agreement, which, unless cured within 30 days following written notice of breach from Triple S, would result in conditions to the merger not being satisfied, and which breach has not been waived by Triple S; or

    -- Eimo willfully and materially breaches its obligations described under "--Offers for Alternative Transactions" beginning on page 59; or

    -- approval by the Eimo shareholders of the merger agreement and related matters shall not have been obtained at the Eimo extraordinary shareholders meeting; or

    -- Triple S receives an offer to engage in a merger, consolidation or similar transaction or for the purchase of all or substantially all of its shares or assets which satisfies the conditions described under "--Offers for Alternative Transactions" and Eimo and Triple S are unable to negotiate adjusted terms for the merger within five business days after the receipt of such offer which would enable Triple S to proceed with the merger; provided that Triple S pays the fees and expenses described below under "--Termination Payments, Termination Fees Payable to Eimo."

Termination Payments

 Termination Fees Payable to Eimo

   Triple S has agreed to pay Eimo a termination fee of $1.4 million and to reimburse Eimo for up to $1 million of expenses incurred in connection with the merger, if:

  . Eimo terminates the merger agreement pursuant to any of the first three termination rights of Eimo described above under "--Termination and Effects of Termination." Notwithstanding the foregoing, in the event of a non-willful breach by Triple S of its representations, warranties or covenants giving rise to the first Eimo termination right as described above, Triple S shall only be required to reimburse Eimo for its expenses up to $1 million.

  . Triple S terminates the merger agreement in connection with a merger, consolidation or similar transaction involving Triple S or the purchase or sale of all or substantially all of its shares or assets as described under "--Offers for Alternative Transactions."

   Additionally, if Triple S terminates the merger agreement and consummates a merger, consolidation or similar transaction involving Triple S or the purchase or sale of all or substantially all of its shares or assets within one year following the termination of the merger agreement as described under "Summary of the Merger Agreement--Offers for Alternative Transactions," Triple S must pay an additional $0.8 million to Eimo.

 Termination Fees Payable to Triple S

   Eimo has agreed to pay Triple S a termination fee of $1.4 million and to reimburse Triple S for up to $1 million of expenses incurred in connection with the merger, if:

  . Triple S terminates the merger agreement pursuant to any of the first three termination rights of Triple S described above under "-- Termination and Effects of Termination." Notwithstanding the foregoing, in the event a non-willful breach by Eimo of its representations, warranties or covenants giving rise to the first Triple S termination right as described above, Eimo shall only be required to reimburse Triple S for its expenses up to $1 million.

  . Eimo terminates the merger agreement in connection with a merger, consolidation or similar transaction involving Eimo or the purchase or sale of all or substantially all of Eimo's shares or assets as described above under "--Offers for Alternative Transactions."

   Additionally, if Eimo terminates the merger agreement and consummates a merger, consolidation or similar transaction involving Eimo or the purchase or sale of all or substantially all of Eimo's shares or assets within one year following termination of the merger agreement as described under "--Offers for Alternative Transactions," Eimo must pay an additional $0.8 million to Triple S.

 Timing

   Payment of the termination fee and/or reimbursement of expenses generally is required to be made within one business day after termination of the merger agreement. However, in the event of termination by Eimo or Triple S in connection with any potential merger, consolidation or similar transaction or for the purchase of all or substantially all of their respective shares or assets as described above under "--Termination and Effects of Termination, Right to Terminate," $1.4 million of the termination fee will be paid within one business day after termination of the merger agreement and the remaining $0.8 million will be paid upon consummation of such alternative transaction.

 Expenses

   Whether or not the merger is completed, all costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expense, except that

    -- Eimo and Triple S will share equally the costs and expenses of filing, printing and distributing the Form F-4 registration statement, this proxy statement/prospectus, and any amendments or supplements thereto.

    -- Triple S will pay Eimo $100,000 per month beginning in June 2001 up to an aggregate of $400,000 for application by Eimo to its legal fees and accounting fees, its share of printing expenses incurred after May 25, 2001 and any filing fees with respect to any U.S. antitrust filing. These expenses are in addition to any other expenses, up to $1,000,000, which Eimo would be entitled to in the event of a termination of the merger agreement as described above.

 Amendment; Waiver

   Eimo and Triple S may amend the merger agreement by written agreement prior to completion of the merger, but, after Triple S's shareholders or Eimo's shareholders have approved the merger agreement, no amendment may be made which by law requires further shareholder approval without the shareholder approval being obtained.

   Any provision of the merger agreement may be waived before the merger is completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                 SUMMARY OF THE OTHER MERGER-RELATED AGREEMENTS

   Concurrently with the execution of the amended and restated merger agreement, the following merger related agreements which had been previously entered into in connection with the execution of the original merger agreement were reinstated:

  . the Triple S shareholders' agreement by and among Eimo, Spartan Acquisition Corp. and A. Christian Schauer, Daniel B. Canavan, Victor V. Valentine, Jr. and David L. Stewart, all of whom are Triple S shareholders;

  . the Eimo shareholders' agreement by and among Triple S and Jalo Paananen, Elmar Paananen, Annamari Jukko and Topi Paananen, all of whom are Eimo shareholders;

  . a conversion agreement by and among Eimo, Triple S, and Jalo Paananen, Elmar Paananen, Annamari Jukko, and Topi Paananen; and

  . an employment agreement between Triple S and Mr. Schauer to be effective upon consummation of the merger, which superceded the employment agreement entered into between Triple S and Mr. Schauer at the time of the original merger agreement.

   Concurrently with the execution of the amended and restated merger agreement, Eimo and Triple S again agreed on the terms of a liquidity and registration rights agreement by and among Eimo, Messrs. Schauer, Canavan, Valentine, J. Paananen, E. Paananen and T. Paananen and Ms. Annamari Jukko to be entered into at the time of the merger.


The Triple S Shareholders' Agreement and the Eimo Shareholders' Agreement

   In connection with the execution of the merger agreement, Eimo entered into a shareholders' agreement with Messrs. Schauer, Valentine, Canavan and Stewart, principal shareholders of Triple S. Concurrently, Triple S also entered into a shareholders' agreement with Jalo Paananen, Elmar Paananen, Annamari Jukko and Topi Paananen, principal shareholders of Eimo.

 Voting Agreement; Grant of Proxy

   Pursuant to the shareholder agreements, each of such shareholders of Triple S and Eimo agreed to vote their respective shares in favor of the merger and against any alternative transaction unless such agreements are terminated in accordance with their terms. Such agreements terminate upon the earlier of the consummation of the merger or the termination of the merger agreement. Each of the Triple S shareholders granted to Eimo and Jalo Paananen and Elmar Paananen irrevocable proxies to vote their shares in accordance with the Triple S shareholders' agreement. Similarly, each of the Eimo shareholders granted to Triple S and A. Christian Schauer and Daniel B. Canavan irrevocable proxies to vote their shares in accordance with the Eimo shareholders' agreement.

 No Transfer

   Except as provided below, each of the above shareholders of Triple S and Eimo agreed not to transfer any of their respective shares or any interest therein, grant any proxy with respect to their shares, enter into a voting agreement or take any other action that would interfere with their performance of the merger agreement or the shareholder agreement. Each of Messrs. Schauer, Valentine and Canavan may, prior to the merger, sell up to $1 million worth of Triple S shares and Mr. Stewart may, prior to the merger, sell up to $4 million worth of Triple S shares, so long as Messrs. Schauer, Valentine, Canavan and Stewart held in the aggregate at least 50.1% of the Triple S common stock on the record date for the Triple S shareholder meeting. The Eimo shareholders identified above as a party to the Eimo shareholders agreement may sell up to $4 million worth of Eimo shares in the aggregate prior to the merger.

 No Solicitation

   Each of the shareholders of Triple S and Eimo identified above as a party to the respective shareholders' agreements agreed not to solicit, participate in discussions with or provide any information to any person or entity concerning a merger, consolidation or similar transaction involving Triple S or Eimo or involving the sale of all or substantially all of the shares or assets of Triple S or Eimo. Further, each shareholder agreed to immediately cease any existing activities related to a merger, consolidation or similar transaction involving Triple S or Eimo or involving the sale of all or substantially all of the shares or assets of Triple S or Eimo and to immediately notify either Eimo or Triple S, as applicable, of the terms of any proposal for any such alternative transaction.

 Termination

   The arrangements contained in the shareholder agreements will terminate upon the earlier of the closing of the merger or the termination of the merger agreement.

The Conversion Agreement

   Pursuant to the conversion agreement, each of the Eimo shareholders identified above as a party to the conversion agreement agreed to convert the Eimo Series K shares that they own into Eimo Series A shares on a one-for-one basis, effective upon, or as soon as practicable after, the closing of the merger. The conversion agreement will terminate automatically upon termination of the merger agreement. Eimo has also agreed in the merger agreement not to issue any additional Series K shares subsequent to the closing of the merger.

The Employment Agreement

   Pursuant to the merger agreement, Mr. Schauer entered into an employment agreement with Triple S which will become effective upon the merger. See "The Merger--Interests of Certain Persons in the Merger" beginning on page 44.

The Liquidity and Registration Rights Agreement

   Pursuant to the merger agreement, at the closing, Eimo, Triple S and Messrs. Schauer, Canavan, Valentine, Jalo Paananen, Elmar Paananen, Topi Paananen and Ms. Annamari Jukko must execute a liquidity and registration rights agreement. See "The Merger--Interests of Certain Persons in the Merger" beginning on page 44.

License Agreement

   Subsequent to the execution of the amended and restated merger agreement, Eimo and Triple S entered into a mutual master licensing agreement regarding possible licensing on a non-exclusive basis of technology of one party to the other. The master agreement establishes the framework for any license that may be granted by either party. As of the date hereof, no technology has been licensed thereunder. The master agreement provides that if and when specific technology is to be licensed, a license can be granted by the execution of an addendum to the master agreement incorporating its terms. Such addendum will also set forth the specific terms of the license agreed upon including any royalty payment, a description of the technology to be licensed and related issues. The initial term of the master agreement is two years and will be automatically renewed annually thereafter unless either party elects not to continue the arrangement.

                     MARKET PRICE AND DIVIDEND INFORMATION

Eimo Market Prices and Dividend Information

   Eimo's Series A shares are registered for trading on the Helsinki Stock Exchange under the symbol "EIMAV." After the merger, Eimo ADSs, each representing an interest in ten Eimo Series A shares or such lesser number as Eimo may elect, will be issued by the depositary bank and listed on the NASDAQ National Market under the symbol "EIMO."

   The table below shows, for the periods indicated, the high and low sales prices of the Eimo Series A shares on the Helsinki Stock Exchange, as reported in euros by the Helsinki Stock Exchange. Eimo's Series A shares commenced trading on the Helsinki Stock Exchange on March 23, 1999.

          Price per Eimo Series A Share on the Helsinki Stock Exchange

   Calendar Period                                                    High  Low
   ---------------                                                    ----- ----
                                                                        (EUR)
   1999
   First Quarter (beginning March 23, 1999)..........................  3.45 3.28
   Second Quarter....................................................  5.25 3.21
   Third Quarter.....................................................  5.05 4.00
   Fourth Quarter....................................................  7.50 4.00

   2000
   First Quarter..................................................... 13.75 6.75
   Second Quarter.................................................... 10.24 5.79
   Third Quarter.....................................................  9.10 5.50
   Fourth Quarter....................................................  7.49 4.80

   2001
   First Quarter.....................................................  5.50 1.33
   Second Quarter....................................................  2.56 1.28

   January 2001 through July 11, 2001
   January 2001......................................................  5.50 3.76
   February 2001.....................................................  3.58 2.32
   March 2001........................................................  2.11 1.33
   April 2001........................................................  1.82 1.28
   May 2001..........................................................  2.56 1.78
   June 2001.........................................................  2.28 1.65
   July 2001 (through July 11, 2001).................................  1.70 1.38

   All per share prices have been adjusted for a four-for-one stock split effected on April 12, 2000. The closing sale price of an Eimo Series A share on the Helsinki Stock Exchange on May 23, 2001, the last trading day in Helsinki prior to any public announcement of the signing of the merger agreement, was
(Euro)2.11 per share. On July 11, 2001, the last trading day for which information was available prior to the date of this document, the last closing price of an Eimo Series A share on the Helsinki Stock Exchange was (Euro)1.39 per share.

   We urge you to obtain current market quotations for the Eimo Series A shares before making a decision with respect to the merger.

   The average daily trading volume of Eimo's Series A shares during the year ended December 31, 2000 was 254,110 shares per day, and during the three month period ended March 31, 2001, it was 300,949 shares per day.

   The following table sets forth dividends declared and paid in respect of Eimo's Series A shares for the periods indicated.

                                                           Dividends on Eimo
   Year Ended                                               Series A Shares
   ----------                                              ------------------
                                                            (Euro)      $
   December 31, 1995......................................      0.00     0.00
   December 31, 1996......................................      0.00     0.00
   December 31, 1997......................................      0.00     0.00
   December 31, 1998......................................      0.00     0.00
   December 31, 1999......................................      0.03     0.03(a)
   December 31, 2000......................................      0.25     0.25

--------
(a) A dividend of (Euro)0.17 per share was declared on shares issued prior to January 1, 1998 and a dividend of (Euro)0.08 for shares issued in 1998 before adjustment for a 4 for 1 stock split effected on April 12, 2000.

   Eimo's annual dividend is paid each year in respect of the prior year shortly after its annual shareholders meeting, which generally is held in March or April. Dividends for shares of Eimo with respect to the fiscal year ended December 31, 2000 were paid on May 28, 2001 to holders of record as of May 18, 2001.

   For companies domiciled in Finland and incorporated under Finnish law, dividends on shares are generally paid annually only after shareholder approval of both the company's results and the amount of the dividend proposed by the board of directors. Under Finnish law, the amount of any dividend is limited to the amount of profits and distributable equity available at the end of the preceding fiscal year for the parent company or for the consolidated group, whichever is lower, and may be subject to further limitations.

   After the merger, Eimo expects to declare and pay dividends annually, although we cannot assure you as to Eimo's ability to pay, or the particular amounts that would be paid, from year to year. The determination to pay dividends, the amount of the dividends and the time of payment, will depend upon, among other things, Eimo's earnings, financial condition and capital requirements, as well as applicable restrictions on the payment of dividends under Finnish law and other factors as the Eimo board of directors may deem relevant. Eimo's dividend policy will also take into account the equity ratio goal of 45% to 60% which has been set by the Eimo board of directors.

Triple S Market Prices and Dividend Information

   Triple S shares are traded on the NASDAQ National Market under the symbol "TSSS." The table below shows the high and low sale prices of a Triple S share on the NASDAQ National Market for the periods presented.

             Price per Triple S Share on the NASDAQ National Market

   Period                                                          High   Low
   ------                                                          ----- -----
                                                                      (USD)
   Fiscal 2000
    First Fiscal Quarter Ended June 30, 1999......................  5.94  2.63
    Second Fiscal Quarter Ended September 30, 1999................  9.00  4.25
    Third Fiscal Quarter Ended December 31, 1999.................. 13.88  8.72
    Fourth Fiscal Quarter Ended March 31, 2000.................... 18.00 13.25

   Fiscal 2001
    First Fiscal Quarter Ended June 30, 2000...................... 24.25 15.13
    Second Fiscal Quarter Ended September 30, 2000................ 33.88 20.94
    Third Fiscal Quarter Ended December 31, 2000.................. 31.50 22.13
    Fourth Fiscal Quarter Ended March 31, 2001.................... 26.00  4.13

   Fiscal 2002
    First Fiscal Quarter Ended June 30, 2001......................  8.02  4.25
    Second Fiscal Quarter Ending September 30, 2001 (through July
     11, 2001)....................................................  6.10  5.45

   The last closing price of a Triple S share on the NASDAQ on May 24, 2001, the last trading day for the Triple S common stock prior to any public announcement of the signing of the amended and restated merger agreement, was $7.20 per share. On July 11, 2001, the last trading day for which information was available prior to the date of this document, the last closing price of a Triple S share on the NASDAQ was $5.49 per share.

   Triple S has not declared or paid any cash dividends in the last two fiscal years and does not anticipate paying any cash dividends to its shareholders prior to the merger.

   We urge you to obtain current market quotations for the Triple S shares before making a decision with respect to the merger.

                     CURRENCY AND EXCHANGE RATE INFORMATION

   Under the provisions of the Treaty on European Union negotiated at Maastricht in 1991 and signed by the then 12 member states of the European Union, known as the EU, in early 1992, a European Economic and Monetary Union, known as EMU, was implemented on January 1, 1999, and a single European currency, known as the euro, was introduced. The following 11 member states participate in the European Monetary Union and have adopted the euro as their official national currency: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The irrevocable conversion rate between the Finnish markka and the euro was fixed on January 1, 1999 at (Euro)1.00=FIM 5.94573.

   Since January 1, 1999, the euro has been the lawful currency of the 11 European Monetary Union states, although euro banknotes and coins are not expected to enter circulation until January 1, 2002. Outstanding obligations denominated in national currencies will be converted at the legal rates established on January 1, 1999, unless specific contracts provide for an alternative conversion rate. During a transitional phase, which is planned to begin on January 1, 2002 and end by July 1, 2002, national currencies, including banknotes and coins, will subsist as non-decimal denominations of the euro. We cannot assure you that these events will take place on time or otherwise as currently expected.

   Eimo ADSs will trade in U.S. dollars. As the principal trading market for the Eimo Series A shares underlying the Eimo ADSs is the Helsinki Stock Exchange, where the Eimo Series A shares trade in euros, the value of the Eimo ADSs in dollars will fluctuate as the dollar/euro exchange rate fluctuates. Additionally, since any dividends Eimo may declare are expected to be denominated in euros, exchange rate fluctuations will affect the dollar value of dividends received by holders of Eimo ADSs.

   The first table below sets forth, for the periods and dates indicated, the average, high, low and period-end noon buying rates for the euro expressed in euros per U.S. dollar. The second table below sets forth, for the periods and dates indicated, the average, high, low and period-end noon buying rates for the U.S. dollar expressed in U.S. dollars per euro. For any time or period before January 1, 1999, the noon buying rates for euros have been derived from the noon buying rates for the Finnish markka converted into euros at the irrevocable conversion rate between the Finnish markka and the euro. The average noon buying rates have been calculated based on the noon buying rate for the last business day of each month or portion of a month during the relevant period. These rates are provided solely for the convenience of the reader and are not necessarily the rates Eimo used in the preparation of its financial statements. Eimo makes no representation that Finnish markka or euros could have been converted into dollars at the rates shown or at any other rate for such periods or at such dates.

                             Euros per U.S. Dollar

   Calendar Period                              Average  High   Low   Period End
   ---------------                              ------- ------ ------ ----------
   1997........................................ 0.8774  0.9419 0.7759   0.9171
   1998........................................ 0.8989  0.9466 0.8240   0.8518
   1999........................................ 0.9455  0.9984 0.8466   0.9930
   2000........................................ 0.9228  1.0388 0.8252   0.9412
   Three Months Ended March 31, 2001........... 0.9232  0.9545 0.8832   0.8832
   Six Months Ended June 30, 2001.............. 0.8982  0.9545 0.8465   0.8480

   January 2001 through July 11, 2001
   January 2001................................ 0.9383  0.9545 0.9146   0.9293
   February 2001............................... 0.9217  0.9425 0.9056   0.9248
   March 2001.................................. 0.9095  0.9363 0.8832   0.8832
   April 2001.................................. 0.8920  0.9032 0.8772   0.8876
   May 2001.................................... 0.8742  0.8939 0.8480   0.8480
   June 2001................................... 0.8532  0.8662 0.8465   0.8480
   July 2001 (through July 11, 2001)........... 0.8442  0.8497 0.8384   0.8611

                             U.S. Dollars per Euro

   Calendar Period                              Average  High   Low   Period End
   ---------------                              ------- ------ ------ ----------
   1997........................................ 1.1397  1.2888 1.0617   1.0904
   1998........................................ 1.1125  1.2136 1.0564   1.1740
   1999........................................ 1.0576  1.1812 1.0016   1.0070
   2000........................................ 1.0861  1.2118 0.9626   1.0747
   Three Months Ended March 31, 2001........... 1.0832  1.1322 1.0477   1.1322
   Six Months Ended June 30, 2001.............. 1.1416  1.1813 1.0477   1.1792

   January 2001 through July 11, 2001
   January 2001................................ 1.0658  1.0934 1.0477   1.0761
   February 2001............................... 1.0850  1.1042 1.0610   1.0813
   March 2001.................................. 1.0995  1.1322 1.0680   1.1322
   April 2001.................................. 1.1211  1.1400 1.1072   1.1266
   May 2001.................................... 1.1439  1.1792 1.1187   1.1792
   June 2001................................... 1.1721  1.1813 1.1545   1.1792
   July 2001 (through July 11, 2001)........... 1.1795  1.1927 1.1613   1.1613

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information gives pro forma effect to the merger, after giving effect to the pro forma adjustments described in the accompanying notes. For accounting purposes, Eimo will account for the merger as a purchase under both Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles. The unaudited pro forma combined financial information is presented herein in accordance with U.S. Generally Accepted Accounting Principles. As of the date of this document Eimo had not obtained an appraisal. For the purpose of the U.S. Generally Accepted Accounting Principles pro forma combined financial information, an assumption has been made that the carrying value of the net assets of Triple S approximate their fair market value and have not been adjusted. The unaudited pro forma combined balance sheet at March 31, 2001 gives effect to the merger as if the transaction had occurred on March 31, 2001. The unaudited pro forma combined income statement for the year ended December 31, 2000 and for the period ended March 31, 2001 gives effect to the merger as if the transaction had occurred on January 1, 2000. This information also does not indicate what Eimo's future operating results or combined financial position will be.

   The unaudited pro forma combined financial information are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger of Eimo and Triple S occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position. No account has been taken within the unaudited pro forma combined financial information of any synergy or any severance and restructuring costs which may, or are expected to, occur following the merger.

   The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of Eimo and Triple S, respectively, which are prepared in accordance with Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles, respectively. The consolidated historical income statement information of Eimo for the year ended December 31, 2000 was derived from the audited financial statements of Eimo, which are included in this document. The consolidated historical income statement information of Triple S for the twelve months ended December 31, 2000 was derived by adding the unaudited income statement information of Triple S for the nine months ended December 31, 2000 to the unaudited income statement information of Triple S for the three months ended March 31, 2000. The unaudited income statement information of Triple S for the three months ended March 31, 2001 was derived by subtracting the unaudited income statement information of Triple S for the nine months ended December 31, 2000 from the audited income statement information of Triple S for the fiscal year ended March 31, 2001. The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of Eimo and Triple S, which are prepared in accordance with Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles, respectively. The consolidated historical financial statement data of Eimo as of and for the three month period ended March 31, 2001 is derived from the unaudited financial statements of Eimo which are included in this document. The consolidated historical balance sheet information of Triple S was derived from the audited financial statements of Triple S as of March 31, 2001. The consolidated historical income statement information of Triple S for the three month calendar period ended March 31, 2001 was derived by subtracting the unaudited income statement information of Triple S for the nine calendar months ended December 31, 2000 from the audited income statement information of Triple S for the year ended March 31, 2001. See also "Where You Can Find More Information" on page 180.

   We have prepared the unaudited pro forma combined financial information in accordance with U.S. Generally Accepted Accounting Principles to fulfill regulatory requirements under the securities laws of the United States. This presentation, however, should not be taken to mean that Eimo's primary basis of accounting in future periods will be U.S. Generally Accepted Accounting Principles.

   The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements of Eimo and Triple S as well as "Eimo Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Triple S Management's Discussion and Analysis of Financial Condition and Results of Operations" that are included elsewhere in this document.

                              UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

                      For the Year Ended December 31, 2000

                                     Eimo               Triple S             Pro Forma
                          ----------------------------  --------  --------------------------------
                                    U.S. GAAP   U.S.      U.S.     Pro Forma   Combined  Combined
                            FAS    Adjustments  GAAP      GAAP    Adjustments  U.S. GAAP U.S. GAAP
                          -------  ----------- -------  --------  -----------  --------- ---------
                          (Euro)     (Euro)    (Euro)    (Euro)     (Euro)      (Euro)       $
                                        (in thousands except per share amounts)
Net sales...............  105,530         0    105,530  154,447                 259,977   229,611
Cost of sales...........   86,595       362     86,957  124,943                 211,900   187,150
                          -------    ------    -------  -------       ---       -------   -------
 Gross profit...........   18,935      (362)    18,573   29,504                  48,077    42,461
Selling and marketing
 expenses...............   (1,685)      (18)    (1,703)  (3,139)                 (4,842)   (4,276)
General and administra-
 tive expenses..........   (3,881)      (30)    (3,911) (12,413)      (82) (a)  (16,406)  (14,490)
Direct costs of planned
 acquisition of Triple
 S......................      --       (857)      (857)     --                     (857)     (757)
Loss from affiliated
 companies..............      --        (27)       (27)     --                      (27)      (24)
Other operating income..      300       221        521      --                      521       460
                          -------    ------    -------  -------       ---       -------   -------
 Operating income.......   13,669    (1,073)    12,596   13,952       (82)       26,466    23,374
Other income and
 (expense)
 Other financial
  income................
 Interest income........      171       --         171       80                     251       221
 Interest expense.......     (413)      --        (413)    (645)                 (1,058)     (934)
Extraordinary items.....     (857)      857        --       --                      --        --
                          -------    ------    -------  -------                 -------   -------
 Income before income
  tax expense...........   12,570      (216)    12,354   13,387       (82)       25,659    22,661
Income tax expense......   (3,784)      (37)    (3,821)  (5,455)                 (9,276)   (8,192)
Minority Interest.......       (7)      --          (7)     --                       (7)       (6)
                          -------    ------    -------  -------       ---       -------   -------
 Net income.............    8,779      (253)     8,526    7,932       (82)       16,376    14,463
                          =======    ======    =======  =======       ===       =======   =======
Earnings per share
 Basic..................     0.19                 0.18     2.10           (b)      0.26      0.23
 Diluted................     0.19                 0.18     1.74                    0.24      0.21

Weighted average shares
 outstanding
 Basic..................   46,400               46,400    3,783                  61,964    61,964
 Diluted................   46,745               46,745    4,562                  67,522    67,522


  The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                              UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

                        For the Three Month Period Ended
                                 March 31, 2001

                                    Eimo              Triple S            Pro Forma
                          --------------------------  -------- --------------------------------
                                   U.S. GAAP   U.S.     U.S.    Pro Forma   Combined  Combined
                           FAS    Adjustments  GAAP     GAAP   Adjustments  U.S. GAAP U.S. GAAP
                          ------  ----------- ------  -------- -----------  --------- ---------
                          (Euro)    (Euro)    (Euro)   (Euro)    (Euro)      (Euro)       $
                                       (in thousands except per share amounts)
Net sales...............  26,954       --     26,954   40,226                67,180    59,334
Cost of sales...........  24,127    (1,775)   22,352   35,574                57,926    51,160
                          ------    ------    ------   ------                ------    ------
 Gross profit...........   2,827     1,775     4,602    4,652                 9,254     8,174
Selling and marketing
 expenses...............    (526)        5      (521)    (904)               (1,425)   (1,259)
General and
 administrative
 expenses...............  (1,240)        7    (1,233)  (5,491)     (20) (a)  (6,744)   (5,956)
Direct costs of planned
 acquisition of Triple
 S......................     --     (1,361)   (1,361)     --                 (1,361)   (1,202)
Other operating income..     216        51       267      --                    267       236
                          ------    ------    ------   ------      ---       ------    ------
 Operating income.......   1,277       477     1,754   (1,743)     (20)          (9)       (7)
Other income and
 (expense)
 Interest income........      42       --         42      --       --            42        37
 Interest expense.......    (369)      --       (369)    (142)     --          (511)     (452)
 Other income
  (expense).............      41        75       116     (380)                 (264)     (234)
Extraordinary items.....  (1,361)    1,361       --       --       --           --        --
                          ------    ------    ------   ------      ---       ------    ------
 Income before income
  tax expense...........    (370)    1,913     1,543   (2,265)     (20)        (742)     (656)
Income tax expense......     (42)     (505)     (547)     626      --            79        70
Minority interest.......      60       --         60      175                   235       208
                          ------    ------    ------   ------      ---       ------    ------
 Net income (loss)......    (352)    1,408     1,056   (1,464)     (20)        (428)     (378)
                          ======    ======    ======   ======      ===       ======    ======

Earnings per share
 Basic..................   (0.01)               0.02    (0.36)                (0.01)    (0.01)
 Diluted................   (0.01)               0.02    (0.36)                (0.01)    (0.01)

Weighted average shares
 outstanding
 Basic..................  46,400              46,400    3,779                63,564    63,564
 Diluted................  46,400              46,400    3,779                63,564    63,564


 The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                          UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET

                              As of March 31, 2001

                                          Eimo              Triple S           Pro Forma
                               ---------------------------  -------- -------------------------------
                                          U.S.                           Pro       Combined Combined
                                          GAAP      U.S.      U.S.      Forma        U.S.     U.S.
                                 FAS   Adjustments  GAAP      GAAP   Adjustments     GAAP     GAAP
                               ------- ----------- -------  -------- -----------   -------- --------
                               (Euro)    (Euro)    (Euro)    (Euro)    (Euro)       (Euro)     $
                                                         (in thousands)
ASSETS
Current assets
 Cash and cash equivalents...    4,437       --      4,437    1,130                  5,567    4,917
 Financial instruments.......      --        274       274      --                     274      242
 Accounts receivable.........   25,066       --     25,066   22,257                 47,323   41,796
 Refundable income taxes.....      --        --        --       753                    753      665
 Inventories.................   15,212     3,846    19,058    8,984                 28,042   24,767
 Deferred income taxes
  (income tax asset).........      931       430     1,361      763                  2,124    1,876
 Other current assets........    1,753       --      1,753    1,670                  3,423    3,023
                               -------   -------   -------   ------    -------     -------  -------
 TOTAL CURRENT ASSETS........   47,399     4,550    51,949   35,557                 87,506   77,286

Property, plant and
 equipment--net..............   56,880     1,826    58,706   35,438                 94,144   83,148

Other assets
 Goodwill--net...............    2,828       --      2,828    4,231      1,637 (c)   8,696    7,680
 Other assets................    2,957       --      2,957      923        --        3,880    3,427
                               -------   -------   -------   ------    -------     -------  -------


 TOTAL OTHER ASSETS..........    5,785       --      5,785    5,154      1,637      12,576   11,107
                               -------   -------   -------   ------    -------     -------  -------
 Total Assets................  110,064     6,376   116,440   76,149      1,637     194,226  171,541
                               =======   =======   =======   ======    =======     =======  =======

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities
 Notes payable ..............      --        --        --       659                    659      582
 Accounts payable............    9,538       --      9,538   10,982                 20,520   18,123
 Accruals....................    5,126     2,553     7,679    6,624      2,500 (d)  16,803   14,840
 Deferred revenue............    3,761       --      3,761      --                   3,761    3,322
 Deferred taxes..............      --         31        31      --                      31       27
 Current maturities of long-
  term debt..................    7,164    10,202    17,366    2,255                 19,621   16,699
                               -------   -------   -------   ------    -------     -------  -------
 TOTAL CURRENT LIABILITIES...   25,589    12,786    38,375   20,520      2,500      61,395   53,593

Long Term Debt ..............   26,654   (10,003)   16,651    9,169                 25,820   23,437
Deferred Income Taxes........    3,129     1,299     4,428    2,127                  6,555    5,789
                               -------   -------   -------   ------    -------     -------  -------
TOTAL LIABILITIES............   55,372     4,082    59,454   31,816      2,500      93,770   82,819

Minority interests...........    1,693       --      1,693      --                   1,693    1,495

Shareholders' equity
 Common shares...............   11,600       --     11,600   17,146    (17,146)(c)  16,122   14,239
                                                                         4,522 (e)
 Additional paid in capital..   18,124    (1,037)   17,087      --      40,648 (e)  57,735   50,991
 Retained earnings...........   23,275     3,422    26,697   27,305    (27,305)(c)  24,997   22,077
                                                                        (1,700)(d)
 Accumulated other
  comprehensive income.......      --        (91)      (91)    (118)       118 (c)    (91)     (80)
                               -------   -------   -------   ------    -------     -------  -------
 TOTAL SHAREHOLDERS' EQUITY..   52,999     2,294    55,293   44,333       (863)     98,763   87,227
                               -------   -------   -------   ------    -------     -------  -------
 Total shareholders' equity
  and liabilities............  110,064     6,376   116,440   76,149      1,637     194,226  171,541
                               =======   =======   =======   ======    =======     =======  =======

   The accompanying notes are an integral part of the unaudited pro forma combined financial information.

        Notes to the Unaudited Pro Forma Combined Financial Information

(1) Eimo U.S. Generally Accepted Accounting Principles Adjustments

   Eimo prepares its consolidated financial statements in accordance with Finnish Accounting Standards, which differs in several material respects from U.S. Generally Accepted Accounting Principles. For the purposes of preparing the unaudited pro forma combined financial information, Eimo's financial information has been restated to conform with U.S. Generally Accepted Accounting Principles by giving effect to the adjustments described in Note 17 to the Eimo consolidated financial statements included in this document.

(2) Reclassification of the Eimo Financial Information

   Amounts in the Eimo financial information have been reclassified from financial statements prepared in accordance with Finnish Accounting Standards to conform with U.S. Generally Accepted Accounting Principles. Certain amounts included in the Triple S financial statements have been reclassified to conform to the format used in the pro forma combined financial information.

(3) Triple S Foreign Currency Translation

   The historical financial statements of Triple S are presented in U.S. dollars. The historical unaudited financial statements of Triple S at December 31, 2000 included in the pro forma combined financial statements are presented in euros. The historical balance sheet has been translated, for the purpose of preparing the pro forma financial information, into euros at the March 31, 2001 closing exchange rate of 0.8832 U.S. dollars to one euro. The historical Triple S income statement for the year ended December 31, 2000 has been translated, for the purpose of preparing pro forma financial information, into euros at the average exchange rate for the year of 0.9236 U.S. dollars to one euro and the historical income statement for the period ended March 31, 2001 has been translated into euros at the average exchange rate for the period of 0.9124 U.S. dollars to one euro.

(4) Pro Forma Adjustments

   Under U.S. Generally Accepted Accounting Principles, Eimo will account for the merger with Triple S using the purchase method of accounting. As of the date of this document, Eimo had not obtained an appraisal. Once an appraisal is obtained, certain assets and liabilities of Triple S may require adjustments to reflect their fair market value in the pro forma combined financial information as of December 31, 2000 and as of March 31, 2001. The allocation of the estimated purchase price and the estimated transaction fees and expenses included in the pro forma combined financial information are preliminary; final amounts may differ from those set forth herein and such differences may be material.

   The acquisition has been structured to qualify as a Section 368(a) restructuring under the U.S. Internal Revenue Code whereby neither Eimo nor Triple S will incur a U.S. tax liability on the exchange of shares to consummate the transaction. As such, no adjustment has been reflected for U.S. taxation on the transaction.

 Acquisition Financing

   Each issued and outstanding share of Triple S will be converted into 4.5 Eimo Series A shares in the form of Eimo ADSs representing an interest in the underlying Eimo Series A shares.

   After the exchange of shares, the holders of the shares and options of Triple S are expected to own approximately 30% of the total shares of Eimo on a fully diluted basis.

   For the purpose of the pro forma combined financial information, to determine the estimated purchase price for Triple S, a price of (Euro)2.32 per Eimo Series A share was used, which was the average of the closing prices of the Eimo Series A shares as of the trading days between May 22, 2001 and May 29, 2001.

   All Triple S stock options which are not exercised prior to closing of the merger will be converted into options to purchase Eimo ADSs and assumed by Eimo substantially in accordance with existing plan provisions. For the purpose of the pro forma combined financial information, each option for one share of Triple S common stock would be convertible into an option to acquire 4.5 Eimo Series A shares issued in the form of ADSs. For the purpose of the pro forma combined financial information and in order to determine the purchase consideration, the fair value of Triple S's options was estimated on the date of the merger agreement using the Black-Scholes option pricing model with the following weighted average assumptions:

  .  risk-free interest rate of 4.5%;

  .  expected dividend yield of 0%;

  .  expected lives of two and three years; and

  .  expected volatility of 100%.

 Purchase Consideration

                                                               (Euro)     $
                                                               ---------------
                                                               (in thousands)
   Conversion of Triple S shares, based on 4,019,352 shares
    outstanding at July 6, 2001...............................  41,962  37,061
   Conversion of Triple S stock options, based on 473,200
    options outstanding at July 6, 2001.......................   3,208   2,833
   Acquisition related expenses...............................     800     707
                                                               ------- -------
   Total purchase price.......................................  45,970  40,601
   Less:
    Fair value of the net assets acquired(1)..................  44,333  39,155
                                                               ------- -------
   Goodwill...................................................   1,637   1,446
                                                               ======= =======

--------
(1) Based on the net book value of Triple S as of March 31, 2001, Eimo is not aware of any identifiable assets or liabilities that are likely to be recorded that have not been factored into goodwill. As of the date of this document, Eimo had not obtained any appraisal and was unable to allocate the purchase price to Triple S assets and liabilities based on their respective fair market values. Therefore, for purposes of this pro forma calculation, it has been assumed that the carrying value of Triple S assets and liabilities approximate their fair market values. The carrying value of certain long-term assets and liabilities of Triple S may be materially different from the fair market values once an appraisal is obtained.

 Income Statement Adjustments


(a) To reflect amortization of the additional goodwill related to the merger as follows:

                                                                  Three Month
                                                      Year Ended  Period Ended
                                                     December 31,  March 31,
                                                         2000         2001
                                                     ------------ ------------
                                                       (in thousands, except
                                                         number of years)
                                                     (Euro)   $   (Euro)   $
   Goodwill resulting from the merger............... 1,637  1,446 1,637  1,446
   Divided by: amortization period (20 years using
    straight-line method)...........................    20     20     *      *
                                                     -----  ----- -----  -----
   Goodwill amortization per period.................    82     73    20     18
   Less: historical amortization....................   --     --    --     --
                                                     -----  ----- -----  -----
   Incremental amortization.........................    82     73    20     18
                                                     =====  ===== =====  =====

--------
* For the three month period ended March 31, 2001, goodwill must be divided by 20 to arrive at the annual goodwill amortization and then multiplied by 25% to arrive at goodwill amortization for the three month period.

(b) Pro Forma Combined Earnings Per Share

   Pro forma combined basic earnings per share has been calculated by dividing pro forma combined net profit for the period by the number of shares outstanding, at the end of each respective period, after giving effect to the merger. There are 18,087,084 Eimo Series A shares assumed to be issued in the merger based upon the exchange ratio of 4.5 Eimo Series A shares per Triple S share.

   Pro forma combined diluted earnings per share includes the conversion of 473,200 Triple S stock options outstanding at July 6, 2001 into 2,129,400 Eimo stock options. Each Triple S stock option was assumed to be converted into 4.5 stock options to acquire Eimo Series A shares pursuant to the merger agreement. For purposes of calculating diluted earnings per share there were approximately 986,359 and 738,850 common stock equivalents at March 31, 2001 and December 31, 2000, respectively.

   Pro forma combined basic and diluted earnings per share include 46,400,000 shares of Eimo Series A and Series K weighted average shares outstanding and 46,400,000 Eimo Series A and Series K weighted average shares outstanding, in each case, for the three months ended March 31, 2001. Pro forma combined basic and diluted earnings per share include 46,400,000 shares and 46,745,000 shares, respectively, of Eimo Series A and K weighted average shares outstanding for the year ended December 31, 2000.

 Balance Sheet Adjustments

(c) To record acquisition cost over the fair value of net assets acquired as goodwill and eliminate Triple S equity balance.

(d) To record the transaction fees and expenses of approximately (Euro)1.7 million and (Euro)0.8 million for Triple S and Eimo, respectively, as a liability and deduct the fees related to Triple S from equity.

(e) To record shares to be issued by Eimo to shareholders of Triple S to convert 4,019,352 Triple S shares into Eimo Series A shares and record the fair value of options to be issued to holders of Triple S stock options in accordance with the merger agreement.

 Convenience Translation

   The unaudited pro forma combined euro amounts have been converted into U.S. dollars solely for the convenience of reader at the March 31, 2001 closing exchange rate of 0.8832 U.S. dollars to one euro.

                           INFORMATION ABOUT TRIPLE S

Background

   Triple S was organized as a Michigan corporation in 1969, when injection molding operations began in a leased facility in Kalamazoo, Michigan. The building that currently houses Triple S's manufacturing operations in Vicksburg, Michigan, was constructed in 1974. In 1978, Triple S constructed a second injection molding facility, originally known as Victor Plastics, and also constructed its Satellite Mold facility, now named the Tooling and Technology Centre, which is dedicated to mold production, both in Vicksburg. In 1983, Triple S built an injection molding plant in Tucson, Arizona.

   Triple S completed an initial public offering of its common stock in March of 1994. Triple S used the proceeds of that offering to finance building expansions, purchase new equipment for its facilities, retire existing debt and fund working capital needs.

   In fiscal 1995, for the purpose of expanding its injection molding capacity, Triple S constructed a 64,000 square foot facility in a modern industrial park in Battle Creek, Michigan. In October 1995, Triple S began operations in a 64,000 square foot leased injection molding facility in Georgetown, Texas. See "--Properties."

   In fiscal 1998, Triple S consolidated the operations of its Victor Plastics plant into its Vicksburg facility and its Battle Creek facility. The Victor Plastics facility is currently being used for post-molding operations and warehousing. In fiscal 1998, Triple S also consolidated its mold-making facilities in Vicksburg, Michigan, and renamed the operation the Triple S Plastics, Inc. Tooling and Technology Centre.

   In fiscal 1999, Triple S purchased the assets of Dynacept Company, Inc. Dynacept is a rapid prototyping and model making organization that produces models of potential products, models that demonstrate the finished appearance of products, engineering prototypes and pre-production samples using a wide range of techniques. The 30,000 square foot facility is located in Putnam County, New York. In fiscal 2000, Triple S began operations in a 60,000 square foot leased injection molding facility in Fort Worth, Texas. In 2000, Triple S closed and sold its Tucson, Arizona facility and it transferred the machinery and equipment to its new facility in Fort Worth, Texas and other locations in Michigan.

   In fiscal 2001, Triple S established a new business in Manaus, Brazil to serve the needs of its customers in the rapidly growing wireless telecommunications industry and other high-growth datacom industries in Brazil and various countries in South America. The business is conducted through Triple S Cosmoplast de Amazonia, Ltda., which is jointly owned by Triple S and Cosomoplast Industria Comercio de Plasticos Ltda, a Brazilian plastics company serving the electronics and other select consumer goods industries. Triple S Cosmoplast operations are conducted in a 23,000 square foot facility located in the Manaus Free Trade Zone in Brazil, joining other internationally known companies such as Nokia, Phillips, Samsung, Siemens and Visteon. Triple S owns 70% of Triple S Cosmoplast, with the remaining 30% owned by Cosmoplast Industria. In fiscal 2001, Triple S also acquired Burco Precision Products, Inc., a mold manufacturing business, located in Denton, Texas to support the tooling needs of the customers of its subsidiary, Triple S Technologies, which primarily serves mobile communications customers.

   Triple S has one primary operating segment--the design and manufacture of highly engineered thermoplastic components, principally for the telecommunications, automotive, consumer products and medical markets. Other operations including mold making and rapid prototyping. Triple S has no significant export sales.

   Triple S's principal corporate offices are located at 7950 Moorsbridge Road, Suite 200, Portage, Michigan 49024, and its telephone number at those offices is 616-327-3417. Triple S's fiscal year ends on March 31, and references in this document to fiscal 2002, fiscal 2001, fiscal 2000 and fiscal 1999 refer to Triple S's fiscal years ending March 31, 2002 and fiscal ended March 31, 2001, March 31, 2000 and March 31, 1999, respectively.

Business

   Triple S manufactures complex, highly engineered thermoplastic parts, and the molds to produce those parts. Thermoplastic parts are manufactured out of plastic resins which are capable of softening or fusing when heated and hardening again when cooled. Triple S manufactures parts and molds primarily for the following markets:

  .  telecommunications,

  .  consumer products,

  .  automotive,

  .  medical/pharmaceutical, and

  .  information technology

During fiscal 2001, Triple S manufactured over 2,000 different parts for more than 250 customers in these markets. Triple S considers rapid prototyping, model making, mold and molded parts manufacturing and assembly to be integral parts of its business. Triple S manufactures only custom parts based on customer specifications and, therefore, is generally the exclusive source of supply for the parts being sold to the customer, although customers generally use more than one molder for other parts.

   Triple S's product development and production operations include rapid prototyping, model making, design assistance, component engineering, mold design, prototype and production mold construction, process engineering and high quality part production. In addition, Triple S provides value added post-molding assembly and finishing operations, including:

  . ultrasonic welding, which uses an ultra high-frequency vibration to join plastic parts,

  . solvent bonding, which uses glue or chemical solvents to join plastic parts together,

  . heat staking, which is a process in which non-plastic parts can be joined to plastic parts,

  .  decorative services,

  .  machining, and

  .  retail packaging

   Mold delivery lead-time and part quality are generally key factors in the award of contracts for complex plastic parts. Triple S has made significant investments in state-of-the-art design and machining equipment to accelerate its mold design and construction process. Each injection-molding machine is equipped with a computerized process controller to continuously monitor part quality and consistency. Triple S believes that its integrated operations, ability for short lead-time mold delivery and product quality provide competitive advantages in the markets in which it operates.

   Certain developments in markets served by Triple S have created growth opportunities for suppliers of plastic parts. Efforts to reduce weight, enhance design flexibility and reduce costs have resulted in the substitution of plastic for wood, glass, paper, metal and other materials in numerous applications. In addition, original equipment manufacturers are continuing to outsource not only the manufacture but also the design, engineering and assembly of plastic parts to qualified suppliers. Original equipment manufacturers are consolidating their purchases with larger, integrated component suppliers that possess full-service capabilities for all functions from mold design through post-molding assembly and finishing operations. Triple S believes that its technical expertise with respect to plastic resins and injection molding technology, and its capacity for full service, high-quality response to the needs of customers will enable Triple S to grow as a result of these market dynamics.

   In March 2001, Triple S announced that, based on information it had received from its principal customer, Triple S expected significantly weaker sales to its principal customer than it had anticipated for fiscal 2002 and 2003, and that the overall effect of these weaker sales would (1) significantly adversely affect the anticipated growth of Triple S's revenues in fiscal 2002, (2) result in a significant reduction of the profits anticipated by Triple S in fiscal 2002 and (3) result in a significant reduction of Triple S's anticipated revenues and profits in fiscal 2003. At the end of April 2001, Triple S also announced that, as a result of the loss of these sales and following a review of production capacity needs at its two Texas molding facilities, it would be transferring most of the production at its Ft. Worth, Texas plant to its Georgetown, Texas plant.

   Following the reinstatement of the merger agreement in May 2001, Eimo requested that Triple S maintain production capacity at Triple S's Ft. Worth plant at its current level, and that Triple S not transfer any significant production from the Ft. Worth plant to the Georgetown plant. Triple S has agreed to maintain production capacity at the Ft. Worth plant at its current level in anticipation of increased business from its principal customer and new business from prospective customers following the completion of the merger.

   Triple S now believes, however, that it will realize a significant decrease in both sales and profits for fiscal 2002 as compared to its sales and profits for fiscal 2001, resulting primarily from:

  .  continued weaker sales to its principal customer;

  . a longer than anticipated delay in the release of new product programs from other customers;

  .  a significant decrease in expected new business from new customers; and

  . losses anticipated from Triple S's maintaining both the Ft. Worth facility and the Georgetown facility at full production capacity in anticipation of increased and new business.

Triple S is unable to determine at this time the effect that these factors may have on its results of operations (including its sales and profits) in fiscal 2003.

Markets and Products

   Triple S produces plastic parts for customers that operate principally in five markets: telecommunications, consumer products, automotive, medical/pharmaceutical and information technologies. See "Triple S Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations."

   The following table summarizes each of the markets of Triple S as a percentage of total sales for its fiscal years ended March 31:

                                                                    % of Sales
                                                                  ----------------
      Market                                                      1999  2000  2001
      ------                                                      ----  ----  ----
      Telecommunications.........................................  37%   62%   77%
      Automotive.................................................  11%   10%    6%
      Consumer Products..........................................  25%   12%    5%
      Medical/Pharmaceutical.....................................  13%    8%    3%
      Information Technologies...................................  11%    5%    2%
      Other......................................................   3%    3%    7%

 Telecommunications Market

   Customers in this market manufacture products such as cellular phones, pagers and related accessories, and require high levels of computer assisted design engineering, molding of plastic parts less than .040 inch in thickness, in-mold component decorating and assembly. Because of Triple S's expertise in these areas and the strong growth demonstrated by original equipment manufacturers in this market, telecommunications is a target market for growth for Triple S. Triple S's sales to one customer in this market, Nokia Mobile Phones, accounted for 72%, 59% and 34% of total sales for fiscal 2001, 2000, and 1999, respectively.

   The loss of Nokia, which is the largest customer of Triple S, would have a significant near-term negative effect on Triple S's operating performance as a whole and would necessitate significant operational adjustments and re-deployment of assets. The likelihood of the occurrence of this risk will be increased if Triple S is unable to satisfy the global supply needs of this customer in the relative near term.


 Automotive Market

   Sales in the automotive market are made mostly to first-tier suppliers to automobile manufacturers. These suppliers are major assembly manufacturers that provide products directly to automotive companies. Triple S sells these suppliers products such as outside mirror shells, interior mechanical and seating components, headlight adjustment brackets, fluid reservoir tanks, and components for electrical and audio systems. Automotive original equipment manufacturers and first-tier suppliers are relying on fewer vendors possessing broader capabilities. First-tier suppliers have been increasing the outsourcing of the design and manufacture of plastic components and are purchasing more complex subassemblies from a shrinking base of suppliers. While this market becomes increasingly competitive, Triple S believes it has the capabilities to serve many customers in this market. Triple S's Battle Creek, Michigan facility was constructed to more effectively serve Triple S's automotive customers.

 Consumer Products Market

   Customers in the consumer products market manufacture products such as home entertainment devices, office equipment, and other end user products. Triple S sells products such as CD speaker housings and covers, paper binding equipment, and various other housings and covers to customers in this market. Triple S expects the use of plastics in this broad market to continue to grow as new thermoplastic resins evolve, with higher strengths, better impact and heat resistance and other physical properties that will increase the substitution of plastics for other materials.

 Medical/Pharmaceutical Market

   Customers in the medical/pharmaceutical market are comprised primarily of manufacturers of durable medical equipment for use in non-sterile, non-invasive applications. Triple S sells products such as components for hospital stretchers and beds, disposable wound irrigation instruments, tissue stabilizers, colostomy units, and glucose test kits to customers in this market. Triple S has targeted this market for expansion because customers tend to require product engineering services for high volume components with close tolerances and post-molding assembly and finishing services.

 Information Technologies Market

   Customers in the information technologies market are primarily manufacturers of computers, printers, copy machines and printer cartridges. Triple S sells components for personal computers and peripheral equipment, printers, and laser and bar code scanners to customers in this market.

Sales and Marketing

   Triple S currently markets its services on a national basis through its direct sales force of seven people and four independent manufacturers' representative organizations.

Operations

   Triple S is a plastics engineering services company that seeks to provide its customers with rapid prototyping and design models, mold design and engineering services, mold manufacturing, plastic injection molding, and post-molding assembly and finishing operations.

   Through its subsidiary, Dynacept Corporation, in Putnam County, New York, Triple S produces models, engineering prototypes and pre-production samples using a wide range of techniques including:

  . stereolithography, which is a process of laser curing liquid plastic to create a model part,

  . heat staking, which is a process in which non-plastic parts can be joined to plastic parts,

  .  conventional hand-shaping modeling techniques,

  .  specialized rubber molding,

  .  advanced painting processes, and

  .  advanced decorating processes

   Triple S designs, engineers and constructs molds used to produce thermoplastic components at its Tooling and Technology Centre in Vicksburg, Michigan. This facility is equipped with modern design and machining equipment, including:

  .  computer assisted design and computer assisted machinery systems,

  . electrical discharge machining equipment, which is equipment that removes metal from molds using an electric charge,

  . specialized milling equipment, which is equipment that uses a rotary-tool steel cutter for shaping and dressing metal surfaces, and

  .  miscellaneous support equipment

   Triple S's mold production capacity is generally devoted to the production of molds to be used by Triple S for the production of injection molded components for its customers. In substantially all cases, the customer owns the mold, but Triple S retains possession for production. The Tooling and Technology Centre also conducts prototype and development projects, frequently in conjunction with resin suppliers and customers' engineers. Through the many projects undertaken at its Tooling and Technology Centre, Triple S has gained experience with nearly all resins currently in use for injection molding. This expertise combined with Triple S's injection molding production experience enables Triple S to provide innovative solutions for its customers.

   Triple S has five facilities that are full service custom injection molding plants with post-molding secondary operations. These facilities collectively house 95 horizontal injection molding machines with capacities ranging from 55 tons to 720 tons and one vertical machine with a capacity of 40 tons. Each machine utilizes a computerized process controller that continuously monitors key process parameters on a real time basis and signals the operator if any parameter falls outside predetermined statistical limits. The injection molding process is supported by automated systems for raw material drying, conveying and regrinding. All of Triple S's plants have received ISO 9002 certification, an international quality standard. Triple S has received QS9000 certification, another quality standard, for its facilities in Vicksburg, Michigan and Battle Creek, Michigan.

   Triple S offers its customers value added post-molding secondary services, including ultrasonic inserting and welding, heat staking, solvent bonding, finishing, machining, assembly and on-line packaging. These important services support the customers' requirements for subassembled components, which provide cost savings and manufacturing efficiencies.

Raw Materials

   The principal raw materials used by Triple S are thermoplastic resins. Thermoplastic resins soften when heated and harden again when cooled. Triple S uses over 400 different resins, nearly all of which are classified as engineering grade resins, as compared to lower priced commodity grade resins. Resins are generally purchased for the production of existing orders. Triple S purchases its raw materials from several different sources, and these materials are available from several suppliers.

Patents and Trademarks

   Triple S does not own any patents, registered trademarks or licenses, although Triple S claims certain common law trademark rights. In general, Triple S relies on its technological capabilities, manufacturing quality control and know-how, rather than patents, in the conduct of its business.

Backlog

   Triple S has understandings with several of its major customers whereby the customers discuss long-range quantities and sales expectations for periods up to 12 months. Quantity expectations are given to Triple S and once a part is approved for production, Triple S begins production and generally expects that it will continue such production for the life of the product. The customer will typically provide volume indications for the next three months with a purchase order, or a call-off request, for quantities for the next 30 days. While Triple S fully expects that its customers intend to have it provide production for the products for which it has production indications, the customers rarely give irrevocable commitments. Accordingly, due to the close cooperation and collaboration with its customers, Triple S believes that there will be continuing involvement in the production of its customers' products. It does not, however, consider its open orders at any time to be indicative of future business activity.

Competition

   The injection molding business in the markets in which Triple S's competes is highly competitive. Triple S focuses on complex components with close tolerances where it competes principally on the basis of technical expertise, customer service, product quality and rapid mold production, although price is also an important competitive factor. There are many suppliers of plastic injection molded components, including many that are larger than Triple S with greater financial resources.

Employees

   At March 31, 2001, Triple S employed 755 full time employees, five part time employees and 101 temporary employees. Triple S has no employees who are represented by a labor union, and considers its relations with its employees to be good.

Financial Information About Segments

   Triple S's primary operations are in one segment--the design and manufacture of highly engineered thermoplastic components. Triple S's other operations include mold making and rapid prototyping.

Financial Information About Geographic Areas

   Triple S has no significant export sales. However, Triple S has established a new business in Manaus, Brazil. See "Business."

Properties

   The following table sets forth information regarding Triple S's rapid prototyping, model making, mold manufacturing and plastic injection molded component production facilities:

 Location                 Size                       Function
 --------                 ----                       --------
 Georgetown, Texas.. 64,000 sq. ft. Injection molding, post-molding operations and office

 Georgetown, Texas.. 20,000 sq. ft. Warehouse

 Denton, Texas......  7,500 sq. ft. Mold manufacturing

 Fort Worth, Texas.. 60,000 sq. ft. Injection molding, post-molding operations and office


 Location                       Size                     Function
 --------                       ----                     --------
 Manaus, Brazil........... 23,000 sq. ft. Injection molding, post-molding operations, warehouse and office

 Battle Creek, Michigan... 64,000 sq. ft. Injection molding, post-molding operations and office

 Vicksburg, Michigan...... 59,000 sq. ft. Injection molding, post-molding operations, warehouse and office

 Vicksburg, Michigan...... 40,000 sq. ft. Post-molding operations and warehouse

 Vicksburg, Michigan...... 32,000 sq. ft. Mold manufacturing, office and
                                          Tooling and Technology Centre

 Putnam County, New York.. 30,000 sq. ft. Rapid prototyping, model making and office

 Portage, Michigan........  8,900 sq. ft. Office

   Production is rationalized by site, with production for mobile communications customers conducted primarily at Triple S's Texas and Brazillian facilities and production for other customers conducted primarily at its Michigan and New York facilities. Triple S owns its facilities except for the Texas and Portage, Michigan facilities, which are leased. Triple S's current facilities are considered suitable and adequate for current and near-term production needs.

Directors of Triple S

                                                                     Service as a
Names, Ages, Positions and Backgrounds of Directors                  Director
---------------------------------------------------                  ------------
Robert D. Bedilion, age 63, retired December 31, 1996, from his      Director since 1997
position as President of Polymerland Incorporated, a subsidiary of   Member of Audit and
General Electric Company, which he held since 1989.                  Compensation
                                                                     Committees

Daniel B. Canavan, age 47, is the Chairman of the Board, and he has  Director since 1982 held that position for more than five years. Prior to May 25, 1999, he also served as Triple S's Chief Executive Officer.

Evan C. Harter, age 58, is the Chairman of AppsMall.com, an          Director since 1998
internet start-up company. In addition, he is the Chairman of        Member of
International Marketing Strategies, Inc., an organization that       Compensation
assists businesses to grow from strong regional manufacturers into   Committee
internationally competitive enterprises, which position he has held for more than five years.

James F. Hettinger, age 52, is the President and Chief Executive     Director since 1992
Officer of Battle Creek Unlimited, Inc., an industrial park          Member of
development corporation, and he has held that position for more      Compensation
than five years.                                                     Committee

A. Christian Schauer, age 58 is the Chief Executive Officer of       Director since 1990
Triple S, and was appointed to that position on May 25, 1999. Prior to becoming Triple S's Chief Executive Officer, he was the Chairman
and Chief Executive Officer of Clausing Industrial, Inc., a machine tool distribution company in Kalamazoo, Michigan, a position that he held for more than five years. In addition, Mr. Schauer is a director of Griffith Laboratories International, Inc., a food ingredient and flavor system manufacturer company in Alsip,
Illinois, and The Windquest Companies, Inc., a manufacturer of storage systems in Grand Rapids, Michigan.


                                                                     Service as a
Names, Ages, Positions and Backgrounds of Directors                  Director
---------------------------------------------------                  ------------
David L. Stewart, age 62 has been retired for more than five years.  Director since 1969
Prior to his retirement, Mr. Stewart served as Triple S's Chairman   Member of Audit
and Chief Executive Officer.                                         Committee

Donald W. Thomason, age 56 retired in 1999 from his position as      Director since 1999
Executive Vice President, Corporate Services and Technology of the   Member of Audit
Kellogg Company, a worldwide consumer goods food company, which he   Committee
had held since 1990. Mr. Thomason also serves as Lead Director on the Board of Southeast Michigan Gas Company, a gas distribution and engineering company. He has served on this board since 1995, holding the Lead Director position since 1998.

Victor V. Valentine, Jr., age 55 has been Triple S's President       Director since 1983
since 1990.

Directors' Fees

   Triple S pays its directors who are not employees of Triple S an annual retainer of $2,000 and fees of $1,000 per board meeting attended and $500 per committee meeting attended. Triple S reimburses directors for their out-of-pocket expenses related to attending meetings.

Meetings and Committees of the Triple S Board of Directors

   The board of directors of Triple S met nine times during fiscal 2001. The board of directors has the following two standing committees:

  .  the Compensation Committee and

  .  the Audit Committee

   During fiscal 2001, each director attended at least 75% of the combined total number of Triple S's board meetings and the meeting of the committees on which he was a member.

   The Audit Committee met two times in fiscal 2001. The Audit Committee reviews and makes recommendations to the board of directors with respect to the engagement of the independent public accountants and the fees relating to audit services and other services performed by them. The Audit Committee meets with the independent public accountants and officers responsible for Triple S's financial matters. The Audit Committee is comprised of Messrs. Bedilion, Stewart and Thomason.

   The Compensation Committee met one time in fiscal 2001. This committee advises the Triple S board of directors with respect to the salary, compensation and benefits of directors and officers of Triple S. The Compensation Committee is comprised of Messrs. Bedilion, Harter and Hettinger.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Triple S board of directors is currently comprised of Messrs. Bedilion, Harter and Hettinger.

   No interlocking relationships or inside participation exist between Triple S's board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Triple S Executive Compensation

   The following table contains information regarding compensation with respect to the three preceding fiscal years of Triple S's chief executive officer and each of the four other most highly compensated executive officers whose salary and bonus exceeded $100,000, all of whom are referred to in this document as Triple S's named executive officers. This information is reflected on an accrual basis for each fiscal year so that bonuses relate to the year of performance, even though paid in the ensuing fiscal year.

                                                           Long-Term
                                Annual Compensation      Compensation
                                -------------------- ---------------------
                         Fiscal                      Securities Underlying      All Other
Executive                 Year  Salary ($) Bonus ($)      Options (#)      Compensation ($)(1)
---------                ------ ---------- --------- --------------------- -------------------
A. Christian
 Schauer(2).............  2001   249,620    490,396             -0-              27,019
 Chief Executive Officer  2000   210,577    116,620         490,000              16,053

Daniel B. Canavan.......  2001   192,642    107,312             -0-              22,295
 Chairman of the Board    2000   196,300     76,080          20,000              16,149
                          1999   175,719        108             -0-              15,363

Victor V. Valentine,
 Jr. ...................  2001   178,280    107,312             -0-              31,449
 President                2000   175,754    113,780          20,000              21,976
                          1999   141,750        108             -0-              11,024

Walter J. Barkalow(3)...  2001   122,840     65,536             -0-              12,209
 Vice President           2000   119,869     28,175          15,000               7,873

Michael E. Zaagman .....  2001   121,835     67,612             -0-              12,018
 Vice President           2000   120,185     30,518          15,000               9,160
                          1999   104,246        108             -0-               9,082

--------
(1) Represents Triple S's contributions, including matching of voluntary contributions by such person under its 401(k) plan.
(2) Mr. Schauer joined Triple S as Chief Executive Officer on May 25, 1999. Mr. Schauer entered into a five-year employment agreement with Triple S effective May 11, 1999. The agreement provides for an annual base salary of $250,000, subject to increase by the Board, and other standard executive benefits. The agreement includes a two-year non-compete and non-solicitation covenant, as well as a severance obligation of not more than one year if his employment is terminated without cause.
(3) Although Mr. Barkalow has been employed with Triple S since 1995, he did not become an officer of Triple S until fiscal 2000.

                          Option Grants in Fiscal 2001

   No options were granted to the named executive officers in fiscal 2001.

     Aggregated Option Exercises in Fiscal 2001 and Year-End Option Values

   The following table contains information regarding the exercise of options during fiscal 2001 by Triple S's named executive officers listed below, as well as unexercised options held by them at the end of fiscal 2001:

                                                         Number of Securities
                                                        Underlying Unexercised     Value of Unexercised
                                                        Options at Fiscal Year    In-the-Money Options at
                             Shares                             End(#)            Fiscal Year End ($)(2)
                            Acquired        Value      ------------------------- -------------------------
                         on Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
                         -------------- -------------- ----------- ------------- ----------- -------------
A. Christian Schauer....     7,586         160,000       489,667      13,333       617,110        -0-
Daniel B. Canavan.......       -0-             -0-        43,000      20,000           -0-        -0-
Victor V. Valentine,
 Jr.....................       -0-             -0-        43,000      20,000           -0-        -0-
Walter J. Barkalow......       -0-             -0-        18,500       8,000           -0-        -0-
Michael E. Zaagman......       -0-             -0-        33,000      15,000           -0-        -0-

--------
(1) The value realized upon the exercise of options is equal to the difference between the market value of the shares of Triple S common stock acquired at the time of exercise and the aggregate exercise price paid by the named executive officer to Triple S.
(2) The value of unexercised options is based on the difference between the closing price of Triple S common stock on March 31, 2001 ($4.563) and the exercise price of the options.

Certain Relationships and Related Transactions

   William J. Stewart, a Vice President of Triple S, and David L. Stewart are brothers. There are no other family relationships between or among the directors and executive officers of Triple S.

   On May 11, 1999, Messrs. Valentine, Canavan and Schauer entered into an irrevocable proxy and purchase right agreement. Under that agreement, Messrs. Valentine and Canavan agreed that they would vote their shares to elect Mr. Schauer to the board of directors of Triple S for so long as Mr. Schauer remains Chief Executive Officer of Triple S.

   See also "The Merger--Interests of Certain Persons in the Merger."

Legal Proceedings

   Triple S is not a party to any material legal proceedings. However, Triple S may from time to time become a party to various legal proceedings arising in the ordinary course of its business.

      TRIPLE S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The information in this section concerning Triple S's financial condition and results of operations refers to Triple S's consolidated financial statements included in this document. Triple S's consolidated financial statements were prepared in accordance with United States Generally Accepted Accounting Principles. Triple S's fiscal year ends March 31 and, unless otherwise noted, references to fiscal 2001, 2000, and 1999 relate to the fiscal years ended March 31, 2001, 2000, and 1999.

Results of Operations

   In March 2001, Triple S announced that, based on information it had received from its principal customer, Triple S expected significantly weaker sales to its principal customer than it had anticipated for fiscal 2002 and 2003, and that the overall effect of these weaker sales would (1) significantly adversely affect the anticipated growth of Triple S's revenues in fiscal 2002, (2) result in a significant reduction of the profits anticipated by Triple S in fiscal 2002 and (3) result in a significant reduction of Triple S's anticipated revenues and profits in fiscal 2003. At the end of April 2001, Triple S also announced that, as a result of the loss of these sales and following a review of production capacity needs at its two Texas molding facilities, it would be transferring most of the production at its Ft. Worth, Texas plant to its Georgetown, Texas plant.

   Following the reinstatement of the merger agreement in May 2001, Eimo requested that Triple S maintain production capacity at Triple S's Ft. Worth plant at its current level, and that Triple S not transfer any significant production from the Ft. Worth plant to the Georgetown plant. Triple S has agreed to maintain production capacity at the Ft. Worth plant at its current level in anticipation of increased business from its principal customer and new business from prospective customers following the completion of the merger.

   Triple S now believes, however, that it will realize a significant decrease in both sales and profits for fiscal 2002 as compared to its sales and profits for fiscal 2001, resulting primarily from:

  .  continued weaker sales to its principal customer;

  . a longer than anticipated delay in the release of new product programs from other customers;

  .  a significant decrease in expected new business from new customers; and

  . losses anticipated from Triple S's maintaining both the Ft. Worth facility and the Georgetown facility at full production capacity in anticipation of increased and new business.

Triple S is unable to determine at this time the effect that these factors may have on its results of operations (including its sales and profits) in fiscal 2003.

   On June 18, 1999, Triple S announced that it was closing its Tucson, Arizona facility and transferring the machinery and equipment from that facility to its new facility in Fort Worth, Texas and other locations in Michigan. At the same time, Triple S also announced that it planned to dispose of its Victor Plastics facility. The charge recorded in the first quarter ended June 30, 1999, reflects the cost of closing the Tucson facility and impairment charges related to the planned disposition of the Victor Plastics facility. The loss on closing and impairment charge included the writedown of property, plant and equipment to market value of $1,151,000 and closedown expenses of $161,000. The writedown to market value consisted of the Tucson facility of $675,000, Tucson machinery and equipment of $326,000, and the Victor Plastics facility of $150,000. Closedown expenses consisted of inventory write off of $84,000 and severance payments of $77,000 related to the termination of all 100 employees at the Tucson facility. The market value of the property, plant and equipment was the amount at which the assets could be sold in a current transaction between willing parties, other than in a forced or liquidation sale. The pre-tax effect of this charge is classified in general and administrative expenses in Triple S's consolidated statements of income. The sale of the Tucson facility was final and all other costs were incurred as of December 1999 and no additional provision for closing costs was necessary.

   Near the end of the third quarter of fiscal 1999, two of Triple S's customers filed for protection under Chapter 11 of the U.S. Bankruptcy Code and a third customer indicated that it was having extreme financial difficulty obtaining needed additional financing to pay amounts owed to Triple
S. Accordingly, in the third quarter of fiscal 1999, Triple S recorded a pre-tax charge of $1,441,000 relating to a provision for losses on accounts receivable of $1,221,000 and inventories on hand for these customers of $200,000 and legal costs of $20,000. This pre-tax charge is classified in general and administrative expenses in Triple S's consolidated statements of income.

   The table below outlines the components of Triple S's consolidated statements of income as a percentage of net sales for the periods indicated below:

                                                            Fiscal year ended
                                                                 March 31,
                                                           --------------------
                                                           1999    2000   2001
                                                           -----   -----  -----
Net sales................................................. 100.0 % 100.0% 100.0%
Cost of sales.............................................  83.6    81.1   82.6
Gross profit..............................................  16.4    18.9   17.4
Selling & marketing expenses..............................   5.2     4.5    1.8
General & administrative expenses.........................  12.9     9.4    9.6
Operating income (loss)...................................  (1.7)    5.0    6.0
Interest expense, net.....................................   0.5     0.3    0.4
Other expense.............................................   0.2     --     --
Income (loss) before income tax expense (benefit).........  (2.2)    4.7    5.4
Income tax expense (benefit)..............................   (.6)    1.8    2.4
Net income (loss) before minority interest................  (1.6)    2.9    3.0
Minority interest in net loss of subsidiary...............   --      --     0.1
Net income (loss).........................................  (1.6)%   2.9%   3.1%

   The following table summarizes each of Triple S's markets as a percentage of total sales for the periods indicated below:

                                                              Percentage
                                                               of Sales
                                                         ---------------------
                                                           Fiscal year ended
                                                               March 31,
                                                         ---------------------
Market                                                   1999    2000    2001
------                                                   -----   -----   -----
Telecommunications......................................    37%     62%     77%
Automotive..............................................    11      10       6
Consumer Products.......................................    25      12       5
Medical/Pharmaceutical..................................    13       8       3
Information Technologies................................    11       5       2
Other...................................................     3       3       7

Fiscal year ended March 31, 2001 compared to fiscal year ended March 31, 2000

 Net sales

   Triple S's net sales for fiscal 2001 were $155.2 million, an increase of $60.1 million or 63.2% over net sales of $95.1 million for fiscal 2000. As in the prior year, Triple S's sales to all markets, except telecommunications, showed percentage decreases. Such decreases were the result of exceptionally strong growth in the telecommunications market, which comprised 77% of total net sales as compared to 62% in the previous fiscal year. Price increases during the year were moderate and customers continued to exhibit strong resistance in accepting price increases. Triple S is continuing to accelerate its efforts at growing business with customers outside the telecommunications market.

 Cost of sales

   Triple S's cost of sales represented 82.6% of net sales in fiscal 2001, compared to 81.1% in fiscal 2000. This slightly higher cost of sales percentage in fiscal 2001 was primarily attributable to material cost increases, which were not carried through to selling price increases, and start-up expenses in Brazil. Triple S continues its efforts to maximize factory utilization and better balance its overhead structure.

 Selling and marketing expenses

   Triple S's selling and marketing expenses decreased as a percentage of net sales to 1.8% in fiscal 2001 compared with 4.5% in fiscal 2000. The decrease was primarily attributable to a change in distribution arrangements in the telecommunications market from outside representative organizations to direct sales representation.

 General and administrative expenses

   Triple S's general and administrative expenses represented 9.6% of net sales in fiscal 2001 compared to 9.4% in fiscal 2000. Note 14 to the Triple S consolidated financial statements explains the detail of several exceptional or unusual, one-time charges classified in general and administrative expenses in fiscal 2001 and 2000. Such amounts need to be considered when looking at normal recurring general and administrative expenses. Excluding one-time charges, general and administrative expenses in fiscal 2001 were 7.0% as compared to 8.0% in fiscal 2000. The decrease in general and administrative expenses as a percentage of sales after the exclusion of one-time charges was primarily due to overall control of expenses and the fact that several general and administrative expenses are fixed and do not vary with increasing sales activity.

 Income tax expense

   Triple S's effective tax rate for fiscal 2001 was 44.1% (including state and local income taxes of 1.3%) compared to a rate of 37.9% in fiscal 2000. The effective income tax rate for fiscal 2001 was adversely impacted by foreign subsidiary losses for which no income tax benefit was received and other non-deductible expenses for income tax purposes.

Fiscal year ended March 31, 2000 compared to fiscal year ended March 31, 1999

 Net sales

   Triple S's net sales for fiscal 2000 were $95.1 million, an increase of $27.3 million, or 40.3%, over net sales of $67.8 million for fiscal 1999. As a percentage of total sales, Triple S's sales decreased to all the markets Triple S serves except telecommunications, which showed strong growth, increasing to 62.0% in fiscal 2000. These decreases represented the completion of several customer projects during fiscal 1999 that were not replaced with new projects. The overall increase in sales was primarily related to volume as no significant price increases occurred during fiscal 2000. Triple S is working to increase its sales to a wider base of customers in the telecommunications market, as well as the automotive market, but Triple S can give no assurance that its efforts will be successful.

 Cost of sales

   Triple S's cost of sales represented 81.1% of net sales in fiscal 2000 compared to 83.6% in fiscal 1999. The lower cost of sales percentage in fiscal 2000 was primarily attributable to molded part manufacturing cost reductions, mainly in material and labor cost, and as a result of manufacturing efficiency improvement initiatives at Triple S. The lower cost of sales percentage was also attributable to higher overhead absorption as a result of increased sales.

 Selling and marketing expenses

   Triple S's selling and marketing expenses decreased as a percentage of net sales to 4.5% in fiscal 2000 compared to 5.2% in fiscal 1999. The decrease principally related to decreased compensation as a percentage of net sales in fiscal 2000.

 General and administrative expenses

   Triple S's general and administrative expenses represented 9.4% of net sales in fiscal 2000 compared to 12.9% in the prior fiscal year. The decrease was primarily due to decreased compensation and legal fees as a percentage of net sales in fiscal 2000.

 Income tax expense

   Triple S's effective tax rate for fiscal 2000 was 37.9%, including state and local income taxes of 4.7%, compared to the prior fiscal year rate of (30.1)%.

Liquidity and Capital Resources

   Triple S's primary cash requirements are for operating expenses and capital expenditures. Historically, Triple S's primary sources of cash have been from operations, bank borrowings and industrial revenue bonds. Triple S has adequate liquidity and expects this to continue into the foreseeable future.

   Net cash provided by operating activities was $7.0 million for fiscal 2001. Working capital increased by approximately $1.3 million in the year to $13.3 million, primarily resulting from the increase in accounts receivable and inventories. As a result of, and consistent with the higher sales level, accounts receivable increased by $5.7 million compared with the prior fiscal year-end, and represented 52 days sales outstanding, which was seven days higher than the end of the prior fiscal year. The increase in days sales outstanding was due to the increased sales level in the last month of the fiscal year and the timing of collections of current accounts receivable balances from a major customer. Inventories increased $1.6 million compared to the prior fiscal year but represented 25 days in inventory compared with 34 days at the prior fiscal year-end. Inventories continue under good control and adequate provision has been made for all known obsolete and non-saleable items. Purchases of property, plant and equipment totaled $11.1 million for fiscal 2001 and consisted of equipment purchases at various locations to provide increased production capacity to support sales growth and the purchase of land and buildings in New York and Brazil.

   Triple S had $1 million in cash and cash equivalents at March 31, 2001. Triple S also had outstanding borrowings totaling $10.3 million at that date. Current maturities of long-term debt are $2 million at March 31, 2001 with repayment due the following four fiscal years as follows: 2003--$3.2 million; 2004--$0.3 million; 2005--$0.3 million; and 2006--$0.4 million. Triple S has $9.4 million available under an unsecured line of credit with a bank, net of current borrowings under the agreement of $0.6 million. Triple S anticipates investing, over the next two to three years, $3 million in capital expenditures for its Brazil operation. Triple S believes that its available sources of cash, its cash and cash equivalents on hand, as well as anticipated cash flows from operations, will be sufficient to fund future operating and capital requirements and required debt repayments.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement as amended by Statement of Financial Accounting Standards No. 137 is effective for all fiscal quarters of fiscal years after June 15, 2000. Triple S uses derivative financial instruments to manage the economic impact of fluctuations in interest rates. Triple S enters into interest rate swaps to manage these economic risks. Statement of Financial Accounting Standards No. 133 did not have a significant effect on the consolidated financial statements of Triple S.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. This bulletin, as amended, summarizes and clarifies certain existing accounting principles for the recognition and classification of revenues in the financial statements. Staff Accounting Bulletin No. 101 did not have a significant effect on the consolidated financial statements of Triple S.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of Accounting Principles Board (APB) Opinion No. 25. This interpretation clarifies the following:

  .  the definition of an employee for purposes of applying APB Opinion No.
     25;

  . the criteria for determining whether a plan qualifies as a noncompensatory plan;

  . the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and

  . the accounting for an exchange of stock compensation awards in a business combination.

This interpretation became effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of this interpretation did not have a material impact on Triple S's consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

   As a result of its variable rate line of credit, Triple S is exposed to the risk of rising interest rates. The $10.0 million line of credit had an interest rate ranging from 7.5% to 9.0% for the year ended March 31, 2001.

   For periods subsequent to September 30, 2000, Triple S's Georgetown Industrial Development Corporation Revenue Bonds provide for interest at a variable rate of 77% of the issuing bank's prime rate. The bonds had an interest rate ranging from 6.2% to 6.9% for the year ended March 31, 2001.

   In addition, Triple S's Putnam County Industrial Revenue Bonds provide for interest at a rate equal to the issuing bank's tax-exempt note rate. The bonds had an interest rate ranging from 3.75% to 5.1% for the year ended March 31, 2001. With respect to these bonds, Triple S has entered into an interest rate swap agreement essentially to fix the interest rate. The notional amount of the swap agreement amounted to $4.5 million. Triple S does not use derivative financial instruments for trading purposes.

  OWNERSHIP OF TRIPLE S SECURITIES BY MANAGEMENT AND SIGNIFICANT SHAREHOLDERS

   The following table contains information about the beneficial ownership of Triple S's common stock as of July 6, 2001 of:

  .  each director of Triple S;

  . the Chief Executive Officer and the other named executive officers of Triple S; and

  .  all directors and executive officers of Triple S as a group.

   Triple S does not know of any other person who beneficially owns more than 5% of its outstanding common stock.

                                   Amount and Nature of
                                 Beneficial Ownership(1)
                            ----------------------------------
                                                Shares subject
                            Shares Beneficially to Exercisable
Name of Beneficial Owner           Owned          Options(2)   Percent of Class
------------------------    ------------------- -------------- ----------------
Walter J. Barkalow........             316          18,000              *
Robert D. Bedilion........           7,586          21,700              *
Daniel B. Canavan(3)......       2,176,826         162,000           53.6
Evan C. Harter............             -0-          14,667              *
James F. Hettinger........           7,586          23,000              *
A. Christian Schauer(4)...       2,157,034         162,000           53.3
David L. Stewart(5).......       2,185,446         162,000           53.8
Donald W. Thomason........             -0-           4,999              *
Victor V. Valentine,
 Jr.(6)...................       2,158,534         162,000           53.2
Michael E. Zaagman........             957          40,500              *
All executive officers and
 directors as a group
 (15 persons)(7)..........       2,303,291         337,866          60.67

--------
*  Less than one percent

(1) Unless otherwise noted, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses.

(2) This column reflects shares of Triple S common stock subject to options exercisable within 60 days.

(3) Includes:

  .  840,134 Triple S shares owned directly by Mr. Canavan;

  . 16,802 Triple S shares held in an irrevocable trust for his dependent children, of which his wife is trustee;

  .  37,844 Triple S shares jointly owned by Mr. Canavan and his wife;

  .  5,890 Triple S shares owned by his dependent children; and

  . 1,276,156 Triple S shares owned by Messrs. Schauer, Stewart and Valentine. Mr. Canavan may be deemed to have beneficial ownership of such shares pursuant to a shareholders agreement entered into by Mr. Canavan with Eimo and such persons in connection with the merger under which Messrs. Canavan, Schauer, Stewart and Valentine each agreed to vote all of the Triple S shares owned by them in favor of the merger and against any proposal that would impede or prevent the completion of the merger. Mr. Canavan disclaims beneficial ownership of the Triple S shares owned by Messrs. Schauer, Stewart and Valentine.

(4) Includes:

  .  244,269 Triple S shares owned directly by Mr. Schauer;

  . 3,000 Triple S shares held in trust for grandchildren, of which he is trustee; and

  . 1,909,765 Triple S shares owned by Messrs. Canavan, Stewart and Valentine. Mr. Schauer may be deemed to have beneficial ownership of such shares pursuant to a shareholders agreement entered into by Mr. Schauer with Eimo and such persons in connection with the merger under which Messrs. Canavan, Schauer, Stewart and Valentine each agreed to vote all of the Triple S shares owned by them in favor of the merger and against any proposal that would impede or prevent the completion of the merger. Mr. Schauer disclaims beneficial ownership of the Triple S shares owned by Messrs. Canavan, Stewart and Valentine.

(5) Includes:

  .  127,221 Triple S shares owned directly by Mr. Stewart;

  .  15,312 Triple S shares owned jointly by Mr. Stewart and his wife;

  .  16,000 Triple S shares owned by Mr. Stewart's wife; and

  . 2,026,910 Triple S shares owned by Messrs. Schauer, Canavan and Valentine. Mr. Stewart may be deemed to have beneficial ownership of such shares pursuant to a shareholders agreement entered into by Mr. Stewart with Eimo and such persons in connection with the merger under which Messrs. Canavan, Schauer, Stewart and Valentine each agreed to vote all of the Triple S shares owned by them in favor of the merger and against any proposal that would impede or prevent the completion of the merger. Mr. Stewart disclaims beneficial ownership of the Triple S shares owned by Messrs. Canavan, Schauer and Valentine.

(6) Includes:

  .  904,666 Triple S shares owned directly by Mr. Valentine;

  .  3,000 shares owned jointly by Mr. Valentine and his wife;

  .  1,400 shares owned by Mr. Valentine's wife; and

  . 1,249,468 Triple S shares owned by Messrs. Schauer, Stewart and Canavan. Mr. Valentine may be deemed to have beneficial ownership of such shares pursuant to a shareholders agreement entered into by Mr. Valentine with Eimo and such persons in connection with the merger under which Messrs. Canavan, Schauer, Stewart and Valentine each agreed to vote all of the Triple S shares owned by them in favor of the merger and against any proposal that would impede or prevent the completion of the merger. Mr. Valentine disclaims beneficial ownership of the Triple S shares owned by Messrs. Canavan, Schauer and Stewart.

(7) Includes 50 shares held by an officer as custodian for his grandchild; the officer disclaims beneficial ownership of these shares.

                     DESCRIPTION OF TRIPLE S CAPITAL STOCK

   The following is a summary of the material terms of the capital stock of Triple S under its articles of incorporation and bylaws. The following also summarizes relevant provisions of the Michigan Business Corporation Act. The terms of the Triple S articles of incorporation and bylaws as well as the terms of the Michigan Business Corporation Act are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of those documents. See "Where You Can Find More Information."

General

   Triple S's authorized capital stock consists of 10,200,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of July 6, 2001, Triple S had outstanding approximately 4,019,352 shares of common stock held by approximately 200 holders of record, and no outstanding shares of preferred stock.

Common Stock

   Subject to the rights of the holders of Triple S's preferred stock then outstanding, if any, all voting rights are vested in the holders of shares of Triple S's common stock, with each share entitling the holder to one vote. Triple S's shares of common stock do not have cumulative voting rights, and holders have no preemptive right to subscribe for additional securities issuable by Triple S.

   In the event of the liquidation of Triple S, the holders of common stock are entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them after satisfaction of the liquidation preferences of any outstanding preferred stock. Subject to any prior rights of the holders of preferred stock then outstanding, holders of Triple S's common stock are entitled to receive such dividends as are declared by Triple S's board of directors out of funds legally available for that purpose. Triple S's outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

   The board of directors of Triple S is authorized to issue preferred stock in one or more series, from time to time, and to fix the particular designations and terms thereof, including voting rights, dividend rates, redemption rights, liquidation value, conversion rights and other matters, without further approval of Triple S's shareholders. Triple S has not authorized and is not presently contemplating authorizing any series of preferred stock.

   The issuance by Triple S of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of rendering more difficult or discouraging an attempt to obtain control of Triple S by means of a tender offer, proxy contest, merger or otherwise, thereby protecting the continuity of Triple S's management. The issuance of shares of the preferred stock by Triple S pursuant to the board of directors' authority described above could adversely affect the rights of the holders of Triple S's common stock. For example, preferred stock issued by Triple S may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of Triple S's preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock.

General

   Triple S's articles of incorporation and the Michigan Business Corporation Act contain provisions which could be utilized by Triple S to impede certain efforts to acquire control of Triple S. Those provisions include the following:

 Board of directors

   Triple S's articles of incorporation provide that Triple S's board of directors be divided into three classes, as nearly equal in number as possible, with the directors in each class to hold office for staggered terms of three years each. The articles state that any vacancy in, or newly created directorships may be filled by the affirmative vote of a majority of the Triple S directors then in office. The articles also contain procedural requirements that must be followed by Triple S shareholders who wish to nominate persons to serve as directors of Triple S. Notice of any nomination must be given at least 30 days in advance of Triple S's annual meeting at which directors are elected, or within seven days after the date of mailing of the notice if such notice is given less than 40 days prior to the meeting date. These provisions may restrict the ability of a shareholder to conduct a proxy contest against management of Triple S.

 Evaluations by board of directors regarding recommendations to shareholders

   Triple S's articles of incorporation prohibit Triple S's board of directors from approving, adopting or recommending any offer to make a tender or exchange offer for the outstanding shares of Triple S's common stock, except those proposed by the board, to merge or consolidate Triple S or to purchase all or substantially all of its assets or business, unless Triple S's board of directors has evaluated the offer and determined that the offer would be in compliance with all applicable laws and in the best interests of Triple S and its shareholders. With respect to its evaluation as to the best interests of Triple S and its shareholders, the board of directors is permitted to consider all factors which it deems relevant, including, but not limited to such factors as the adequacy of the consideration proposed and the potential social and economic impact on Triple S, its employees, vendors and the communities in which Triple S operates.

 Special shareholder voting requirements

   Triple S's articles of incorporation specify that certain mergers, consolidations, sales of assets and other transactions with an "interested party" require a minimum affirmative vote of that percentage of Triple S's outstanding stock determined by dividing the sum of the outstanding shares held by all interested parties and two-thirds of the remaining number of outstanding shares by the total number of outstanding shares entitled to vote, provided that the minimum vote may not be less than two-thirds of the outstanding voting stock of Triple S. An interested party includes any holder of 5% or more of the voting power of Triple S's outstanding capital stock and any "affiliate" or "associate", as defined in Triple S's articles of incorporation, of such person and any person or entity acting in concert with that person but excludes anyone who was a beneficial owner of 5% or more such voting power at the time the articles became effective.

   The special two-thirds voting requirement does not apply and a majority vote will suffice where the transaction in question has been approved by two-thirds of the "continuing directors" of Triple S, the transaction involves an entity more than 50% owned by Triple S, or all of the following conditions are met:

  . Triple S shareholders affected by the transaction receive per share value at least equal to the highest value paid by the interested party in acquiring the Triple S shares previously; and

  . the interested party refrains from exercising certain kinds of influences over the Triple S board of directors in obtaining certain kinds of economic benefits from Triple S; and

  . Triple S shareholders are supplied with a proxy statement containing such recommendations as the continuing directors deem advisable.

   A continuing director is defined in Triple S's articles of incorporation as any director elected by Triple S shareholders prior to the time an acquiror of Triple S's common stock attained the status as an "interested party", and any successor in office approved by the affirmative vote of the continuing directors.

   These provisions are not applicable to the proposed merger with Eimo.

 Michigan fair price provisions

   Chapter 7A of the Michigan Business Corporation Act provides that, except in cases in which certain minimum price, form of consideration and procedure requirements are satisfied, or for certain transactions that may be approved in advance by the board of directors, higher than normal voting requirements are imposed for approval of various transactions involving persons who own 10% or more of Triple S's voting stock, who are referred to in this document as interested Triple S shareholders. Transactions to which the higher voting requirements apply require an advisory statement from the board of directors and must be approved by not less than 90% of the votes of each class of stock entitled to vote, and by not less than two-thirds of such votes, excluding the votes of interested Triple S shareholders who are, or whose affiliates are, a party to the proposed transaction or an affiliate of the interested Triple S shareholder.

   The super majority voting requirements do not apply to the merger with Eimo.

 Shareholder equity provisions

   Chapter 7B of the Michigan Business Corporation Act conditions the acquisition of voting control of Triple S on the approval by the majority of the preexisting disinterested shareholders. Specifically, this chapter of the Michigan Business Corporation Act affects the voting rights of persons who acquire more than 20%, 33 1/3%, or 50% of Triple S's voting stock, which share amounts are referred to in this document as control shares. The Michigan Business Corporation Act denies voting rights to those shareholders who make purchase offers or increase their holdings above any of the control share levels unless they are granted voting rights by a majority vote of all disinterested shareholders, which are all shareholders other than the bidders or owners of control shares and the corporation's management. If the shareholders do not elect to grant voting rights to control shares under certain circumstances, the control shares may be subject to redemption by Triple S.

   Because the proposed merger with Eimo was approved by a majority of disinterested directors, the provisions do not apply to the merger with Eimo.

Limitation of Liability

   Triple S's articles of incorporation and by-laws include provisions which eliminate the personal liability of Triple S's directors and officers for monetary damages resulting from breaches of their fiduciary duty of care. These provisions, however, do not limit the liability of any director who breached his duty of loyalty to Triple S or its shareholders, failed to act in good faith, obtained an improper personal benefit, or paid a dividend or approved a stock repurchase or redemption that was prohibited under Michigan law. These provisions do not limit or eliminate the right of Triple S or any shareholder to seek non-monetary relief such as an injunction or recission in the event of a breach of director's duty of care. Triple S's articles of incorporation also provides that Triple S shall indemnify its directors and officers to the fullest extent permitted by the Michigan Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. Triple S believes that these provisions are necessary to attract and retain qualified directors and officers. It is the position of the Securities and Exchange Commission that indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

   American Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for Triple S's common stock.

                             INFORMATION ABOUT EIMO

General

   Eimo is a European manufacturer of custom injection molded precision plastic parts for the mobile telecommunications industry and other customers. Headquartered in Lahti, Finland and organized under the laws of Finland, Eimo has six production facilities, including three in Finland, one in the Netherlands, one in Hungary and one in the People's Republic of China. Products manufactured by Eimo are characterized by demanding design and production requirements, involving complex geometric designs and the need for a quality finished appearance. Utilizing its expertise in plastics technology, Eimo works in close cooperation with its customers to meet their needs. Eimo's customers typically outsource mold design and manufacture as well as plastics production. Eimo offers customers integrated mold design and prototype development and manufacturing, advanced plastic injection molding capabilities, and value-added finishing services, assembly and complete product testing, all of which enable Eimo to provide "one-stop" shopping to customers seeking a wide range of services. See "--Production" on page 106. Eimo's technologically advanced production facilities and equipment enable the company to provide customized solutions to highly demanding customer specifications. Eimo believes that few competitors offer the scale, expertise, reputation and range of services that Eimo is able to provide. At December 31, 2000, Eimo had total assets of
(Euro)102 million and 831 employees. In 2000, Eimo had sales of (Euro)105 million ($93 million), approximately 58% of which were for delivery to European customers outside of Finland and approximately 3% of which were for delivery to international customers outside of Europe. Eimo's Series A shares are traded on the Helsinki Stock Exchange. As of July 11, 2001, Eimo's total equity market capitalization, based on the closing trading price of the Series A shares on the Helsinki Stock Exchange and assuming the conversion of Series K shares to Series A shares, would have been approximately (Euro)64 million ($56 million).

Spartan Acquisition Corp.

   Spartan Acquisition Corp. is a recently formed Delaware corporation and wholly owned subsidiary of Eimo that conducted no business prior to entering into the merger agreement.

Competitive Strengths

   Eimo believes it has achieved its current position because of the following competitive strengths:

 Broad Geographic Presence

   Eimo has multiple plant locations throughout Europe and in China. As a result of the merger, Eimo will also have multiple plant locations in the United States and a facility in Brazil. A broad geographic presence enables Eimo and will even better enable the combined company, to:

  . compete effectively for contracts that require large volume runs and multiple distribution points;

  .  offer customers multiple production locations; and

  . allocate production to the facility best suited for a job, in view of Eimo's facilities' relative capabilities and proximity to the customer.

   As a result, Eimo is able to provide customers with a broad range of manufacturing capabilities, improved responsiveness, timely delivery and reduced freight costs. In addition, by operating geographically diverse plants, Eimo can mitigate customer sourcing risks associated with single facility production.

 Full Service Capabilities

   Eimo provides customers with comprehensive services including assistance in product development, prototyping, mold design and mold making, molding, painting and other value-added services. As a result, Eimo believes that it is one of a limited number of full service plastic injection molders in Europe and, after the merger, the United States, that is well positioned to benefit from the trend of customers outsourcing total project management to full service multiple plant suppliers.

 Manufacturing and Finishing Capabilities

   Eimo utilizes a wide range of advanced manufacturing and finishing processes. Its production processes employ automated assembly and testing. Eimo's manufacturing capabilities enable it to provide innovative solutions and supply components in an integrated process. Eimo's advanced manufacturing and finishing processes include:

  . Co-injection molding in which two separate raw materials are utilized at the same time to produce different finished plastics in the same part.

  . Two shot molding where two materials are injected separately in different cavities of one tool.

  . Insert molding where plastic parts are injection molded using pre-formed decorated films.

  . Thin wall molding, a technically demanding injection molding method, used to produce extremely thin parts whose thickness may be less than half a millimeter.

  . Ultrasonic welding in which two or more pieces of plastic can be joined together using high frequency ultrasonic sound waves to join the parts; for example, to join mobile phone covers and the display windows.

  . Solvent bonding, which utilizes glue or chemical solvents to join plastic parts together.

  . Laser marking where laser beams are used to mark or etch a part with a name, symbol or numbers.

  . In-mold decorating in which a printed design is conveyed into a product mold with a transfer film to attach printed designs to the surface of plastic components.

  . Hot stamping in which a figure or design embedded in film is heated to release it and transfer it to the part.

  . Silk screening, in which images are reproduced using a series of differently sized and partitioned screens, usually to produce a multi-colored or complex design image.

  . Heat staking, a process in which non-plastic parts can be joined to plastic parts, most commonly used in joining metallic parts, such as metal springs, to plastic.

 Superior Product Quality

   Eimo uses quality-control systems and operations management techniques to meet the highest standards and to reduce costs. Eimo continually invests in technology and training to monitor and improve quality. Included among such investments are:

  .  effective management systems to ensure real-time information;

  . statistical process control systems, a quality control process where production operations are controlled and verified through sampling and measurement at intervals based on mathematical predictions or statistics;

  . failure mode and effects analysis systems, where, in anticipation of potential problems, such problems are evaluated and corrective operating processes are analyzed and developed;

  .  microprocessor-controlled molding machines; and

  .  automated assembly equipment.

   In addition, Eimo utilizes material and product testing equipment that monitors product reliability to meet exacting quality standards. All of Eimo's production facilities are operated in accordance with ISO 9002 and QS 9000 quality standards. As of December 21, 2000, Eimo was granted a QS 9000 certificate by Lloyd's Register Quality Assurance for Eimo's operations in Finland while certification under IS0 9002 and QS 9000 standards have been applied for Eimo's operations in Helmond, the Netherlands and Pecs, Hungary to be audited during 2001 by Lloyd's Register Quality Assurance. As of April 3, 2001, Eimo's operations in Shenzhen, People's Republic of China was granted an ISO 9002 certificate by Det Norske Veritas.

Business Strategy

   Eimo's goal is to become a world-wide manufacturer of precision plastic components for the mobile communications industry. Eimo's objective will benefit customers by allowing them to outsource their plastics production to Eimo and to concentrate on their own core competencies. In order to achieve this objective and maximize financial performance, Eimo plans to implement the following operating and marketing strategies:

 Focus on Core Product Areas

   Eimo will continue to focus its resources and investments on its core product area: plastic components for the mobile communications industry. Eimo designs molds and manufactures plastic components for telecommunications equipment in Europe, including complete multi-component assemblies for cellular telephones and other mobile communications handsets.

   Eimo believes that this end market offers attractive growth opportunities due to growth currently being experienced in the telecommunications market, particularly with respect to cellular telephones and other mobile and personal communications devices. Many multi-national mobile communications manufacturers have enjoyed strong and steady market growth through international expansion as international sales continue to strengthen profits.

 Expand Globally

   As principally a European precision plastic injection molder, one of Eimo's goals is to expand globally. The merger with Triple S is an important step in Eimo's plans. Eimo also seeks to grow through acquisitions, establishing new production units of its own or by expanding existing production units. Total sales growth will be supported by growth in the relative proportion of value added processing Eimo performs.

   Eimo will have a significant American presence following its merger with Triple S. Eimo's existing capabilities, enhanced by its merger with Triple S will allow Eimo to:

  . penetrate new geographic regions with its existing multi-national customers; and

  .  acquire complementary manufacturing facilities in strategic locations.

   Eimo believes continuing to pursue this strategy, either through selected acquisitions or the establishment of its own additional new production facilities outside of Europe and the United States will enable Eimo to effectively provide a complete and integrated range of mold design, manufacturing and value-added services on a global basis.

 Growth in Core Product Areas on a Global Scale

   Eimo's goal is to grow its business worldwide. Strategic acquisitions have been, and management believes will continue to be, an important element in Eimo's growth strategy and its efforts to capitalize on favorable industry trends. Eimo will consider future acquisition opportunities that are attractively priced and which it believes will strengthen the company's customer base, broaden its geographic presence, enhance production capabilities and provide significant operating synergies. While Eimo routinely enters into discussions with potential acquisition candidates, no material discussions regarding future acquisitions that would be material to the combined company have progressed beyond the preliminary stages other than the pending merger with Triple S.

 Application of Advanced Technology

   Eimo believes it has substantial experience and expertise in applying advanced technologies to meet its customers' needs. Eimo employs state-of-the-art molding technology at many of its facilities, operating in accordance with ISO 9002 and QS 9000 quality standards utilizing a variety of automated production tools, including robotic manufacturing equipment. Eimo is committed to swift application of new production and value-added processing technologies. Eimo believes its demonstrable commitment to rapid identification of customers' needs and quick reaction to their new production and value-added processing needs in injection molded precision plastics in the best possible manner is a key competitive advantage for Eimo.

 Work in Close Collaboration with Customers

   Eimo believes another reason that it is able to attract and retain customers is its partnership philosophy. Working in partnership with its customers is one of Eimo's core operating principles. Eimo implements this principle by entering into close collaboration with its customers. Eimo works with its customers at the product design stage utilizing the company's expertise in plastics technology, mold manufacturing and injection molding. Eimo works closely with its customers to ensure, among other things, that the products planned by its customers can be produced using injection molding, that customers will receive a sufficient number of necessary molds and that Eimo can offer its customers the necessary technology, process and ability along with value-added processing. After completion and testing of prototypes, Eimo rigorously tests the component and the manufacturing processes to be used in mass production in order to maintain strict quality control of the mass production process. Products are mass produced through injection molding, utilizing three-dimensional mold designs and finishes followed by value-added processing of the finished plastic component. Eimo's objective is to enhance customer loyalty and retention by allowing the customer to outsource its plastics production to Eimo and concentrate on the customer's own core competencies.

 Reduce Costs and Improve Production Efficiencies

   Eimo continually aims to improve its cost effectiveness by increasing productivity and utilization of its production facilities and by implementing operational improvements.

   Eimo believes that it will continue to create opportunities to reduce costs by:

  . reducing overhead expenses through optimization of labor and equipment resources at each of its facilities;

  .  divesting or discontinuing less profitable business lines;

  . eliminating redundant administrative operations and related personnel, although Eimo's merger with Triple S is not expected to result in any material changes in personnel for such operations; and

  . where appropriate, moving key management personnel on-site to the company's manufacturing plants in order to oversee expansion and/or execution of cost control measures.

Eimo's Products

   Eimo supplies its customers with injection molded precision plastic components. Production of such components requires mold making and manufacture of components with complex geometric properties, which also require a high degree of finished appearance. A typical plastic part weighs between 0.5 and 250 grams. In 2000, Eimo produced over two thousand different products, using over 1,500 molds.

   As a percentage of sales, mobile phone covers, including exchangeable covers, and windows were Eimo's most important products in 2000 and in the first three months of 2001.

 Bought-In Components

   Beginning in 2000, an increasing proportion of Eimo's consolidated sales have been derived from plastic products to which relatively expensive bought-in components have been added during automated assembly at Eimo. An expensive component, such as a vibrator motor used to make a mobile phone vibrate when ringing, can have a unit purchase cost in excess of one euro or one dollar. Traditional bought-in components such as inserts for screws or dust protective gaskets have unit purchase costs typically less--often much less--than 10 euro cents or 10 dollar cents. The average margin earned on automated assembly of components is significantly lower than in the rest of Eimo's business, reflecting the relatively small added value to Eimo's customers of Eimo acquiring the component, using an automated assembly line, often owned by the customer, to attach the component to a plastic part, and shipping the part-- with the component--to the customer. This trend has begun to have, and can be expected to have, the following effects on Eimo's results of financial operations: (1) consolidated sales, whether measured in euros or dollars, can be expected to grow faster than unit sales of goods manufactured and (2) due to the lower margin derived from sales of high value bought-in components, consolidated sales can be expected to grow faster than operating profit or other profit figures, resulting in lower overall margins as a percent of sales. Because the provision of bought-in components is generally profitable, although less so than Eimo's other activities, such sales are believed to increase overall profitability due to the lower marginal production costs associated with such sales, even though it has an adverse effect on profits expressed as a percent of sales.

Eimo's Markets

 End Markets

   The following table sets forth the percentages of Eimo's total net sales, for the periods presented, derived from sales to its different end markets. Except for the telecommunications industry, no other industry accounted, on an individual basis, for more than 10% of Eimo's total sales.

                                                        December 31,     March 31,
                                                       ----------------  ----------
                                                       1998  1999  2000  2000  2001
                                                       ----  ----  ----  ----  ----
Telecommunications....................................  85%   91%   92%   91%   92%
Other Industries......................................  15%    9%    8%    9%    8%
                                                       ---   ---   ---   ---   ---
 Total................................................ 100%  100%  100%  100%  100%
                                                       ===   ===   ===   ===   ===

   Eimo has targeted the mobile and personal communications industries for further growth and, accordingly, the concentration of sales to this portion of the telecommunications market is expected to continue to be significant.

   For its latest fiscal year ended March 31, 2001, Triple S derived 77% of its net sales from telecommunications customers.

   For a discussion of recent developments in the mobile communications industry, see "Information About Eimo--Industry Trends and Business Prospects" on page 116.

 Geographic Markets

   Currently, Eimo serves a broad variety of customers and geographic end markets, located primarily throughout Europe. Eimo has six production facilities, including three facilities in Finland, one facility in the Netherlands, one facility in Hungary and one facility in the People's Republic of China.

   Based on the countries of domicile of Eimo's customers:

  . In 2000 Eimo derived approximately 39% of its fiscal net sales from customers located in Finland, 58% from sales to customers located in other European countries, and 3% from sales to customers located outside of Europe.

  . In 1999, Eimo derived approximately 82% of its net sales from customers located in Finland, 14% from customers located in other European countries and 4% from sales to customers located outside of Europe.

  . In 1998, Eimo derived approximately 82% of its net sales from customers located in Finland, 14% from sales to customers located in other European countries, and 4% from sales to customers located outside of Europe.

   Through its merger with Triple S, Eimo will further strategically expand its geographic presence into new regional, national and international markets, beginning with the United States and Brazil. Eimo believes that an expanded global presence will allow it to continue to improve its international market penetration while facilitating more customized and rapid service at the local and regional market level through proximity to Eimo's customers and their own production facilities.

Customers

   Eimo seeks to establish customer relations with companies that value extensive collaboration and require technically demanding plastic parts with finished appearance requirements. These customers often value swift overall service from mold expertise to the downstream processing of injection molded plastic parts. During 2000, Eimo supplied over sixty customers. Sales to the mobile communications industry accounted for 92% of Eimo's total sales. Sales to fewer than ten customers, all of whom are in the mobile communications industry, accounted for over 91% of Eimo's total sales in 2000. Eimo expects that its sales will continue to be concentrated among a small number of global mobile telecommunications customers and that the percentage of the combined company's sales to the mobile communications industry also will increase and that the mobile communications industry will continue to be Eimo's most important customer sector in upcoming years. Accordingly, Eimo's success will depend largely on how such customers succeed in developing and marketing their products.

   Nokia Mobile Phones was Eimo's only customer representing 10% or more of Eimo's total sales in 2000. Sales to Nokia accounted for 59%, 73% and 68% of sales in 1998, 1999 and 2000, respectively. Sales to Nokia accounted for 65% of Eimo's sales for the three months ended March 31, 2000 versus 67% of Eimo's sales for the three months ended March 31, 2001. The decrease in customer concentration from the year ended December 31, 1999 to the year ended December 31, 2000 was due to increased sales to other customers, which increase was partially offset by increased unit sales to Nokia during the comparable period. Based on the pro forma financial statements contained in this proxy statement/prospectus, the largest customer of the combined company, Nokia, would have accounted for approximately 70% of the combined company's revenues in calendar 2000 on a pro forma basis. Sales to certain mobile communications customers, other than sales to four original equipment manufacturers, Nokia, Ericsson LM Telephone Co., Philips Consumer Communications L.P. and Alcatel, may include parts that are ultimately sold to or through these named customers. Eimo estimates that such sales accounted for approximately 15% of its sales both in the year ended December 31, 2000 and in the three months ended March 31, 2001. Although Eimo cannot quantify the amounts resold by certain of its customers who also are direct customers of Eimo, Eimo does not believe that inclusion of such indirect sales would result in any existing customer representing 10% or more of Eimo's sales in the applicable period which has not already been identified as such a customer. Sales to mobile telecommunications customers also are expected to increase for the year ending December 31, 2001 and, while no assurances can be given, sales to mobile communications customers are expected to account for more than 90% of Eimo's total sales for 2001.

   Eimo's non-mobile communications industry customers operate principally in other electronics, electric, building products, appliances and environmental industries, with no single other industry accounting for more than 4% of total sales in 1999 or 3% of total sales in 2000.

Competition

   The markets in which Eimo operates are highly competitive. While there are thousands of manufacturers of injection molded plastic components throughout the world, the number of competitors in the production of plastic components for the telecommunications industry is much smaller. Nevertheless, Eimo competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies and the in-house departments of potential customers, on the basis of price, service, quality and ability to supply products to customers in a timely manner. Some of these competitors have, and new competitors may have, greater financial and other resources than Eimo.

   Eimo's competitors in the production of plastic components for the telecommunications industry and their country of organization include:

Competitor                                                      Country
  . Balda AG                                                    Germany
  . InteSys Technologies, Inc., a subsidiary of Textron, Inc.     USA
  . Mikron Holding AG                                         Switzerland
  . Nypro Inc.                                                    USA
  . Nolato AB                                                   Sweden
  . Perlos Oyj                                                  Finland
  . Rosti A/S                                                   Denmark
  . Wilden GmbH                                                 Germany

   Eimo's key customers, including Nokia, traditionally cooperate with more than one strategic supplier. However, many of them increasingly are electing to focus on fewer strategic suppliers. A strategic supplier typically must have high production capability, exacting quality control and advanced production skills. Suppliers must be able to implement the mass production of new products prior to or concurrent with the launch of the product by the customer. The development of this level of skills and expertise requires a great deal of work and practice by a company. While the basic machinery for production of injection molded plastics is readily available and although there are several suppliers of production automation equipment, the ability to master the tooling and manufacturing skills necessary to mass produce precision plastic components of demanding geometric properties and finished appearance, typically requires several years of operating and production experience. Furthermore, global telecommunications customers expect strategic suppliers to be able to adapt to considerable demands for growth, to have a sound balance sheet and the ability to react rapidly to new production technologies. In addition to the demanding requirements of such customers for demonstrable experience, other barriers to entry include:

  .  shorter product cycles,

  .  increased product variations,

  .  requirements for faster launching of mass production, and

  . requirements for new production technologies, especially by the mobile communications industry.

   Accordingly, Eimo believes there is a relatively high barrier to entry into its core product market.

   Despite the relatively high barrier to entry into its core product market, competitive pressures or other factors, including the vertical integration by certain of Eimo's major customers of manufacturing processes traditionally outsourced to the company, could cause Eimo to lose market share or result in a significant price erosion with respect to Eimo's products, either of which could have a material adverse effect on Eimo's results of operations. Furthermore, Eimo's customers operate in highly competitive markets. To the extent Eimo's major customers lose market share in their respective markets, Eimo's results of operations and financial condition could be materially and adversely affected.

Customer Relationships

   Eimo's operations with several of its major customers are conducted under "partnership principles" pursuant to which Eimo and the customer discuss long range volume plans, up to three years before actual production is required. Eimo and its customer may enter into "frame" or "outline" contracts describing the proposed relationship, but such contracts typically do not contain any minimum purchase obligations. Eimo's customers order molds and job-specific assembly line equipment pursuant to legally binding purchase orders. While not a binding obligation to purchase a particular amount of product, the execution of a purchase order is, in effect, a type of guarantee of continuing cooperation, since customers actually fund mold production and certain assembly line costs, which can total hundreds of thousands of euros, pursuant to the purchase order. Thereafter, there is not always a formal ordering and order confirmation process for product purchase. Certain products are produced and invoiced in accordance with monthly or weekly volume plans. For customer transactions which do not utilize a formal ordering and confirmation process, Eimo's production volumes are based on that customer's volume plans. Due to the cooperative nature of its customer relationships and the relatively short lapse of time between placement of orders for products and shipments, Eimo does not consider its open orders to be significant to its business.

Production

   Eimo utilizes a broad range of manufacturing processes and tool making capabilities to service the needs of its diverse customer base. Using such processes and capabilities, Eimo can manufacture products ranging from simple plastic parts to highly complex multi-component assemblies. Eimo's automated, high volume assembly and on-site testing capabilities further broaden its manufacturing capabilities and provide Eimo with a competitive edge in obtaining and maintaining preferred supplier status with customers.

   The process for producing a plastic part can be divided into three functions:

  .  design and tooling;

  .  molding; and

  .  assembly and other value-added services.

   These different functions often are not performed by one supplier. Many customers have "in-house" design departments for their plastic parts. To manufacture the molds to design specifications, such departments frequently use tooling companies that are specialists in mold manufacturing but are not manufacturers of plastic parts. Such molds are owned by the customer who provides them to the suppliers for the purpose of manufacturing plastic parts from such molds. Unlike numerous plastic part manufacturers, Eimo has the capability to design and produce plastic parts, as well as the molds used to manufacture such plastic parts.

 Mold Design and Tooling

   Eimo currently has two tooling facilities, one of which is located in Hollola and one of which is located in Lahti, Finland. Eimo has mold service facilities in each of its injection molding production facilities. Eimo's present mold manufacturing operations offer a full range of services, including conceptual part and tool design, mold building and testing. The facility in Lahti concentrates on highly automated production of serial molds utilizing state of the art technology. Eimo's own mold manufacturing operations account for approximately half the total needed for the company to supply its customers, with the rest purchased by Eimo from specialized mold manufacturers all over the world.


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   Eimo produces prototypes and molds to make plastic components for customers without in-house tooling capabilities. Eimo currently performs the injection molding for all of the products for which it makes molds and expects to continue to perform all or substantially all of the injection molding for products for which the company will make molds in the future.

   Eimo produces a broad range of injection mold prototypes and molds of geometrically demanding shapes. Such shapes often include double convex surfaces with curves not corresponding to any simple mathematical equations. Injection molds are used for the mass production of plastic parts in amounts that can vary considerably depending on the application, but which can exceed one million parts over the life of the mold. Eimo's mold facilities offer a full range of services, including conceptual part and tool design, building and testing, and are staffed with engineers skilled in mold design and manufacture. The primary areas of focus include product design, process improvement, enhancement of product performance and maximization of aesthetics. The design process draws upon the expertise of engineers which is derived from Eimo's capabilities to design, build and manufacture interchangeable molds for the mass production of precision parts. The shape of the product and the necessary production tolerances directly influence the cost of the mold and its suitability for mass production. Ideally, the mold is designed in parallel with the customer's product design process in order to minimize "time to market" for the product. For products with large production runs, Eimo's engineers employ special skills and expertise which are needed to design, manufacture and maintain numerous functionally identical molds. Sales attributable to mold design and manufacturing account for less than 10% of Eimo's total sales but are still considered to be an integral part of the company's overall business. Mold invoicing is carried out in lots, resulting in monthly fluctuations in accrual or invoicing. Eimo separately contracts with its customers for mold development and product manufacturing. According to market practice, the customer both pays for and owns the mold. Eimo views its mold design and tooling operations primarily as supportive of its manufacturing business, and not as an independent profit center.

 Product Molding/Manufacturing

   Eimo mass produces identical injection molded plastic components utilizing either a single mold or several functionally identical molds. Eimo has six plants for manufacturing plastic components: three located in Finland, one located in the Netherlands, one located in Hungary and one located in China. New machinery and equipment has been installed in many facilities with the goal of improving the repeat operating precision required for series production as well as increasing manufacturing automation. Eimo believes its current production facilities, along with its expansion options, are sufficient to allow the company to respond rapidly to the growing volume needs of its customers.

   Eimo manufactures the majority of its plastic components utilizing the injection molding process for thermoplastic materials. Thermoplastic materials are plastic materials which are capable of softening or fusing when heated and of hardening again when cooled. This process requires sophisticated injection molding machines and ancillary equipment and produces a high quality engineered product at a relatively high speed. In this process, thermoplastic materials created from plastic resins and other raw materials are:

  .  specially prepared and treated;

  .  conveyed to a feeder device;

  .  melted to a defined temperature;

  .  injected into a mold under high pressure at a relatively high speed;

  .  cooled by channels conveying water throughout the mold; and

  . transformed into a plastic part that is automatically removed when the mold opens.

   Eimo also has the capability for multi-component molding. For multi-component molding, Eimo currently utilizes two-component (also known as "two-shot") injection molding machines which were acquired at the

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end of 1998. Each machine has a clamping force of 110 tons and the sizes of the injection molding units were chosen to enable the production of a wide range and size of plastic parts.

   Each two-component machine has two injection units with separate controls, so that products can be made consisting of two materials. The availability of this technology has resulted in several opportunities for designing new types of products. Using multi-component molding, it is possible to combine desirable properties of different materials and at the same time remove the need for joint fasteners. Two-component molding gives a very secure joint and a very clean boundary between the materials.

   Typical applications for Eimo's multi-component molding capability are for linking two materials together, either one beside the other or one on top of the other, or for injecting one material inside another. In certain applications the process significantly improves the properties and appearance of a product. Since mold costs are higher, the process is not normally suitable for small volume production. For larger volume production, in addition to the benefits mentioned above, the process can provide additional cost savings by eliminating certain production stages and components.

   In some cases, additional finishing operations are performed on the plastic part, either after its removal from the mold or as part of the molding process itself.

   For example, with the aid of film technologies, the surface of a part can be decorated during the injection molding process. Eimo uses both in-mold decoration and in-mold labeling. In-mold decoration is a production process whereby a printed design is conveyed into the mold with a transfer film. The film is fed into the mold from a special device on top of the injection molding machine. The used film is taken up on a spool beneath the machine. Automation is used to place the film in its precise location in the mold, the mold closes and the injection molding begins. The molten plastic removes the printed design from the film and attaches it to the surface of the plastic component. In in-mold labeling, the surface patterned plastic is shaped to conform to the shape of the component surface and a robot places the part into the mold.

 Production Capacity

   Injection molding machines are the key machinery utilized in Eimo's production process. Eimo's facilities were equipped with an aggregate of approximately 220 such machines as of March 31, 2001. In acquiring injection molding machinery, Eimo looks for accurate and powerful electrical machines with high yield and dimensional accuracy. Dimensional accuracy of the products, as well as the yield, are major factors affecting cost efficiency. Energy efficiency also is a factor in the selection of Eimo's injection molding machinery, both as a production factor and to support Eimo's environmental goals.

   A large number of Eimo's injection molding machines are equipped with programmable, multi-function robots. Over fifty percent of Eimo's machines operate in five shifts averaging 168 hours per week of production time with a large percentage of the remaining machines operated in three shifts averaging 120 hours per week of production time. Most of the injection molding machines have a clamping force in the range of 35 to 150 tons. The majority of Eimo's injection molding machines were purchased new between 1997 and 2001. Typical production cells include an injection molding machine, a part handling robot and automated palletizing equipment. In addition to injection molding machinery, Eimo's production operations utilize mold production machines, as well as factory systems for raw material handling, cooling and air-conditioning, as well as various types of computer equipment. Eimo also utilizes certain automated product-specific assembly machinery in its operations, a large amount of which machinery is owned by its customers. Necessary normal repair and maintenance of the molds is carried out at each injection molding factory.


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

 Quality Control Procedures

   Eimo's quality strategy ensures and continually improves the quality of its products, operations and customer service. In particular, control of the high-volume production process and related automation are critical to the efficiency of mass production. Samples are taken to determine that the products meet customers' specifications for critical measurements and other properties. Aids in process control and monitoring include various quality techniques such as the quality board technique and statistical process control. Statistical process control is a quality control process where production operations are controlled and verified through sampling and measurement at intervals based on mathematical predictions or statistics. It is applied to control the production process and to minimize factors negatively affecting quality production. Eimo's objective is to continually improve in all stages of product design and production, including the mass production process.

   Part of Eimo's production takes place in so-called clean-room facilities. The purpose of such a space is to provide the optimum conditions for protecting the product from ambient impurities. Impurities may come from the air, materials, personnel, equipment and/or the production process itself.

 Value-Added Processing

   The assembly of plastic components with other forms of value added processing have become important technologies because of the increased desire of customers for more complete part assemblies, as well as for a variety of product colors and decoration offered to end users. In 1999 and 2000, Eimo reinforced its automation expertise, doubled the capacity of its paint shops, and continued to develop multi-component injection molding and foil decoration technologies with their applications.

   Eimo offers a broad range of value-added services, including finishing and automated assembly services. These services include:

  .  hot stamping;

  .  painting;

  .  pad printing;

  .  silk screening;

  .  ultrasonic welding;

  .  heat staking;

  .  solvent bonding;

  .  heat transfer labeling; and

  .  laser marking.

   At a customer's request, Eimo also can outsource additional value-added services such as electromagnetic and radio frequency interference shielding. Eimo also provides a wide range of inventory management services and logistical support to its customers. Moving beyond just-in-time delivery, Eimo assists its customers with:

  .  planning and managing production requirements;

  . routing inventory to in-process, intermediate and final distribution points; and

  . adjusting its delivery schedules to its customers' inventory requirements on a real time basis by coordinating alignment of its production activities with the customer's production requirements.

   Eimo's communication with its major customers is facilitated through electronic data interchange.

   Eimo's value added processing of plastic components may involve painting, printing, marking, assembling or packaging of the components. These operations are often semi-automatic or completely automatic.


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

   Utilizing the heat transfer film labeling process, Eimo can print on virtually all plastic parts in up to eight colors with a one-pass application. The process also makes it possible to print on a product that will be suitable immediately for the next production step or immediate use.

   In heat transfer labeling, a single- or multi-colored picture or design is pre-printed on a carrier film. This film is then placed where the image is required on the product, and then the heat from a heated metal or silicon tool transfers the image permanently on to the plastic product. A transfer can be printed on almost any plastic material, even on painted or rubber-coated items. The image can be glossy or matte on the carrier film, and it is possible to print even holograms and other security markings. The image can incorporate various special features, such as serial numbers and colors that change with the temperature. Since the complete image is printed in one pass, print quality is extremely good and even small details can be achieved easily and quickly. Heat transfer labeling typically is utilized only on large volume production series because a carrier film generally has to be made for each separate image or logo to be printed on the product. However, using the latest methods it is now possible to produce multiple image film by scanning or drawing individual pictures on a computer and then transferring the images to the carrier film.

   Alongside the heat transfer film techniques, painting is an important surface-finish technique for plastic components. Techniques for dying and coloring of plastics are still developing. Nevertheless, existing painting technology can be used to produce products which are more attractive to the ultimate consumer.

   Still another of Eimo's finishing techniques involves the use of laser-marking technology utilizing a laser beam. A laser-marked section is visible on the surface of any object as a groove or discoloration. Laser marking enables the marking of large series of products, for example with consecutive numbers. Laser-marking of products can save post production time by eliminating the need for other marking techniques and enhance recycling, as the product does not have any extra stickers, or other material, limiting the recycling of plastic. The process can be used to produce multi-colored parts by burning away a surface layer to reveal a second color underneath the outside layer.

   In addition to relatively common and established technology for injection molding, Eimo utilizes other technologies that employ advanced manufacturing processes such as co-injection, two-shot molding, insert molding and in-mold decorating.

Intellectual Property

   While Eimo has developed proprietary techniques and manufacturing expertise for the manufacture of injection molded plastic components, Eimo does not have patents for its proprietary techniques, instead relying on trade secret protection. Although Eimo's proprietary techniques and expertise are subject to misappropriation or obsolescence, the company expects to continue to develop improved methods and processes and new techniques on an ongoing basis as dictated by the needs of its business.

Raw Materials

   Eimo's primary raw materials are various plastic resins and packaging materials, which Eimo obtains from several manufacturers on the basis of the company's own or its customers' purchase agreements. Raw material prices are subject to cyclical price fluctuations, including those arising from supply shortages and as a result of changes in the prices of natural gas, crude oil and other petrochemical intermediates from which resin is derived. A significant portion of the price risks associated with Eimo's purchases of raw materials have been eliminated through customer agreements and price alteration clauses pertaining to raw materials.


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

   Eimo's largest customers often have worldwide purchase agreements with suppliers of raw materials. These agreements cover the purchase of raw materials by all the customer's other suppliers. For some production series, Eimo purchases raw materials directly from its own suppliers. Accordingly, Eimo's financial performance still may be affected by its ability to pass along increased raw material costs to its customers. Eimo also uses a large number of purchased components for which it believes it does not have any significant price risks. Such purchased components include films, inserted components and liners. Although Eimo has historically passed on increased costs to its customers, Eimo might not be able to do so in the future. Furthermore, a significant price increase in raw materials could have a material adverse effect on Eimo's financial condition or results of operations. Similarly, it is possible that Eimo's customers who source their own raw materials for use in Eimo's production of their products could seek to shift some or all of the pricing risk associated with the procurement of such materials to Eimo which could expose Eimo to greater risks associated with changes in the costs of raw materials.

   Although most of the raw materials Eimo uses are available from several suppliers, many raw materials are currently obtained from single or a limited number of sources. Eimo has no reason to believe that there will not be an ample supply of raw materials available at commercially acceptable prices for the reasonably foreseeable future, but cannot make any prediction as to the future price of such raw materials.

Marketing and Sales

   Eimo's sales and marketing activities are divided into maintaining relations with existing customers and obtaining new customers.

   Eimo seeks to increase sales to its existing customer base and attract new customers. Eimo's primary marketing strategy is to develop and maintain close working relationships with its customers' engineering, procurement and quality departments. Direct relationships with customers facilitates close cooperation in product design, and Eimo believes this helps it in gaining repeat and new business from existing customers. Eimo believes its mold design, engineering and tooling expertise, together with the growing ability to service and sell to customers from multiple international locations, has enabled the company to, and will continue to enable it to, broaden product lines, further penetrate its existing customer base and attract new customers.

   Eimo's customer relationships focus not only on cooperation on a daily basis, but also include periodic revisions to customer agreements as well as mutual training. Customer agreements may include agreements covering one or more of the following topics:

  .  production requirements;

  .  quality control requirements and/or procedures;

  .  confidentiality; and

  .  data communications.

   Eimo believes it has been successful in acquiring new customers as a result of its operating concept. Acquiring new customers begins with the presentation of Eimo's operating concept. After gaining approval from a potential customer, the relationship typically will begin with trial deliveries where Eimo is a second supplier. Limited deliveries frequently are followed by full scale cooperation with Eimo generally becoming one of a limited number of preferred providers.

Eimo's Environmental Policy and Environmental Matters

   Sensitivity to, and proper management of, environmental issues is an integral part of Eimo's business philosophy, and its goal is to continually improve all aspects of operations with respect to environmental matters. Working together with its customers and suppliers, Eimo aims to minimize the environmental impact of its operations. Eimo's personnel play a key role in conducting operations in an environmentally responsible

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manner. Eimo's environmental policies are designed to encourage every Eimo employee to act in an environmentally responsible manner and to employ high environmental standards in their work. Eimo strives to develop and conduct operations in a manner which meets both the demanding environmental expectations of the company's customers and society at large. Eimo's philosophy also encourages open communications, both internally and externally, regarding the impact of operations on environmental matters and other related matters of environmental concern.

   Federal, provincial, state and local governments in each country where Eimo has production facilities could enact laws or regulations concerning environmental matters that could increase the cost of producing, or otherwise adversely affect the demand for, plastic products. Eimo is aware that certain local governments in the United States have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products that are among the types of products the company produces. If such prohibitions or restrictions were widely adopted, such regulatory and environmental measures or a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon Eimo. In addition, certain of Eimo's operations are subject to various environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. While Eimo has not been required historically, and does not currently expect, to make significant capital expenditures in order to comply with applicable environmental laws and regulations, Eimo cannot predict with any certainty its future capital expenditure requirements because of continually changing compliance standards and environmental technology. Eimo does not have insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future.

Employees

   As of the date of this proxy statement/prospectus, Eimo had approximately 900 employees. As the following table illustrates, the number of personnel employed by Eimo has grown rapidly along with the growth in Eimo's business.

                                       Average Number of Personnel
            -------------------------------------------------------------------------------------
            1995         1996             1997             1998             1999             2000
            ----         ----             ----             ----             ----             ----
            211          253              262              457              681              768

   Eimo's operating model requires new employees to be hired through a training program. Most training is organized and/or paid for by Eimo. Training is planned and implemented by Eimo on either a job duty or facility basis. Representative training programs include:

  .  management training;

  . new product process training, including marketing and project management;

  . mold facility training, including sales cycle training from mold purchasing to order invoicing;

  .  production plant training;

  .  purchasing training; and

  . support processes training, including development team and company-wide policy and procedures training.

   At the factory level, the job foreman is responsible for training new workers.

   For salaried staff, the training level and need for training is evaluated regularly through a training evaluation questionnaire. Plant managers evaluate the training level and need for training for hourly employees when preparing their training plans. Management defines the guidelines for training, focus areas and the training budget, which is determined annually. Marketing and project management personnel plan and supervise the implementation of the training of personnel for new product production. Production plant

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

personnel plan and supervise the implementation of training for the workers in product invoicing and other sales cycle areas and supervise its implementation. A management representative prepares the company-wide quality training plan and supervises its implementation.

   Although it is relatively difficult to find trained personnel who are experienced in the mass production of, and mold making for, injection molded precision plastic components, Eimo has not had any material difficulties in recruiting employees. Eimo believes its corporate image, methods of operation and reputation have helped the company to recruit competent, skilled employees.

   Most employees in Finland and in the Netherlands are covered by collective bargaining agreements. Eimo's employees in Finland are covered by national and regional collective bargaining agreements for the plastics industry. Such collective bargaining agreements were not negotiated between Eimo and its employees, but rather were developed by representatives of all employers and employees in such industries. Eimo has historically enjoyed good relations with its employees.

History of Eimo

   Eimo commenced its business operations in 1957 when Mr. Unto Eilamo began to make buttons under the business name of Eimo-Muovi Ky, a private company organized that same year in the City of Lahti, Finland, under the laws of Finland. The current legal entity, Eimo Oyj was organized on March 12, 1965 in Lahti, Finland, under the name Insinooritoimisto Teraspeikko, Norvasto ja Paananen. It changed its name to Makron Oy in 1978 in order to conduct business operations unrelated to Eimo's current operations. By 1985, Makron Oy was engaged in the engineering/machine manufacturing business and it was controlled by the Paananen family. In 1985, Makron Oy acquired a controlling interest in Eimo-Muovi Ky, which changed its name to Eimo-Muovi Oy to denote its limited liability status and later changed its name to Eimo Oy in 1997.

   Plastics operations rapidly expanded into supplying the furniture and metal industries, and production facilities were moved to Salpakangas in Hollola, Finland. IBM became a customer of Eimo in 1979, followed by Nokia in 1985. Along with these customers came an increasing focus on exports, systematic quality development, expertise in raw materials, and processing and control methods. Eimo received a certificate of quality from IBM in 1987 and from General Motors in 1992. IBM and General Motors are not among Eimo's current customers.

   The first stage of Eimo's Hollola plant was constructed in 1963. Eimo's Lahti factory was built in 1995. The Laitila factory was obtained through an acquisition in 1989 of a related entity, Tasoplast Oy. Eimo's injection mold manufacturing and purchase operations functioned as a separate company between 1991 and 1998 under another related entity, Eimo-Tekniikka Oy.

   The engineering works operations of the Makron group and all non-plastics related subsidiaries were sold on January 2, 1998 but remained under the control of the Paananen family. As a result of such divestitures, Makron Oy became a holding company for Eimo Oy and two other wholly owned subsidiaries also engaged in the plastics business, Eimo-Tekniikka Oy and Tasoplast Oy. Makron Oy then changed its name to Eimo-Yhtiot Oy and had Eimo Oy, Eimo-Tekniikka Oy and Tasoplast Oy as its operating subsidiaries.

   During 1998, three private equity funds, Sitra Technology Ky, Profita Fund I Ky and Merita Capital Oy, as well as some of Eimo's key personnel, became shareholders of Eimo-Yhtiot Oy, collectively acquiring a total of 10.75% of Eimo's share capital.

   On December 31, 1998, Eimo Oy, Eimo-Teknikka Oy and Tasoplast Oy merged into Eimo-Yhtiot Oy to form the current company, which changed its name to Eimo Oy. In February 1999, the name of Eimo Oy was changed to Eimo Oyj in contemplation of the listing of the company on the Helsinki Stock Exchange in connection with its initial public offering. Oyj is the abbreviation for public limited companies in Finland.


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

   Eimo Oyj was listed on the Helsinki Stock Exchange on March 23, 1999, when Eimo's Series A shares were accepted for trading on the main list. The listing was carried out in connection with a combined offering where 5,700,000 Series A shares of Eimo Oyj were offered for sale or to subscription by Finnish and international institutional investors, the public in Finland and employees of the company. Prior to its initial public offering, 10% of the company was owned by three equity funds and substantially all of the remaining capital stock of Eimo was owned by the Paananen family. In connection with Eimo's public offering, existing shareholders sold 4,100,000 shares and Eimo issued 1,600,000 shares. As a result, new non-family shareholders acquired approximately 49.1% of the total shares of Eimo and 12.4% of the total voting power.

   As of the date of this proxy statement/prospectus, Eimo believes less than 1% of its shareholders reside in the United States, and that such shareholders hold less than 5% of the outstanding Eimo Series A shares.

   In February 1999, Eimo decided to establish an injection molding plant in Helmond, the Netherlands. Such facility commenced operations in early 2000. During 1999, the premises and the capacity of Eimo's mold factory in Hollola doubled in size. A new mold factory was constructed in Lahti and became operational in 2000.

   In March 2000, Eimo's headquarters moved from the facility in Hollola to Lahti, Finland.

   In September 2000, Eimo acquired from Ensto Saloplast Oy the total share capital Ensto Plastic Kft, whose operations are located in Pecs, Hungary. The Pecs facility recently started producing precision plastic parts for the mobile telecommunications industry. The total cost of acquiring the Pecs facility, modifying it to meet Eimo's production needs and equipping it with new production equipment is estimated to be approximately (Euro)7 million, of which
(Euro)1 million is expected to be expended in 2001.

   In 2000, Eimo also took a series of actions to expand into the Chinese and other Asian markets.

   First, in November 2000, Eimo acquired a 35% ownership interest in CIM Technology Ltd., a British Virgin Islands company doing business in the People's Republic of China. In connection with such acquisition, Eimo agreed to make a HKD 15 million ((Euro)2.3 million) cash investment in CIM Technology Ltd. CIM Technology Ltd. is a joint venture by Eimo with the former majority shareholders of CIM Precision Molds (HK) Limited, a premier mold manufacturer whose operations are located in Hong Kong. CIM Technology Ltd. will establish a mold manufacturing subsidiary in Guangdong Province, People's Republic of China. In exchange for their collective ownership interest of 65% in CIM Technology, Ltd., Mr. Lai and Mr. Woo contributed to CIM Technology, Ltd. all of the capital stock of CIM Precision Molds (HK) Ltd. owned by them which represented 56.9% of the issued and outstanding capital stock of such company.

   Second, in November 2000, Eimo announced the further expansion of its operations in the People's Republic of China through Eimo (HK) Ltd., a controlled and 70% owned joint venture company organized to acquire Century Step Company, Ltd. and its wholly owned manufacturing subsidiary, Century Step Plastic (Shenzhen) Company, Ltd. Such acquisition was completed January 1, 2001. Eimo (HK) Ltd. is 70% directly owned by Eimo and Eimo has an additional 10.5% indirect interest in Eimo (HK) Ltd. by virtue of the ownership interests of its minority partner, CIM Technology, Ltd., in Eimo (HK) Ltd.

   The acquisition of Century Step provided Eimo with immediate entry into the Chinese and Asian markets. Century Step had consolidated sales of approximately HKD 19 million ((Euro)2.7 million) in 2000. Century Step employs 180 people, of which 170 are located in the People's Republic of China. Century Step conducts its manufacturing operations in a 4,000 square meter leased facility located in Shenzhen, Guangdong Province, People's Republic of China. Although Century Step has traditionally served the consumer goods sector, it has recently been developing more advanced manufacturing capabilities in order to begin manufacturing precision engineered plastic parts. Of the total purchase price of HKD 18.5 million ((Euro)2.6 million), an amount equal to HKD 8.5 million ((Euro)1.2 million) was paid in cash to the sellers, while the HKD 10 million ((Euro)1.4 million) balance is being utilized to fund a five year loan to Eimo

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

(HK) Ltd. In addition to the loan proceeds, Century Step is expected to require approximately (Euro)3 million of additional capital investment during 2001 to upgrade and expand its manufacturing capabilities.

   As noted above, Eimo's minority partner in Eimo (HK) Ltd. is CIM Technology Ltd. Thirty-five percent of CIM Technology Ltd. is owned by Hong Kong businessman Mr. Y.S. Lai, who also was the owner of Century Step, while thirty percent is owned by the family of Hong Kong businessman Mr. K.H. Woo. The remaining thirty-five percent of CIM Technology Ltd. is owned by Eimo Oyj. CIM Technology Ltd. controls CIM Precision Molds (HK) Ltd. through its 56.9% ownership interest therein. It also will own 100% of CIM Precision Molds (Dongguan), a new molding company being established in the People's Republic of China.

   A portion of Eimo's cash investment in CIM Technology, Ltd. will be invested by CIM Technology Ltd. in two other Asian projects, which are described below. The majority of such funds will be invested by CIM Technology Ltd. in Eimo
(HK), Ltd., while the remaining funds will be invested in CIM Precision Molds (Dongguan). Mr. Lai also has signed personal service contracts with both Eimo
(HK), Ltd. and CIM Technology Ltd.

   CIM Precision Molds (Dongguan) is currently being organized with steps under way for it to obtain operating permits and train personnel. Expansion in mold manufacturing operations is expected once all permits have been obtained-- initially in rented premises, with a later move to a purpose-built facility in Dongguan being planned.

   Eimo and CIM Precision Molds (HK), Ltd. have cooperated on a number of projects. The companies intend to continue and expand their cooperative relationship by sharing technologies and development work and through joint capacity planning. The existing customers of CIM Precision Molds (HK), Ltd. include very large global companies, such as Nokia.

   In February 2001, production operations in Eimo's European facilities were reorganized to locate all non-mobile communications production to Eimo's Laitila, Finland facility and its Kuortti, Finland facility was sold to the facility's operational management. The operations sold had annual sales of about (Euro)1.5 million. The real property of the Kuortti factory was not part of the transaction but was later sold to a real estate limited company of which the local municipality has a 60% holding and Eimo and the management buyout group each have a 20% holding.

Industry Trends and Business Prospects

   Growth in the mobile communications market has substantially slowed from growth rates achieved in recent years. Several of Eimo's customers, including its principal customer, have increased their market share in recent years and its principal customer appears to be able to continue to increase its market share despite slowing market growth. Eimo is unable to predict whether the demand for mobile communications devices will continue to experience positive sales growth in 2001 and continued weakness in the market could result in negative sales growth in 2001. Factors adversely affecting the business of Eimo's principal customers and, as a result, the business of Eimo, include:

  .  slowing growth in the world economy

  .  increased inventories of unsold mobile phones

  . declining subsidization by telecommunication service providers of the cost of mobile phones to end users

  . less than anticipated market demand for, and mixed consumer reaction to, available data and internet capable mobile phones

  . delays in the implementation of general packet radio service phones, representing an intermediate step beyond existing second generation phones

  . delays in the selection among competing network systems technologies to service third generation mobile phones

  . delays in the implementation of third generation mobile phone technologies

   Recent published releases by various telecommunications equipment companies, including Nokia, Motorola, Ericsson and Siemens, as well as by industry analysts, estimate the global market for mobile phones in 2001 will be significantly less than had been previously estimated, even in recent months. Estimates for the global market for 2001 by various telecommunications companies and analysts have decreased from high estimates for 2001 of 650 million phones to new low estimates of 380 million phones. Even recent estimates of the global market for mobile phones in recent months have declined rapidly, in some cases by 100 million phones, from estimates made as recently as in late spring of this year. Currently, Nokia, Eimo's principal customer, estimates the global market for mobile phones in 2001 will reflect very modest growth when compared to 2000, for which Nokia estimates the global market for mobile phones was 405 million.

   In estimates released early this spring and prior to Nokia's announcement, Motorola estimated the global market for mobile phones in 2001 will be 425 to 475 million phones. Ericsson estimated the global market for mobile phones in 2001 will be between 430 to 480 million phones. Siemens estimated the global market for mobile phones in 2001 will be between 400 to 450 million phones, with the level expected by it to be nearer the lower end of the range.

   Following the announcement of the current Nokia estimate, analysts at Merrill Lynch and Morgan Stanley Dean Witter now estimate the 2001 global market will be 390 million phones and 380 million phones, respectively. In light of the substantial volatility and uncertainty attending the mobile communications market, Eimo is unable to predict what the global market for mobile phones will be for the balance of 2001 or later years.

   In recent years, the global market for mobile phones was marked by rapid growth rates. For example, Nokia estimates the global market for mobile phones was 405 million phones in 2000 versus 280 million phones in 1999, a 45% growth rate. Gartner Dataquest, an industry analyst, estimates the global market for mobile phones in 2000 was 412 million phones versus 283.6 million phones in 1999, a 45.5% growth rate. Still another analyst, The Strategis Group, has estimated that total global sales of mobile phones grew at a 38% rate in 2000. While total global phone sales are expected to increase slightly in 2001 compared to 2000, percentage sales growth is expected to decline substantially in 2001 when compared to previous years.

   Estimates of global sales of mobile telephones in the first quarter of 2001 vary. Nokia estimates 94 million total phones were sold in the first quarter. A slightly later industry analysis estimates 101 million total phones were sold in the first quarter of 2001. The same analyst estimates total global sales were 90 million phones in the first quarter of 2000. One industry analyst estimates that total annual global sales growth in mobile phones, on a percentage basis, decreased to a 12% growth rate in the first quarter of 2001 down from a 59% growth rate in the first quarter of 2000.

   The mix of mobile phones acquired by new subscribers versus replacement phones purchased by existing subscribers also continues to change. Nokia has estimated that replacement sales accounted for 40% of total global volume in 2000 with such percentage expected to rise to 50% in 2001. In comparison, Strategis estimated that net additional subscribers represented 38% of total global sales of mobile phones in the first quarter of 2001, compared to 55% of total global sales of mobile phones in 2000. Thus, by Strategis' estimate, replacement sales rose to 62% of total global sales in the first quarter of 2001 versus 45% in the year 2000.

Historically, telecommunications service providers subsidized the price of mobile phones both to new customers and to existing customers as an inducement to retain those customers. Siemens has reported a substantial decline in subsidies. This decline is expected to adversely affect both the rate of net additional subscribers as well as the rate of sales of replacement phones.

   Published reports also suggest the relative market shares of sales held by various major telecommunications equipment companies are continuing to change. According to various industry estimates, the global market share of Nokia, the single largest customer of both Eimo and Triple S, grew to 35.3% in the first quarter of 2001, versus 33.9% in the fourth quarter of 2000 and 27.9% in the first quarter of 2000.

   Eimo's sales could be adversely affected by one or more of the following scenarios resulting from the slow down in global demand, all of which could lead to lower sales and reduced profits for Eimo.

  . First, global sales of mobile phones could be less than expected and the sales impact could affect Eimo's customers and their purchase orders to Eimo proportionately.

  . Second, Eimo's customers in the mobile communications industry might not gain market share or, even if they gain market share, such customers might order plastic parts from suppliers other than Eimo.

  . Third, Eimo's customers could outsource existing or new phone production to third party manufacturers who, in turn, either do not outsource the production of plastic parts or who might outsource such production to someone other than Eimo.

  . Fourth, one or more of the combined company's smaller mobile communications customers could choose to exit the mobile phone market entirely, resulting in a loss of sales.

  . Fifth, Eimo could be subject to continued pricing pressure from its customers for one or more reasons, including customer attempts to lower costs or excess industry inventory or continued excess production capacity, especially in Europe. Such factors could adversely affect Eimo's sales through lost contracts or result in lower margins or lower profits per production unit.

  . Sixth, lower sales could adversely affect production efficiencies leading to increased unit product costs due to the absence of economics of scale and the spreading of fixed costs over a lower total base of sales, resulting in lower margins and profits.

   The profitability of Eimo's operations is significantly sensitive to changes in production volumes. Eimo's existing operations are expected to remain somewhat profitable in 2001, although the changing composition of Eimo's total sales to include more relatively expensive bought-in components, combined with the start-up costs at foreign production sites likely will continue to have an adverse effect on margins. Based on current estimates by its customers, Eimo anticipates that new product launches scheduled for the second half of 2001 and anticipated increased demand in the second half of the year will result in increased Eimo sales in the third and fourth quarters of 2001 compared to the first quarter and anticipated second quarter results of Eimo in 2001. Profitability for the year for Eimo's existing operations is expected to be very strongly influenced by production volumes and results of operations in the second half of the year.

   The estimated net effect of the slow down in global demand, plus the net effect of changes by the combined company's largest customer on existing and anticipated production programs of Triple S, is that Triple S's sales and profits are expected to significantly decline in 2001.

   Due to the factors described above, as well as the substantial decrease in projected sales by Triple S for 2001, Eimo is unable to predict, on a pro forma basis, what the sales of the combined company in 2001 will be in comparison to the pro forma results of the combined company for 2000. Similarly, Eimo is unable to predict whether the operations of the combined company will be profitable in 2001 on a pro forma basis.

   In March 2001 the slow down in global demand led Eimo to implement a temporary production slow-down. Eimo announced temporary lay-offs at facilitates in Lahti and Hollola, Finland. The lay-offs affected approximately 120 persons. The first lay-offs began in mid April, 2001, and are expected to be over in August/September 2001, when production is expected to return to normal levels. Production at Eimo's facilities in Pecs, Hungary, in Helmond, the Netherlands, in Shenzhen, China, in Laitila, Finland and at tooling factories in Lahti and Hollola, Finland have not suffered similar slowdowns.

   Overall, Eimo expects that the combined company's business in 2001 will be characterized by investments in its capabilities and the integration and further development of global operations to implement Eimo's goals of enhancing its market position and its service capabilities. To respond to changes in the mobile communications market and the plans of its customers, Eimo expects the combined company will transfer production resources from low growth to higher growth production locations. While production at the combined company's facilities in Brazil and China are expected to grow as a result of the shift in production by the combined company's customers away from the United States, production at such non-U.S. facilities is expected to only partially offset the expected reduction in U.S. sales in 2001. Changes in production resources also may result in the closure of one or more production facilities, additional temporary or permanent reductions in personnel in both the United States and Europe, and the implementation of other cost saving measures, depending on the timing and magnitude of orders from existing or new customers.

   Other changes in the business of the combined company could include the divestiture or other disposition of non-strategic assets as Eimo expects the combined company will continue to focus on serving the mobile communications industry and similar industries which require precision molding and which provide opportunities for attractive rates of growth.

Properties

   Eimo's injection molding factories specialize in serving mobile communications customers, except for the Laitila, Finland factory, which has recently concentrated on non-mobile communications customers. Molds have been produced at separate mold manufacturing facilities located adjacent to the Hollola and Lahti factories. Eimo's facilities, except for the Shenzhen, China location, are owned and occupied by its operations, except for approximately 500 square meters of primarily office space at the Lahti facility which are leased at market rates to companies unrelated to Eimo's business but under common control, through majority ownership, of the Paananen family. The Shenzhen facilities are leased under operating leases. Eimo's principal properties are as follows:

                                                  Area in Square
         Location          Main Function              Meters
         --------- ----------------------------   --------------
         Lahti     Factory site                       33,578
         Finland   Production facility                11,852
                   Office and staff facilities         3,973

         Hollola   Factory site,                      10,470
         Finland 1 Production                          5,124
                   Office and staff facilities         1,010

         Hollola   Factory site                       23,145
         Finland 2 Production, office and staff
                   facilities                         10,303

         Laitila   Factory site                       90,480
         Finland   Production facility                 4,626
                   Office and staff facilities           882

         Vaaksy    Leisure area                       29,550
         Finland   Cottages and club building            320


                                                  Area in Square
             Location         Main Function           Meters
         ---------------- ---------------------   --------------
         Helmond          Factory site                10,000
         Netherlands      Production, office
                          and staff facilities         2,750

         Pecs             Factory site                21,600
         Hungary          Production facility          4,900
                          Office and staff
                          facilities and other           713

         Shenzhen         Production and office        4,000
         Peoples Republic Dormitories                  1,500
         of China

Legal Proceedings

   From time to time, Eimo is involved in various routine legal proceedings incidental to the conduct of its business. There are no pending legal proceedings to which Eimo is a party or to which the property of Eimo is subject, the outcome of which is expected to have a material adverse effect on the financial condition or results of operations of Eimo.

Management and Board of Directors of Eimo

   Pursuant to the provisions of the Finnish Companies Act and Eimo's articles of association, the control and management of Eimo is divided between the shareholders, through actions taken at general meetings of shareholders, the board of directors and the president. In addition, Eimo's executive management group assists the president in day-to-day management of Eimo.

   The Eimo board of directors is responsible for the management of Eimo and for the proper organization of Eimo's activities. The Eimo board of directors establishes Eimo's strategy and organization, along with the company's accounting and financial policies. The board also appoints the vice chairman of the Eimo board of directors and the president and chief executive officer. The president, assisted by the executive management group, is responsible for the day-to-day management of Eimo's affairs in accordance with instructions and directives given by the Eimo board of directors. Measures which are not within the ordinary course of Eimo's business may be taken by the president only if approved by the Eimo board of directors, unless the delay required to obtain board approval would result in a substantial disadvantage. In the latter case, the Eimo board of directors must be informed as soon as practicable of the measures which have been taken.

   The Eimo board of directors consists of at least four and no more than eight members. Currently there are six members of the board of directors, each of whom was elected by the 2001 annual general meeting of shareholders for a one year period ending with the following annual general meeting of shareholders. Members of the board of directors may be appointed, or removed, only by a resolution of the general meeting of shareholders. In connection with the merger, Eimo's shareholders will be asked to approve a resolution to elect Daniel B. Canavan and Evan C. Harter to the Eimo board of directors effective upon the merger. In connection with their election and the merger, it is anticipated that Mr. Markku Sulonen will resign from the Eimo board of directors in order that the total number of directors will be fixed at seven with a majority of the board after the merger consisting of non-employee directors.


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

Management and Board of Directors Biographies

 Board of Directors

   Jalo Paananen, born 1939. A business college graduate, Chairman Jalo Paananen became an entrepreneur in 1965 and is active as chairman of the boards of directors of companies owned by him. He is also a member of the board of directors of the Federation of Finnish Industry and Employers and a member of the Federation's select committee on small and medium-sized industry. He has been Chairman of the Eimo board of directors since 1985. Jalo Paananen is also a member of the board of directors of the Central Association of the Metal Industry, the Enterprise Fennia Mutual Insurance Company, the Pension Fennia Mutual Insurance Company, Aliko Automation Oy, Taloudellinen Tiedotustoimisto Oy, Makron Oy, Makron Engineering Oy, Teraspeikko Oy, Trafotek Oy and Teknoware Oy.

   Elmar Paananen, born 1965. Mr. Paananen has been Vice Chairman of Eimo since 1998. Mr. Paananen is responsible for Eimo's investor relations and several internationalization projects. Elmar Paananen has participated in the Eimo board of directors since 1995 and has been a member of the board of directors since 1997 Mr. Paananen is a member of the financing committee for small and middle-range industry of the Federation of Finnish Industry and Employers. Mr. Paananen holds a Master of Science degree in Economics and an Associate in Laws degree. Elmar Paanannen is the son of Jalo Paananen.

   Arto Kajanto, born 1943. Arto Kajanto is managing director of Hameen Sanomat Oy. Arto Kajanto has been on the Eimo board of directors since 1992. He is also a member of the boards of directors of Hameen Puhelin Oy, Kiilto Oy and Stala Oy. Mr. Kajanto holds a Bachelors of Science degree in Economics. His business address is Hameen Sanomat Oy, Vanajantie 7, Hameenlinna, Finland.

   Markku Puskala, born 1948. Markku Puskala is director of Eqvitec Partners Oy. As a representative of a private equity fund, Markku Puskala has served on the boards of directors of some fifteen Finnish small and medium-sized companies and he is chairman of the board of Teletekno Oy. He has been on the Eimo board of directors since 1998 and is also a member of the boards of directors of Normania Holdings Oy (Normet) and Telatek Oy. Mr. Puskala holds a Master of Science degree in Engineering and a Bachelors of Science degree in Economics. His business address is Eqvitec Partners Oy, Mannerheimintie 8, Helsinki, Finland.

   Anssi Soila, born 1949. Anssi Soila has held various positions in Kone Oyj for 25 years in Finland, Sweden, Norway, Mexico, the United States and Belgium, lastly serving as its managing director. He has been on the Eimo board of directors since 2000. He is a chairman of the boards of directors of Sponda Oy, AR Carton Oy and Normet Oy and member of the boards of directors of Leonia Pankki Oyj, Kemira Oyj, Lindstrom Oy and Sulzer Pumps Finland Oy. Mr. Soila holds a Master of Science degree in Engineering, as well as a Master of Science degree in Economics.

   Markku Sulonen, born 1949. Markku Sulonen is quality manager of VTI Hamlin Oy. He has been on the Eimo board of directors since 1998. His business address is VTI Hamlin Oy, Martinkylantie 17 A, Vantaa, Finland. Mr. Sulonen holds a Master of Science degree in Engineering and a degree in Marketing.

 Executive Management Group

   Heikki Marttinen, born 1947. The Eimo board of directors appointed Heikki Marttinen to be the President and Chief Executive Officer of the company as of October 1, 2000. Heikki Marttinen has previously held positions as Finance Director of Raute Oy, Executive member of the board of directors of Helsingin Osakepankki, Executive Vice President of Myllykoski Oy, Chairman and CEO of Imatran Voima Oy as well as President and CEO of Fortum Oyj. He holds a Master in Science degree in Economics.

   Seppo Jaakkola, born 1948. Seppo Jaakkola is an engineer and has been Eimo's Vice President since 1997. He has previously been President of Eimo Oy, Managing Director of Makron Oy and factory manager of

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

Teraspeikko Oy. He is also a member of the board of directors of MJV-Sahko Oy, Lahden Seudun Yrityskeskus, the Finnish Plastics Industries Federation, and Muovialan Kehittamiskeskus Oy.

   Timo Seppa, born 1960. Timo Seppa will be primarily responsible for technology transfers to take place after completion of the merger. Mr. Seppa holds a Master of Science degree in Engineering. He has previously been Technical Director (since 1992), Managing Director of Makron Oy and Factory Manager of Eimo Oy.

   Petri Virtanen, born 1971. Petri Virtanen is an engineer and has been a Technical Director since 2000. He has previously been Quality Engineer, Project Manager, and Plant Manager at Eimo.

   Pekka Vahtila, born 1957. Pekka Vahtila is an engineer and has been Marketing Manager since 1991. He has previously been Unit and Sales Manager at Lupoplast Oy and Products Manager of Falcon Chemicals Oy.

   Aarre Savolainen, born 1951. Aarre Savolainen has been Finance Director since 1985 and is a public accountant. He holds a Bachelors in Science in Economics.

   Niilo Oksa, born 1948. Director of Human Resources and Administration since 2001. Niilo Oksa has extensive experience in both domestic and foreign personnel administration. He has been responsible for personnel administration in, for example, several acquisitions and mergers for other companies. He holds various positions in a number of employer and training organizations. Most recently, Mr. Oksa was employed by Fortum Oyj.

   Jouko Hakala, born 1951. Jouko Hakala is an engineer and has been Senior Sales Manager since 2001. He has previously been Account Sales Manager and Marketing Manager at Eimo, Project Manager at Talmu Oy and tools designer at Laukamo-Yhtiot.

   Vesapekka Karhi, born 1963. Vesapekka Karhi has been Head of Tools Unit since 1994. He has previously been CAD/CAM System Manager, Project Manager and Product Quality Manager at Eimo. He holds a Master of Science degree in Engineering.

   Erkki Nummelin, born 1947. A business college graduate, Erkki Nummelin has been Group Controller since 1998. He has previously been Administrative Manager at Hartwall Oyj and Controller at Mallasjuoma and Amri.

Compensation of the Board of Directors and Executive Management Group of Eimo

   For the year ended December 31, 2000, the aggregate remuneration, including benefits in kind, paid to the members of the board of directors and executive management group of Eimo, as a group (10 persons), was approximately
(Euro)540,000 ($476,000) including bonuses based on Eimo's performance. In the case of executive officers, this compensation was primarily in the form of salaries. In the case of non-executive directors, this compensation was paid in the form of board of directors' fees.

Interest of Management in Transactions with Eimo

   There have been no material transactions during the last three years to which any member of the board of directors or executive officer of Eimo or any ten percent shareholder of Eimo, or any relative or spouse of any of these persons, was a party, except as follows:

  . On January 2, 1998, a major restructuring of the company took place as explained in "--History and Restructuring" and the notes to the consolidated financial statements on page F-7.

  . Prior to January 2, 1998, Eimo was a part of a group of companies owned by the Paananen family. Financing for all of the companies was conducted at the group level. After the operational restructuring on January 2, 1998, which created the current Eimo, certain financial transactions were still conducted at a group level. A number of such financial transactions occurred between Eimo and other companies held by the Paananen family. Both the amount of loans and receivables varied between Eimo and the other companies during the first half of 1998. Additionally, Eimo had a loan of approximately (Euro)168,000 from the Paananen family with interest at 5%, which was fully paid in February 1998. All such inter-affiliate financing transactions ended as of June 30, 1998. Since such date there have been no loan and/or receivable transactions between Eimo and the Paananen family.

  . On December 22, 1998, Teraspeikko Oy, a company 100% held by the Paananen family, bought a 6,219 square meter parcel of land from Eimo for approximately (Euro)16,800, which Eimo believes to have been the approximate fair market value of such land. Teraspeikko Oy is in the business of manufacturing concrete fastening parts.

  . On December 22, 1998, Eimo sold a 3.3468 hectares parcel of land to Jalo Paananen. The purchase price was approximately (Euro)13,600, which Eimo believes to have been the approximate fair market value of the property based on an independent third party appraisal.

  . On January 29, 1998, Eimo sold a piece of land and a building to Deltatek Oy, a company controlled by the Paananen family. The building was approximately 2,000 square meters and the piece of land 23,089 square meters. The combined purchase price for the building and the land was approximately (Euro)858,000, which Eimo believes to have been the approximate fair market value of the property based on an independent third party appraisal.

  . During the spring of 2000, Nostera Oy, a company controlled by the Paananen family, sold and transferred certain telephone connections to Eimo in connection with its rapid expansion and the relocation of its corporate headquarters to Lahti, Finland. The purchase price was approximately (Euro)9,000, which Eimo believes to have been no greater than the purchase price Eimo would have paid in an independent arms-length transaction.

  . Eimo outsources its accounting function to a company that is 90% owned by the Paananen family. Accounting fees were approximately
     (Euro)115,000, (Euro)161,000 and (Euro)165,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

  . Similarly, another company that is substantially owned by the Paananen family charged Eimo approximately (Euro)48,000 and (Euro)75,000 for the years ended December 31, 1998 and 1999, respectively, for management fees and other administrative costs related to management services provided (two senior officers and a secretary). No charges were made in the year ended December 31, 2000.

  . Eimo previously leased approximately 1,000 square meters, and currently leases 500 square meters, of primarily office space at its Lahti facility at market rates to various companies under the control of the Paananen family.

There is no significant outstanding indebtedness owed to Eimo by any director or executive officer or ten percent shareholder of Eimo. Eimo has no formalized policy prohibiting related party transactions. All related party transactions generally are reviewed by Eimo's board of directors and, as a matter of custom for Finnish public companies, related party transactions are strongly discouraged unless on the same terms as could be obtained in an independent arms length transaction.

Eimo's Equity Based Compensation Plans

 Eimo 1999 Group Warrant Program

   On November 17, 1999, the shareholders of Eimo authorized the issuance by Eimo of warrants to persons belonging to Eimo's group management, members of the Eimo board of directors and other key personnel, and waived the subscription rights of existing shareholders in connection with the shares issuable pursuant to such warrants. Warrants under the program are issuable to management and other key personnel of Eimo at the discretion of its board of directors. Under the 1999 Group Warrant Program, Eimo can issue up to 1,200,000 warrants. Each warrant entitles the holder to subscribe for one Eimo Series A share.

   The warrants will be exercisable in three tranches. Each member of the Eimo board of directors elected at Eimo's annual general meeting for terms starting in 2000 or 2001 will receive up to 8,000 warrants per term for serving as a member of the board of directors. Each member of the board of directors automatically will receive 4,000 warrants per term, unless the shareholders of Eimo decide otherwise at the annual general meeting when deciding on compensation for the members of the Eimo board of directors. The subscription period for 360,000 of the warrants will start on June 1, 2002, the subscription period for another 360,000 warrants will start on June 1, 2003, and the subscription period for the remaining 480,000 warrants will start on June 1, 2004. The subscription exercise period for all the warrants issuable under the program will end on May 31, 2006. The subscription price for the shares will be
(Euro)5.00 per share, less the split adjusted amount of the dividends per share paid before the start of the subscription period, subject to adjustment by a factor that is based on the performance of Eimo's Series A shares and of the shares of two other companies operating in the same industry.

   As of March 31, 2001, a total of 986,000 warrants have been granted, of which 104,000 were granted in 2001. Of the total warrants granted, 76,000 have been granted to members of the Eimo board of directors. None of the warrants are exercisable before June 2002.

   As of March 31, 2001, the Eimo 1999 Group Warrant Program has not been changed since its adoption except for adjustments made to reflect a four-to-one stock split, including a reduction in the accounting counter value of the Eimo Series A shares issuable under the program, which was altered so that the share capital of the aggregate shares issuable under the program remained unchanged, the number of shares was increased and the subscription price was decreased.

   Warrants vest and become freely transferable when the subscription period for the relevant warrants has commenced. The Eimo board of directors can, if it wishes to do so, authorize the transfer of the warrants before the subscription period has commenced.

   If a warrant holder ceases to be employed by Eimo or one of its subsidiaries before June 1, 2004, for any other reason than retirement or death, such person must promptly offer Eimo the right to reacquire, free of charge, those warrants for which the share subscription period has not yet commenced on the last day of such person's employment.

   If a warrant holder ceases to be employed by Eimo or one or more of its subsidiaries because of retirement or death, warrants that would vest and become freely transferable more than two years after the date of such warrant holder's retirement or death, must be offered back to Eimo for free and without delay.

   The obligation to offer Eimo the right to reacquire the warrants under certain circumstances does not apply to the warrants issued to persons in their capacity as a member of the Eimo board of directors. In certain circumstances deemed exceptional by the Eimo board of directors, it also can grant warrants without such company reacquistion right to persons who are not members of the Eimo board of directors.

   The share subscription price will be a sum equal to (Euro)5.00 minus a number equal to the split adjusted per share dividends paid out by Eimo after the grant of the warrant, but before the commencement of the subscription period calculated on each dividend payment clearance date, plus or minus an amount based on the changes in the share price of Eimo's Series A shares. Such amount to be added or subtracted is determined by multiplying the difference between the percentage change in the share price of Eimo's Series A shares and the percentage change in the comparison index by 1.25. The comparison index is calculated by weighting changes in the weighted share price on the Helsinki Stock Exchange of Perlos Oyj and the share price on the Stockholm Stock Exchange of Nolato AB. For purposes of calculating the ratio, two-thirds of the weighted average is based on the changes in the share price of Perlos Oyj and one third is based on changes in the share price of Nolato AB. When calculating the initial values, (Euro)4.63 is used for an Eimo share, (Euro)15.50 is used for a Perlos share, and 120 Swedish kronor is used for a Nolato share. The price development of the shares is calculated by comparing the initial prices with average daily closing prices during a specific period for each group of warrants. The specific periods are as follows:

         For the first group of warrants
          the period is                     April 29--May 3, 2002
         For the second group of warrants
          the period is                     April 28--May 2, 2003
         For the third group of warrants
          the period is                     April 26--April 30, 2004

   If the share price of Eimo Series A shares is less than that of the comparison index, the subscription price rises. The subscription price is always minimum (Euro)3.50 a share minus the split adjusted dividends paid out before the commencement of the subscription period, but not less than
(Euro)1.25.

   The Eimo board of directors can decide that the subscription price of the shares will not be adjusted by the relative share price development if it concludes that the comparability of the index or its constituent companies has been adversely affected due to market turbulence or corporate developments affecting one or more of the companies used for calculation of the comparison figure.

   Shares subscribed for and fully paid will be registered in the subscriber's book-entry account. Shares will be eligible for dividends with respect to the fiscal year in which the share subscription takes place assuming that the share capital increase is registered before the clearance date of the dividend payments. Other shareholder rights commence on the date on which the share subscription is entered in the Trade Register.

   If Eimo, before the commencement of the share subscription period, increases its share capital through the issue of new shares, or issues new convertible debt or issues warrants, other than warrants issuable under Eimo 2001 Group Warrant Program or the Eimo 1999 Group Warrant Program, holders of warrants issued under the program will have the right to participate in such share capital increase on the same or substantially the same basis as Eimo shareholders, to amend the number of shares issuable under the warrant, the share subscription prices, or both.

   If Eimo, before the commencement of the share subscription period, increases the share capital through a bonus issue, that is, a stock dividend to all the Eimo shareholders, the share subscription ratio will be amended so that the ratio to the share capital of shares to be subscribed for by virtue of the warrants remains unchanged. If the new number of shares to be subscribed for upon the exercise of a warrant would result in a fraction of a share, the fraction will be taken into account by lowering the share subscription price.

   If Eimo, before the commencement of the share subscription period, reduces its share capital, the right to the share subscription of the holders of the warrants will be correspondingly amended in the manner specified in the resolution to reduce the share capital. Should Eimo, before the commencement of the share subscription period, be placed into liquidation, the holders of the warrants will be given the right to subscribe for shares during a period prior to the commencement of the liquidation prescribed by the Eimo board of directors. If Eimo resolves to merge with another company or with a company to be formed, or should Eimo resolve to spin off a portion of its business or distribute its assets, the holders of the warrants will be given the right to subscribe for shares during a period prior to the merger, spin-off or distribution prescribed by the Eimo board of directors. After that period, no rights to subscribe shares will remain.

   The warrants are not subject to any adjustment as a result of any reacquisition by Eimo of its own shares. In the event an Eimo shareholder has a right or an obligation to redeem shares of other shareholders in accordance with Finnish law as a result of the size of its shareholding, warrant holders will have the equal right to sell their warrants to the shareholder who has the right or obligation to redeem the shares. If the accounting counter value of the share is changed so that the share capital remains unchanged, the terms and conditions of the warrants concerning the share subscription will be amended so that the aggregate counter value of shares to be subscribed for and the aggregate share subscription price remain unchanged. Should Eimo's shareholders decide to convert Eimo from a public limited company into a private limited company, the terms and conditions of the warrants will not be affected.

 Eimo 2001 Group Warrant Program

   On May 15, 2001, the shareholders of Eimo authorized the Board of Directors to decide upon the issuance by Eimo of warrants to persons belonging to Eimo's group management, members of the Eimo board of directors and other key personnel, and waived the subscription rights of existing shareholders in connection with the shares issuable pursuant to such warrants. Warrants under the program are issuable to management and other key personnel of Eimo at the discretion of its board of directors. Under the 2001 Group Warrant Program, Eimo can issue up to 1,000,000 warrants. Each warrant will entitle the holder to subscribe for one Eimo Series A share.

   The warrants will be exercisable in three tranches. The subscription period for 300,000 of the warrants will start on June 1, 2002, the subscription period for another 300,000 warrants will start on June 1, 2003, and the subscription period for the remaining 400,000 warrants will start on June 1, 2004. The subscription exercise period for all warrants issuable under the program will end on May 31, 2006. The subscription price for the shares will be (Euro)2.70.

   As of the date of this proxy statement/prospectus, no warrants have been granted under the 2001 Group Warrant Program. Under the terms of the program, no warrants will be exercisable before June 2002.

   All other terms and conditions of the 2001 Group Warrant Program are identical with the 1999 Group Warrant Program.

   The maximum number of warrants that collectively can be issued under both the 1999 Group Warrant Program and the 2001 Group Warrant Program has been limited to 1,500,000.

        EIMO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

   The information in this section concerning Eimo's financial condition and results of operations refers to Eimo's consolidated financial statements included in this document. Eimo's consolidated financial statements were prepared in accordance with Finnish Accounting Standards. Finnish Accounting Standards differ in some respects from U.S. Generally Accepted Accounting Principles. A reconciliation of amounts reported under Finnish Accounting Standards to the amounts determined under U.S. Generally Accepted Accounting Principles and a discussion of the principal differences between Finnish Accounting Standards and U.S. Generally Accepted Accounting Principles is set out in Note 17 to the Eimo consolidated financial statements beginning on page F-18 of this document. The Eimo historical consolidated financial statements were also prepared based solely on the basis of Eimo's current continuing operations and do not include results of operations or other financial information with respect to various business lines and operations disposed of in the past five years. The last of such unrelated, discontinued operations was disposed of on January 2, 1998.

   The table below outlines the components of the Eimo's consolidated income statements as a percentage of sales.

                                                                   Three
                                                                   months
                                              Year ended           ended
                                             December 31,         March 31,
                                        ---------------------   -------------
                                        1998    1999    2000    2000    2001
                                        -----   -----   -----   -----   -----
Sales.................................. 100.0%  100.0%  100.0%  100.0%  100.0%
Goods and services.....................  38.6%   38.2%   50.4%   41.2%   52.6%
Personnel expenses.....................  21.5%   22.3%   20.6%   24.7%   22.4%
Depreciation and amortization..........   6.5%    5.9%    6.0%    6.8%    7.5%
Other operating expenses...............   8.4%    9.9%   10.3%   13.5%   13.6%
Operating profit.......................  25.4%   24.6%   13.0%   14.2%    4.7%
Financial expenses.....................  (1.0%)  (1.3%)   0.2%   (0.6%)   1.1%
Extraordinary income (expense).........   0.0%    0.7%   (0.8%)   0.0%   (5.0%)
Profit before income taxes.............  24.4%   24.0%   11.9%   14.8%   (1.4%)

The three month period ended March 31, 2001 compared to the three month period ended March 31, 2000

 Sales

   Eimo's sales were (Euro)27.0 million for the three month period ended March 31, 2001, an increase of 42.2% compared to sales of (Euro)19.0 million for the three month period ended March 31, 2000. The increase in sales was primarily related to increased volume, as no significant price increases occurred between the periods, and competitive pressures on pricing became more pronounced. The increase in sales was attributable to sales to existing customers and, to a lesser degree, new customers, primarily in the telecommunications industry. As a percentage of sales, sales to this industry represented 91% of sales for the three months ended March 31, 2000, and 92% of sales for the three months ended March 31, 2001.

 Operating profit

   Eimo's operating profit was (Euro)1.3 million for the three month period ended on March 31, 2001, a decrease of 52.7% over operating profit of (Euro)2.7 million for the three month period ended on March 31, 2000. Operating profit as a percentage of sales decreased from 14.2 % in the three month period ended on March 31, 2000 to 4.7% for the three month period ended March 31, 2001. This decrease was attributable to an increase in cost of materials and other operating expenses and the negative impact of competitive pricing in the European market. In the immediate future, this trend is not expected to continue as several competitors have closed their facilities in countries such as Finland, Sweden and Norway.

 Goods and services

   Cost of goods and services increased as a percentage of sales from 41.2% of sales for the three month period ended March 31, 2000 to 52.6% of sales for the three month period ended March 31, 2001. This increase in goods and services and its negative impact on operating margin was primarily attributable to the increase in sales of plastic parts that include more expensive bought-in parts. For example, after the first quarter of 2000, Eimo began assembling a new product that included a vibrating motor, a more expensive bought-in part, which negatively impacted the average margin. This product program did not exist during the three months ended March 31, 2000. Eimo expects to continue to provide these services to its customers in the future.

 Personnel expenses

   Personnel costs increased to (Euro)6.0 million or 22.4% of sales for the three month period ended on March 31, 2001 from (Euro)4.7 million or 24.7% of sales for the three month period ended on March 31, 2000. The increase in personnel costs was due to a significant increase in the average number of employees over the past three years. The decrease in personnel costs as a percentage of sales related to economies of scale resulting from an increase in sales during the period.

 Depreciation and amortization

   Depreciation rose from 6.8% of sales in the three months ended March 31, 2000 to 7.5% of sales in the three months ended March 31, 2001. This increase was due to high additional investment in new facilities in Hungary and China, the purchase of new equipment for these facilities, as well as for Eimo's Finnish facilities, and the fact that facilities were underutilized during the period.

 Other operating expenses

   Other operating expenses increased as a percentage of sales from 13.5% of sales for the three month period ended March 31, 2000 to 13.6% of sales for the three month period ended March 31, 2001. This increase was primarily attributable to costs incurred by Eimo in connection with starting up production at its new facilities in Hungary and China, an overall increase in general operating expenses reflecting the build-up of a headquarters able to support a company with operations in a number of countries internationally, and increased training, travel and development costs. During the three month period ended March 31, 2000, Eimo had significant start-up costs in the Netherlands, and moved its headquarters charging the moving costs to operations.

 Financial items

   Net financial expense was (Euro)0.3 million for the three month period ended on March 31, 2001 versus net financial income of (Euro)0.1 million for the three month period ended on March 31, 2000. The change was primarily attributable to borrowing costs incurred in connection with new borrowings during 2000 and 2001. In early 2000, Eimo did not have significant interest bearing debt, as funds earned from the initial public offering in 1999 had been used to repay loans.

 Extraordinary expenses

   Certain legal, accounting, investment banking and travel fees and costs directly related to the planned merger with Triple S, amounting to (Euro)1.4 million, were recognized by Eimo as extraordinary expenses during the three months ended March 31, 2001, in accordance with FAS. For purposes of U.S. Generally Accepted Accounting Principles, all direct costs of a purchase business combination that has been postponed do not qualify to be classified as extraordinary and should be reported as a component of operating income.

 Income tax expense

   Eimo's effective tax rate for the three months ended March 31, 2001 was 11% as compared to 29% for the three months ended March 31, 2000. The statutory income tax rate in Finland was 29% in both 2000 and

2001. During the three months ended March 31, 2001, income tax expense resulted primarily from foreign taxable earnings in certain foreign jurisdictions. This income tax expense was partially offset by a deferred tax benefit recognized by Eimo during the period.

The year ended December 31, 2000 compared to the year ended December 31, 1999

 Sales

   Eimo's sales were (Euro)105.5 million for the year ended December 31, 2000, an increase of 35.3% compared to sales of (Euro)78.0 million for the year ended December 31, 1999. The increase in sales was related to volume, as no significant price increases occurred during the year. In fact, sales during the latter part of the year were negatively impacted by competitive pressure on pricing as a result of excess capacity in the European market. The increase in sales was attributable to sales to existing customers and, to a lesser extent, new customers, in each case, primarily in the telecommunications industry. Eimo continues to target the telecommunications industry. As a percentage of sales, sales to this industry represented 92% of sales for the year ended December 31, 2000 as compared to 91% for the year ended December 31, 1999.

 Operating Profit

   Eimo's operating profit was (Euro)13.7 million for the year ended on December 31, 2000, a decrease of 28.9% from operating profit of (Euro)19.2 million for the year ended on December 31, 1999. Operating profit as a percentage of sales decreased from 24.6% in the year ended on December 31, 1999 to 13.0% in the year ended December 31, 2000. This decrease was primarily attributable to an increase in cost of materials and other operating expenses.

 Goods and services

   Costs of goods and external services increased as a percentage of sales from 38.2% of sales for the year ended December 31, 1999 to 50.4% of sales for the year ended December 31, 2000. This increase in goods and services and its negative impact on operating margin was primarily attributable to the following:

 . During the year, Eimo began assembling a new product that included a vibrating motor, a more expensive bought-in part, which negatively impacted the average margin. Eimo expects to continue to provide these services to its customers in the future.

 . Customer induced, excessive costs in connection with two unsuccessful product programs for which Eimo was not reimbursed. In the first program, higher production costs resulted from an excessive amount of wastage due to early implementation of full production, of which approximately (Euro)1 million were not recoverable from the customer. In the second program, Eimo incurred start-up costs of approximately
       (Euro)1 million which were not recoverable due to the early termination of the program by the customer.

 Personnel expenses

   Personnel expenses increased to (Euro)21.8 million or 20.6% of sales for the year ended December 31, 2000 from (Euro)17.4 million or 22.3% of sales for the year ended December 31, 1999. The increase in personnel costs was due to a significant increase in the average number of employees during the past three years, from 457 in 1998 to 681 in 1999 to 768 employees in 2000.

   The decrease in personnel costs as a percentage of sales related to economies of scale resulting from an increase in sales during the year.

 Depreciation and amortization

   Depreciation and amortization increased 36.5%, from (Euro)4.6 million or 5.9% of sales for the year ended December 31, 1999 to (Euro)6.3 million or 6.0% of sales for the year ended December 31, 2000. This increase was attributable to (Euro)15.3 million of investments made during the year ending December 31, 1999, and (Euro)28.8 million of investments made during the year ending December 31, 2000, primarily into facilities and equipment in the Netherlands, Hungary, and Finland.

 Other operating expenses

   Other operating expenses increased from (Euro)7.7 million or 9.9% of sales for the year ended December 31, 1999 to (Euro)10.8 million or 10.3% of sales for the year ended December 31, 2000. This increase was primarily attributable to the following:

  .  During the year general operating expenses increased by approximately
     (Euro)0.9 million relating to increased training, travel and development costs associated with becoming more international.

  .  During the year ended December 31, 2000, Eimo incurred approximately
     (Euro)0.6 million of legal and other non-recurring costs relating to the expansion of its operations to certain additional international markets, including China and Hungary, Eimo estimates that additional costs relating to these acquisitions will approximate (Euro)0.2 million. Similar costs may be incurred in the future in connection with expansion into other markets.

  . Eimo incurred costs approximately (Euro)1.0 million relating to the start up of operations in the Netherlands during the year ended December 31, 2000.

  . Eimo moved into its new headquarters in Lahti, Finland in March 2000 and incurred exceptional repairs and maintenance costs of approximately
     (Euro)280,000, which are not expected to be recurring.

 Financial items

   Net financial expense was (Euro)0.2 million for the year ended December 31, 2000, a decrease of 76% over net financial expense of (Euro)1.0 million for the year ended on December 31, 1999. The decrease was solely attributable to the costs of approximately (Euro)1.2 million incurred and charged to operations in connection with Eimo's initial public offering in March 1999. Actual gross interest costs increased from (Euro)0.1 million for the year ended December 31, 1999 to (Euro)0.4 million for the year ended December 31, 2000, reflecting an increased level of borrowing to finance dividends, investments and working capital during 1999 and 2000.

   For purposes of U.S. Generally Accepted Accounting Principles, expenses relating to Eimo's public offering would not have been included in results of operations, but rather, would be offset against the proceeds from the offering. As a result, Eimo would have had net financial income of (Euro)0.2 million for the year ended December 31, 1999 as compared to net financial expenses of
(Euro)0.2 million for the year ended December 31, 2000.

 Extraordinary expenses

   Certain legal, accounting, investment banking and travel fees and costs directly related to the planned merger with Triple S Plastics, Inc., amounting to (Euro)0.9 million, were recognized by Eimo as extraordinary expenses during the year ended December 31, 2000, in accordance with FAS. For the year ended December 31, 1999, no extraordinary expense was recorded.

   Under U.S. Generally Accepted Accounting Principles, this excess would not have been recognized as extraordinary income; but rather, would have reduced the carrying value of the non-current assets acquired. As a result, extraordinary items would not have changed significantly.

 Income tax expense

   Eimo's effective tax rate for the year ended December 31, 2000 was 30.1% as compared to 27.4% for the year ended December 31, 1999. The statutory income tax rate in Finland was 28% in 1999 and 29% in 2000. The increase in the effective tax rate is attributable to some tax-free extraordinary income in 1999, the increase in the Finnish statutory rate from 1999 to 2000, and a higher effective tax for the company's profit-making operation in the Netherlands.

The year ended December 31, 1999 compared to the year ended December 31, 1998

 Sales

   Eimo's sales were (Euro)78.0 million for the year ended December 31, 1999, an increase of 30.8% compared to sales of (Euro)59.6 million for the year ended December 31, 1998. The increase in sales was primarily related to volume, as no significant price increases occurred during the year. The increase was attributable to increased sales to new and existing customers, primarily in the telecommunications industry. Eimo continues to target the telecommunications industry. As a percentage of sales, sales to this industry represented 91.0% of total sales for the year ended December 31, 1999 as compared to 85.0% for the year ended December 31, 1998.

 Operating profit

   Eimo's operating profit was (Euro)19.2 million for the year ended December 31, 1999, an increase of 27.2% over operating profit of (Euro)15.1 million for the year ended December 31, 1998. The increase was primarily attributable to the increase in sales. Operating profit as a percentage of sales decreased from 25.4% in 1998 to 24.6% in 1999. This decrease was attributable to an increase in personnel costs which was partially offset by a decrease in the cost of raw materials and external services, in each case, as a percentage of sales.

 Goods and services

   Costs of goods and external services decreased as a percentage of sales from 38.6% of sales for the year ended December 31, 1998 to 38.2% of sales for the year ended December 31, 1999. This decrease resulted from economies of scale due to the increase in sales volume achieved during the year ended December 31, 1999.

 Personnel expenses

   Personnel expenses increased to (Euro)17.4 million or 22.3% of sales for the year ended December 31, 1999 from (Euro)12.8 million or 21.5% of sales for the year ended December 31, 1998. This increase was due to the significant increase in employees from 457 in 1998 to 681 in 1999.

 Depreciation and amortization

   Depreciation and amortization increased 17.9%, from (Euro)3.9 million for the year ended December 31, 1998 to (Euro)4.6 million for the year ended December 31, 1999. This increase was attributable to the (Euro)15.3 million of capital expenditures made during the year ended December 31, 1999, primarily relating to investments in the Hollola factory, new production machinery and facilities in the Lahti factory and the acquisition of the Helmond factory in the Netherlands.

 Other operating expenses

   Other operating expenses increased from (Euro)5.0 million, or 8.4% of sales, for the year ended December 31, 1998 to (Euro)7.7 million, or 9.9% of sales, for the year ended December 31, 1999. This increase in operating expenses of
(Euro)2.7 million was primarily attributable to the following:

  . Non-personnel production overhead costs, which include all maintenance costs of equipment and facilities, increased by (Euro)990,000 due to costs associated with increased utilization and expansion of Eimo's production facilities, including increased electricity usage;

  . Travel costs increased by approximately (Euro)500,000 during the year ended December 31, 1999, as Eimo entered into more international sales contracts, began to perform international investor relations work, began operations in the Netherlands and began to study business opportunities elsewhere in the world;

  . In 1999, Eimo upgraded its network to provide internet access to more of its employees and implemented a new management reporting plan system, which resulted in an increase in information technology costs of approximately (Euro)300,000;

  . Miscellaneous office and employee related costs also increased by approximately (Euro)485,000 during the year, primarily due to an increase in the number of employees; and

  . Research and development costs as well as miscellaneous management consulting fees increased by approximately (Euro)500,000.

 Financial items

   Net financial expenses were (Euro)1.0 million for the year ended December 31, 1999, an increase of 67% over net financial expenses of (Euro)0.6 million for the year ended December 31, 1998. This increase was attributable to costs of approximately (Euro)1.2 million incurred and charged to operations in connection with Eimo's initial public offering in March 1999. Such costs were partially offset by earnings on cash investment of the proceeds of such offering prior to the expenditure of such proceeds.

   For purposes of U.S. Generally Accepted Accounting Principles, expenses relating to Eimo's public offering would not have been included in results of operations; but rather, would be offset against the proceeds from the offering. As a result, Eimo would have had net financial income of (Euro)0.2 million for the year ended December 31, 1999 as compared to net financial expenses of
(Euro)0.6 million for the year ended December 31, 1998. The interest income was primarily attributable to the increase in cash and cash equivalents from the proceeds of the public offering.

 Extraordinary income

   In 1998, Eimo acquired shares in a real estate company, Kiinteisto Oy Hollolanpuhti, which was later merged with Eimo in 1999. The fair market value of the assets exceeded the purchase price by approximately (Euro)0.5 million, which Eimo recognized as extraordinary income during the year ended December 31, 1999, in accordance with Finnish Accounting Standards.

   Under U.S. Generally Accepted Accounting Principles, this excess would not have been recognized as extraordinary income; but rather, would have reduced the carrying value of the non-current assets acquired. As a result, extraordinary items would not have changed significantly.

 Income tax expense

   Eimo's effective tax rate for 1999 was 27.5% as compared to 28.5% for 1998. The statutory income tax rate was 28% in 1999 and 1998.

Liquidity and Capital Resources

   Historically, Eimo's primary sources of funds have been from operations, long-term debt, borrowing under its credit facilities and from the issuance of equity. Eimo's primary uses of cash are for operating expenditures, capital expenditures and general corporate purposes, which may include acquisitions and strategic investments in joint ventures or other businesses.

   Eimo's cash and cash equivalents increased by approximately (Euro)2.8 million during the three months ended March 31, 2001, from (Euro)1.7 million to
(Euro)4.4 million. Net cash consumed by operating activities amounted to
(Euro)4.1 million during the three months ended March 31, 2001 resulting from an increase in working capital of (Euro)4.8 million partially offset by the operating profit after merger costs. Capital expenditures during the three months ended March 31, 2001 amounted to (Euro)4.0 million, resulting from the acquisition of production machinery in

Finland and Hungary, and the acquisition of Century Step Company Limited in Hong Kong, with operations in China. Eimo also generated net cash from financing activities of (Euro)10.8 million, through borrowing from its various facilities at banks.

   Eimo's cash and cash equivalents decreased by approximately (Euro)15.1 million during the year ended December 31, 2000, from (Euro)16.7 million to
(Euro)1.7 million. Net cash provided by operating activities amounted to
(Euro)6.5 million during the year ended December 31, 2000 resulting from operating profit of (Euro)13.7 million partially offset by changes in working capital. Capital expenditures during the year ended December 31, 2000 amounted to (Euro)28.8 million, primarily resulting from the purchase of the production facilities in Hungary, production equipment and machinery for all facilities, and equity investments in Hong Kong. Eimo generated net cash from financing activities of (Euro)7.2 million. Eimo also paid dividends of (Euro)11.6 million during the year ended December 31, 2000.

   At March 31, 2001, Eimo had working capital of approximately (Euro)23.6 million and long-term debt of approximately (Euro)26.7 million. Eimo typically uses banks and other financial institutions for secured borrowings when needed or borrows under its credit and overdraft facilities.

   As of March 31, 2001, Eimo had borrowings of approximately (Euro)33.8 million pursuant to secured loan arrangements. The debt provides for interest at a variable rate with an average maturity of 2.7 years. Approximately
(Euro)7.2 million of this debt is repayable within one year from March 31, 2001. The assets of Eimo are pledged as security for these loans. In the period from April to June 2001, Eimo borrowed an additional (Euro)0.6 million secured with equipment to finance new equipment for the Lahti facility.

   Eimo currently has a line of credit and overdraft facility with four banks aggregating (Euro)27 million, with interest on the unpaid principle balance at a variable rate, typically the one month Euribor rate, which rate was 4.698% on March 30, 2001, the last business day of the quarter. The approximate average margin on used facilities is 0.45% over the Euribor and the creditors commission on unused facilities is 0.15%. As of June 11, 2001, Eimo had borrowed under facilities repayable on short notice a total of 10.9 million and had unused borrowing capacity of (Euro)16.1 million.

   Eimo estimates it will spend approximately (Euro)10-15 million in capital expenditures in 2001, primarily to upgrade its production capabilities in China and Finland. Eimo's capital expenditure budget for 2001 does not include any capital expenditure costs which might be incurred as a result of additional acquisitions. In May 2001, Eimo paid dividends to shareholders aggregating
(Euro)3.2 million.


   Eimo believes that the availability of funds under its credit facilities, cash flows from operations and its ability to obtain alternative sources of financing will permit Eimo to fund operations, working capital requirements and other obligations, as well as other potential investments or business opportunities for the forseeable future. In the event Eimo has additional capital requirements for new business opportunities, Eimo believes it has the ability to obtain additional capital from the capital markets.

Inflation

   Inflation in Finland as measured by change in the consumer price index during 2000, 1999, and 1998 was 3.4%, 1.2% and 1.4% respectively. Eimo believes that inflation has not had an abnormal or unanticipated effect on its operations. Inflationary pressures would be significant to Eimo's business if raw materials used for production are significantly affected. Eimo is unable to forecast the prices or supply of other raw materials but currently does not anticipate any substantial changes that will materially affect its operating results. In many cases, Eimo's customers have supply contracts which cover the supply of raw materials to Eimo for use in producing such customer's products.

Financial Risks

 Currency Risks

   Eimo's principal production locations invoice mainly in their local currencies, except the Pecs, Hungary facility, which invoices primarily in euros and the Shenzhen, China facility whose ultimate invoicing currency often is the U.S. dollar. Even for those locations which mainly invoice in their local currency, some sales take place in other currencies. Also, certain important components and other purchases are sourced in currencies other than the sales currency, including many equipment purchases which are purchased pursuant to contracts denominated in Japanese yen. Apart from the Netherlands, all other non-Finnish production locations are outside the euro area, exposing Eimo to potential balance sheet currency translation risks. Historically Eimo has not experienced any material financial risk from currency translations.

   As its currency risk grows, Eimo may seek to manage its international currency exchange risks on a global basis by one or more of the following:

  .  securing payment from customers in euros, when possible;

  .  utilizing borrowings denominated in the local currency; and

  .  entering into foreign currency exchange contracts.

   In addition, a significant portion of the cost attributable to operations outside of the European Monetary Union is incurred in the local currencies. After the merger, except for changes in the U.S. dollar to euro exchange rate, Eimo believes that a 10% adverse change in currency exchange rates would not have a significant adverse effect on the net earnings or cash flows of the combined company.

   Eimo may, from time to time, enter into foreign currency exchange or other contracts to hedge the risk associated with certain firm sales commitments, anticipated revenue streams and certain assets and liabilities denominated in other than euros. Eimo does not engage in currency speculation. Assets and liabilities of operations outside of the European Monetary Union are translated from the local currency into euros and will be translated at the approximate rate of currency exchange at the end of the fiscal period. Translation gains and losses of operations outside of the European Union that use local currencies as the functional currency will be accumulated and reported as a separate component of shareholders' equity. Revenues and expenses will be translated as of the date of outgoing and incoming payment of invoices. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency will be included in Eimo's results of operations.

   To the extent Eimo does not hedge its international currency exchange risk, such transactions may have the effect of reducing or increasing the amount of revenue recorded in euros or which is actually repatriated to Finland. Conversely, by entering into hedging contracts, Eimo may, in exchange for minimizing the risk of potential losses associated with international currency transactions, also thereby necessarily minimizing the potential for additional gain associated with currency translation. While Eimo has always been able to enter into foreign currency exchange hedging transactions when seeking such arrangements, Eimo cannot predict whether its ability to enter into such transactions will be adversely affected in the future by one or more of the following:

  . doing business in a country with limitations on the expatriation of earnings or other governmental regulations;

  . doing business in a country for which there is only limited international interest in the provision of hedging arrangements by financial institutions; and

  . the inability to procure hedging agreements as the result of some financial crisis associated with that country or which has otherwise affected the interest of financial institutions in entering into hedging transactions in general.


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

 Interest Rate Risk

   As Eimo's borrowings are at variable rates, Eimo is subject to interest rate risk. The potential decrease in pre-tax profits from a hypothetical 100 basis point increase in interest rates (or a multiple of 100 basis points where 100 basis points is less than 10% of the applicable interest rate) would be approximately (Euro)0.34 million per year.

Introduction of the Euro

   In May 1998, Finland was approved as one of the first 11 European Union member states to join Stage Three of the European Monetary Union from its commencement date following approval of Finland's participation in Stage Three by the Finnish Parliament. Stage Three involves the replacement of participating countries' national currencies with a new common currency, the euro, during a transitional period which began January 1, 1999 and which is scheduled to end December 31, 2001. Beginning on January 1, 2002, euro notes and coins will be introduced and notes and coins of the old national currencies will gradually be withdrawn from circulation. Starting on July 1, 2002, the euro will be the only legal tender in countries participating in the European Monetary Union.

   The introduction of the euro has required changes in Eimo's information technology and other systems to accommodate the use of the euro in corporate transactions and in financial reporting. Eimo implemented the necessary changes to information technology and other systems required to convert to a euro operating environment in 1999. The introduction of the euro has not generated and is not expected to generate significant costs for Eimo.

   Eimo began reporting in euros for financial accounting purposes effective January 1, 1999. Accordingly, the consolidated financial statements of Eimo have been restated into euros. Eimo's restated euro financial statements depict the same trends as would have been presented if it had continued to present its consolidated financial statements in Finnish markka. Eimo's consolidated financial statements will, however, not be comparable to the euro financial statements of other companies that previously reported their financial information in a currency other than Finnish markka. See Note 1 to the Eimo consolidated financial statements.

   Eimo has not experienced, nor does management expect, any material adverse impact on Eimo's competitive position resulting from the introduction of the euro. The introduction of the euro, and the consequent elimination of the currency exchange rate risk between the national currencies of the participating member states and the Finnish markka, has eliminated the need for currency exchange transactions and hedging transactions with respect to these currencies, resulting in transaction cost savings to Eimo. For additional discussions regarding the impact of the euro on exchange rate and currency risk exposure of Eimo, see "--Financial Risk."

Recent Accounting Pronouncements

   SFAS 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS 133" established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. This statement also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged, and specified detailed criteria to be met to qualify for hedge accounting. Eimo uses derivative financial instruments to hedge the risk associated with certain firm sales commitments, anticipated revenue streams and certain assets and liabilities denominated in currencies other than the euro. The adoption of SFAS 133 did not have a material impact on Eimo's financial position or results of operations. At March 31, 2001, Eimo had derivative instruments outstanding to hedge a loan denominated in US dollars of $6,000,000. The derivative instruments have been accounted for as fair value hedges, whereby any gain on the forward exchange contract is recognized

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

and included in foreign currency transaction gains and losses for the three months ended March 31, 2001 and offset against any loss on the fair market value of the outstanding loan. The adoption of the statement resulted in recording a derivative financial instrument asset of (Euro)274,000 at March 31, 2001.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". This bulletin, as amended, summarizes and clarifies certain existing accounting principles for the recognition and classification of revenues in the financial statements. This bulletin did not have a significant effect on Eimo's consolidated financial statements.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of Accounting Principles Board Opinion No. 25." FASB Interpretation No. 44 clarifies the following: the definition of an employee for purposes of applying Opinion No. 25 of the Accounting Principles Board; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FASB Interpretation No. 44 became effective July 1, 2000, but certain conclusions in FASB Interpretation No. 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FASB Interpretation No. 44 did not have a material impact on Eimo's financial position or results of operations.

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

      TAXATION ON EIMO SERIES A SHARES AND EIMO AMERICAN DEPOSITARY SHARES

   The following description is based on tax laws of Finland and the United States as in effect on the date of this document, and is subject to changes in Finnish and U.S. law, possibly with retroactive effect. This discussion is predicated on Eimo's belief that it is not a "passive foreign investment company" within the meaning of Section 1297(a) of the Internal Revenue Code, or a "foreign personal holding company" within the meaning of Section 552(a) of the Internal Revenue Code. You should consult a professional advisor as to the tax consequences of the ownership, purchase and disposition of Eimo Series A shares or Eimo ADSs, including, in particular, the effect of tax laws of any other jurisdiction.

Finnish Taxation

   The following is a description of the principal Finnish income tax consequences of the purchase, ownership and disposition of Eimo Series A shares or Eimo ADSs by a holder who is not a resident of Finland. It does not address all potential Finnish tax consequences that may be applicable to holders of the Eimo Series A shares or Eimo ADSs in light of their individual circumstances. We urge you to consult your own tax advisor as to the consequences of the purchase, ownership and disposition of Eimo Series A shares or Eimo ADSs in light of your particular circumstances, including the effect of any non-Finnish tax laws. Statements regarding Finnish tax laws set forth below are based on the laws in force and as interpreted by the relevant taxation authorities as of the date of this document and are subject to changes in law or interpretation, possibly with retroactive effect.

   A beneficial owner of an Eimo ADS will be treated as the owner of the underlying Eimo Series A shares for purposes of the current Convention between the Government of the United States of America and the Government of the Republic of Finland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital and for Finnish tax purposes. Accordingly, the Finnish tax consequences to owners of Eimo Series A shares discussed below will also apply to beneficial owners of Eimo ADSs.

 Finnish Companies

   Finnish companies are subject to national corporate income tax on their worldwide income at the rate of 29%.

   Finland applies an imputation or avoir fiscal system for profits distributed as dividends in order to eliminate double taxation of companies and their shareholders. Under the avoir fiscal system, there is a minimum tax payable to the Finnish tax authorities by a Finnish company depending on the amount of profit distributed as dividends. For the tax year 2001, the applicable minimum tax is 29/71 of the dividends distributed to the shareholders. To the extent that this minimum tax exceeds or is less than the corporate income tax payable by the Finnish company, a tax surplus will be established or a supplementary tax liability will be imposed on the company as appropriate. Any tax surplus generated may be used, for a period of ten years, to offset any supplementary corporate income tax which may become payable in subsequent years.

 Finnish Taxation of Holders of Eimo Series A Shares and Eimo ADSs

   Withholding Tax on Dividends. Non-residents of Finland are subject to Finnish income tax on dividends paid by a Finnish company. In the absence of any applicable treaty, this tax is imposed through withholding tax at a rate of 29%. Finland has entered into double taxation treaties with many countries providing that the withholding tax is reduced on dividends paid to persons entitled to the benefits under these treaties. Unless such dividends are effectively connected with a permanent establishment or a fixed base in Finland, in which case Finnish income taxes on a net income tax basis are levied on the dividends derived from those shares, under the treaty between Finland and the United States, the withholding tax rate for United States citizens or residents is reduced to 15% or, in the case of a corporate shareholder who has at least 10% of the voting stock of the Finnish corporation, 5%. The Finnish company paying the dividend is responsible for deducting any applicable Finnish withholding tax.

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

   A treaty-based reduction of the withholding tax rate can be obtained upon the submission of a Source Tax Card or the required information, that is, name, date of birth and address, to the payor prior to the payment of dividends. If a Source Tax Card or the required information is not submitted in a timely manner, a refund of tax withheld in excess of the applicable treaty rate can be obtained upon application to the local tax authority. Citibank, N.A., as depositary bank for the Eimo ADSs has agreed to use commercially reasonable efforts to make and maintain arrangements enabling holders of Eimo ADSs to receive tax credits, reduction in Finnish withholding tax or other benefits, under treaty or otherwise, relating to dividend payments on the Eimo ADSs at the time dividends are paid.

   No withholding tax is levied under Finnish law on dividends paid to corporate entities that reside in the EU and directly hold at least 25% of the capital of the distributing Finnish company, provided that these entities are not entitled to the tax credit under the Finnish avoir fiscal system and are subject to a general corporate income tax in their respective countries of residency.

   Tax Credit on Dividends. The Finnish avoir fiscal system is applied in its entirety only to shareholders who are residents of Finland. Under the avoir fiscal system, a tax credit is available to resident shareholders on the payment of dividends by a Finnish company equal to the lesser of their allocable share of the tax paid by such company for its income and 29/71 of the dividend paid, as described above. Because the corporate income tax rate and the tax credit are currently of the same size, no taxes are generally payable by Finnish resident shareholders in respect of dividend income received from a Finnish company. The Finnish tax credit is not generally available to non-residents. Accordingly, shareholders who are non-residents of Finland are entitled to the Finnish tax credit in whole or in part only where there is a double taxation treaty with Finland that contains the appropriate provisions. Currently, the only tax treaty with these provisions in force is with Ireland, entitling some shareholders resident in Ireland to a Finnish tax credit equal to one-half of the credit available to residents of Finland.

   Finnish Transfer Tax. There is no transfer tax payable in Finland:

  . in respect of sales of Eimo Series A shares or Eimo ADSs where neither the buyer nor the seller of the shares is a resident of Finland or a Finnish branch of a foreign credit institution or foreign brokerage firm; or

  . in respect of share transfers made on the Helsinki Stock Exchange. In the case of other share transfers, a transfer tax at the rate of 1.6% of the sales price is payable by the buyer.

   However, if the buyer is not a resident of Finland, a Finnish branch of a foreign credit institution or a Finnish branch of a foreign brokerage firm, the seller must collect the tax from the buyer.

   Finnish Capital Gains and Other Taxes. A shareholder who is not a resident of Finland, and who does not engage in a trade or business through a permanent establishment or fixed base in Finland that could be regarded as the holder of the relevant Eimo Series A shares or Eimo ADSs, will normally not be subject to Finnish taxes on capital gains realized on the transfer of Eimo shares or Eimo ADSs. Transfers of Eimo Series A shares or Eimo ADSs by a non-resident of Finland by way of gift or by reason of the death of the owner are subject to Finnish gift or inheritance tax, respectively, if either the transferor or the transferee is a resident of Finland, unless Finland has waived its rights to impose tax in a tax treaty.

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U.S. Federal Income Taxation

 General

   The following is a description of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Eimo Series A shares or Eimo ADSs by a "U.S. Eimo Holder." As used in this document, the term "U.S. Eimo Holder" is a beneficial owner of Eimo Series A shares or Eimo ADSs that is for U.S. federal income tax purposes:

  .  a citizen or resident of the United States;

  . a partnership or corporation created or organized in or under the laws of the United States, any state or the District of Columbia;

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  . a trust that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

   A "Non-U.S. Eimo Holder" is a beneficial owner of Eimo Series A shares or Eimo ADSs who is not a U.S. Eimo Holder. A partnership is not generally subject to U.S. federal income tax, but rather the partners take their distributive shares of the partnership's income or loss into account for U.S. federal income tax purposes.

   This description is not a comprehensive description of all of the tax considerations that may be relevant to a holder of Eimo Series A shares or Eimo ADSs. In particular, this description applies only to U.S. Eimo Holders who hold Eimo Series A shares or Eimo ADSs as capital assets, and does not address aspects of U.S. federal income tax that may be applicable to U.S. Eimo Holders who are subject to special tax rules, including, without limitation:

  .  financial institutions;

  .  real estate investment trusts;

  .  regulated investment companies;

  .  dealers or traders in securities or currencies;

  .  banks;

  .  insurance companies;

  .  tax-exempt entities;

  . persons who acquired Eimo Series A shares or Eimo ADSs pursuant to an exercise of employee stock option or rights or otherwise as compensation;

  . persons who hold Eimo Series A shares or Eimo ADSs as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for U.S. federal income tax purposes;

  . persons who own, or are deemed to own for U.S. federal income tax purposes, ten percent or more, by voting power or value, of the Eimo Series A shares or Eimo ADSs; and

  .  persons whose "functional currency" is not the U.S. dollar.

Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the purchase, ownership or disposition of Eimo Series A shares or Eimo ADSs.

   This description is based on the tax laws of the United States as in effect and available on the date of this document, including the Internal Revenue Code, related Treasury Regulations, judicial decisions and administrative pronouncements, all of which are subject to change, possibly with retroactive effect, and could

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

affect the tax consequences described in this document. It is also based on the representations of the depositary bank and assumes that each obligation in the deposit agreement and any related agreements is performed in accordance with its terms.

   U.S. Eimo Holders are urged to consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of Eimo ADSs in their particular circumstances.

 Ownership of Eimo ADSs in General

   For U.S. federal income tax purposes, holders of Eimo ADSs generally will be treated as the owners of the Eimo Series A shares represented by such Eimo ADSs. The U.S. Treasury Department, however, has expressed concern that parties to whom ADSs are "pre-released" may in some circumstances be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. Holders of ADSs. See "Description of Eimo American Depositary Shares--Pre-Release Transactions." Accordingly, the analysis regarding the availability of a U.S. foreign tax credit for Finnish taxes and sourcing rules described below could be affected by future actions that may be taken by the U.S. Treasury Department.

 Distributions

   The gross amount of cash or property distributed by Eimo with respect to Eimo Series A shares or Eimo ADSs other than some pro rata distributions, if any, of Eimo shares to all shareholders of Eimo, including holders of Eimo ADSs, including the amount of any withholding tax imposed on the distribution, will be includible in income by a U.S. Eimo Holder as dividend income to the extent such distributions are paid out of Eimo's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. These dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. persons. To the extent, if any, that the amount of any distribution exceeds Eimo's current and accumulated earnings and profits, as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital to the U.S. Eimo Holder to the extent of the holder's adjusted tax basis and will be applied against and reduce that adjusted tax basis. To the extent that a distribution exceeds the U.S. Eimo Holder's adjusted tax basis in the Eimo Series A shares or Eimo ADSs, the distribution will be taxed as gain recognized on the sale or exchange of a capital asset. Eimo does not maintain calculations of its earnings and profits under U.S. federal income tax principles.

   The amount of the dividend includable in the income of a U.S. Eimo Holder will be the U.S. dollar value of the dividend, provided that certain tax elections are made, determined at the spot rate on the date that dividend is includable in the income of the U.S. Eimo Holder, regardless of whether the payment is, in fact, converted into U.S. dollars. A U.S. Eimo Holder will have a basis in any Finnish markka or euros distributed by Eimo equal to the U.S. dollar value of the Finnish markka or euros on the date it is actually or constructively received by the U.S. Holder, in the case of Eimo Series A shares, or by Citibank, N.A., in the case of Eimo ADSs. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includable in income to the date that payment is converted into U.S. dollars will be treated as ordinary income or loss. This gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes. Dividends received by a U.S. Eimo Holder with respect to Eimo Series A shares or Eimo ADSs will be treated as foreign source income, which may be relevant in calculating the holder's foreign tax credit limitation. Subject to specified conditions and limitations, Finnish tax withheld on dividends may be deducted from taxable income or credited against a U.S. Eimo Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For purposes of calculating the U.S. foreign tax credit, dividends paid by Eimo generally will constitute "passive income," or in the case of some U.S. Eimo Holders, "financial services income." In addition, foreign tax credits will not be allowed for withholding taxes imposed in respect of some short-term or hedged positions in securities or in respect of arrangements in which a U.S.

Eimo Holder's expected economic profit, after non-U.S. taxes, is insubstantial. We urge you to consult your own tax advisor regarding the availability of, and limitations on, any foreign tax credit.

   As discussed above under "--Finnish Taxation," Finland applies an imputation or avoir fiscal system that provides tax credit benefits to some shareholders resident in Finland and Ireland. The benefits of that system are not available to U.S. Eimo Holders and the minimum tax payable by Eimo in respect of dividend distributions consequently will not be included in the U.S. taxable income of U.S. Eimo Holders; nor will U.S. Eimo Holders be entitled to any foreign tax credit against its U.S. tax liability with respect to any such minimum tax payable by Eimo.

   Subject to the discussion below under "--Information Reporting and Backup Withholding," a Non-U.S. Eimo Holder of Eimo Series A shares or Eimo ADSs generally will not be subject to U.S. federal income or withholding tax on dividends received on the Eimo Series A shares or Eimo ADSs, unless such income is effectively connected with the conduct by such Non-U.S. Eimo Holder of a trade or business in the United States.

 Sale or Exchange

   Gain or loss realized by a U.S. Eimo Holder on the sale or exchange of Eimo Series A shares or Eimo ADSs will be recognized for U.S. federal income tax purposes as capital gain or loss in an amount equal to the difference between the U.S. Eimo Holder's adjusted tax basis in the Eimo Series A shares or Eimo ADSs, as the case may be, and the amount realized on such sale or exchange. In the case of a non-corporate U.S. Eimo Holder whose holding period for the Eimo Series A shares or Eimo ADSs is more than one year, the capital gain on the sale or exchange of the Eimo Series A shares or Eimo ADSs will generally be taxed at a rate of 20%. Gain or loss, as the case may be, recognized by a U.S. Eimo Holder generally will be treated as U.S. source income for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

   Subject to the discussion below under "--Information Reporting and Backup Withholding," a Non-U.S. Eimo Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of Eimo Series A shares or Eimo ADSs unless the gain is effectively connected with the conduct by such Non-U.S. Eimo Holder of a trade or business in the United States or, in the case of any gain realized by an individual Non-U.S. Eimo Holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or exchange and other conditions are met.

 Information Reporting and Backup Withholding

   U.S. information reporting requirements and backup withholding tax generally will apply to payments to some non-corporate holders of Eimo Series A shares or Eimo ADSs. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Eimo Series A shares or Eimo ADSs by a payor within the United States to a holder of Eimo Series A shares or Eimo ADSs, other than an "exempt recipient," including a corporation and any payee that is a Non-U.S. Eimo Holder that provides an appropriate certification. A payor within the United States will be required to withhold 31% of any payment of proceeds from the sale or redemption of Eimo Series A shares or Eimo ADSs within the United States to a holder, other than an "exempt recipient", if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with the backup withholding requirements.

   A payor within the United States will be required to withhold 31% of any payments of dividends on, or proceeds from the sale of, Eimo Series A shares or Eimo ADSs within the United States to a holder, other than an "exempt recipient," if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, backup withholding tax requirements. In the case of payments by a payor or middleman within the United States to a foreign simple trust, a foreign grantor trust or a foreign

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

partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that has entered into an agreement with the Internal Revenue Service to qualify as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of the U.S. Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certificate provided by a payee that is not a U.S. person only if the payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in the certificate is incorrect.

   The above discussion is a summary of the principal U.S. tax consequences relating to the acquisition, ownership and disposition of Eimo Series A shares or Eimo ADSs. Triple S shareholders are urged to consult their own tax advisors concerning the tax consequences of their particular situations before making any decision on how to vote with respect to the merger or any election to receive Eimo ADSs in the merger.

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

                 OWNERSHIP OF EIMO SECURITIES BY MANAGEMENT AND
                            SIGNIFICANT SHAREHOLDERS

   The following table sets forth information concerning the beneficial ownership of Eimo Series A shares and Series K shares as of July 9, 2001 for the following:

  . each person or entity who is known by Eimo to own beneficially more than 5% of its outstanding share capital or voting power;

  . each of Eimo's directors and members of Eimo's executive management group; and

  . all directors and members of the executive management group of Eimo, as a group.

   The calculation of percentages in the "Percentage of Votes" and "Percentage of Outstanding Shares" columns in the table below is based upon the number of Eimo shares issued and outstanding as of the date of this document, plus shares of Eimo subject to warrants held by the respective persons as of July 9, 2001 and exercisable within sixty days.

                                                            Series A  Percentage
                                                             Shares       of
                         Series A  Series K  Percentage of Underlying Outstanding
          Name            shares   shares(1)     Votes      Warrants    Shares
          ----           --------- --------- ------------- ---------- -----------
Jalo Paananen...........       --  4,500,000     49.1%        8,000       9.7%

Elmar Paananen(2)....... 2,583,748   900,000     11.2%       36,000       7.5%

Topi Paananen(2)........ 2,583,748   900,000     11.2%        4,000       7.5%

Annamari Jukko(2)....... 2,583,748   900,000     11.2%          --        7.5%

Arto Kajanto............       --        --       --          8,000        *

Markku Puskala..........       400       --        *          8,000        *

Anssi Soila.............       --        --        *          8,000        *

Markku Sulonen..........       --        --       --          8,000        *

Heikki Marttinen........       --        --       --        200,000       --

Seppo Jaakkola..........     2,000       --        *         40,000        *

Aarre Savolainen........       --        --        *         20,000        *

Timo Seppa..............     2,500       --        *         50,000        *

Pekka Vahtila...........     4,400       --        *         28,000        *

Petri Virtanen..........       --        --        *         30,000        *

Niilo Oksa..............     2,900       --        *         70,000        *

Jouko Hakala............     2,000       --        *         40,000        *

Vesapekka Karhi.........       --        --       --         20,000        *

Erkki Nummelin..........       --        --       --         12,000        *

Elakevakuutusyhtio
 Ilmarinen.............. 2,419,400       --       1.3%          --        5.2%

Directors and members of executive management group as a group (16 persons) collectively hold 17.2% of outstanding shares and 60.4% of voting power.

--------
 * less than 1 percent
(1) Each Eimo Series K share has twenty votes per share.
(2) Excludes 570,200 Series A shares held by E.A.T-Invest Oy with respect to which the named individual may be deemed to have beneficial ownership by virtue of joint ownership interest in E.A.T-Invest Oy. E.A.T-Invest Oy is owned by Elmar Paananen, Topi Paananen and Annamari Jukko. Mr. Elmar Paananen is the managing director of E.A.T-Invest Oy. The business address of E.A.T-Invest Oy is Yliskylankaari 9A 00840 Helsinki, Finland.

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

                      DESCRIPTION OF EIMO SERIES A SHARES

   The following is a summary description of the material provisions of Eimo Series A shares based on the provisions of Eimo's articles of association and applicable provisions of Finnish law. However, because Eimo's articles of association is the principal legal document governing the terms of the Eimo Series A shares, we recommend that you read it for the precise legal terms and other information that may be important to you. An English translation of Eimo's articles of association is included as Annex C to this document. Many of the rights and restrictions affecting Eimo Series A shares are discussed in the "Comparison of Rights of Eimo Shareholders and Triple S Shareholders" section of this document, which we urge you to review for additional information regarding these rights and restrictions. If you would like more information about the rights of holders of Eimo ADSs, you should review the "Description of Eimo American Depositary Shares" section of this document.

General

   Under Eimo's articles of association, Eimo's authorized share capital may not be less than (Euro)10 million nor more than (Euro)40 million. Under Finnish law, share capital of a limited liability company is divided into shares. Each share can have a nominal value similar to par value under corporate law in the United States. The nominal value multiplied by the number of shares is the share capital of the company. However, the articles of association of a limited liability company can provide for no nominal value at all, as Eimo has chosen to do. In such event, the shares have a counter value solely for accounting purposes. Accounting counter value of a share is determined by taking the company's stated total share capital, divided by the number of authorized shares. In practice, the distinction between a nominal value and an accounting counter value is insignificant, although amending the accounting counter value of a company's shares would not necessarily require amending its articles of association, whereas amending the nominal value of a company's shares would require such an amendment.

   On July 6, 2001, the issued share capital of Eimo was (Euro)11,600,000 based on 46,400,000 fully-paid shares, of which 39,200,000 were Eimo Series A shares and 7,200,000 were Eimo Series K shares. Each Eimo Series A share entitles the holder to one vote. Each Eimo Series K share entitles the holder to twenty votes. Other than the difference in voting rights, the Eimo Series A shares and the Eimo Series K shares have identical rights. The shares are in book-entry format and have a counter value for accounting purposes of (Euro)0.25 per share.

   The Eimo Series A shares were listed on the Helsinki Stock Exchange on March 23, 1999. The Eimo Series K shares are not listed.

   For the three most recent years, the number of issued and outstanding Eimo shares has changed as indicated in the following table.

                                  Series A            Series K         Total
                             ------------------ -------------------- ----------
                             (1 vote per share) (20 votes per share)
At December 31, 1997........     28,800,000          7,200,000       36,000,000
Share issue (at (Euro)1.47
 per share).................      4,000,000                --         4,000,000
                                 ----------          ---------       ----------
At December 31, 1998........     32,800,000          7,200,000       40,000,000
Share Issue (public
 offering) (at (Euro)3.50
 per share).................      6,400,000                --         6,400,000
                                 ----------          ---------       ----------
At December 31, 1999 and at
 December 31, 2000..........     39,200,000          7,200,000       46,400,000
                                 ==========          =========       ==========

Dividends and Other Distributions

   The payment of dividends must be authorized by the shareholders at a general meeting.

   Under Finnish law, shareholders' equity is divided into restricted and unrestricted equity. Other shareholders' funds are included in unrestricted equity. The amount of any dividend is limited to the amount of

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

distributable funds based upon the financial statements approved by the most recent annual general meeting of shareholders. Eimo's distributable funds include:

  .  the profit from the preceding fiscal year,

  . retained earnings from previous years and other unrestricted equity less reported losses,

  .  capitalized incorporation costs,

  .  research and special development costs,

  .  the acquisition cost of Eimo's own or any parent company's shares, and

  .  amounts that are to be reserved or otherwise left undistributed.

   Eimo may not distribute more than the amount of distributable equity shown on its financial statements or its consolidated financial statements, whichever is lower. When calculating the distributable equity for dividend purposes, the distributable funds shown on the consolidated financial statements are also reduced by the amount of any untaxed reserves included in retained earnings. The dividend may not exceed the amount proposed by the board of directors unless a higher dividend is requested at the annual general meeting by the holders of at least ten percent of all shares. In such latter case, the dividend cannot exceed the lower of:

  .  one-half of the profit for the last preceding fiscal period less

    -- any amount required to be transferred to a reserve fund or otherwise left undisturbed; and

    -- the amount, if any, by which Eimo's capitalized incorporation costs, research and special development costs and the acquisition costs of Eimo's own or any parent company's shares exceed the total of reserves which are unrestricted as to use plus other reserves whose use may be restricted by law or Eimo's articles of association; or

  .  the amount of distributable funds as defined above.

   However, in no case may the dividend exceed eight percent of Eimo's total shareholders' equity unless also recommended by Eimo's board of directors. Under Finnish law, a company may not pay interim dividends based on the current fiscal year's earnings. Eimo's articles of association do not require any amount to be transferred to a reserve fund or otherwise be left undisturbed.

   Dividends and other distributions are paid to shareholders or their nominees entered in the register of shareholders on the relevant record date. The register is maintained by the Finnish Central Securities Depository through a book-entry registrar. All of the Eimo Series A and Series K shares carry equal rights to dividends and other distributions, including distributions of assets in the event of the liquidation of Eimo. Under the Finnish Book-Entry Securities System, dividends are paid by account transfers to the accounts of the shareholders appearing in the registry.

   Under the Finnish Companies Act, a company may acquire, redeem and dispose of its own shares under circumstances specified in such Act. However, a Finnish company may only acquire its own shares using distributable funds. Decisions on the acquisition of a company's own shares must be taken by a general meeting of shareholders, unless the general meeting of shareholders has authorized the board of directors to decide upon stock repurchases, which authorization may remain in effect for up to one year. A public limited company, such as Eimo, may neither directly nor through a subsidiary hold more than five percent of its own share capital or voting rights.

Voting Rights

   A shareholder may attend and vote at a general meeting in person or through an authorized representative. Each Eimo Series A share is entitled to one vote and each Eimo Series K share is entitled to twenty votes. At a general meeting, resolutions generally require the approval of a majority of the votes cast. However, some resolutions, such as a resolution to amend the articles of association, a resolution to issue shares in contravention of shareholders' preferential subscription rights and a resolution regarding a possible merger or liquidation of Eimo, require approval by both two-thirds of the votes cast and two-thirds of the shares represented at the general meeting. In addition, if a resolution results in a limitation of the rights pertaining to a particular class of shares, the resolution must be approved by a majority of the holders of the affected shares and two-thirds of the affected shares represented at the general meeting.

   Under Finnish law, shareholders exercise their power to decide on corporate matters at general meetings of shareholders. Eimo's articles of association require that an annual general meeting of shareholders be held each year before the end of June to consider, among other things:

  . approval of the income statement and balance sheet and consolidated income statements and consolidated balance sheets;

  . measures warranted by Eimo's profit or loss, including any possible dividend;

  . discharge of the board of directors and chief executive officer from liability;

  .  compensation for the board of directors and auditors; and

  . election and number of members and chairman of the board of directors and auditors; and other matters brought up in the notice of the general meeting or matters raised by individual shareholders.

   Under the Finnish Companies Act, extraordinary general meetings in respect of specific matters are held when considered necessary by the board of directors, or when requested in writing by an auditor or by shareholders representing at least ten percent of all the issued shares.

   Under Eimo's articles of association, notice of the general meeting is given to shareholders by publishing an announcement of the meeting in at least one national newspaper decided by the Eimo board of directors and in at least one newspaper appearing in the Lahti region or in other demonstrable form no earlier than six weeks and no later than seventeen days before the meeting. In order to participate in the general meeting, a shareholder must give notice to Eimo no later than the date given in the notice, which may not be earlier than ten days before the meeting.

   Because the ordinary shares are held in the Finnish Book-Entry Securities System, in order to have the right to attend and vote at a general meeting, a shareholder must generally be registered not later than ten days prior to the relevant general meeting in the register of shareholders kept by the Finnish Central Securities Depository in accordance with the Finnish law. Voting rights may not be exercised by a shareholder if such shareholder's shares are registered in the name of a nominee. A beneficial owner wishing to exercise voting rights must cancel the nominee arrangement and seek individual registration not later than five days prior to the relevant general meeting. There are no quorum requirements for general meetings.

   Except as discussed elsewhere in this proxy statement/prospectus with respect to limitations that may, as a practical matter, arise due to holding Eimo Series A shares in the form of ADSs, there are no material limitations imposed by Eimo's articles of association or Finnish law on an Eimo shareholder's rights to hold or vote Series A shares.

Issuance of New Shares and Preemptive Rights

   Eimo's share capital may be increased within the authorized share capital set forth in Eimo's articles of association by a resolution passed by a majority of all votes cast at a general meeting. If the authorized share capital set forth in the articles of association would be exceeded, increasing of the share capital requires amending Eimo's articles of association by the vote of two-thirds of all votes cast and all shares represented at a general meeting of shareholders. A general meeting of shareholders may also authorize the Eimo board of directors to increase share capital.

   Under Finnish law, Eimo's existing shareholders have preferential rights to subscribe, in proportion to their shareholdings, for new shares as well as for issues of subscription warrants or debt instruments convertible into shares or carrying warrants to subscribe for shares, unless the corporate resolution approving the issuance provides otherwise. Under Finnish law, a resolution waiving preemptive rights must be approved by at least two-thirds of all votes cast and two-thirds of all shares represented at the general meeting of shareholders. U.S.

Holders of the Eimo Series A shares and Eimo ADSs may not be able to exercise any preemptive or preferential rights in respect of their shares unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements under the Securities Act is available.

Authority to Increase Share Capital; Share Issuance Authority, and Share Repurchase Authority

   At the May 15, 2001, annual general shareholder's meeting, Eimo's shareholders authorized Eimo's board of directors to decide upon increases in Eimo's share capital in connection with the authorization of the Eimo board of directors to issue new Series A shares, option rights, convertible loans or any combination thereof.

   Based on the authority granted to it at the May 15, 2001 annual general meeting, the board of directors may increase the share capital of Eimo up to a maximum of (Euro)1,875,000 by way of offering for subscription shares, option rights, convertible loan(s) or any combination thereof, pursuant to which a maximum of 7,500,000 new Eimo Series A shares may be issued, each with an accounting counter value of (Euro)0.25.

   Further, the board was authorized to waive the pre-emptive subscription rights of Eimo's shareholders in connection with the issuance of such shares, option rights or convertible loans, if the waiver is justified because of a weighty financial reason, such as financing of an acquisition or other transactions, providing additional financial alternatives or other arrangements affecting the development of Eimo's capital servicing, or in connection with Eimo's warrant programs.

   At the May 15, 2001 annual general meeting, Eimo's board of directors also was authorized to issue up to 1,000,000 option rights that entitle the holders to subscribe for 1,000,000 Eimo Series A shares with an accounting counter value of (Euro)0.25 each pursuant to the 2001 Group Warrant Program. See Eimo's Equity Based Compensation Plans, beginning on page 123.

   At the 2001 annual general meeting of Eimo's shareholders, Eimo's shareholders granted Eimo's board of directors the authority to cause Eimo to repurchase a maximum of 2,000,000 Eimo Series A shares in open market purchases using funds otherwise available for the distribution of profits. Shares need not be repurchased in proportion to the ownership interests of Eimo's shareholders. Under Finnish law, Eimo may not directly or indirectly through its subsidiaries hold more than five percent of its issued capital stock nor may it hold capital stock representing more than five percent of the voting rights attributable to its capital stock. Any repurchased shares may be utilized, in whole or in part, to further develop Eimo's capital structure, to finance business acquisitions, or as consideration for other arrangements. Such repurchased shares likewise could be cancelled following repurchase, all as to be determined by Eimo's board of directors. Further, the Eimo board of directors was authorized to transfer repurchased Eimo Series A shares, up to a maximum of 2,000,000 shares, as consideration in connection with potential future business acquisitions or other arrangements or for incentive purposes to key personnel. Any repurchased shares may be transferred in derogation of the pre-emptive rights of Eimo shareholders if such transfer is deemed in the best interest of Eimo. The terms and pricing on any reissuance or other transfer of repurchased shares will be at the discretion of Eimo's board of directors.

   As of the date of this proxy statement/prospectus, the Eimo board has not executed any of the authorizations.

   The foregoing authorized actions may be taken by the board of directors at any time on or prior to the earlier of the 2002 annual general meeting of Eimo's shareholders or May 15, 2002.

Transfers

   Upon a sale of ordinary shares through the Finnish Book-Entry Securities System, the relevant shares are transferred from the seller's book-entry account to the buyer's book-entry account as an account transfer. The sale is registered as an advance transaction until settlement and payment for the shares, after which the buyer will automatically be registered in the register of shareholders of Eimo. In the case of registration in the name of a nominee, a sale of shares does not require any entries into the Finnish Book-Entry Securities System unless the nominee is changed as a result of the sale.

Liquidation Rights

   All Eimo shares are entitled to share equally in any assets available for distribution to shareholders upon a liquidation.

History of Share Capital

   As of January 1, 1997, Eimo had 90,000 fully paid shares outstanding of which 72,000 were Series A shares and 18,000 were Series K shares. The issued share capital was 9,000,000 Finnish Markka ("FIM") and the shares had a nominal value of FIM 100. Under Eimo's articles of association, authorized share capital was variable; but could not be less than FIM 8,000,000 nor more than FIM 32,000,000.

   As of August 14, 1998, Eimo's share capital was increased as a result of the issuance of new shares by Eimo. Eimo had 100,000 fully paid shares outstanding of which 82,000 were Series A shares and 18,000 were Series K shares. The issued share capital was 10,000,000, and the shares had a nominal value of FIM
100. This transaction was approved at Eimo's general meeting of shareholders on June 26, 1998. Pursuant to a waiver of the pre-emptive rights of Eimo's shareholders, 10,000 new Eimo Series A shares were issued as follows: 5,715 shares to Sitra Technology Ky, 2,370 shares to Profita Fund I Ky and 1,915 shares to Merita Capital Oy. The price for the newly issued shares was FIM 3,500 per share; share premium was to be entered in the books in a separate share premium account and the newly issued shares were entitled to 50% of dividend in 1998.

   As of February 22, 1999, Eimo's shares were split 100-for-1 resulting in 10,000,000 outstanding shares and the nominal value of Eimo's shares was amended from FIM 100 to FIM 1. This transaction was approved at the general meeting of Eimo's shareholders on February 2, 1999.

   As of March 23, 1999, Eimo's share capital was increased as a result of Eimo issuing 1,600,000 new shares at a price of (Euro)14 per share. As a result, Eimo had 11,600,000 fully paid shares outstanding, of which 9,800,000 were Series A shares and 1,800,000 were Series K shares. The issued share capital was FIM 11,600,000. This transaction was approved at the general meeting of Eimo's shareholders on February 2, 1999 as to the terms of issuance of the new shares, with the board of directors authorized to set the final issue price.

   As of November 25, 1999, Eimo's share capital was amended to be calculated in euros instead of FIMs and Eimo started using accounting counter value of
(Euro)1 per share instead of a nominal value. Simultaneously, the share capital was increased by transferring funds from Eimo's share premium account. Eimo's issued share capital was (Euro)11,600,000, with an accounting counter value of
(Euro)1 per share. Under Eimo's articles of association, authorized share capital was variable; not less than (Euro)10,000,000 nor more than
(Euro)40,000,000. This transaction was approved at Eimo's general meeting of shareholders on November 17, 1999.

   On April 12, 2000, Eimo's shares were split 4-for-1 to result in the number of shares outstanding of 46,400,000 fully paid shares of which 39,200,000 were Series A shares and 7,200,000 were Series K shares. The issued share capital remained at (Euro)11,600,000, and the accounting counter value became
(Euro)0.25 per share. This transaction was approved at Eimo's general meeting of shareholders on April 4, 2000. As of June 15, 2001, the number of Eimo's shares outstanding and issued share capital remains unchanged.

Business Purpose

   In Article 2 of Eimo's articles of association, Eimo's business purpose is stated as follows:

   "The company manufactures, processes and trades in plastic and metal products and their means of production. As a parent company, the company is also entitled to manage the organization, financing, purchases

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

and corresponding joint operations of its group, to own real estate, shares and securities, to trade in securities and to engage in other financial investment activities."

Redemption Obligations

   There are no obligations imposed on Eimo by either its articles of association or Finnish law for Eimo to redeem or repurchase its shares. However, Article 12 of Eimo's articles of association seeks to provide minority shareholders with the possible ability to sell their shares at a reasonable price in case of a third party becoming a large shareholder. Under Article 12, a shareholder whose share ownership, or whose votes represented by its shares, either alone or jointly with other shareholders, reaches or exceeds one-third or one-half, of the total outstanding shares or total voting rights represented thereby, is obligated, except where shares are acquired by inheritance, bequest or by direct descendants of the shareholder, to purchase, upon the demand of the other shareholders, the shares held by such demanding shareholders as of the time that their redemption right arose. The redemption price is set by the articles of association at the higher of the weighted average price over either the ten days or twelve months preceding the trigger of the redemption right. The redemption right will terminate if the shareholder entitled to the redemption fails to make a demand for the redemption or fails to furnish the required information within the time specified in Eimo's articles of association. Under the articles of association, interest will accrue on the redemption price from the date on which payment should have been made or if the shareholder obligated to redeem shares has failed to give the required notice, then interest will accrue from the date such notice was last due.

   Article 12 of Eimo's articles of association complies with the Finnish Companies Act but to Eimo's knowledge, such redemption obligation--while generally honored and not unique in Finland--has not been interpreted by or contested in Finnish courts. Accordingly, Eimo makes no representation as to the exact legal effect or force, if any, of this item in its articles of association, upon a party not complying with the redemption obligation.

                 DESCRIPTION OF EIMO AMERICAN DEPOSITARY SHARES

General

   This section describes the Eimo American Depositary Shares, or Eimo ADSs, that Triple S shareholders will receive in the merger. The certificates that evidence ADSs are referred to as American Depositary Receipts, or ADRs.

   Citibank, N.A. has agreed to act as the depositary bank for the Eimo ADSs. Citibank's depositary offices are located at 111 Wall Street, New York, New York 10005. American Depositary Shares are referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank has appointed a custodian to safekeep the securities on deposit. In this case, the custodian is Merita Bank PLC, 2598 Custody Services, Aleksis KivenKatu 3-5, Helsinki, FIN-000020, Merita, Finland.

   Eimo has appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please refer to Registration Number 333-13158 when retrieving such copy.

   The following is a summary description of the Eimo ADSs and your rights as an owner of Eimo ADSs. We urge you to review the deposit agreement in its entirety as well as the form of Eimo ADR attached to the deposit agreement.

   At the time of the merger, each Eimo ADS will represent ten Eimo Series A shares or such lesser number of Eimo Series A shares as Eimo may elect. The Eimo Series A shares will be on deposit with the custodian bank. An Eimo ADS will also represent any other property received by the depositary bank or the custodian on behalf of the owners of the Eimo ADSs but that has not been distributed to the owners of Eimo ADSs because of legal restrictions or practical considerations as described below.

   If you become an owner of Eimo ADSs, you will become a party to the deposit agreement and, therefore, will be bound by its terms and to the terms of the Eimo ADR that evidences your Eimo ADSs. The deposit agreement and the Eimo ADR specify Eimo's rights and obligations, as well as your rights and obligations as an owner of Eimo ADSs and those of the depositary bank. As an Eimo ADS holder you appoint the depositary bank to act on your behalf in specified circumstances. The deposit agreement is governed by New York law. However, Eimo's obligations to the holders of Eimo Series A shares will continue to be governed by the laws of Finland, which may be different from the laws in the United States.

   As an owner of Eimo ADSs, you may hold your Eimo ADSs either by means of an Eimo ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your Eimo ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an Eimo ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the Eimo ADSs directly by means of an Eimo ADR registered in your name and, as such, Eimo will refer to you as the "holder." When we refer to "you", we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Other Distributions

   Eimo ADR holders generally have the right to receive the distributions made on the Eimo Series A shares deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations as described below. Eimo ADS holders will receive such distributions under the terms of the deposit agreement in proportion to the number of Eimo ADSs held as of a specified record date.

 Distributions of Cash

   Eimo will notify the depositary bank whenever it makes a cash distribution for the Eimo Series A shares on deposit with the custodian. Upon receipt of such notice and confirmation of the deposit of the applicable funds, the depositary bank will, arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the Eimo ADR holders under the terms of the deposit agreement in proportion to the number of Eimo ADSs held on the specified record date. An Eimo ADR holder will receive distributions in proportion to the number of Eimo Series A shares represented by such holder's Eimo ADSs.

   The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. Amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by Eimo ADR holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property, such as undistributed rights, held by the custodian in respect of securities on deposit.

 Distributions of Shares

   Eimo will notify the depositary bank whenever it makes a free distribution of Eimo Series A shares for the Eimo Series A shares on deposit with the custodian. Upon receipt of this notice and the applicable Eimo Series A shares, the depositary bank will either distribute to holders new Eimo ADSs representing the Eimo Series A shares deposited and issue them new Eimo ADRs evidencing such new Eimo ADSs or modify the Eimo ADS-to-Eimo Series A share ratio, in which case each Eimo ADS you hold will represent rights and interests in the additional Eimo Series A shares so deposited. Only whole new Eimo ADSs will be distributed. Fractional entitlements will be sold and the proceeds distributed as in the case of a cash distribution.

   The distribution of new Eimo ADSs or the modification of the Eimo ADS to Eimo Series A share ratio upon a distribution of Eimo Series A shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Eimo Series A shares so distributed.

   No distribution of new Eimo ADSs will be made if it would violate a law (i.e., the U.S. securities law). If the depositary bank does not distribute new Eimo ADSs as described above, it will use its reasonable efforts to sell the Eimo Series A shares received and distribute the proceeds as in the case of a distribution of cash.

 Distributions of Rights

   Whenever Eimo intends to distribute to holders of Eimo Series A shares rights to purchase additional Eimo Series A shares, it will give prior notice to the depositary bank and will use its reasonable efforts to assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional Eimo ADSs to holders of Eimo ADSs.

   The depositary bank will establish procedures to distribute rights to purchase additional Eimo ADSs to holders and to enable Eimo ADS holders to exercise their purchase rights if it is lawful and reasonably practicable to make the rights available and if Eimo provides all of the documentation contemplated in the deposit agreement, such as opinions relating to the lawfulness of the transaction. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for new Eimo ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of Eimo ADSs of rights to purchase new Eimo Series A shares directly rather than in the form of new Eimo ADSs.

   The depositary bank will not distribute the rights to you if:

  . Eimo does not request that the rights be distributed to you or asks that the rights not be distributed to you; or

  .  Eimo fails to deliver satisfactory documents to the depositary bank; or

  .  it is not lawful or reasonably practicable to distribute the rights.

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

   Although not required by the terms of the deposit agreement, management of Eimo currently expects that it will request the depositary bank to distribute to the holders of Eimo ADSs any rights that are distributed to the holders of Eimo's Series A shares and that Eimo would file a registration statement under the Securities Act in order to facilitate the participation of Eimo ADS holders in any such rights distribution if the filing of a registration statement is required to be made before these rights may be distributed to holders of Eimo ADSs. However, Eimo is under no legal obligation to take these actions.

   In the event that rights are not exercised or distributed, the depositary bank will sell the rights that are not exercised or not distributed if doing so is lawful and reasonably practicable. The proceeds of a sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

 Elective Distributions

   Whenever Eimo intends to distribute a dividend payable at the election of shareholders either in cash or in additional Eimo Series A shares, Eimo will give prior notice to the depositary bank and will indicate whether Eimo wishes the elective distribution to be made available to you. In such case, Eimo will use its reasonable efforts to assist the depositary bank in determining whether the distribution is lawful and reasonably practicable. Although not required by the terms of the deposit agreement, management of Eimo currently expects to make available to the holders of Eimo ADSs the elections that are available to the holders of Eimo Series A shares.

   The depositary bank will make the election available to holders of Eimo ADSs only if it is lawful and reasonably practicable and if Eimo has provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional Eimo ADSs, in each case as described in the deposit agreement.

   If the election is not made available to you, you will receive either cash or additional Eimo ADSs, depending on what a shareholder in Finland would receive in the event the shareholder fails to make an election, as more fully described in the deposit agreement.

 Other Distributions

   Whenever Eimo intends to distribute property other than cash, Eimo Series A shares or rights to purchase additional Eimo Series A shares, Eimo will notify the depositary bank in advance and will indicate whether the distribution should be made to holders of Eimo ADSs. If so, Eimo will use its reasonable efforts to assist the depositary bank in determining whether distribution to Eimo ADS holders is lawful and reasonably practicable. Although not required by the terms of the deposit agreement, management of Eimo currently expects that it will request the depositary bank to distribute to the holders of Eimo ADSs any property that is distributed to the holders of Eimo Series A shares.

   If it is lawful and reasonably practicable to distribute this property to you and if Eimo provides all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

   The distribution will be made net of fees, expenses, taxes and governmental charges payable by Eimo ADS holders under the terms of the deposit agreement. In order to pay these taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

   The depositary bank will not distribute the property to you and will sell the property if:

  . Eimo does not request that the property be distributed to you or if Eimo asks that the property not be distributed to you; or

  .  Eimo does not deliver satisfactory documents to the depositary bank; or

  . the depositary bank determines that all or a portion of the distribution to you is not lawful or not reasonably practicable.

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

The proceeds of a sale will be distributed to holders as in the case of a cash distribution.

   Eimo has no obligation to register under the Securities Act, the Eimo ADSs, shares, rights or other securities that may be distributed to holders of Eimo Series A shares and Eimo ADSs. Eimo also has no obligation to take any other action to permit the distribution of Eimo ADRs, shares, rights or anything else to Eimo ADR holders. This means that you may not receive distributions that Eimo makes on its Series A shares or any value for them if it is illegal or impractical for Eimo to make them available to you.

 Redemption

   Whenever Eimo decides to redeem any of the securities on deposit with the custodian, it will notify the depositary bank. If it is practicable and if Eimo provides all of the documentation contemplated in the deposit agreement, the depositary bank will mail a notice of the redemption to the Eimo ADS holders.

   The custodian will be instructed to surrender the securities being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars under the terms of the deposit agreement and will establish procedures to enable Eimo ADS holders to receive the net proceeds from the redemption upon surrender of their Eimo ADSs and corresponding Eimo ADRs to the depositary bank. Amounts distributed to Eimo ADS holders will be net of the fees, expenses, taxes and other governmental charges payable by Eimo ADR holders upon the redemption of their Eimo ADSs under the terms of the deposit agreement. If fewer than all Eimo ADSs are being redeemed, the Eimo ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine. In such cases, you may be required to surrender your Eimo ADRs in exchange for new Eimo ADRs evidencing the corrected number of Eimo ADSs you hold.

 Changes Affecting Eimo Series A Shares

   The Eimo Series A shares held on deposit for your Eimo ADSs may change from time to time. For example, there may be:

  .  a change in nominal or accounting counter value;

  .  a split-up;

  .  a cancellation;

  .  a consolidation or classification of such Eimo Series A shares; or

  . a recapitalization, reorganization, merger, consolidation or sale of assets.

   If a change were to occur, your Eimo ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Eimo Series A shares held on deposit. The depositary bank may in such circumstances deliver new Eimo ADRs to you or call for the exchange of your existing Eimo ADRs for new Eimo ADRs. If the depositary bank may not lawfully distribute the property to you, it may sell the property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of Eimo ADSs upon Deposit of Eimo Series A Shares

   The depositary bank may create Eimo ADSs on your behalf if you or your broker deposit Eimo Series A shares with the custodian. The depositary bank will deliver these Eimo ADSs to the person you indicate only after you pay to the custodian any applicable issuance fees, charges and taxes payable for the transfer of the Eimo Series A shares. Your ability to deposit Eimo Series A shares and receive ADSs may be limited by U.S. and Finland legal considerations applicable at the time of deposit.

   The issuance of Eimo ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Eimo Series A shares have been duly transferred to the custodian. The depositary bank will only issue Eimo ADSs in whole numbers.

   When you make a deposit of Eimo Series A shares, you will be responsible for transferring good and valid title to the depositary bank. You will be deemed to represent and warrant that:

  . the Eimo Series A shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

  . all preemptive and similar rights, if any, with respect to the Eimo Series A shares have been validly waived or exercised;

  .  you are duly authorized to deposit the Eimo Series A shares;

  . the Eimo Series A shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, nor will the Eimo ADSs issuable upon deposit be, "restricted securities," as defined in the deposit agreement, with permitted exceptions; and

  . the Eimo Series A shares presented for deposit have not been stripped of any rights or entitlements.

   If any of the representations or warranties are incorrect in any way, Eimo and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of Eimo ADRs

   As an Eimo ADR holder, you will be entitled to transfer, combine or split up your Eimo ADRs and the Eimo ADSs evidenced thereby. For transfers of Eimo ADRs, you will have to surrender the Eimo ADRs to be transferred to the depositary bank and also must:

  . ensure that the surrendered Eimo ADR certificate is properly endorsed or otherwise in proper form for transfer;

  . provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  . provide any transfer stamps required by the State of New York or the United States; and

  . pay all applicable fees, charges, expenses, taxes and other government charges payable by Eimo ADR holders pursuant to the terms of the deposit agreement, upon the transfer of Eimo ADRs.

     To have your Eimo ADRs either combined or split up, you must surrender the Eimo ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by Eimo ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of Eimo ADRs.

Withdrawal of Eimo Series A Shares upon Cancellation of Eimo ADSs

   As an Eimo ADR holder, you will be entitled to present your Eimo ADSs to the depositary bank for cancellation and then have the underlying Eimo Series A shares transferred to you by book-entry transfer in compliance with the deposit agreement, Eimo's Articles of Association and applicable rules of the Finnish Central Securities Depository, Ltd. See "The Finnish Securities Market." In order to withdraw the Eimo Series A shares represented by your Eimo ADSs, you will be required to pay to the depositary bank the fees for cancellation of Eimo ADSs and any charges and taxes payable upon the transfer of the Eimo Series A shares being withdrawn. You assume the risk for delivery of all funds and deposited property upon withdrawal. Once canceled, the Eimo ADSs will not have any rights under the deposit agreement.

   If you hold Eimo ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and other documents as the depositary bank may deem appropriate before it will cancel your Eimo ADSs. The withdrawal and book-entry transfer of the Eimo Series A shares represented by your Eimo ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations, including the applicable rules of the Finnish Central Securities Depository Ltd. Please keep in mind that the depositary bank will only accept Eimo ADSs for cancellation that represent a whole number of securities on deposit.

   You will have the right to withdraw the Eimo Series A shares represented by your Eimo ADSs and have them transferred to you by book-entry transfer at any time except for:

  . temporary delays that may arise because (i) the transfer books for the Eimo Series A shares or Eimo ADSs are closed, or (ii) Eimo Series A shares are immobilized on account of a shareholders' meeting or a payment of dividends;

  .  obligations to pay fees, taxes and similar charges; and

  . restrictions imposed because of laws or regulations applicable to Eimo ADSs or the withdrawal or transfer of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the Eimo Series A shares represented by your Eimo ADSs except to comply with mandatory provisions of law.

Voting Rights

   Under Finnish law and Eimo's articles of association, it is a precondition for exercising your voting rights that you:

  . be registered in Eimo's register of shareholders as a shareholder at least five days prior to the applicable shareholders' meeting; and

  . give notice of your intention to attend the meeting, in person or by power of attorney, not later than a date specified in the notice convening the meeting.

   In order to accommodate these requirements, the depositary bank has agreed to establish procedures that enable an Eimo ADS holder who provides valid voting instructions to instruct the depositary bank to request the custodian to cause the Eimo Series A shares represented by the holder's Eimo ADSs to be registered in the register of shareholders in the name of the holder and give notice to Eimo of the holder's intention to attend the meeting and to vote the shares at the meeting in person or by proxy. These procedures may require you to immobilize your Eimo ADSs in a manner satisfactory to the depositary bank prior to registration of the Eimo Series A shares represented by such holder's Eimo ADSs. The depositary bank shall (i) instruct the custodian to register the Series A shares represented by holders of Eimo ADSs in the name of such holder in order to enable the holder to vote the Series A shares, (ii) provide notice to Eimo of the holder's intent to attend the meeting, (iii) vote, or cause the custodian to vote in accordance with instructions timely received, (iv) instruct the custodian to re-register the Series A shares in the name of the custodian or respective nominees at the conclusion of the meeting, and (v) to the extent the Eimo ADSs were immobilized, return the Eimo ADSs to the holders upon receipt of notice of registration from custodian. The voting rights of holders of Eimo Series A shares are described in "Description of Eimo Series A Shares--Voting Rights."

   At Eimo's request, the depositary bank will distribute to you any notice of a shareholders' meeting received from Eimo together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by Eimo ADSs.

   If the depositary bank timely receives voting instructions from a holder of Eimo ADSs, it will endeavor insofar as practicable and permitted under applicable law to vote the securities (in person or by proxy) represented by the holder's Eimo ADSs in accordance with the instructions.

   Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. Eimo cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. This means that you may not be able to exercise your right to vote, and there may be nothing you can do if your shares are not voted as you requested. Securities for which no timely voting instructions have been received will not be voted.

Fees and Charges

   As an Eimo ADS holder, you will be required to pay the following service fees to the depositary bank:

   Service                  Fees
   -------                  ----
   Issuance of ADSs         Up to $5.00 per 100 Eimo ADSs issued
   Cancellation of ADSs     Up to $5.00 per 100 Eimo ADSs surrendered
   Distribution of cash
   dividends or other cash
   distributions upon sale
   of rights and other
   entitlements             Up to $2.00 per 100 Eimo ADSs held
   Distribution of Eimo
   ADSs for stock
   dividends, other free
   stock distributions, or
   exercise of rights       Up to $5.00 per 100 Eimo ADSs issued
   Transfers of Eimo ADRs   Up to $1.50 per certificate presented for transfer

   You will not be required to make any payment in connection with the issuance of Eimo ADSs to you upon the surrender of your Triple S shares following the merger.

   As an Eimo ADS holder you will also be responsible to pay specified fees and expenses incurred by the depositary bank as well as taxes and governmental charges such as:

  . fees for the transfer and registration of Eimo Series A shares, such as upon deposit and withdrawal of Eimo Series A shares;

  .  expenses incurred for converting foreign currency into U.S. dollars;

  . expenses for cable, telex and fax transmissions and for delivery of securities; and

  . taxes and duties upon the transfer of securities, such as when Eimo Series A shares are deposited or withdrawn from deposit.

   Eimo has agreed to pay other agreed charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by agreement between Eimo and the depositary bank. You will receive prior notice of any changes.

Amendments and Termination

   Eimo may agree with the depositary bank to modify the deposit agreement at any time without your consent. Eimo undertakes to give Eimo ADS holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement, except in very limited circumstances enumerated in the deposit agreement.

   We will not consider to be materially prejudicial to your substantive rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

   You will be bound by the modifications to the deposit agreement if you continue to hold your Eimo ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Series A shares represented by your Eimo ADSs, except as permitted by law.

   Eimo has the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in some circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the Eimo ADS holders at least 30 days before termination.

   Upon termination, the following will occur under the deposit agreement:

  . For a period of six months after termination, you will be able to request the cancellation of your Eimo ADSs and the withdrawal of the Eimo Series A shares represented by your Eimo ADSs and the delivery of all other property held by the depositary bank in respect of those Eimo Series A shares on the same terms as prior to the termination. During this six month period the depositary bank will continue to collect all distributions, such as dividends, received on the Eimo Series A shares on deposit but will not distribute any property to you until you request the cancellation of your Eimo ADSs.

  . After the expiration of this six month period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from the sale and any other funds then held for the holders of Eimo ADSs in an unsegregated and non-interest-bearing account. At that point, the depositary bank will have no further obligations to Eimo ADS holders other than to account for the funds then held for the holders of Eimo ADSs still outstanding.

Books of Depositary

   The depositary bank will maintain Eimo ADR holder records at its depositary office. You may inspect these records at the depositary bank's office during regular business hours but solely for the purpose of communicating with other Eimo ADR holders in the interest of business matters relating to the Eimo ADRs and the deposit agreement.

   The depositary bank will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of Eimo ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

   The deposit agreement limits both Eimo's obligations and the depositary bank's obligations to you. Please note the following:

  . Eimo and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;

  . the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

  . the depositary bank disclaims any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any document forwarded to you on Eimo's behalf or for the accuracy of any translation of these documents, for the investment risks associated with investing in Eimo Series A shares, for the validity or worth of the Eimo Series A shares, for any tax consequences that result from the ownership of Eimo ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of Eimo's notices or for Eimo's failure to give notice;

  . Eimo and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;

  . Eimo and the depositary bank disclaim any liability if Eimo and the depositary bank are prevented or forbidden from acting on account of any law or regulation, any provision of Eimo's articles of association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond their control;

  . Eimo and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in Eimo's articles of association or in any provisions of securities on deposit;

  . Eimo and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Series A shares for deposit, any holder of Eimo ADSs or a holder's authorized representative, or any other person believed by either the depositary bank or Eimo in good faith to be competent to give such advice or information;

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

  . Eimo and the depositary bank also disclaim liability for the inability by an Eimo ADS holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Eimo Series A shares but is not, under the terms of the deposit agreement, made available to you;

  . Eimo and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the deposit agreement; and

  . Eimo and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

   The depositary bank may, in specified circumstances, issue Eimo ADSs before receiving a deposit of Eimo Series A shares or release Eimo Series A shares before receiving Eimo ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on these transactions, for example, the need to receive collateral, the type of collateral required and the representations required from brokers. The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

   You will be responsible for the taxes and other governmental charges payable on the Eimo ADSs and the securities represented by the Eimo ADSs. Eimo, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by Eimo ADS holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

   The depositary bank may refuse to issue Eimo ADSs, to deliver, transfer, split and combine Eimo ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank has agreed to use commercially reasonable efforts to obtain tax refunds and reduced tax withholding for any distributions on your behalf in accordance with U.S. and Finnish law and the U.S.-Finland tax treaty. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify Eimo, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

   The depositary bank will arrange for the prompt conversion of all foreign currency received into U.S. dollars transferable to the United States if such conversion is practicable and lawful, and it will promptly distribute the U.S. dollars in accordance with the terms of the deposit agreement. Such distribution will be net of any applicable fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

   If the conversion of foreign currency is not practicable or lawful for all holders, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  . convert the foreign currency to the extent practicable and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practicable;

  . distribute the foreign currency to holders for whom the distribution is lawful and practicable; and

  . hold the foreign currency, without liability for interest, for the applicable holders.

Reimbursement of Costs

   In a separate agreement, the depositary bank has agreed to reimburse Eimo for some of Eimo's expenses in connection with the establishment and maintenance of the Eimo ADR program.

                         THE FINNISH SECURITIES MARKET

General

   The securities market in Finland is supervised by the Finnish Financial Supervision Authority. The principal statute governing the securities market is the Finnish Securities Market Act of 1989, as amended. The Securities Market Act contains regulations with respect to company and shareholder disclosure obligations, admission to listing and trading of listed securities and public takeovers, among other things. The role of the Finnish Financial Supervision Authority is to monitor compliance with these regulations.

   The Securities Market Act specifies minimum disclosure requirements for Finnish companies applying for listing on the Helsinki Securities and Derivatives Exchange, Clearing House Ltd., commonly referred to as the Helsinki Stock Exchange, or making a public offering of securities in Finland. The information provided must be sufficient to enable investors to make a sound evaluation of the security being offered and the issuing company. Finnish listed companies have a continuing obligation to publish regular financial information and to inform the market of any matters likely to have a material impact on the value of their securities.

   A shareholder, including a holder of Eimo ADSs, is required to notify a Finnish listed company and the Finnish Financial Supervision Authority when its voting participation in, or its percentage ownership of, issued share capital of the company reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 33 1/3%, 50% or 66 2/3%, calculated in accordance with the Securities Market Act, or when the shareholder enters into an agreement or other arrangement having such effect. If a Finnish listed company receives information indicating that a voting interest or ownership interest has reached, exceeded or fallen below these thresholds, it must make disclosure to the public and to the Helsinki Stock Exchange.

   The Securities Market Act requires that a shareholder whose holding in a listed company exceeds two-thirds of the total voting rights attached to the shares of the company after the commencement of a public quotation of such shares must offer to purchase the remaining shares and securities entitling the holder of the securities to receive shares of the company. Under the Finnish Companies Act, a shareholder holding more than 90% of the shares and the votes attached to the shares in a company has the right to purchase the remaining shares for fair market value. In addition, any shareholder that possesses shares that may be so purchased by a majority shareholder is entitled to require the majority shareholder to purchase its shares. Detailed rules apply for the calculation of the above proportions of shares and votes.

   The Finnish Criminal Code contains provisions relating to the misuse of privileged or inside information and market manipulation. Breach of these provisions constitutes a criminal offense.

   The Helsinki Stock Exchange operates as a securities exchange, an organizer of other public trades in securities and as an options exchange. The Helsinki Stock Exchange carries on exchange and related operations while the Finnish Central Securities Depository, which maintains the commercial book-entry register for Eimo, acts as the national securities depositary offering clearing and registry services and performs issuer services functions.

The Finnish Book-Entry Securities System

 General

   Finland has made a gradual changeover from a certificated securities system to a book-entry securities system since August 1, 1991, when the relevant legislation came into effect. Use of the book-entry securities system is mandatory for shares listed on the Helsinki Stock Exchange. The Eimo Series A shares were entered into the book-entry system on February 8, 2000.

   Most activities relating to the book-entry securities system are centralized at the Finnish Central Securities Depository, which provides national clearing and registration services for securities. The Finnish Central Securities Depository maintains a central book-entry securities system for both equity and debt securities.

   The Finnish Central Securities Depository maintains a register of the shareholders of listed companies and accounts for shareholders that do not wish to utilize the services of a commercial book-entry registrar. The expenses incurred by the Finnish Central Securities Depository in connection with maintaining such accounts are borne by the issuers participating in the book-entry securities system.

 Registration

   In order to effect entries in the book-entry securities system, a security holder or such holder's nominee must establish a book-entry account with the Finnish Central Securities Depository or register its securities through nominee registration. All transactions in securities registered with the book-entry securities system are executed as computerized book-entry transfers. The Finnish Central Securities Depository confirms book-entry transfers by sending notifications of transactions to the investor holding the respective book-entry account. Investors also receive an annual statement of their holdings as of the end of each calendar year.

   Each book-entry account is required to contain specified information with respect to the account holder or the custodian administering the assets of a custodial nominee account. This information includes the type and number of book-entry securities registered and the rights and restrictions pertaining to the account and to the book-entry securities registered in the account. A custodial nominee account is identified as such on the entry. The Finnish Central Securities Depository is required to observe strict confidentiality, although some information contained in the registers, such as the name, nationality and address of each account holder, must be made available to the public.

   The Finnish Central Securities Depository is strictly liable for, among other things, errors and omissions on the registers maintained by it and for any unauthorized disclosure of information. To cover this contingency, the Finnish Central Securities Depository maintains a statutory guarantee fund, which is required to reach a level of not less than FIM 110 million ((Euro)18.5 million) by December 31, 2011 in respect of book-entry and settlement operations. The balance of the statutory guarantee fund currently stands at FIM
20.5 million ((Euro)3.5 million).

Trading and Settlement

   Trading in, and clearing of, securities on the Helsinki Stock Exchange is in euros, with the minimum increase or decrease for trading quotations being one euro cent. All price information is produced and published only in euros. The trading system of the Helsinki Stock Exchange, the Helsinki Exchanges Automated Trading and Information System, is a decentralized and fully automated order-driven system. Trading is conducted on the basis of trading lots, which are fixed separately for each share series.

   Regular, also known as continuous, share trading takes place from 10:00 a.m. to 6:00 p.m. Helsinki time on each trading day. Offers may be placed in the system beginning at 9:00 a.m. during a pretrading period. Offers are matched from 9:40 to 10:00 a.m. to determine the opening quotations of the day. At the end of the continuous trading at 6:00 p.m. official closing prices are confirmed for each series of shares as well as the closing HEX indices. After market trading (evening-trading) takes place from 6:03 p.m. to 9:00 p.m. during which orders are either matched into trades automatically or recorded as negotiated deals. After market trading, stage II, takes place on the following trading day from 8:30 a.m. to 9:00 a.m. during which only negotiated deals are possible. Contract transactions may continue to be registered during aftermarket trading from 6:00 to 6:15 p.m. and from 8:30 to 9:00 a.m. the following morning within the price limits arrived at during the official share trading.

   The transactions are normally cleared in the Finnish Central Securities Depository's automated clearing and settlement system on the third banking day after the trade date unless otherwise agreed by the parties.

Custody of the Shares and Nominees

   Shares are held in the book-entry register of the Finnish Central Securities Depository. A non-Finnish shareholder may appoint a custodian, or some non-Finnish organizations approved by the Finnish Central

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Securities Depository, to act as a nominee shareholder on its behalf. A nominee shareholder is entitled to receive dividends and to exercise all share subscription rights and other financial rights attaching to the shares held in its name. It may not, however, exercise any administrative rights attaching to such shares, such as the right to attend and vote at general meetings of the company. A beneficial owner wishing to exercise these rights must terminate the nominee arrangement and obtain registration of the shares in the owner's own name not later than five days prior to the relevant general meeting. A nominee is required to disclose to the Finnish Financial Supervision Authority and the relevant company on request the name of the beneficial owner of any shares registered in the name of the nominee, where the beneficial owner is known, as well as the number of shares owned by the beneficial owner.

   Finnish depositories for both Clearstream, formerly Cedelbank, and Euroclear have nominee accounts within the book-entry securities system and, accordingly, non-Finnish shareholders may hold their shares through their accounts with Clearstream or Euroclear.

   Shareholders wishing to hold their shares in the book-entry securities system in their name and who do not maintain a custody account in Finland are required to open a custody account at a credit institution, investment services company or other institution authorized to act as a book-entry registrar by the Finnish Council of State and a convertible Finnish markka or euro account.

      COMPARISON OF RIGHTS OF TRIPLE S SHAREHOLDERS AND EIMO SHAREHOLDERS

   As a result of the merger, holders of Triple S common stock will receive Eimo ADSs, each representing, at the time of the merger, ten Eimo Series A shares or such lesser number as Eimo may elect. Eimo is a corporation incorporated under the laws of Finland. The following is a summary comparison of material differences between the rights of a Triple S shareholder and an Eimo shareholder arising from the differences between the corporate laws of Michigan and those of Finland, the governing instruments of the two corporations, and the securities laws and regulations governing the two corporations. The terms of the Michigan Business Corporation Act, the Triple S articles of incorporation and bylaws as well as the terms of Eimo's articles of association and the corporate and securities laws of Finland are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws, regulations and documents. For information on how to obtain the governing instruments of Triple S and Eimo, see "Where You Can Find More Information." You are encouraged to obtain and read these documents.

   You should refer to "Description of Eimo American Depositary Shares" for a description of the Eimo ADSs and a discussion of the ways in which the rights of holders of Eimo ADSs may differ from those of holders of Eimo Series A shares.

   Unless the context otherwise requires, references to "shareholder" or "shareholders" means the person(s) whose name(s) appear on a corporation's register of members and who are the legal owners of the shares concerned.

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders
                                 Voting Rights

   The Triple S articles of incorporation provide that the authorized shares of common stock of the corporation are all of one class with equal voting power, and each such share shall be equal to every other such share.

   The Triple S bylaws provide that each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, except as may otherwise be provided in the articles of incorporation.

   The Triple S bylaws provide that the presence, in person or by proxy, of the holders of a majority of the outstanding voting power entitled to vote constitutes a quorum for the transaction of business at a shareholders' meeting, unless a greater plurality is required by express requirement of the Michigan Business Corporation Act or of the articles of incorporation, in which case such express provision shall govern and control the decision of such question.

   Under Finnish corporate law, each shareholder is entitled to one vote for each share of capital stock held by the shareholder unless the corporation's articles of association provide otherwise. According to Eimo's articles of association, each of the Eimo Series K shares entitles its holder to cast twenty votes at general meetings of shareholders and each of the Eimo Series A shares entitles its holder to one vote.


                           Action by Written Consent

   Under Michigan law, the articles of incorporation may provide that shareholders may take any action required or permitted to be taken at a shareholders meeting without a meeting, if the action is consented to in writing by shareholders holding outstanding shares representing not less than the minimum number of votes that would be required to take that action at a meeting at which shareholders were present and voting in person. Any action required or permitted to be taken by Michigan law at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action all the shareholders entitled to vote consent in writing. Under Michigan law, unless affirmatively prohibited by the articles of incorporation, shareholders may take action by written consent. The Triple S articles of incorporation do not prohibit taking shareholder action by written consent. Shareholder action by written consent in lieu of a shareholder meeting is not provided for under Finnish corporate law or Eimo's articles of association.
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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

  Shareholder Proposals and Shareholder Nominations of the Board of Directors

   Under the Triple S articles of incorporation, any shareholder may nominate candidates for election to the board of directors or bring other business before an annual or special meeting if the shareholder has given timely notice, in writing, of the proposals or nominations to be brought before the annual or special meeting. To be timely, with respect to an election of directors to be held at an annual meeting of shareholders, such notice should be received by the corporation not later than 30 days in advance of such meeting, or within seven days after the date the corporation mails, or otherwise gives notice of such meeting, if such notice is given less than 40 days prior to the meeting date. With respect to the election of directors at a special meeting called for that purpose, the notice of proposal must be received by the corporation not later than the tenth day following the date on which the notice of the scheduled meeting was first mailed to the shareholders. In addition, SEC rules allow precatory resolutions to be included in a corporation's proxy statement for annual meetings of shareholders if, among other conditions required to be met, advance notice is given to the corporation.

   Under Finnish corporate law, a shareholder may nominate a person for election and bring proposals relating to a corporation's business before a general meeting of shareholders. The shareholders have to give written notice of a proposal to the corporation's board of directors within a sufficient period of time prior to the publication of the notice of the general meeting. Eimo's articles of association are silent on the submission of shareholder proposals.


                        Sources and Payment of Dividends

   Under Michigan law, subject to any restriction by the Triple S articles of incorporation, the board of directors may declare and pay dividends to its shareholders except that a distribution shall not be made if, after giving it effect, Triple S would not be able to pay its debts as the debts become due in the usual course of business, or Triple S's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Triple S were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

   Triple S's articles of incorporation contain no provisions restricting payment of dividends on Triple S common stock.

   Under Finnish corporate law and general market practice, dividends on the shares of a Finnish corporation are paid annually after the shareholders approve the corporation's results for that year. Therefore, the payment of each annual dividend requires approval of the holders of a majority of the votes represented at an annual general meeting of shareholders. The amount of the dividend may not exceed the amount recommended by the board of directors, except, to a limited extent, in the event of a demand by holders of at least ten percent of the total number of outstanding shares.

   Under Finnish corporate law, the amount of any dividend is limited to the amount of distributable funds based upon the financial statements approved by the shareholders at the most recent annual general meeting. Distributable funds include: the profit for the preceding financial year; retained earnings from previous years; and other unrestricted


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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

equity less the reported losses, capitalized incorporation, research and specified development costs, acquisition cost of the corporation's own or parent corporation's shares, and the amount that the articles of association require to be transferred to the reserve fund or is otherwise to be left undistributed. Eimo's articles of association do not require any amount to be transferred to a reserve fund or otherwise left undisturbed.

                       Rights of Purchase and Redemption

   Under Michigan law a corporation's articles of incorporation may provide for one or more classes or series of shares which are redeemable, in whole or in part at the option of the shareholder, the corporation, or upon the happening of a specified event. Michigan law prohibits corporations from acquiring its own shares by purchase, redemption or otherwise unless after the acquisition there remain outstanding shares possessing, collectively, voting rights and unlimited right to receive assets in dissolution.

   Triple S's articles of incorporation are silent concerning the rights of the corporation to purchase and/or redeem its common stock.

   Under Finnish corporate law, any corporation may acquire, redeem and dispose of its own shares in circumstances specified by the Finnish Companies Act. However, a Finnish corporation may only acquire its own shares using distributable funds. A general meeting of shareholders is necessary to decide on the acquisition by a corporation of its stock, unless the shareholders at a general meeting authorize the corporation's board of directors to decide upon stock repurchases. Any such authorization at the general meeting of shareholders may remain in effect for a period not to exceed one year. A publicly listed corporation, such as Eimo, may neither directly nor through a subsidiary hold more than 5% of the corporation's share capital or voting rights.
                             Issuance of New Shares

   Under Michigan corporate law, a corporation may, by action of its board of directors, issue up to a number of shares of a class or series authorized in the corporation's articles of incorporation. If the corporation wishes to increase the number of shares of a class or series authorized in its articles of incorporation, it must amend its articles of incorporation in the manner described below.

   Under Michigan law, holders of shares of a class or series are entitled to vote as a class upon a proposed amendment to the articles of incorporation if the amendment will:

 . increase or decrease the aggregate number of authorized shares of the class or series;

 . or alter or change the power, preferences or special rights of the shares of the class or series so as to affect them adversely.

   Under Finnish corporate law, a corporation's share capital may be increased, so long as the corporation's total share capital after the issuance does not exceed the authorized share capital set forth in the corporation's articles of association, through a resolution passed at a general meeting of shareholders by a majority of all votes cast. A corporation must amend its articles of association by a vote of two-thirds of all votes cast and shares represented at a general meeting of shareholders to increase its share capital in excess of its currently authorized share capital.

   In general, under Finnish corporate law, shareholder approval is required before a corporation may issue new shares. However, shareholders may authorize the board of directors to approve a new issuance of shares in the future without obtaining

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

further shareholder authorization, provided that this authorization may not be used by the board of directors to approve a share issuance in excess of 20% of the corporation's outstanding share capital at the time the shareholders granted such authority to the board of directors.

                                 Assessability

   In general, shareholders of a Michigan corporation are not personally liable for the acts or debts of the corporation.


   In general, shareholders of a Finnish corporation are not personally liable for the acts or debts of the corporation.

                            Meetings of Shareholders

   Triple S's bylaws provide that all meetings of shareholders are to be held at the registered office of the corporation or at such other place, within or outside the State of Michigan as may be determined from time to time by the board of directors.

   Michigan law provides that special meetings of shareholders may be called by the board of directors; or any person or persons authorized by the corporation's articles of incorporation or bylaws.

   Upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court of the county in which the principal place of business or registered office is located, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designed in the order.

   Triple S's bylaws provide that special meetings of shareholders may be called on the order of the Chairman of the board of directors, the President or the Secretary or any of them pursuant to resolution by the board of directors.

   Triple S's bylaws provide that shareholders entitled to receive notice of a special meeting must receive notice of the time, place and purpose of the meeting at least 10 days and not more that 60 days prior to the meeting.
   Under Finnish corporate law, corporations may hold two types of meetings, annual and special, sometimes referred to as extraordinary. Under Eimo's articles of association, the annual general meeting must be held annually by the end of June.

   Under Finnish corporate law, a general meeting of shareholders of a corporation incorporated in Finland must be held at the corporation's domicile, unless the articles of association provide otherwise. Eimo's articles of association do not contain any such provision. Therefore, Eimo's general meetings must be held in Lahti, Finland. If there is an exceptional reason, a general meeting of shareholders may be held at some other location.

   Under Finnish corporate law, a special meeting of shareholders may be called by the board of directors. Furthermore, the board of directors has an obligation to call a special meeting of the shareholders within 14 days upon the written request of the auditors of the corporation or a group of shareholders representing at least 10% of the outstanding shares of the corporation.

   Under Finnish corporate law, notices of general meetings must state the matters that will be addressed at the meeting. If the purpose of the meeting includes a proposed amendment to the corporation's articles of association, the principal contents of the amendment must be described in the notice.

   Eimo's articles of association provide that notice for convening a general meeting of shareholders shall be given to the shareholders by

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

publishing the said notice in at least one national newspaper designated by the board of directors and in at least one newspaper published in the Lahti region designated by the board of directors, or in other demonstrable form no earlier than six weeks and no later than seventeen days before the date of the meeting.

   Under Eimo's articles of association, a shareholder must give notice to the corporation of his or her intention to attend the general meeting no later than the date given in the notice of the meeting, which shall not be earlier than ten days before the meeting. Shareholders entitled to attend and vote at a general meeting must be registered in the register of shareholders, which is kept by the Finnish Central Securities Depository in accordance with Finnish law, no later than ten days prior to the general meeting of shareholders. A shareholder may attend and vote at a general meeting in person or through an authorized representative, but only shareholders in attendance, or so represented, may vote. A shareholder, including any holder of an Eimo ADS, whose shareholding is registered in nominee or "street name" may not attend and vote at a general meeting of shareholders or authorize a representative to do so on his or her behalf. A beneficial owner wishing to exercise these rights must cancel the nominee arrangement and arrange for his or her shares to be registered in his or her name in the shareholder register of the Finnish Central Securities Depository not later than five days before the general meeting of shareholders.

   For a description of how Eimo ADS holders may exercise voting rights, see "Description of Eimo American Depositary Shares--Voting Rights."

   There are no quorum requirements for shareholders' meetings under Finnish corporate law or Eimo's articles of association nor are there any provisions for special meetings of shareholders.

                                Appraisal Rights

   Under Michigan law, shareholders of a corporation involved in a merger have the right to demand and receive payment of the fair value of their stock in lieu of receiving the merger

   Under Finnish corporate law, when a person, alone or together with one or more of its affiliates, owns both more than nine-tenths of all the share capital in a corporation and shares representing more than 90 percent of the shares and the votes entitled

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

consideration. However, appraisal rights are not available to holders of shares:

 . listed on a national securities exchange; or

 . designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.

   Additionally, shareholders may not dissent from the consummation of a plan of merger or plan of share exchange in which shareholders receive cash or shares that, on the effective date of the merger or share exchange are:

 . listed on a national securities exchange; or

 . designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.

   In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the shareholders of that corporation.
to be cast at a meeting of shareholders, that person may require the minority shareholders to sell their shares to such person in a so-called compulsory acquisition. On the other hand, any minority shareholder who is a shareholder in a corporation that has a majority shareholder with sufficient share capital and voting rights to effect compulsory acquisition, may demand that the majority shareholder purchase his or her shares. Absent an agreement on the purchase price, an arbitration tribunal will determine a reasonable price, which, in the case of a compulsory acquisition following an offer to a substantial number of persons, in which more than the majority of the outstanding shares were acquired by such majority owner, or its affiliate, will, normally, be the same as the price paid in such offer. Also, under Finnish corporate law, a shareholder after voting against a decision at a general meeting taken by a corporation merging with another corporation, may, upon written request, require the corporation to redeem his or her shares at fair market value. Absent an agreement of the term of redemption in connection with the merger, an arbitration tribunal will determine a reasonable price for the shares. Finnish corporate law does not provide for any other kind of appraisal rights. However, Eimo's articles of association may provide minority shareholders with some protection. A shareholder, whose proportion of Eimo shares, or votes entitled by said shares, either alone or jointly with other shareholders, reaches or exceeds one-third or one-half, is obligated, under certain conditions and subject to the rules specified in Eimo's articles of association, to purchase, upon the demand of the other shareholders their shares and securities entitling the bearer thereto as specified in the Finnish Companies Act. However, Eimo makes no representation as to the exact legal effect or force, if any, of this item in its articles of association.

                               Preemptive Rights

   Under Michigan law, a shareholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the articles of incorporation or provided by agreement between the corporation and one or more shareholders. Triple S's articles of incorporation do not provide for preemptive rights.

   Under Finnish corporate law, shareholders of Finnish corporations have preferential rights to subscribe, on a pro rata basis, for new shares as well as for new issuances of warrants or debt instruments convertible into shares or carrying warrants to subscribe for shares, unless the corporate resolution approving the issuance provides otherwise. Shareholders may waive their preferential

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

subscription rights in respect of any particular offering, either individually or collectively, at a general meeting of shareholders. In the case of a collective waiver of preferential subscription rights, the waiver must be approved by at least two-thirds of all votes cast and all shares represented at a general meeting of shareholders.

                       Amendment of Governing Instruments

   Under Michigan law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote and if any class or series of share is entitled to vote on the proposed amendment as a class, the affirmative vote of a majority of the outstanding shares of each such class or series.

   Under Michigan law, shareholders or the board have the power to adopt, amend or repeal bylaws unless the articles of incorporation or the bylaws provide that the power to adopt new bylaws is reserved to the shareholders or that the bylaws or any particular bylaws should not be altered or repealed by the board of directors.

   Triple S's bylaws provide that the bylaws may be amended, repealed or new bylaws adopted either by a majority vote of the board of directors at a regular or special meeting of the board of directors, or by vote of the holders of a majority of Triple S stock voting at an annual or special meeting, so long as notice of the proposed amendment, repeal or adoption be contained in notice of such meeting.

   Under Triple S's articles of incorporation, approval of the holders of shares representing at least two-thirds of the voting power of the capital stock of Triple S entitled to vote is required to amend or repeal any of the articles of the Triple S articles of incorporation relating to:

 . the authority of the Triple S board of directors;

 . the number of directors;

 . the classification of the Triple S board of directors;

 . filling vacancies on the board of directors;

 . the removal of members of the board of directors;

 . the amendment of Triple S's articles of incorporation itself;

   Under Finnish corporate law, approval by two-thirds of votes cast as well as two-thirds of all shares represented at a general meeting is required to amend the provisions of a corporation's articles of association.

   In addition, according to Eimo's articles of association, at least three-quarters of votes cast and shares represented at a general meeting of shareholders is required to amend or remove any provisions of Article 12 of Eimo's articles of association (Redemption Obligation of Shares).

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders


 . the procedures for the submission of proposals and nominations by the shareholders; or

 . interested party transactions.

   However, amendments or repeals with respect to the first seven matters listed above may be made by a simple majority vote of Triple S shareholders at any meeting of shareholders where such amendment has been recommended for approval by two-thirds of all directors holding office.

   Under Triple S's articles of incorporation and bylaws, approval of the holders of shares representing at least 80% of the combined voting power of the capital stock of Triple S entitled to vote is required to amend or repeal any of the articles of the Triple S articles of incorporation relating to:

 . evaluation by the board of directors of certain offers toward the corporation.

   Under Michigan law, the shareholders or the board of directors may adopt, amend or repeal the bylaws of a corporation unless the articles of incorporation or bylaws provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that the bylaws or any particular bylaw may not be altered or repealed by the board. The Triple S bylaws provide that bylaws may be adopted, amended or repealed by a majority vote of the Triple S board of directors at a regular or special meeting of the Triple S board of directors or by a vote of the holders of a majority of the stock of Triple S voting at any annual or special meeting, if the proposed amendment, repeal or adoption is contained in the notice of such meeting.

                                Preference Stock

   The Triple S articles of incorporation authorize the Triple S board of directors:

 . to provide for the issuance of one or more series of preference stock;

 . to issue up to 1,000,000 shares of preferred stock; and

 . to fix for each series of stock, its designations, relative voting, dividend, liquidation and other rights, preferences, and limitations.

   Under Finnish corporate law, a corporation may issue series of preference stock, when provided by the corporation's articles of association. A corporation's shareholders may vote to authorize the issuance of preference stock at a general meeting of shareholders. The board of directors may authorize the issuance of preference stock when authorized to do so at a general meeting of shareholders. Any such authorization given by the shareholders at a general meeting to the board of directors may remain in effect for a fixed period of time not to exceed one year.

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders


   Eimo's articles of association divide the corporation's shares into Eimo Series K shares and Eimo Series A shares. Eimo is authorized to issue a maximum of 25,000,000 Eimo Series K shares. Eimo may issue a minimum of 25,000,000 and a maximum of 160,000,000 Eimo Series A shares. An Eimo Series K share can be converted into an Eimo Series A share upon demand by the share owner.

                  Shareholders' Votes on Certain Transactions

   Generally, under Michigan law, unless the articles of incorporation provide for the vote of a larger portion of the stock, completion of a merger or consolidation of substantially all of a corporation's assets or dissolution requires:

 . the approval of the board of directors; and

 . approvals by the vote of the holders of a majority of the outstanding stock or, if a class or series is entitled to vote on the plan as a class, the affirmative vote of the holders of a majority of the outstanding shares of the class or series.

   Triple S's articles of incorporation do not provide for the vote of a larger portion of the stock for a merger or consolidation.

   Generally, under Finnish corporate law, all important decisions require approval by the vote of holders of at least two-thirds of votes cast and shares represented at a general meeting. Finnish corporate law requires that before a merger or a consolidation can be approved by the shareholders, a merger plan setting forth the terms and conditions for the transaction must be adopted by the corporation's board of directors. After the adoption of the merger plan by the board of directors, the merger plan must be submitted to the shareholders of the target corporation for approval. The merger plan must also be submitted for approval by the shareholders of the surviving corporation if at least 5% of the shareholders so request. Approval of the merger plan generally requires approval by two-thirds of both the votes cast and the shares represented at the general meeting. If the corporation has more than one class of shares with different voting rights, approval of the merger plan also requires the vote of two-thirds of the shares of each such class of shares represented at the general meeting. A business combination may also be effected by means of an exchange offer, that is, an offer made in contravention of shareholders preemptive rights by which shares of a target corporation are exchanged for shares in an acquiring corporation, which requires approval by two-thirds of the votes cast and shares represented at the general meeting of the acquiring corporation. An exchange offer does not require the adoption of any formal merger plan.

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            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

                              Rights of Inspection

   Michigan law allows any shareholder to inspect the corporation's stock ledger, a list of its shareholders, its other books and records; and to make copies or extracts of those materials during normal business hours, provided that:

 . the shareholder makes a written demand describing with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records sought are directly related to that purpose; or

 . the inspection is for a purpose reasonably related to the person's interest as a shareholder.

   Under Finnish corporate law, shareholders may, during ordinary business hours, examine the corporation's list of shareholders, to the extent it is available at the corporation, the corporation's list of shares and the minutes of the general meetings of shareholders. In addition, shareholders are entitled to request information from the members of the corporation's board of directors and the president and chief executive officer in a general meeting of shareholders regarding issues relating to the corporation's financial statements and financial condition as well as other issues considered in the meeting. The board of directors and the president and chief executive officer have an obligation to provide the requested information unless they determine that the release of such information would be materially detrimental to the corporation. If the board of directors determines that releasing the requested information would be materially detrimental to the corporation, the information must be provided to one of the corporation's auditors within two weeks of the general meeting. The auditor must, within one month of the general meeting, prepare a statement as to the materiality to the corporation of the requested information, as reflected in the corporation's accounts, and this statement must be made available to the shareholders at the principal executive offices of the corporation.

                       Standard of Conduct for Directors

   Michigan law states that a director shall discharge his or her duties as a director in the following manner:

 . in good faith;

 . with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

 . in a manner he or she reasonably believes to be in the best interests of the corporation.

   In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements

   Under Finnish corporate law, directors and officers must discharge their duties with that degree of care and skill that an "ordinary prudent person" would exercise under similar circumstances in like position, and breach of this standard constitutes negligence. Courts will not second guess the business judgements of directors and officers if exercised in good faith on the basis of available information.

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                   Provisions Applicable to Eimo Shareholders

and other financial data, if prepared or presented by any of the following:

 . one or more directors, officers or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

 . legal counsel, public accountants, engineers or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; and

 . a committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

   A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by the above section unwarranted.

                    Classification of the Board of Directors

   Michigan law permits the articles of incorporation or a shareholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Triple S's articles of incorporation provide that the Triple S board of directors will be divided into three classes of directors with:

 . the number of directors divided as evenly as possible among the three classes; and

 . each class elected to serve for a term of three years.

   The provision of Triple S's articles of incorporation relating to the classification of the Triple S board of directors board may only be amended or repealed with the affirmative vote of the holders of shares representing at least two-thirds of the issued and outstanding shares of capital stock of Triple S entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of such shareholders

   Finnish corporate law requires limited corporations with share capital greater than 80,000 euros to have a board of directors of at least three members. Furthermore, at least half of the members of the board of directors must be residents of a European Economic Area country, unless the Finnish Ministry of Trade and Industry has granted an exception to such requirement.

   Eimo's articles of association provide that the Eimo board of directors shall have a minimum of four and a maximum of eight members. The term of office of a member of the Eimo board of directors expires at the closing of the first annual general meeting following the election.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

at any meeting of shareholders duly called and convened where such amendment has been recommended for approval by two-thirds of all directors then holding office.

   The Triple S board of directors currently consists of eight members, three of whom are executive officers of Triple S.

   The Eimo board of directors currently consists of six members, one of whom is part of the corporation's executive management.

                              Removal of Directors

   Michigan law provides that a director may be removed with or without cause by the holders of a majority of voting power of the shares entitled to vote at an election of directors, except that directors may not be removed in certain situations in the case of a corporation having cumulative voting.

   Under Triple S's articles of incorporation, directors of Triple S may be removed only for cause by the affirmative vote of holders of two-thirds of issued and outstanding shares of the corporation's stock entitled to vote thereon at a meeting duly called and convened for that purpose.

   Finnish corporate law provides that, directors may be removed from office any time, with or without cause, by a majority of votes cast at a general meeting.

                      Vacancies on the Board of Directors

   Under Michigan law, unless otherwise provided in the articles of incorporation or the bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the number of directors may be filled by the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board of directors, the vacancy may be filled by a majority of the directors in office. In the case of a classified board of directors, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen.

   Triple S's articles of incorporation provide that:

 . any vacancies on the Triple S board of directors will be filled only by the affirmative vote of a majority of the remaining directors in office, even if less than a quorum; and

 . newly created directorships will be filled only by the affirmative vote of a majority of the remaining

   Finnish corporate law provides that vacancies on the board of directors may only be filled by a majority of votes cast at a general meeting except where articles of association of the corporation prescribe otherwise.

   Eimo's articles of association do not contain any special provisions relating to the removal of directors or filling of vacancies on the Eimo board of directors.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders


 directors in office at any meeting duly called and noticed.

   Triple S's articles of incorporation also provide that any directors chosen to fill a vacancy not resulting from an increase in the number of directors will serve only until the next annual meeting of shareholders. No decrease in the number of directors shall shorten the term of any incumbent director.

                      Liability of Directors and Officers

   Michigan law permits a corporation's articles of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

 . any breach of his duty of loyalty to the corporation or its shareholders;

 . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

 . intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

 . any transaction from which he derives an improper personal benefit.

   Triple S's articles of incorporation provide that a director of Triple S will not be personally liable to Triple S or its shareholders for monetary damages for breach of fiduciary duty as a director.

   Under Finnish corporate law, directors may become personally liable to the corporation for damages caused to shareholders based on negligence or intentional acts. Personal liability to a third party, including creditors, employees and contractors of the corporation, requires, in addition to negligence or an intentional act, a breach of a provision of the Finnish Companies Act or the corporation's articles of association. Under Finnish law, directors and officers must discharge their duties with that degree of care and skill that an "ordinary prudent person" would exercise under similar circumstances in a like position, and breach of this standard constitutes negligence.

   Courts will not second guess the business judgement of directors and officers if exercised in good faith on the basis of available information.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

                   Indemnification of Directors and Officers

   Michigan law provides that a corporation may indemnify any officer or director who is made a party to any third party suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director:

 . acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; and

 . in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

   Triple S's articles of incorporation provide that Triple S will indemnify its current and former directors and officers to the fullest extent permitted by law

   Triple S maintains directors' and officers' insurance.

   Finnish corporate law does not address the question of whether a corporation may, in advance, agree to indemnify its directors and officers for costs and expenses incurred by them as a result of suits or claims arising out of their past or future service to the corporation. Market practice in Finland has been to not include any specific indemnity provisions in the articles of association of publicly listed corporations, but rather to retroactively discharge the directors and officers of the corporation from any and all liabilities relating to their activities on behalf of the corporation by proposing resolutions to that effect for the consideration of shareholders at the annual general meeting and through the establishment of insurance plans. Adoption of a resolution in favor of indemnification by the shareholders prevents the corporation from bringing a lawsuit against the director or officer based on facts that the corporation or the shareholders were aware of at the time of the adoption of the resolution. However, shareholders may bring a suit against the officers or directors in the name of the corporation based on facts they were not aware of at the time of the adoption of the resolution. In addition, shareholders may, despite the adoption of the resolution, bring a suit in the name of the corporation if a director or officer has caused damage directly to the shareholders.

                              Shareholders' Suits

   Under Michigan law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. An individual may also commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining class action under Michigan law have been met. The shareholder must meet the following criteria:

 . state that the plaintiff was a shareholder at the time of the act or omission of which the plaintiff complains or that the plaintiff's shares thereafter devolved on the plaintiff by operation of law from one who was a shareholder at the time of the act or omission; and

   Under Finnish corporate law, individual shareholders may initiate derivative actions to enforce the rights of a corporation only in limited circumstances. Derivative actions may generally be initiated only upon a vote of shareholders at a general meeting. After a general meeting has resolved to discharge the management from liability in respect of the latest fiscal year, shareholders generally cannot initiate a derivative action against management relating to that fiscal year. In some situations, when the general meeting does not result in the initiation of a derivative action against management or the enforcement of other rights of the corporation, shareholders can initiate a derivative

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

 . the shareholder fairly and adequately represents the interests of the corporation in enforcing the rights of the corporation.

   Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit unless the failure to continue to be a shareholder is the result of corporate action in which the former shareholder did not acquiesce and the derivative proceeding was commenced prior to the termination of the former shareholder's status as a shareholder.
action; provided, however, that an action can generally be initiated only by a group of shareholders holding, in the aggregate, at least 10% of all the issued shares or at least two-thirds of the shares represented at the general meeting.

                          Takeover Related Provisions

   Under Michigan law, directors generally have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the shareholders. Nevertheless, a Michigan court will generally apply a policy of judicial deference to board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

 . they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

 . the board action taken was reasonable in relation to the threat posed.

   Triple S's articles of incorporation permit the Triple S board of directors to take into account, in determining whether to take any action, the interests of clients, creditors, employees and other constituencies, including the communities in which Triple S does business.

   Finnish corporate law does not contain any specific restrictions on business combinations between a Finnish corporation and a significant shareholder or an interested shareholder nor any specific obligations for directors in connection with takeovers.

   Restrictions on foreign ownership of Finnish corporations were abolished as of January 1, 1993.

                            Disclosure of Interests

   Triple S is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of shareholders the identity and number of shares of Triple S common stock beneficially owned by:

 . each of its directors;

 . its chief executive officer;

   According to Eimo's articles of association, a shareholder with a redemption obligation (a shareholder whose proportion of all corporate shares or votes entitled by such shares, under certain conditions, reaches or exceeds 33 1/3% or 50%) must inform the Eimo board of directors thereof in writing to the corporation's address within seven days after such obligation arises.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

 . each of its four most highly compensated executive officers other than its chief executive officer;

 . all of its directors and executive officers as a group; and

 . any beneficial owner of 5% or more of the Triple S common stock of whom Triple S is aware.



Under the Finnish Securities Market Act of 1989 a shareholder is required to notify a Finnish listed corporation and the Finnish Financial Supervision Authority when its voting participation in, or its percentage ownership of, issued share capital of the corporation reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 33 1/3%, 50% or 66 2/3%, calculated in accordance with the
Securities Market Act, or when a shareholder enters into an agreement or other arrangement having such effect. A Finnish listed corporation receiving such information must make disclosure to the public and to the Helsinki Stock Exchange thereof.

Limitation on Enforceability of Civil Liabilities under U.S. Federal Securities
      Laws Ability to Bring Suits, Enforce Judgments and Enforce U.S. Laws

   Triple S is a U.S. corporation incorporated under the laws of Michigan and has substantial assets located in the United States. As a result, investors generally can initiate lawsuits in the United States against Triple S and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.

   Eimo is organized under the laws of the Republic of Finland. None of Eimo's directors and executive officers are residents of the United States, except for Daniel B. Canavan and Evan C. Harter, who will become directors following the closing of the merger with Triple S, and the majority of the assets of Eimo are, before the closing of the merger, located outside the United States.

   As a result, U.S. investors may find it difficult in a lawsuit based on civil liability provisions of U.S. federal securities law:

 . to effect service within the United States upon Eimo and the directors and officers of Eimo located outside the United States;

 . to enforce in U.S. courts or outside the United States, judgments obtained against those persons in U.S. courts;

 . to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

 . to enforce against those persons in Finland, without a specific court order of a relevant Finnish court whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

                              Short Swing Profits

   Directors and officers of Triple S are subject to rules under the Securities Exchange Act that may require directors and officers to forfeit to Triple S any "short swing" profits realized from purchases and sales, as determined under the Securities Exchange Act and the rules thereunder, of Triple S equity securities.

   Directors and officers of Eimo are not subject to the Securities and Exchange Act "short swing" profit rules because Eimo is a foreign private issuer under the Exchange Act which is not subject to these rules.

   The Finnish Securities Market Act of 1989 contains provisions with respect to the trading of listed corporation's securities. Directors and auditors of a Finnish publicly listed corporation are under an obligation to disclose their shareholdings and are prohibited from misusing privileged or inside information to trade in the corporation's securities. No such disclosure regulations apply to officers and other employees of the corporation, but they also are prohibited from misusing privileged or inside information to trade in a corporation's securities.

                          Proxy Statements and Reports
                      Notices and Reports to Shareholders

   Under the Securities Exchange Act proxy rules, Triple S must comply with notice and disclosure requirements relating to the solicitation of proxies for shareholder meetings.

   The board of directors may represent a shareholder by proxy when provided in the corporation's articles of association. Eimo's articles of association do not contain any such provision. At general meetings, the board of directors is under an obligation to inform shareholders of the subject matters presented in the agenda of the meeting, but there are no regulations regarding notices and reports to shareholders.

   As a foreign private issuer, Eimo will not be subject to the proxy rules under the Securities Exchange Act.

   In addition, under the rules of the NASDAQ National Market, Eimo is required to distribute copies of its annual report to its ADS holders.

            Provisions Currently Applicable to Triple S Shareholders

                   Provisions Applicable to Eimo Shareholders

                             Reporting Requirements

   As a U.S. public corporation, Triple S must file with the SEC, among other reports and notices:

 . an annual report on Form 10-K within 90 days after the end of each fiscal year;

 . a quarterly report on Form 10-Q within 45 days after the end of each fiscal quarter; and

 . current reports on Form 8-K upon the occurrence of important corporate events

   Under Finnish corporate law, a corporation has to file its annual report and/or consolidated annual report to the Trade Registry within two months after adoption of the financial statements and/or the consolidated financial statements. Additionally, a corporation has to file any amendment to its articles of association and any change concerning directors of the corporation with the Trade Registry.

   Under the Finnish Securities Market Act of 1989, publicly listed corporations are obligated to report any information which may influence the decision making of investors. At a minimum, publicly listed corporations, such as Eimo, have to provide the following:

 . an annual report and/or consolidated annual report including auditors report, no later than one week prior to the annual general meeting;

 . a financial statement bulletin, immediately following the financial statement, presenting correct and sufficient information on the financial statement, including among other things:

 -- a report on the operations of the corporation;

 -- its development and investments as well as the development of any financing situation;

 -- the operational environment; and

 -- the operations of the corporation during the current financial period.

 . interim reports and/or consolidated interim reports quarterly, no later than two months after the end of the reporting period.

   Additionally, the corporation is under a continuous obligation to report any material corporate event. Reporting requirements are satisfied by publishing a stock exchange release with the Helsinki Stock Exchange.

   Additionally, Eimo is subject to the rules of the Helsinki Stock Exchange.

   As a foreign private issuer with securities quoted on the NASDAQ National Market and registered under Section 12 of the Securities Exchange Act, Eimo will be required to publicly file with the SEC Annual Reports on Form 20-F within six months after the end of each fiscal year and reports on Form 6-K.

               ENFORCEMENT OF LIABILITIES AND SERVICE OF PROCESS

   Eimo is organized under the laws of the Republic of Finland. All of the directors of Eimo, except for Daniel B. Canavan and Evan C. Harter following the merger, and all of its executive officers, as well as some of the experts named in this document, are not residents of the United States, and a substantial portion of the assets of Eimo and a substantial number of its directors and a substantial number of its officers are located outside the United States As a result, it may not be possible for investors to effect service of process within the United States upon these persons. Likewise, it may not be possible to enforce against them in U.S. courts judgments obtained in U.S. courts based upon civil liability provisions of the federal securities laws of the United States. Eimo has been advised by Mr. Antti Farkkila from Asianajotoimisto Farkkila, Haapanen, Lunkka & Rautiala Oy, that there is great uncertainty as to the enforceability in Finland, at least without a specific court order from the relevant Finnish court, in original actions or actions for the enforcement of judgments of U.S. courts, of civil liabilities based solely upon the federal securities laws of the United States.

                      WHERE YOU CAN FIND MORE INFORMATION

   Triple S files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Following the merger, Eimo will be required to file annual and special reports, including annual reports on Form 20-F, which it will first file in 2002 with respect to fiscal year 2001, and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from commercial document retrieval services and, for the Triple S filings and the registration statement of which this document forms a part, at the Internet world wide web site maintained by the SEC at www.sec.gov.

   Eimo has filed a registration statement on Form F-4 to register with the SEC the Eimo Series A shares underlying the Eimo ADSs that Triple S shareholders will receive in the merger and a registration statement on Form F-6 in respect of the Eimo ADSs. This document is a part of the registration statement on Form F-4 and constitutes a prospectus of Eimo, as well as being a proxy statement of Triple S for its special shareholders' meeting.

   The Eimo Series A shares are listed on the Helsinki Stock Exchange under the symbol "EIMAV." We expect that after the merger, the Eimo ADSs will be listed on the NASDAQ National Market under the symbol "EIMO."

   You should rely only on the information contained in this document to vote on the transaction. No one has been authorized to provide you with information that is different from what is contained in this document. This document is dated July 13, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to Triple S shareholders nor the issuance of Eimo ADSs in the merger shall create any implication to the contrary.

                                    EXPERTS

   The consolidated financial statements of Eimo as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this document have been so included in reliance on the report of Grant Thornton Finland, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Triple S as of March 31, 2000 and 2001 included in this document as of and for each of the three fiscal years in the period ended March 31, 2001 have been audited by BDO Seidman, LLP, independent public accountants, as indicated in their report with respect to the financial statements and are included in this document in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

   The validity of the Eimo Series A shares, including those underlying the ADSs, to be issued to Triple S shareholders in connection with the merger, as well as other legal matters in connection with the merger will be passed upon for Eimo by Asianajotoimisto Farkkila, Haapanen, Lunkka & Rautiala Oy. Other specified legal matters in connection with the merger will be passed upon for Eimo by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. Specified legal matters relating to federal income tax matters relating to the merger have been and will be passed upon for Triple S by Schiff Hardin & Waite, Chicago, Illinois.

                         INDEPENDENT PUBLIC ACCOUNTANT

   Representatives of BDO Seidman, LLP will be present at the Triple S special meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                    FINNISH LISTING PARTICULARS AND CIRCULAR

   A principal statute governing the securities market in Finland is the Finnish Securities Market Act of 1989, as amended. The Finnish Securities Market Act specifies minimum disclosure requirements for Finnish companies applying for listing on the Helsinki Exchanges or making a public offering of securities in Finland. The Finnish Securities Market Act contains regulations with respect to requirements for publishing listing particulars and circulars when public offering of securities is to be made.

   In connection with the merger, no public offering of Eimo's securities will be made in Finland. The intended share capital increase will occur as a result of issuing new Eimo Series A shares solely to holders of Triple S shares and options, and not to the public in Finland. Consequently, no listing particulars and/or circular under the Finnish Securities Market Act is required.

                INDEX TO EIMO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants..........................................  F-2

Consolidated Income Statements for the years ended December 31, 1998, 1999, and 2000 and the three month periods ended March 31, 2000 and 2001........  F-3

Consolidated Balance Sheets as of December 31, 1999 and 2000 and March 31,
 2001......................................................................  F-4

Equity Reconciliations as of December 31, 1998, 1999, and 2000 and March
 31, 2000 and 2001.........................................................  F-5

Consolidated Cash Flow Statements for the years ended December 31, 1998,
 1999, and 2000 and the three month periods ended March 31, 2000 and 2001..  F-6

Notes to the Eimo Consolidated Financial Statements........................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Eimo Oyj, formerly Eimo-Yhtiot Oy and Makron Oy:

   We have audited the accompanying consolidated balance sheets of Eimo Oyj and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated income statements, equity reconciliation and consolidated statements of cash flows for each of the three years in the period ended December 31, 2000, all expressed in euros. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eimo Oyj and its subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations, equity reconciliation and cash flows for each of the three years in the period ended December 31, 2000, in conformity with Finnish Accounting Standards.

   Finnish Accounting Standards vary in certain respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net profit for the years ended December 31, 2000 and 1999, and the determination of consolidated shareholders' equity at December 31, 2000, 1999 and 1998, to the extent summarized in Note 17 to the consolidated financial statements.

Grant Thornton Finland

/s/ Grant Thornton Finland
-------------------------

Helsinki, Finland
June 1, 2001

                           EIMO OYJ AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS
                      (in thousands except per share data)

                                                                    Three months ended
                                   Year ended December 31,               March 31,
                               ----------------------------------  -----------------------
                                1998     1999     2000     2000     2000    2001     2001
                          Note -------  -------  -------  -------  ------  -------  ------
                               (Euro)   (Euro)   (Euro)      $     (Euro)  (Euro)     $
                                                                        (unaudited)
Sales...................    2   59,630   78,011  105,530   93,204  18,958   26,954  23,806
Changes in inventories
 of finished goods and
 work in process........         1,163      (98)   3,986    3,520   1,153     (993)   (877)
Production for internal
 use....................                             259      229
Loss from affiliated
 entities...............                             (27)     (24)
Other operating income..    3      198      728      327      289      87      218     192
Raw materials and
 services
Raw materials and
 consumables
   Purchases during the
    financial year......       (21,198) (25,650) (54,504) (48,138) (7,472) (10,384) (9,171)
   Change in
    inventories.........         2,545      439    3,812    3,367    (583)    (557)   (492)
  External services.....        (5,524)  (4,479)  (6,783)  (5,991)   (909)  (2,250) (1,987)
Personnel expenses......    4
  Wages and salaries....       (10,261) (14,205) (17,583) (15,529) (3,750)  (4,877) (4,307)
  Social security
   expenses
   Pension expenses.....        (1,464)  (1,786)  (2,417)  (2,135)   (610)    (707)   (624)
   Other social security
    expenses............        (1,070)  (1,388)  (1,790)  (1,581)   (331)    (450)   (398)
Depreciation and
 amortization ..........    5   (3,869)  (4,629)  (6,319)  (5,581) (1,291)  (2,021) (1,785)
Other operating
 expenses...............        (5,006)  (7,728) (10,822)  (9,558) (2,554)  (3,656) (3,229)
                               -------  -------  -------  -------  ------  -------  ------
Operating profit                15,144   19,215   13,669   12,072   2,698    1,277   1,128
Financial income and
 expenses...............    6
  Interest income.......            28      320      171      151     117       42      37
  Interest expenses.....          (475)    (139)    (442)    (390)     (1)    (369)   (326)
  Other financial
   items................          (153)  (1,197)      29       26      (2)      41      36
                               -------  -------  -------  -------  ------  -------  ------
Profit before taxes and
 extraordinary
 expenses...............        14,544   18,199   13,427   11,859   2,812      991     875
Extraordinary items.....    7
  Extraordinary income..            --      528       --       --      --       --      --
  Extraordinary
   expenses.............            (3)      --     (857)    (757)     --  (1,361)  (1,202)
                               -------  -------  -------  -------  ------  -------  ------
Profit before taxes             14,541   18,727   12,570   11,102   2,812     (370)   (327)
Income tax expenses.....    8
  For financial period
   and previous years...        (3,830)  (4,708)  (3,183)  (2,811)   (927)    (824)   (728)
  Change in deferred tax
   liability............          (313)    (436)    (601)    (531)    112      782     691
  Minority interests....                              (7)      (6)     --       60      53
                               -------  -------  -------  -------  ------  -------  ------
Net profit for the
 period.................        10,398   13,583    8,779    7,754   1,997     (352)   (311)
                               =======  =======  =======  =======  ======  =======  ======

  The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.
 All euro balances have been restated from Finnish markka into euros using the conversion rate as of January 1, 1999.

                           EIMO OYJ AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                   As of
                                          As of December 31,     March 31,
                                         --------------------- ---------------
                                          1999   2000    2000   2001     2001
                                    Note ------ ------- ------ -------  ------
                                         (Euro) (Euro)    $    (Euro)     $
                                                                (unaudited)
Assets
Non-current assets
Intangible assets, net............    9     381   1,323  1,168   3,428   3,028
Tangible assets, net..............    9
 Land and water...................          347     637    563     636     562
 Buildings and structures.........       10,012  16,639 14,696  16,558  14,624
 Machinery and equipment..........       19,679  34,831 30,763  35,229  31,114
 Other tangible assets............          752     895    790     851     751
 Advance payments and construction
  in progress.....................        3,478   2,386  2,107   3,606   3,185
Investments
 Holdings in affiliates...........           --   2,086  1,842   2,252   1,989
 Other assets.....................    9      62      72     64     105      93
                                         ------ ------- ------ -------  ------
                                         34,711  58,869 51,993  62,665  55,346
                                         ------ ------- ------ -------  ------
Current assets
Inventories
 Materials and supplies...........        5,016   9,314  8,226   9,166   8,096
 Work in process..................        1,197   2,219  1,960   2,371   2,094
 Finished products/goods..........        1,309   3,789  3,346   2,643   2,334
 Advance payments.................          330   1,100    972   1,032     911
Short-term receivables
 Trade receivables................       10,670  20,057 17,714  21,744  19,205
 Loan receivables.................            4     252    223   1,298   1,146
 Other receivables................           40   2,382  2,104   2,024   1,788
Prepaid expenses and other current
 assets...........................        1,151   2,418  2,136   1,753   1,548
Cash and cash equivalents.........       16,718   1,665  1,472   4,437   3,919
Deferred tax assets...............           --      --     --     931     822
                                         ------ ------- ------ -------  ------
                                         36,435  43,196 38,153  47,399  41,863
                                         ------ ------- ------ -------  ------
Total assets......................       71,146 102,065 90,146 110,064  97,209
                                         ====== ======= ====== =======  ======
SHAREHOLDERS' EQUITY AND
 LIABILITIES
Shareholders' equity..............   11
Share capital.....................       11,600  11,600 10,245  11,600  10,245
Share premium reserve.............       18,124  18,124 16,007  18,124  16,007
Retained earnings.................       12,955  14,566 12,865  23,627  20,867
Net profit for the period.........       13,583   8,779  7,754    (352)   (311)
                                         ------ ------- ------ -------  ------
                                         56,262  53,069 46,871  52,999  46,808
                                         ------ ------- ------ -------  ------
Minority interests................           --   1,664  1,470   1,693   1,495
                                         ------ ------- ------ -------  ------
Liabilities
Deferred tax liability............   12   2,312   2,980  2,632   3,129   2,764
Non-current liabilities...........   13
 Loans from financial
  institutions....................          157  16,107 14,226  26,654  23,541
Current liabilities
 Loans from financial
  institutions....................          118   3,982  3,517   4,385   3,873
 Other interest bearing
  liabilities.....................           --      77     68   2,779   2,454
 Advances received................          629   2,563  2,264   3,761   3,322
 Accounts payable.................        5,213  17,330 15,306   9,538   8,424
 Other non-interest bearing
  liabilities.....................        1,046     719    635     409     361
 Accruals and deferred income.....   14   5,409   3,574  3,157   4,717   4,166
                                         ------ ------- ------ -------  ------
                                         14,884  47,332 41,805  55,372  48,906
                                         ------ ------- ------ -------  ------
Total shareholders' equity and
 liabilities......................       71,146 102,065 90,146 110,064  97,209
                                         ====== ======= ====== =======  ======

  The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.
 All euro balances have been restated from Finnish markka into euros using the conversion rate as of January 1, 1999.

                           EIMO OYJ AND SUBSIDIARIES

                             EQUITY RECONCILIATIONS
                                 (in thousands)

                                  December 31,                   March 31,
                          --------------------------------  ---------------------
                           1998    1999    2000     2000     2000   2001    2001
                          ------  ------  -------  -------  ------ ------  ------
                          (Euro)  (Euro)  (Euro)      $     (Euro) (Euro)    $
                                                                (unaudited)
Share capital at
 beginning of period....   1,514   1,682   11,600   10,245  11,600 11,600  10,245
Share issue.............     168     269       --       --      --     --      --
Bonus issue (transfer
 from share premium
 reserve)...............      --   9,649       --       --      --     --      --
                          ------  ------  -------  -------  ------ ------  ------
Share capital at end of
 period.................   1,682  11,600   11,600   10,245  11,600 11,600  10,245
                          ------  ------  -------  -------  ------ ------  ------
Share premium reserve at
 beginning of period....      --   5,718   18,124   16,007  18,124 18,124  16,007
Share premium...........   5,718  22,055       --       --      --     --      --
Bonus issue (transfer to
 share capital).........      --  (9,649)      --       --      --     --      --
                          ------  ------  -------  -------  ------ ------  ------
Share premium reserve at
 end of period..........   5,718  18,124   18,124   16,007  18,124 18,124  16,007
                          ------  ------  -------  -------  ------ ------  ------
Revaluation reserve at
 beginning of period....     965      --       --       --      --     --      --
To reverse revaluation
 made to buildings......    (965)     --       --       --      --     --      --
                          ------  ------  -------  -------  ------ ------  ------
Revaluation reserve at
 end of period..........      --      --       --       --      --     --      --
                          ------  ------  -------  -------  ------ ------  ------
Retained earnings at
 beginning of period....   7,015  14,553   26,538   23,439  26,538 23,345  20,619
To reverse revaluation
 made to buildings......  (2,860)     --       --       --      --     --      --
Translation difference
 and other comprehensive
 income.................      --      --     (372)    (329)     27    282     248
Dividend payment........      --  (1,598) (11,600) (10,245)     --     --      --
Net profit for the
 period.................  10,398  13,583    8,779    7,754   1,997   (352)   (311)
                          ------  ------  -------  -------  ------ ------  ------
Retained earnings at end
 of period..............  14,553  26,538   23,345   20,619  28,562 23,275  20,556
                          ------  ------  -------  -------  ------ ------  ------
Total shareholders'
 equity.................  21,953  56,262   53,069   46,871  58,286 52,999  46,808
                          ======  ======  =======  =======  ====== ======  ======
Distributable funds
Retained earnings at
 December 31............  14,553  26,538   23,345   20,619
Untaxed reserves
 included in retained
 earnings...............  (4,593) (5,660)  (7,295)  (6,444)
                          ------  ------  -------  -------
Distributable funds at
 December 31............   9,960  20,878   16,050   14,175
                          ======  ======  =======  =======

  The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.
 All euro balances have been restated from Finnish markka into euros using the conversion rate as of January 1, 1999.

                           EIMO OYJ AND SUBSIDIARIES

                       CONSOLIDATED CASH FLOW STATEMENTS
                                 (in thousands)

                                                               Three months ended
                              Year ended December 31,               March 31,
                          ----------------------------------  -----------------------
                           1998     1999     2000     2000     2000    2001     2001
                          -------  -------  -------  -------  ------  -------  ------
                          (Euro)   (Euro)   (Euro)      $     (Euro)  (Euro)     $
                                                                   (unaudited)
Cash flow from operating
 activities
Operating profit........   15,144   19,215   13,669   12,072   2,698    1,277   1,128
Adjustments.............    3,914    4,625    6,318    5,580   1,291    2,064   1,823
Change in net working
 capital................   (7,155)  (2,088)  (7,436)  (6,567) (2,260)  (4,759) (4,203)
                          -------  -------  -------  -------  ------  -------  ------
Cash flow generated by
 operations.............   11,903   21,752   12,551   11,085   1,729   (1,418) (1,252)
Interest received.......       28      320      171      151     116       41      36
Interest and other
 financial costs paid...     (628)  (1,336)    (413)    (364)     (3)    (379)   (335)
Income taxes paid.......   (2,929)  (2,351)  (4,969)  (4,389)   (692)  (1,246) (1,100)
                          -------  -------  -------  -------  ------  -------  ------
Net cash provided by
 operating activities...    8,374   18,385    7,340    6,483   1,150  (3,002)  (2,651)
                          -------  -------  -------  -------  ------  -------  ------
Cash flow from investing
 activities
Acquisition of
 subsidiary shares, net
 of cash................   (1,821)      --   (4,550)  (4,019) (5,648)  (1,257) (1,110)
Capital expenditures....  (14,136) (15,281) (24,235) (21,404)     --   (2,735) (2,416)
Proceeds from sales of
 fixed assets...........      385       99        1        1      --       --      --
                          -------  -------  -------  -------  ------  -------  ------
Net cash used in
 investing activities...  (15,572) (15,182) (28,784) (25,422) (5,648)  (3,992) (3,526)
                          -------  -------  -------  -------  ------  -------  ------
Cash flow from financing
 activities
Proceeds from (payments
 of) long-term
 liabilities, net.......    2,063  (10,132)  13,634   12,042      59   10,411   9,194
Proceeds from (payments
 of) short-term
 borrowings, net........      157   (1,553)   3,826    3,380     (10)     416     367
Dividends paid..........       --   (1,598) (11,600) (10,245)     --       --      --
Proceeds from issuance
 of share capital.......    5,886   22,324    1,388    1,226      --       --      --
Merger costs............       --       --     (857)    (757)     --   (1,061)   (937)
                          -------  -------  -------  -------  ------  -------  ------
Net cash used in
 (provided by) financing
 activities.............    8,106    9,041    6,391    5,646      49    9,766   8,624
                          -------  -------  -------  -------  ------  -------  ------
Net increase in cash and
 cash equivalents.......      908   12,244  (15,053) (13,293) (4,449)   2,772   2,447
Cash and cash
 equivalents at
 beginning of period....    3,566    4,474   16,718   14,765  16,718    1,665   1,472
                          -------  -------  -------  -------  ------  -------  ------
Cash and cash
 equivalents at end of
 period.................    4,474   16,718    1,665    1,472  12,269    4,437   3,919
                          =======  =======  =======  =======  ======  =======  ======
Supplemental cash flow
 information
Adjustments include:
Depreciation and
 amortization...........    3,869    4,629    6,319    5,581   1,291    2,021   1,785
Profits and losses on
 sale of fixed assets...       45       (4)      (1)      (1)     --       43      38
                          -------  -------  -------  -------  ------  -------  ------
Other Adjustments.......    3,914    4,625    6,318    5,580   1,291    2,064   1,823
                          =======  =======  =======  =======  ======  =======  ======
Change in working
 capital consists of:
Change in inventories...   (3,703)    (671)  (8,567)  (7,566)   (570)   1,536   1,357
Change in interest-free
 receivables............   (5,694)  (1,270) (11,224)  (9,913)   (732)  (2,948) (2,604)
Change in prepaid
 expenses and other
 current assets.........   (1,035)    (111)  (1,237)  (1,092) (1,024)   2,175   1,921
Change in interest-free
 liabilities............    3,277      (36)  13,592   12,004      66   (5,522) (4,877)
                          -------  -------  -------  -------  ------  -------  ------
                           (7,155)  (2,088)  (7,436)  (6,567) (2,260)  (4,759) (4,203)
                          =======  =======  =======  =======  ======  =======  ======

  The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.
 All euro balances have been restated from Finnish markka into euros using the conversion rate as of January 1, 1999.

                           EIMO OYJ AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Summary of significant accounting policies

 Business

   Eimo Oyj, a Finnish company, together with its subsidiaries (collectively referred to as "Eimo"), manufactures injection molded precision plastic components for its customers, primarily the mobile communications industry located primarily in Europe. Headquartered in Lahti, Finland, Eimo employs approximately 900 people and has production facilities at a total of five sites in Finland, as well as one each in the Netherlands, Hungary and the Peoples Republic of China.

   Sales to the mobile communications industry accounted for 85%, 91% and 92% of total sales during the years ended December 31, 1998, 1999 and 2000, respectively, and 91% and 92% during the three month periods ended March 31, 2000 and 2001, respectively. Sales to one customer accounted for 59%, 73% and 68% of total sales during the years ended December 31, 1998, 1999 and 2000, respectively, and 67% and 65% during the three month periods ended March 31, 2000 and March 31, 2001, respectively. Eimo's results of operations would likely be materially adversely affected by the loss of this major customer.

 History and Restructuring

   Eimo's business has changed significantly over the years.

   Eimo commenced its business operations in 1957 when Mr. Unto Eilamo began to make buttons under the business name of Eimo-Muovi Ky, a private company organized that same year under the laws of Finland. The current legal entity, Eimo Oyj was organized on March 12, 1965 under the name Insinooritoimisto Teraspeikko, Norvasto ja Paananen. It changed its name to Makron Oy in 1978 in order to conduct business operations unrelated to Eimo's current operations. By 1985, Makron Oy was engaged in the engineering/machine manufacturing business and it was controlled by the Paananen family. In 1985, Makron Oy acquired a controlling interest in Eimo-Muovi Ky, whose name was changed to Eimo-Muovi Oy to denote its limited liability status and later changed its name to Eimo Oy in 1997.

   The engineering works operations of the Makron group and all non-plastics related subsidiaries were sold on January 2, 1998 but remained under the control of the Paananen family. As a result of such divestitures, Makron Oy became a holding company for Eimo Oy and two other wholly owned subsidiaries also engaged in the plastics business, Eimo-Tekniikka Oy and Tasoplast Oy. Makron Oy then changed its name to Eimo-Yhtiot Oy and had Eimo Oy, Eimo-Tekniikka Oy and Tasoplast Oy as its operating subsidiaries.

   During 1998, three private equity funds as well as some of Eimo's key personnel became shareholders of Eimo-Yhtiot Oy, collectively acquiring a total of 10.75% of Eimo's share capital.

   On December 31, 1998, Eimo Oy, Eimo-Teknikka Oy and Tasoplast Oy merged into Eimo-Yhtiot Oy to form the current company, which changed its name to Eimo Oy. In February 1999, the name of Eimo Oy was changed to Eimo Oyj in contemplation of the listing of the company on the Helsinki Stock Exchange in connection with its initial public offering. Oyj is the abbreviation for public limited companies in Finland.

   The assets and liabilities of the combined entities were recorded at their carrying values. Costs relating to the 1998 restructurings were not material and were expensed as incurred.

   The private equity funds remained owners through the merger of the plastics subsidiaries into Eimo-Yhtiot Oy on December 31, 1998. The private equity funds sold part of their shareholding at the initial public offering in March 1999 and the remainder later in 1999 and the first quarter 2000. Since March 2000, they have not owned any shares of Eimo Oyj.

                           EIMO OYJ AND SUBSIDIARIES

 Basis of Presentation

   The consolidated financial statements of Eimo are prepared in accordance with and comply with Finnish Accounting Standards. The financial statements are prepared under the historical cost convention.

   Eimo has previously prepared and reported its consolidated financial statements in Finnish Markka ("FIM"). With the introduction of the euro ("EUR" or "(Euro)") on January 1, 1999, Eimo has elected to present the accompanying consolidated financial statements in euros. Accordingly, the consolidated financial statements for each period presented have been restated into euros using the Finnish markka/euro irrevocable conversion rate at January 1, 1999, of (Euro)1.00=FIM 5.94573. Eimo's 1998 euro financial statements depict the same trends as would have been presented if it had continued to present its consolidated financial statements in Finnish Markka. The financial statements for these periods will not be comparable to the financial statements of other companies that report in euros and that restated amounts from financial statements from a different currency than the Finnish Markka.

 Acquisitions

   Makron Oy acquired Eimo Oy in several steps between December 1985 and June 1997. The business combination was accounted for as a purchase and resulted in goodwill of (Euro)1,763,000. Goodwill was amortized using the straight-line method over a useful life of ten years. However, the carrying value of goodwill as of December 31, 1998 was written off and charged against retained earnings, as allowed under FAS.

   Makron Oy acquired Tasoplast Oy in December 1989. The business combination was accounted for as a purchase and resulted in goodwill of (Euro)875,000. Goodwill was amortized using the straight-line method over a useful life of ten years. However, the carrying value of goodwill as of December 31, 1997 was written off in connection with the restructuring of Eimo in 1998.

   In September 1998, Eimo acquired a real estate company Kiinteisto Oy Hollolanpuhti. The business combination was accounted for as a purchase and resulted in negative goodwill of (Euro)528,000. This real estate company was merged with Eimo during 1999 and the negative goodwill was recorded as extraordinary income in 1999.

   On September 30, 2000, Eimo completed its acquistion of the total share capital of Ensto Plastic Kft from Ensto Saloplast Oy for approximately
(Euro)2.8 million in cash. The company is located in Pecs, Hungary and it owns an injection molding factory of approximately 5500 square meters in size which employs approximately 50 persons in its operations. The production machinery was modified to fit Eimo's production needs and the production of mobile communications parts has commenced. The business combination was accounted for as a purchase business combination, and the excess of the purchase price over the fair market value of the net assets resulted in goodwill of approximately
(Euro)774,000. Goodwill is amortized on a straight-line basis over an estimated useful life of ten years. The results of operations of this acquisition are included in the consolidated results of operation of Eimo from the date of such acquisition.

   In November 2000, Eimo also took a series of actions to expand into the Chinese and other Asian markets.

   First, in November 2000, Eimo acquired a 35% ownership interest in CIM Technology Ltd., a British Virgin Islands company doing business in the People's Republic of China. In connection with such acquisition, Eimo made a HKD 15 million ((Euro)2.3 million) cash investment in CIM Technology Ltd. CIM Technology Ltd. is a joint venture by Eimo with the former majority shareholders of CIM Precision Molds (HK) Limited, a premier mold manufacturer whose operations are located in Hong Kong. CIM Technology Ltd. will establish a mold manufacturing subsidiary in Guangdong Province, People's Republic of China. In exchange for their

                           EIMO OYJ AND SUBSIDIARIES
collective ownership interest of 65% in CIM Technology, Ltd., Mr. Lai and Mr. Woo contributed to CIM Technology, Ltd. all of the capital stock of CIM Precision Molds (HK) Ltd. owned by them which represented 56.9% of the issued and outstanding capital stock of such company. Eimo accounted for this investment under the equity method of accounting. Eimo recorded the investment at cost, which exceeded the proportionate share of the net book value of CIM Technology Ltd., which resulted in approximately (Euro)1.0 million of goodwill which will be amortized over 5 years and will offset any future undistributed earnings from affiliated entities. No dividends were received during fiscal 2000 and the three months ended March 31, 2001.

   Second, in November 2000, Eimo announced the further expansion of its operations in the People's Republic of China through Eimo (HK) Ltd., a controlled and 70% owned joint venture company which will later acquire Century Step Company, Ltd. and its wholly owned manufacturing subsidiary, Century Step Plastic (Shenzhen) Company, Ltd. (collectively referred to as "Century Step"). Such acquisition was completed January 1, 2001. Eimo (HK) Ltd. is 70% directly owned by Eimo and Eimo has an additional 10.5% indirect interest in Eimo (HK) Ltd. by virtue of the ownership interests of its minority partner, CIM Technology, Ltd., in Eimo (HK) Ltd.

   The acquisition of Century Step provided Eimo with immediate entry into the Chinese and Asian markets. Century Step had consolidated sales of approximately HKD 19 million ((Euro)2.7 million) in 2000 and HKD 17 million ((Euro)2.4 million) in 1999. Century Step employs approximately 180 people, of which 170 are located in the People's Republic of China. Century Step conducts its manufacturing operations in a 4,000 square meters leased facility located in Shenzhen, Guangdong Province, People's Republic of China. Although Century Step has traditionally served the consumer goods sector, it has recently been developing more advanced manufacturing capabilities in order to begin manufacturing precision engineered plastic parts. Of the total purchase price of HKD 18.5 million ((Euro)2.6 million), an amount equal to HKD 8.5 million ((Euro)1.2 million) has been paid in cash to the sellers, while the HKD 10 million ((Euro)1.4 million) balance will be utilized to fund a five year loan to Eimo (HK) Ltd. In addition, Century Step is expected to require approximately 1 million of additional capital investment during 2001 to upgrade and expand its manufacturing capabilities.

   Eimo accounted for the transaction as a purchase business combination and consolidated the assets and liabilities and the results of operations of Century Step from the date of acquisition. Eimo allocated the purchase price based on the fair value of the assets acquired and liabilities assumed. The fair market value of the net assets acquired at January 1, 2001 was approximately HKD 3.5 million ((Euro)0.5 million). The excess of the cost over the fair market value of the net assets acquired was approximately HKD 15 million ((Euro)2.1 million), which is being amortized over 5 years using a straight line method.

 Principles of Consolidation

   The consolidated financial statements include the accounts of Eimo and its wholly-owned and majority owned subsidiaries. All material intercompany accounts and transactions have been eliminated. The equity method of accounting is used for companies and other investments in which Eimo had investments in which Eimo had significant influence. Generally significant influence is represented by an ownership interest of at least 20% and not more than 50%.

 Unaudited Interim Financial Information

   The financial statements as of March 31, 2001 and for each of the three month periods ended March 31, 2000 and 2001 are unaudited; however, in the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial statements for the interim periods have been included. Results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year or any future periods.

                           EIMO OYJ AND SUBSIDIARIES

 Use of Estimates

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Functional Currency

   The functional currency of Eimo is the euro.

   Transactions in foreign currencies are recorded at the rate of exchange prevailing at the date of the transaction. Foreign currency receivables and payables are translated at the exchange rate applicable on the transaction date. At the end of the month, foreign currency denominated receivables and liabilities are translated using the month-end exchange rate. The unrealized foreign currency gains and losses due to the exchange rate fluctuations are recognized in the income statement.

   At December 31, 1999, Eimo did not have any translation differences. This was due to the fact that Eimo's Netherlands subsidiary also used the euro as its functional currency. At December 31, 2000, Eimo had translation differences amounting to (Euro)373,000. These differences related to Eimo HK and CIM Technology Ltd. Under FAS, translation differences are recorded as a separate item under retained earnings.

 Forward Exchange Contracts

   In fiscal 2000, Eimo entered into a forward exchange contract to hedge the risk associated with certain purchase commitments denominated in Japanese yen and U.S. dollars. Eimo does not engage in currency speculation. Gains or losses from such contracts are included in determining net income in accordance with the requirements for other foreign currency transactions.

   As of March 31, 2001, Eimo had entered into two forward currency exchange contracts relating to U.S. Dollars in an amount of $6,000,000. These contracts hedged a corresponding U.S. Dollar loan of $6,000,000. Under FAS, any income from these derivative transactions is offset against any corresponding currency loss.

 Convenience Translation

   The euro amounts have been converted into U.S. dollars solely for the convenience of reader at the March 31, 2001 closing exchange rate of 0.8832 U.S. dollars to one euro.

 Cash and Cash Equivalents

   Cash and cash equivalents comprise cash on hand, cash held in banks and other highly liquid debt instruments purchased with a maturity of three months or less. In addition, a low-risk mutual fund amounting to (Euro)3,585,000 was classified as cash and cash equivalents as of December 31, 1999. A low risk mutual fund amounting to (Euro)3,535,000 was classified as cash and cash equivalents as of March 31, 2000. The mutual fund primarily invests in government and agency, municipal and corporate bonds. This fund is adjusted to market value at the end of each accounting period. Unrealized market gains are included in earnings and were not deemed material at December 31, 1999.

 Inventories

   Inventories are valued at the lower of cost or market. Cost is determined by the weighted average method, which approximates the first-in, first-out (FIFO) method. The cost of finished goods and work in progress is comprised of raw materials, direct labor and other direct costs but excludes overhead, variable costing.

                           EIMO OYJ AND SUBSIDIARIES

 Property, Plant and Equipment

   Property, plant and equipment are generally stated at cost less accumulated depreciation. However, certain unconditional government grants to the acquisition of the fixed assets have been deducted from the purchase price of the assets.

   Expenditures for renewals and improvements are capitalized. Repairs and maintenance expenditures are expensed as incurred.

   Depreciation and amortization is computed by the straight-line method over the estimated useful lives of the assets as follows:

                                                                         Years
                                                                        --------
   Intangible assets...................................................      0-5
   Buildings........................................................... 25 or 40
   Building improvements...............................................       10
   Machinery and equipment.............................................     3-10
   Other tangible assets...............................................     2-10

   Eimo is reimbursed for certain capital expenditures by two major customers. The reimbursed amounts for years ended December 2000, 1999, and 1998 were
(Euro)13,771,000, (Euro)5,522,000 and (Euro)4,575,000, respectively. The reimbursed amounts for the three month periods ended March 31, 2000 and 2001 were (Euro)1,048,000 and (Euro)4,646,000, respectively.

 Revaluations

   According to previous accounting legislation it was possible to revaluate buildings, land and marketable securities if the fair value of these assets significantly exceeded their book value. These revaluations were voluntary and they could be reversed at any time.

   If a revaluation was made, it was included in the asset subject to revaluation. The same amount had to be recorded as a revaluation reserve. This revaluation reserve was not distributable, as described in Note 11 of the Consolidated Financial Statements. The revaluation reserve was also allowed to be reclassified to share capital.

   Prior to 1998, Eimo had revalued certain land and buildings resulting in a reserve of approximately (Euro)1 million. However, all these revaluations were reversed during the year ended December 31, 1998, as permitted under Finnish Accounting Standards.

 Government Grants

   Eimo has received government grants relating to acquisition of fixed assets, employment, research and development, marketing and product development.

   Grants relating to the acquisition of fixed assets have been deducted from the purchase price of the assets. Accumulated grants as of December 1998, 1999 and 2000 amounted to (Euro)1,538,000, (Euro)2,213,000 and (Euro)2,316,000,
respectively. The accumulated grants as of March 31, 2000 and 2001 were
(Euro)2,213,000 and (Euro)2,316,000, respectively.

   Other grants include employment and research and development grants received from the Finnish government. These grants have been recognized as income and recorded as other operating income when all conditions are fulfilled (see Note
3). In fiscal 1998, the other government grants have been netted against

                           EIMO OYJ AND SUBSIDIARIES
the corresponding expenses. Other grants received for years ended December 1998, 1999 and 2000 were (Euro)67,000, (Euro)391,000 and (Euro)261,000, respectively. Other grants received for the three month periods ended March 31, 2000 and 2001 were (Euro)332,000 and (Euro)87,000, respectively.

 Intangible Assets

   Intangible assets primarily consists of capitalized computer software expenses and capitalized connection fees paid to electricity companies. The depreciation and amortization period for intangible assets vary from 0 to 5 years.

 Other Tangible Assets

   Other tangible assets primarily consists of leasehold improvements and certain customer-specified equipment. The depreciation and amortization periods for other tangible assets vary from 2 to 10 years.

 Long-Lived Assets

   Eimo evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

 Income Taxes

   The income tax expense is calculated on a consolidated basis based on taxable profit for the period together with tax adjustments for previous years and the change in deferred income taxes.

   Eimo follows the liability method of accounting for deferred taxes and provides deferred taxes based on enacted income tax rates in effect on the dates temporary differences between financial reporting and tax bases of assets and liabilities are expected to reverse. The applied tax rate in Finland for Eimo Oyj was 28%, 28% and 29% for the years ended December 31, 1998, 1999 and 2000, respectively.

   Due to the fact that the corporate taxation rules and regulations are consistent with Finnish Accounting Standards, the only significant temporary difference relates to accelerated tax depreciation. Under the Finnish Companies Act, the temporary differences for untaxed reserves are excluded from distributable funds.

   As of March 31, 2001, Eimo recorded a deferred tax asset of (Euro)931,000 from losses to carry forwards in Finland and Hungary and certain consolidated entities. The applied tax rate in Hungary is 18%.

   As of March 31, 2000, Eimo recorded a deferred asset of (Euro)139,000 from losses to carry forwards in Netherlands. The applied tax rate in the Netherlands is 35%.

 Stock Splits

   Eimo Oyj's Series A shares were split one hundred-for-one on February 22, 1999 and four-for-one on April 12, 2000, effected as stock dividends. All stock option data and earnings and dividend per share amounts in the consolidated financial statements have been restated to give effect to the stock splits.

 Revenue Recognition

   Revenue is recognized on plastic molded products when the products are shipped to customers. Revenue on molds is recognized when the mold is completed and samples of molded parts produced are shipped to customers. Customer acceptance is required prior to the recognition of revenue on molds. Prior to that time, mold revenue and direct mold costs are deferred. Losses are recognized when they become probable and reasonable estimates of the amount of loss can be made.

                           EIMO OYJ AND SUBSIDIARIES

 Research and Development Costs

   Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 1998, 1999 and 2000 were
(Euro)572,000, (Euro)1,204,000 and (Euro)2,400,000 respectively, and development costs for each of the three month periods ended March 31, 2000 and 2001 were (Euro)600,000 and (Euro)440,000 respectively.

 Reclassifications

   Amounts reported in the prior year financial statements have been reclassified to conform with the current years' presentation.

Note 2--Sales by destination

                                                     Year ended December 31,
                                                   ----------------------------
                                                    1998   1999   2000    2000
                                                   ------ ------ ------- ------
                                                   (Euro) (Euro) (Euro)    $
                                                          (in thousands)
   Finland........................................ 31,604 49,147  41,531 36,680
   Other European countries....................... 24,448 25,744  61,090 53,955
   Other countries................................  3,578  3,120   2,909  2,569
                                                   ------ ------ ------- ------
     Total........................................ 59,630 78,011 105,530 93,204
                                                   ====== ====== ======= ======

Note 3--Other operating income

                                                        Year ended December 31,
                                                       -------------------------
                                                        1998   1999   2000  2000
                                                       ------ ------ ------ ----
                                                       (Euro) (Euro) (Euro)  $
                                                            (in thousands)
   Government/EU grants...............................   --    391    261   230
   Rental income......................................  181    206     63    56
   Pension refund.....................................   --     90     --    --
   Other income.......................................   17     41      3     3
                                                        ---    ---    ---   ---
     Total............................................  198    728    327   289
                                                        ===    ===    ===   ===

Note 4--Personnel information

Remuneration of members of the Eimo board of directors

                                                        Year ended December 31,
                                                       -------------------------
                                                        1998   1999   2000  2000
                                                       ------ ------ ------ ----
                                                       (Euro) (Euro) (Euro)  $
                                                            (in thousands)
   Remuneration......................................     7     10     16    14

Average number of the personnel by category

                                                                   Year ended
                                                                   December 31,
                                                                  --------------
                                                                   1998    2000
                                                                  ------  ------
   Workers.......................................................    384     624
   Salaried staff................................................     73     144
                                                                  ------  ------
     Total.......................................................    457     768
                                                                  ======  ======

                           EIMO OYJ AND SUBSIDIARIES

Note 5--Depreciation and amortization according to plan

                                                       Year ended December 31,
                                                      --------------------------
                                                       1998   1999   2000  2000
                                                      ------ ------ ------ -----
                                                      (Euro) (Euro) (Euro)   $
                                                            (in thousands)
   Intangible assets.................................    27     41     86     76
   Consolidated goodwill.............................    --     --     74     65
   Buildings.........................................   265    402    656    579
   Machines and equipment............................ 3,106  3,758  5,228  4,618
   Other tangible assets.............................   471    428    275    243
                                                      -----  -----  -----  -----
     Total........................................... 3,869  4,629  6,319  5,581
                                                      =====  =====  =====  =====

Note 6--Financial income and expenses

                                                      Year ended December 31,
                                                     --------------------------
                                                      1998   1999    2000  2000
                                                     ------ ------  ------ ----
                                                     (Euro) (Euro)  (Euro)  $
                                                          (in thousands)
   Income from short-term investments...............    28     320    171   151
   Interest of current debts........................    (1)     (1)    --    --
   Interest of non-current debts....................  (474)   (138)  (442) (390)
   Costs to raise capital in a share issue..........    --  (1,162)    --    --
   Other financial costs............................  (153)    (35)    29    26
                                                      ----  ------   ----  ----
     Total..........................................  (600) (1,016)  (242) (213)
                                                      ====  ======   ====  ====

Note 7--Extraordinary income and expenses

Extraordinary income

                                                        Year ended December 31,
                                                       -------------------------
                                                        1998   1999   2000  2000
                                                       ------ ------ ------ ----
                                                       (Euro) (Euro) (Euro)  $
                                                            (in thousands)
   Merger gain........................................   --    528     --    --

Extraordinary expense

                                                       Year ended December 31,
                                                      -------------------------
                                                       1998   1999   2000  2000
                                                      ------ ------ ------ ----
                                                      (Euro) (Euro) (Euro)  $
                                                           (in thousands)
   Merger expenses...................................   --     --    (840) (742)
   Other items.......................................   (3)    --     (17)  (15)
                                                       ---    ---    ----
     Total...........................................   (3)    --    (857) (757)
                                                       ===    ===    ====  ====

                           EIMO OYJ AND SUBSIDIARIES

Note 8--Income taxes

                                                   Year ended December 31,
                                                 ------------------------------
                                                  1998    1999    2000    2000
                                                 ------  ------  ------  ------
                                                 (Euro)  (Euro)  (Euro)    $
                                                       (in thousands)
   Tax on extraordinary items...................     --      --     249     220
   Tax on operating items....................... (3,830) (4,708) (3,432) (3,031)
   Change in deferred taxes.....................   (313)   (436)   (601)   (531)
                                                 ------  ------  ------  ------
     Total...................................... (4,143) (5,144) (3,784) (3,342)
                                                 ======  ======  ======  ======

Note 9--Non-current assets

Intangible assets

                                                  Year ended December 31, 2000
                                                 ------------------------------
                                                                Other
                                                 Consolidated Intangible
                                                   Goodwill     Assets   Total
                                                 ------------ ---------- ------
                                                    (Euro)      (Euro)   (Euro)
                                                         (in thousands)
   Acquisition cost at January 1................      --          701      701
   Additions....................................     809          351    1,160
   Disposals....................................      --           --       --
   Acquisition cost at December 31..............     809        1,052    1,861
                                                     ---        -----    -----
   Accumulated amortization at January 1........      --          378      378
   Depreciation.................................      74           86      160
                                                     ---
   Accumulated amortization at December 31......      74          464      538
                                                     ---        -----    -----
   Net book value at December 31, 1999..........     735          588    1,323
                                                     ---        -----    -----
   Net book value at December 31, 1998..........      --          323      323
                                                     ===        =====    =====

Tangible assets

                                        Year ended December 31, 2000
                          --------------------------------------------------------
                           Land  Buildings  Machinery  Other
                           and      and        and    tangible Construction
                          water  structures equipment  assets  in progress  Total
                          ------ ---------- --------- -------- ------------ ------
                          (Euro)   (Euro)    (Euro)    (Euro)     (Euro)    (Euro)
                                           (in thousands)
Acquisition cost at
 January 1..............   347     12,028    33,725    1,635      3,478     51,213
Additions...............   290      7,458    20,722      437         --     28,907
Disposals...............               --        --               1,092      1,092
                           ---     ------    ------    -----      -----     ------
Acquisition cost at
 December 31............   637     19,486    54,447    2,072      2,386     79,028
                           ---     ------    ------    -----      -----     ------
Accumulated amortization
 at January 1...........    --      2,191    14,389      901                17,481
Depreciation............    --        656     5,227      276                 6,159
                           ---     ------    ------    -----      -----     ------
Accumulated amortization
 at December 31.........    --      2,847    19,616    1,177                23,640
                           ---     ------    ------    -----      -----     ------
Net book value at
 December 31, 2000......   637     16,639    34,831      895      2,386     55,388
                           ===     ======    ======    =====      =====     ======
Net book value at
 December 31, 1999......   347     10,012    19,679      752      3,478     34,268
                           ---     ------    ------    -----      -----     ------
Book value of production
 machinery and equipment
 on December 31, 2000...                     32,673
                                             ======

                           EIMO OYJ AND SUBSIDIARIES

Investments

                                                              Year ended
                                                          December 31, 2000
                                                       ------------------------
                                                        Holdings
                                                           In     Other
                                                       Affiliates Assets Total
                                                       ---------- ------ ------
                                                         (Euro)   (Euro) (Euro)
                                                            (in thousands)
   Acquisition cost at January 1......................              62      62
   Additions..........................................   2,253      10   2,263
   Disposals..........................................      --      --      --
   Translation Difference.............................    (140)     --    (140)
   Share of profit from minority interest.............     (10)     --     (10)
                                                         -----     ---   -----
   Acquisition cost at December 31, ..................   2,103      72   2,175
   Accumulated amortization at January 1..............      --      --      --
   Amortization.......................................      17      --      17
                                                         -----     ---   -----
   Accumulated amortization at December 31............      17      --      17
   Net book value at December 31, 2000................   2,086      72   2,158
                                                         -----     ---   -----
   Net book value at December 31, 1999................      --      62      62
                                                         -----     ---   -----

Note 10--Consolidated Subsidiaries

   The following represents Eimo's subsidiaries and percentage of ownership of Eimo therein.

                                                                      As of
                                                                  December 31,
                                                                  --------------
                                                                   1999    2000
                                                                  ------  ------
                                                                    %       %
   Eimo B.V......................................................    100     100
   Eimo Kft......................................................    100     100
   Eimo (HK) Ltd.................................................     --      70

   In February 1999, Eimo established Eimo B.V., a plastic injection molding company that is located in Helmond, the Netherlands. In September 2000, Eimo acquired a plastic injection molding company that is located in Pees, Hungary. In November 2000, Eimo established Eimo (HK) Ltd, a 70% owned joint venture company located in Hong Kong.

Note 11--Shareholders' equity

   Under Finnish law, shareholders' equity is divided into restricted and unrestricted equity. Restricted equity consists of undistributable shareholder funds such as the share capital. Other shareholders' funds are included in unrestricted equity. The amount of any dividend is limited to the amount of distributable funds based upon the financial statements approved by the shareholders. Eimo's distributable funds include the profit and retained earnings from the preceding fiscal year, and other unrestricted equity less reported losses, capitalized incorporation costs, research and development costs, the acquisition cost of Eimo's own or any parent company shares and amounts that are reserved or otherwise left undistributed. Eimo may not distribute more than the amount of distributable equity shown on its financial statements or its consolidated financial statements, whichever is lower.

                           EIMO OYJ AND SUBSIDIARIES

   Under its articles of association, Eimo Oyj's issued share capital may not be less than (Euro)10,000,000 or more than (Euro)40,000,000. The issued share capital may be increased or reduced between these limits without amendment to the articles of association. The minimum number of Series A shares is 25,600,000 and the maximum number is 128,000,000. The minimum number of Series K shares is 0 and the maximum number is 25,600,000.

   Series A shares entitle the holder to one vote per share. Series K shares entitle the holder to twenty votes per share. Under the articles of association of Eimo Oyj, its Series K shares may be converted into Series A shares according to certain procedures specified in the articles of association.

   Under the terms of the merger agreement with Triple S Plastics, Inc. all Eimo Series K shares, entitled to 20 votes per share, will be converted one-for-one into Series A shares, entitled to 1 vote per share, resulting in a single series of authorized and outstanding common stock.

   The nominal value of Eimo's common stock was adjusted in November 17, 1999, resulting in a transfer of share premium to share capital.

   The figures used in this document have been adjusted for the stock splits above.

 Changes in number of shares

                                 Series A            Series K         Total
                            ------------------ -------------------- ----------
                            (1 vote per share) (20 votes per share)
At December 31, 1997.......     28,800,000          7,200,000       36,000,000
Share issue................      4,000,000                 --        4,000,000
                                ----------          ---------       ----------
At December 31, 1998.......     32,800,000          7,200,000       40,000,000
Share issue (public
 offering).................      6,400,000                 --        6,400,000
                                ----------          ---------       ----------
At December 31, 1999 and
 December 31, 2000.........     39,200,000          7,200,000       46,400,000
                                ==========          =========       ==========

Note 12--Deferred tax liability

                                                             As of December 31,
                                                             -------------------
                                                              1999   2000  2000
                                                             ------ ------ -----
                                                             (Euro) (Euro)   $
                                                               (in thousands)
   On depreciation difference............................... 2,312  2,980  2,632

Note 13--Long-term liabilities
                                                             As of December 31,
                                                             -------------------
                                                              1999   2000  2000
                                                             ------ ------ -----
                                                             (Euro) (Euro)   $
                                                               (in thousands)
   Falling due for payment in more than 5 years.............   --    425    375

Note 14--Accrued expenses and deferred income

                                                             As of December 31,
                                                             -------------------
                                                              1999   2000  2000
                                                             ------ ------ -----
                                                             (Euro) (Euro)   $
                                                               (in thousands)
   Personnel expenses....................................... 2,420  2,828  2,498
   Accruals.................................................   632    350    309
   Tax liability............................................ 2,357    396    350
                                                             -----  -----  -----
   Total.................................................... 5,409  3,574  3,157
                                                             =====  =====  =====

                           EIMO OYJ AND SUBSIDIARIES

Note 15--Collateral, contingent liabilities and other commitments

Mortgages and other pledges given as collateral for own liabilities and commitments

                                                             As of December 31,
                                                            --------------------
                                                             1999   2000   2000
                                                            ------ ------ ------
                                                            (Euro) (Euro)   $
                                                               (in thousands)
   Mortgages...............................................  7,703  8,081  7,137
   Chattel mortgages given as pledges......................  8,097 16,819 14,855
   Total of other pledges..................................    204     85     75
                                                            ------ ------ ------
   Total................................................... 16,004 24,985 22,067
                                                            ====== ====== ======


Total liabilities and guarantees for which mortgages and pledges have been given

                                                             As of December 31,
                                                            --------------------
                                                             1999   2000   2000
                                                            ------ ------ ------
                                                            (Euro) (Euro)   $
                                                               (in thousands)
   Loans from financial institutions.......................  204   19,296 17,042
   Guarantees and contingent liabilities...................  336      336    297
                                                             ---   ------ ------
   Total...................................................  540   19,632 17,339
                                                             ===   ====== ======

Note 16--Subsequent events

Proposed Merger with Triple S Plastics, Inc.

   On May 25, 2001, Eimo and Triple S Plastics, Inc. of the United States announced that they had entered into a formal merger agreement under re-negotiated terms, which reinstates, amends and restates the original agreement entered into in July 2000, as amended in February 2001. Under the terms of the amended and restated merger agreement, Triple S shareholders and option holders will receive 4.5 Eimo Series A shares for each Triple S share outstanding or issuable upon exercise of Triple S options, issuable in the form of Eimo ADS. At March 31, 2001, Triple S had 3,814,169 shares and 943,200 options issued and outstanding.

   The transaction is subject to approval by the stockholders of Eimo Oyj and Triple S Plastics, Inc. and certain government entities and agencies. The merger is intended to be tax free to the shareholders of Triple S Plastics, Inc. Eimo intends to account for the transaction as an acquisition in accordance with interpretation No. 1591/1999 of the Finnish Accounting Board, which makes the recording of goodwill optional. As a result, Eimo will not record any goodwill as a result of this acquisition.

Note 17--Summary of differences between Finnish Accounting Standards and Generally Accepted Accounting Principles in the United States of America

   The consolidated financial statements are prepared in accordance with Finnish Accounting Standards, which differ in certain respects from the U.S. Generally Accepted Accounting Principles. Such differences include methods for measuring and presenting the amounts shown in the consolidated financial statements, as well as additional disclosures required by U.S. Generally Accepted Accounting Principles.

                           EIMO OYJ AND SUBSIDIARIES

A. Reconciliation of net profit and shareholders equity

   The following is a summary of the significant adjustments to net profit and shareholders equity required when reconciling such amounts recorded in Eimo's consolidated financial statements to the corresponding amounts in accordance with U.S. Generally Accepted Accounting Principles.

 Reconciliation of Net Profit

                                                           Three months ended
                            Year ended December 31,            March 31,
                          ------------------------------  ----------------------
                           1998    1999    2000    2000    2000    2001    2001
                          ------  ------  ------  ------  ------  ------  ------
                          (Euro)  (Euro)  (Euro)    $     (Euro)  (Euro)    $
                           (in thousands, except for
                              per share amounts)              (unaudited)
Net profit (loss) in
 accordance with Finnish
 Accounting Standards...  10,398  13,583   8,779   7,754   1,997    (352)   (311)
U.S. Generally Accepted
 Accounting Principles
 adjustments:
a) inventory
 capitalization.........     496     504     297     262     409   1,674   1,479
b) depreciation relating
 to business
 combination............      15    (198)    (84)    (74)    (25)     (9)     (8)
c) stock based
 compensation...........     --       (8)   (284)   (251)   (234)    167     148
d) costs incurred with
 initial public
 offering...............     --    1,162     --      --      --      --      --
e) reversed merger
 gain...................     --     (528)     12      11       6       6       5
f) defined benefit plan
 adjustment.............    (160)   (404)   (157)   (139)    (39)    --      --
g) foreign currency
 hedging................     --      --      --      --      --       75      66
h) Deferred tax effect
 on U.S. Generally
 Accepted Accounting
 Principles
 adjustments............     (89)    184     (37)    (33)   (114)   (505)   (446)
                          ------  ------  ------  ------  ------  ------  ------
Net income in accordance
 with U.S. Generally
 Accepted Accounting
 Principles.............  10,660  14,295   8,526   7,530   2,000   1,056     933
                          ======  ======  ======  ======  ======  ======  ======
Earnings per share in
 accordance with U.S.
 Generally Accepted
 Accounting Principles:
Earnings per share:
  Basic.................     .27     .32     .18    0.16    0.04    0.02    0.02
  Diluted...............     .27     .32     .18    0.16    0.04    0.02    0.02
Weighted average shares
 (thousands):
  Basic.................  40,000  44,800  46,400  46,400  46,400  46,400  46,400
  Effect of warrants....     --      158     345     345     337     --      --
                          ------  ------  ------  ------  ------  ------  ------
  Diluted...............  40,000  44,958  46,745  46,745  46,737  46,400  46,400
                          ======  ======  ======  ======  ======  ======  ======

                           EIMO OYJ AND SUBSIDIARIES

 Reconciliation of shareholders' equity

                                                            Three months ended
                              As of December 31,                March 31,
                          ------------------------------   ----------------------
                           1998    1999    2000    2000     2000    2001    2001
                          ------  ------  ------  ------   ------  ------  ------
                          (Euro)  (Euro)  (Euro)    $      (Euro)  (Euro)    $
                                (in thousands)                 (unaudited)
Shareholders' equity in
 accordance with Finnish
 Accounting Standards...  21,953  56,262  53,069  46,871   58,286  52,999  46,808
U.S. Generally Accepted
 Accounting Principles
 adjustments:
a) inventory
 capitalization.........   1,370   1,874   2,171   1,918    2,283   3,845   3,397
b) business
 combination............     881     683     598     528      657     589     520
c) stock-based
 compensation...........      --      --      --      --       --      --      --
d) costs incurred with
 initial public
 offering...............      --      --      --      --       --      --      --
e) reversed merger
 gain...................      --    (528)   (516)   (456)    (522)   (510)   (450)
f) defined benefit plan
 adjustment.............    (244)   (648)   (805)   (711)    (687)   (805)   (711)
g) foreign currency
 hedging................      --      --      --      --       --      75      66
h) Deferred tax effect
 on U.S. Generally
 Accepted Accounting
 Principles
 adjustments............    (542)   (358)   (395)   (349)    (472)   (900)   (795)
                          ------  ------  ------  ------   ------  ------  ------
Shareholders' equity in
 accordance with U.S.
 Generally Accepted
 Accounting Principles..  23,418  57,285  54,122  47,801   59,545  55,293  48,835
                          ======  ======  ======  ======   ======  ======  ======

(a) Inventory Capitalization

   Under Finnish Accounting Standards, fixed costs are allowed to be capitalized when the amount of fixed costs are material. Thus, the cost of finished goods and work in progress is comprised of raw material, direct labor and other major direct costs but excludes overhead. Under U.S. Generally Accepted Accounting Principles, all significant direct and indirect fixed costs clearly related to production constitute a part of inventory costs which must be capitalized. For U.S. Generally Accepted Accounting Principles purposes overhead costs related to production have been included in inventories.

(b) Business Combinations

   As described in Note 1, Eimo has entered into several business combinations. These business combinations were accounted for as purchases under Finnish Accounting Standards and resulted in goodwill. Prior to 1997, Eimo recorded goodwill for the portion of the purchase price which exceeded the net book value of the net assets of the subsidiaries, as permitted by Finnish Accounting Standards. In 1998, in connection with a restructuring among entities under common control, all of the goodwill was eliminated by Eimo as a charge against retained earnings as permitted by Finnish Accounting Standards.

   Under U.S. Generally Accepted Accounting Principles, goodwill arising on consolidation is the portion of the purchase price that exceeds the fair market value of the subsidiary's net assets. The assets of the subsidiary are to be recorded at their fair market values, thus reducing the amount of goodwill recorded by Eimo.

   Adjustments have been made to reverse the goodwill that was charged against retained earnings in 1998 and to allocate a portion of the amount previously recorded as goodwill to property, land and buildings.

                           EIMO OYJ AND SUBSIDIARIES

(c) Stock-Based Compensation

   Eimo has issued warrants to key personnel pursuant to a Warrant Program adopted in 1999. The plan is a variable plan in which the exercise price is dependent on future dividends and other variable factors. Under Finnish Accounting Standards, no compensation is recognized for equity compensation benefits for stock warrants under a variable plan until the options are exercisable.

   As allowed by Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), under U.S. Generally Accepted Accounting Principles, Eimo has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations in accounting for its Warrant Program.

   For purposes of U.S. Generally Accepted Accounting Principles, compensation expense for a variable stock based compensation plan, is measured at the end of each accounting period and recognized rateably over the service period.

(d) Costs Incurred in Connection with Initial Public Offering

   On March 23, 1999, Eimo completed it's initial public offering and listed its Series A shares on the Helsinki Stock Exchange. Under Finnish Accounting Standards, costs incurred in connection with raising capital is expensed as incurred. Under U.S. Generally Accepted Accounting Principles, all costs incurred in connection with raising capital should be offset against the proceeds of the offering and should not be recognized in the income statement.

(e) Reversed Merger Gain

   In 1998, Eimo acquired shares in a real estate company Kiinteisto Oy Hollolanpuhti, which was later merged with Eimo in 1999 pursuant to the restructuring. The fair market value of the assets exceeded the purchase price, which Eimo recognized as extraordinary income in accordance with Finnish Accounting Standards.

   Under U.S. Generally Accepted Accounting Principles this excess should not have been recognized as extraordinary income, but should have reduced the carrying value of the non-current assets acquired.

(f) Defined Benefit Plan

   In Finland, plans are generally funded through payments to insurance companies, pension funds or by own provisions, as determined by periodic actuarial calculations. Any deficits or benefits requiring additional contributions are funded through payments or provisions allocated over a period of years not exceeding the expected remaining lives of the participating employees. Eimo has met the minimum funding requirements.

   Under U.S. Generally Accepted Accounting Principles, SFAS No. 87 "Employers Accounting For Pensions," pension expense is based on a specific methodology that includes a designated actuarial approach and reflects the concept of accrual accounting. Under U.S. Generally Accepted Accounting Principles, pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. Under U.S. Generally Accepted Accounting Principles, Eimo has estimated the effect on net income and stockholders equity assuming the adoption of SFAS
No. 87 as of January 1, 1998. The adoption of SFAS No. 87 on the actual effective date of January 1989 was not feasible.

                           EIMO OYJ AND SUBSIDIARIES

As of January 1, 1998, an unrecognized transition obligation was determined and is being amortized over the then average future working lifetime of employee participants commencing January 1, 1989.

(g) Foreign Currency Hedging

   Eimo enters into forward exchange contracts which, under Finnish Accounting Standards, are treated as hedges of future income. The matching principle is used to match the gain or loss under these hedging contracts to the foreign currency transaction or profits to which they relate. Under U.S. GAAP, these instruments qualify for hedge accounting and any unrealised gain or loss on hedges of future profits of transactions must be valued at the year end at market rates and recognised in the net income of the current year.

(h) Deferred Taxation

   Finnish Accounting Standards requires that no provision for deferred taxation should be recorded if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Deferred tax assets are only recognized when they are expected to be recoverable without replacement by equivalent deferred tax assets.

   U.S. Generally Accepted Accounting Principles requires full provision of deferred taxation liabilities and permits deferred tax assets to be recognized if their realization is considered to be more likely than not.

B. Differences in Financial Statement Presentation

   Eimo's consolidated financial statements are presented in accordance with Finnish Accounting Standards, which differ in certain respects from U.S. Generally Accepted Accounting Principles.

 Consolidated Balance Sheets

   The consolidated balance sheet presented in accordance with Finnish Accounting Standards is substantially similar to that of U.S. Generally Accepted Accounting Principles. The principal differences as they relate to Eimo have been outlined below.

  . Balance sheets under Finnish Accounting Standards are presented in reverse order of liquidity. Under U.S. Generally Accepted Accounting Principles, balance sheets are presented in order of liquidity.

  . Under Finnish Accounting Standards, certain marketable securities may be classified as cash and cash equivalents. Under U.S. Generally Accepted Accounting Principles, only instruments with original maturities of three months or less can be classified as cash equivalents.

  . Eimo has a line of credit facility with a bank. Amounts borrowed under such line of credit have been classified as a long-term liability. Under U.S. Generally Accepted Accounting Principles, amounts owed under a line of credit are generally presented as a current liability.

 Consolidated Income Statement

   The consolidated income statement prepared in accordance with Finnish Accounting Standards is different in certain material respects to the income statement presentation used by companies in the same industry in the United States. The principal differences as they relate to Eimo have been outlined below.

  . Under Finnish Accounting Standards, costs and expenses are classified by function and certain costs are not allocated to cost of production or selling and administrative functions. For instance all salary costs are reported on one line item, whereas under U.S. Generally Accepted Accounting Principles, manufacturing companies may present production salaries as a component of cost of sales.

  . Under Finnish Accounting Standards, direct costs relating to a business combination are recognized as extraordinary expenses in the period they are incurred. Under U.S. Generally Accepted Accounting

                           EIMO OYJ AND SUBSIDIARIES

     Principles, all direct costs of a purchase business combination that had been postponed do not qualify to be classified as an extraordinary loss and should be presented as a component of operating income.

   Presented below is the consolidated income statement of Eimo in accordance with U.S. Generally Accepted Accounting Principles.

                                                                Three months ended
                              Year ended December 31,                March 31,
                          ----------------------------------  -------------------------
                           1998     1999     2000     2000     2000     2001     2001
                          -------  -------  -------  -------  -------  -------  -------
                          (Euro)   (Euro)   (Euro)      $     (Euro)   (Euro)      $
                                  (in thousands)                    (unaudited)
Net sales...............   59,630   78,011  105,530   93,204   18,958   26,954   23,806
Cost of sales...........  (41,429) (55,293) (86,957) (76,800) (14,985) (22,352) (19,742)
                          -------  -------  -------  -------  -------  -------  -------
   Gross profit.........   18,201   22,718   18,573   16,404    3,973    4,602    4,064
Selling and marketing
 expenses...............     (903)  (1,336)  (1,703)  (1,504)    (390)    (521)    (460)
General and
 administrative
 expenses...............   (2,081)  (3,148)  (3,911)  (3,454)    (903)  (1,233)  (1,089)
Direct costs of
 postponed acquisition..       --       --     (857)    (757)      --   (1,361)  (1,202)
Loss from affiliated
 companies..............       --       --      (27)     (24)      --       --       --
Other operating income..      275      875      521      460      135      267      236
                          -------  -------  -------  -------  -------  -------  -------
   Operating income.....   15,492   19,109   12,596   11,125    2,815    1,754    1,549
Other income (expense)..     (600)     146     (242)    (214)     114     (211)    (186)
                          -------  -------  -------  -------  -------  -------  -------
Income before income
 taxes and minority
 interest...............   14,892   19,255   12,354   10,911    2,929    1,543    1,363
   Income tax expense...   (4,232)  (4,960)  (3,821)  (3,375)    (929)    (547)    (483)
Income (loss) from
 minority
 interest ..............       --       --       (7)      (6)      --       60       53
                          -------  -------  -------  -------  -------  -------  -------
   Net income...........   10,660   14,295    8,526    7,530    2,000    1,056      933
                          =======  =======  =======  =======  =======  =======  =======

                           EIMO OYJ AND SUBSIDIARIES

 Consolidated Statement of Changes in Shareholders' Equity

   The components of shareholders' equity under U.S. Generally Accepted Accounting Principles are as follows:

                                                                   Accumulated
                                                                      other
                                 Share capital  Share   Retained  comprehensive
                          Shares  (at value)   premium  earnings     income      Total    Total
                          ------ ------------- -------  --------  ------------- -------  -------
                                    (Euro)     (Euro)    (Euro)      (Euro)     (Euro)      $
                                                (in thousands)
Balance at December 31,
 1997...................  36,000     1,514         --     5,358         --        6,872    6,069
Net profit for the
 year...................      --        --         --    10,660         --       10,660    9,415
Share issue.............   4,000       168      5,718        --         --        5,886    5,199
                          ------    ------     ------   -------       ----      -------  -------
Balance at December 31,
 1998...................  40,000     1,682      5,718    16,018         --       23,418   20,683
Change in nominal
 value..................      --     9,649     (9,649)       --         --           --       --
Dividends paid..........      --        --         --    (1,598)        --       (1,598)  (1,411)
Stock based
 compensation...........      --        --          8        --         --            8        7
Net profit for the
 year...................      --        --         --    14,295         --       14,295   12,625
Initial public offering,
 net of direct costs....   6,400       269     20,893        --         --       21,162   18,690
                          ------    ------     ------   -------       ----      -------  -------
Balance at December 31,
 1999...................  46,400    11,600     16,970    28,715         --       57,285   50,594
Dividends paid..........      --        --         --   (11,600)        --      (11,600) (10,245)
Stock based
 compensation...........      --        --        284                   --          284      251
Comprehensive income          --        --         --        --         --           --       --
 Foreign currency
  translation loss......      --        --         --                 (373)        (373)    (329)
 Net profit for the
  period................      --        --         --     8,526         --        8,526    7,530
                          ------    ------     ------   -------       ----      -------  -------
Comprehensive income....                                                          8,153    7,201
                                                                                -------  -------
Balance at December 31,
 2000...................  46,400    11,600     17,254    25,641       (373)      54,122   47,801
Dividends paid
 (unaudited)............      --        --         --        --         --           --
Stock based compensation
 (unaudited)............      --        --       (167)       --         --         (167)    (148)
Comprehensive income                                         --         --           --       --
 Foreign currency
  translation profit....      --        --         --        --        282          282      249
 Net profit for the
  year..................      --        --         --     1,056                   1,056      933
                          ------    ------     ------   -------       ----      -------  -------
Comprehensive income....                                                          1,338    1,182
                                                                                -------  -------
Balance at March 31,
 2001 (unaudited).......  46,400    11,600     17,087    26,697        (91)      55,293   48,835
                          ======    ======     ======   =======       ====      =======  =======

 Consolidated Statement of Cash Flows

   The consolidated cash flow statement has been prepared in conformity with Finnish Accounting Standards. The principal differences between this statement and cash flow statements presented in accordance with U.S. Financial Accounting Standard No. 95 are as follows:

  . Under Finnish Accounting Standards movements in short-term investments, such as marketable securities, are included in cash. Under U.S. Generally Accepted Accounting Principles movements in trading securities are classified as an operating activity.

  . Costs incurred in connection with the initial public offering were included in net profit under operating activities in accordance with Finnish Accounting Standards. Under U.S. Generally Accepted Accounting Principles, these costs would be presented as a cash used in financing activities.

                           EIMO OYJ AND SUBSIDIARIES

   Set out below is a summary consolidated cash flow statement under U.S. Generally Accepted Accounting Principles:

                                                               Three months ended
                             Year ended December 31,               March 31,
                         -----------------------------------  ----------------------
                          1998     1999      2000     2000     2000    2001    2001
                         -------  -------  --------  -------  ------  ------  ------
                         (Euro)   (Euro)    (Euro)      $     (Euro)  (Euro)    $
                                  (in thousands)                  (unaudited)
Net cash provided by
 operating activities...   8,374   23,132     7,340    6,483   4,685  (3,002) (2,651)
Net cash used in
 investing activities... (15,572) (22,353) (28,784)  (25,422) (5,648) (3,992) (3,526)
Net cash used in
 financing activities...   8,106    7,880     6,391    5,646      49   9,766   8,625
                         -------  -------  --------  -------  ------  ------  ------
Net increase (decrease)
 in cash and cash
 equivalents under U.S.
 Generally Accepted
 Accounting Principles..     908    8,659   (15,053) (13,293)   (914)  2,772   2,448
                         =======  =======  ========  =======  ======  ======  ======

Note 18--Additional disclosures required under U.S. Generally Accepted Accounting Principles

A. Summary of Significant Accounting Policies

 Marketable Securities

   Marketable securities consist of mutual funds that primarily invest in government and agency, municipal and corporate bonds. These marketable securities are classified as trading securities and are adjusted to market value at the end of each accounting period. Unrealized market gains and losses are included in earnings and were not deemed material at December 31, 1999. Realized investment income for the years ended December 31, 1998, 1999 and 2000 was (Euro)0, (Euro)119,000 and (Euro)27,000, respectively.

 Fair Value of Financial Instruments

   Eimo's financial instruments consist of cash and cash equivalents, foreign currency forward exchange contracts, marketable securities, receivables, payables, short-term borrowings as well as long and short term debts.

   The carrying values of the financial assets (cash and cash equivalents, marketable securities and receivables) are a reasonable estimate of the fair values because of the short term maturity of such instruments.

   The carrying values of short-term borrowings and current portion of long-term debt are a reasonable estimate of the fair values because of the short maturity of such instruments.

   The carrying values of floating rate long-term debt approximate their fair values because the stated interest rates approximate the fair value interest rates.

 Foreign Currency Translation

   The functional currency of two of the Company's foreign subsidiaries, Eimo Hong Kong and CIM Technology Ltd., are their local currency, the Hong Kong Dollar. Assets and liabilities of these subsidiaries are translated into euros at the year-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are charged or credited to other comprehensive income.

 Comprehensive Income

   Comprehensive income includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income consists of foreign currency translation adjustments.

                           EIMO OYJ AND SUBSIDIARIES

 Goodwill Amortization

   For purposes of U.S. Generally Accepted Accounting Principles goodwill is amortized using the straight-line method over 10 years.

 Earnings Per Share

   Basic earnings per common share are based on the weighted average number of common shares outstanding.

   Diluted earnings per common share are based on the assumption that all dilutive potential common shares and dilutive warrants were converted at the beginning of the year.

   Warrants to purchase 860,000 Eimo Series A shares which were outstanding during the three month period ended March 31, 2001 were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the Eimo Series A shares. Diluted earnings per share for the year ended December 31, 1998 was based only on the weighted average number of Eimo Series A shares outstanding, as there were no potential dilutive instruments.

 Segment Information

   Eimo has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS No. 131 established standards for the way in which publicly-held companies report financial and descriptive information about their operating segments in financial statements for both interim and annual periods, and requires additional disclosures with respect to products and services, geographic areas of operation and major customers. Eimo operates as a single operating segment. The adoption of SFAS No. 131 has no impact on Eimo's consolidated financial position, results of operations or cash flows.

 Derivative Financial Instruments

   SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS 133" ("SFAS 137"). This statement established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. This statement also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged, and specified detailed criteria to be met to qualify for hedge accounting. Eimo uses derivative financial instruments to hedge the risk associated with certain firm sales commitments, anticipated revenue streams and certain assets and liabilities denominated in currencies other than the euro. The adoption of SFAS 133 did not have a material impact on Eimo's financial position or results of operations.

   At March 31, 2001, Eimo had derivative instruments outstanding to hedge a loan denominated in US dollars of $6,000,000. The derivative instruments have been accounted for as fair value hedges, whereby any gain on the forward exchange contract is recognized and included in foreign currency transaction gains and losses for the three months ended March 31, 2001 and offset against any loss on the fair market value of the outstanding loan. The adoption of the statement resulted in recording a derivative financial instrument asset of
(Euro)274,000 at March 31, 2001.

   Eimo has formally documented the hedging relationship between the forward foreign currency exchange contract and the underlying loan, as well as its risk management objective and strategy for undertaking the hedge transaction. This process includes linking the derivative financial instrument that has been designated as

                           EIMO OYJ AND SUBSIDIARIES
a fair value hedge to the liability on the balance sheet. Eimo also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instrument used in the hedging transaction is highly effective in offsetting changes in the cash flows of the hedged item. If Eimo determines that the derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, Eimo will discontinue hedge accounting prospectively.

 Recent Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101, as amended which, summarizes and clarifies certain existing accounting principles for the recognition and classification of revenues in the financial statements. SAB 101 did not have a significant effect on Eimo's consolidated financial statements.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of Accounting Principles Board ("APB") Opinion No. 25." FIN 44 clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material impact on Eimo's financial position or results of operations.

B. Long-Term Debt

   Long-term debt consists of:

                                              As of December 31,      As of
                                             --------------------   March 31,
                                              1999   2000   2000      2001
                                             ------ ------ ------ -------------
                                             (Euro) (Euro)   $    (Euro)   $
                                                       (in thousands)
Loans from OP-rahoitus(1)...................  204       86     76     57     50
Loans from OP-rahoitus(2)...................                       1,089    962
Loans from TEKES(3).........................   71      160    141    160    141
Line of Credit--Sampo(4)....................         3,980  3,515  3,329  2,940
Line of Credit--SHB(5)......................         4,159  3,673  4,087  3,610
Line of Credit--Nordia(6)...................   --       --     --  2,577  2,276
Line of Credit POP(7).......................   --      570    503  1,663  1,469
Bullet loans from Nordia(8).................   --    3,300  2,915 10,099  8,919
Loan from Handelsbanken(9)..................   --    3,000  2,650  3,000  2,650
Financial leases(10)........................   --       --     --    380    336
Loan from Nordia(11)........................   --    4,200  3,709  4,200  3,709
Loans from Mr. Lai(12)......................   --              --  2,780  2,455
Loan from Hungarian Development Bank(13)....   --      634    560    596    526
                                              ---   ------ ------ ------ ------
Long-term debt..............................  275   20,089 17,742 34,017 30,043
Current maturities of long-term debt........  118   12,688 11,206 16,651 14,706
                                              ---   ------ ------ ------ ------
Long-term debt, less current maturities.....  157    7,401  6,536 17,366 15,337
                                              ===   ====== ====== ====== ======

--------
(1) Loans from OP-rahoitus are low-interest loans and subject to government subsidy. The interest rate is variable, based on three month's market rate (Euribor)+1.5%-government subsidy, and was 0.9% and 2.3%

                           EIMO OYJ AND SUBSIDIARIES
    at December 31, 1999 and 2000, respectively. The loan is payable in quarterly installments and is due by December 20, 2001. Certain machinery is pledged as collateral for this loan.
(2) Loans from OP-rahoitus are repayable in monthly installments beginning in June 2001 and mature in June 2006. The loans bear interest at a variable rate, which rate was approximately 5.3% at December 31, 2000.
(3) TEKES is a government agency that grants low-interest bearing loans to stimulate the growth and attract high-tech companies in Finland. The loan is payable in annual installments and is due by May 22, 2006. Interest is payable annually at a variable rate that approximated 1% and 2% at December 31, 1999 and 2000, respectively.
(4) Eimo has a (Euro)4.0 million secured line-of-credit agreement with a bank, with interest payable on the principal balance at a variable rate based on market interest rates, which was 5.1% at December 31, 2000. Eimo's assets are pledged as collateral under the agreement.
(5) Eimo has a (Euro)5.0 million secured line-of-credit agreement with a bank, with interest payable on the principal balance at a variable rate based on market interest rates, which was 5.1% at December 31, 2000. Eimo's assets are pledged as collateral under the agreement.
(6) Eimo has an (Euro)7.0 million secured line-of-credit agreement with a bank, with interest on the unpaid principle balance at a variable rate based on market interest rates, which was 5.1% at December 31, 2000. Eimo's assets are pledged as collateral under the agreement.
(7) Eimo has an (Euro)2.0 million secured line-of-credit agreement with a bank, with interest on the unpaid principle balance at a variable rate based on market interest rates (approximately 5.1% at December 31, 2000). Eimo's assets are pledged as collateral under the agreement.
(8) These bullet loans expire on June 28, 2001 ((Euro)3,300) and February 20, 2003 ((Euro)6,600). Interest rate is variable and was approximately 5.0% at December 31, 2000.
(9) This loan is a bullet loan with all principal and interest due at maturity on June 9, 2004. The loan bears interest at a variable rate which was approximately 5.7% as of December 31, 2000.
(10) These are commercial financial leases. Interest rate was approximately 6.5% as of December 31, 2000.
(11) This loan is payable in half-year installments and it matures on April 2, 2006. The loan has a variable interest rate which was approximately 5.4% as of December 31, 2000.
(12) These are loans from Mr. Lai amounting to (Euro)1.5 million and (Euro)1.3 million. (Euro)1.3 million is non-interest bearing and is due in year 2001.
(13) This loan is from Hungarian Development Bank which is a Hungarian government agency that provides subsidized loans to investors in Hungary. Interest rates are based on a formula and interest is payable if Eimo does not achieve certain revenue milestones for each year. If the milestones are met, the interest is waived. The loan is guaranteed by Bank Austria Creditanstalt Hungary Rt. Eimo has given a letter of guarantee to that Bank. The principal amount of the loan is repayable in quarterly installments over its five year term.

   Except for the loan from the Hungarian Development Bank, the loan from Mr. Lai and financial leases, all of Eimo's long-term debt obligations are denominated in euro currencies.

   Aggregate maturities of long-term debt are as follows:

                                                                 (Euro)     $
                                                                 ---------------
                                                                 (in thousands)
     December 31, 2001..........................................  12,688  11,206
     2002 ......................................................   1,018     899
     2003.......................................................   1,018     899
     2004.......................................................   4,058   3,584
     2005.......................................................     882     779
     2006.......................................................     425     375
                                                                 ------- -------
                                                                  20,089  17,742
                                                                 ======= =======

                           EIMO OYJ AND SUBSIDIARIES

C. Foreign currency exchange gains and losses

   The aggregate foreign exchange gains and losses included in the consolidated income statements for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                                       Year ended December 31,
                                                      -------------------------
                                                       1998   1999   2000  2000
                                                      ------ ------ ------ ----
                                                      (Euro) (Euro) (Euro)  $
                                                           (in thousands)
     Sales...........................................   (4)     17     22    19
     Costs and expenses..............................  (88)   (366)  (205) (181)
     Net financial items.............................    0      18     46    41
                                                       ---    ----   ----  ----
     Total...........................................  (92)   (331)  (137) (121)
                                                       ===    ====   ====  ====

D. Income taxes

   The following is a reconciliation of the statutory tax rate to Eimo's effective tax rate.

                                                                  Year ended
                                                                 December 31,
                                                              -----------------
                                                              1998  1999   2000
                                                              ----  ----   ----
     Statutory income tax rate............................... 28.0% 28.0%  29.0%
     Other items.............................................  0.5% (0.5%)  1.0%
                                                              ----  ----   ----
     Effective income tax rate............................... 28.5% 27.5%  30.0%
                                                              ====  ====   ====

   The following temporary differences gave rise to a current deferred tax asset and noncurrent deferred tax liability at December 31, 1999 and 2000 and March 31, 2001:

                                               December 31,
                                          ---------------------
                                           1999    2000   2000    March 31, 2001
                                          ------  ------  -----  ----------------
                                          (Euro)  (Euro)    $    (Euro)      $
                                                    (in thousands)
                                                                   (unaudited)
Deferred tax liability:
  Depreciation and other................. 3,060   3,805   3,361    4,459    3,938
                                          -----   -----   -----  -------  -------
                                          3,060   3,805   3,361    4,459    3,938
                                          -----   -----   -----  -------  -------
Deferred tax asset:
  Pension................................  (188)   (233)   (206)    (233)    (206)
  Net operating loss carry forward.......    --      --      --     (800)    (707)
  Goodwill...............................  (153)   (150)   (132)    (148)    (131)
  Other..................................   (49)    (47)    (42)    (180)    (159)
                                          -----   -----   -----  -------  -------
                                           (390)   (430)   (380)  (1,361)  (1,203)
                                          -----   -----   -----  -------  -------
Net deferred tax liability............... 2,670   3,375   2,981    3,098    2,735
                                          =====   =====   =====  =======  =======

E. Related party transactions

   Prior to January 2, 1998, Eimo Oyj was a part of a group of companies owned by the Paananen family. Financing for all of the companies was conducted at the group level. After the operational restructuring on January 2, 1998, which created the current Eimo, certain financial transactions were still conducted at a group level. A number of such financial transactions occurred between Eimo and other companies held by the Paananen family. Both the amount of loans and receivables varied between Eimo and the other companies during the first half of 1998. Additionally, Eimo had a loan of approximately (Euro)168,000 from the Paananen family with interest at 5% which was fully paid in February 1998.

                           EIMO OYJ AND SUBSIDIARIES

   On December 22, 1998, Teraspeikko Oy, a company 100% held by the Paananen family, bought a 6,219 square meter parcel of land from Eimo for approximately
(Euro)16,800, which Eimo believes to have been the approximate fair market value of such land. Teraspeikko Oy is in the business of manufacturing concrete fastening parts.

   On December 22, 1998, Eimo sold a 3.3468 hectares parcel of land to Jalo Paananen. The purchase price was approximately (Euro)13,600, which Eimo believes to have been the approximate fair market value of the property based on an independent third party appraisal.


   During the spring of 2000, Nostera Oy, a company controlled by the Paananen family, sold and transferred certain telephone connections to Eimo in connection with its rapid expansion and the relocation of its corporate headquarters to Lahti, Finland. The purchase price was approximately
(Euro)9,000, which Eimo believes to have been no greater than the purchase price Eimo would have paid in an independent arms-length transaction.

   Eimo outsources its accounting function to a company that is 90% owned by the Paananen family. Accounting fees were approximately (Euro)161,000 and
(Euro)165,000 for the years ended December 31, 1999 and 2000, respectively.

   Similarly, another company that is substantially owned by the Paananen family charged Eimo approximately (Euro)75,000 for the year ended December 31, 1999 for management fees and other administrative costs. No charges were made in 2000.

   Eimo previously leased approximately 1,000 square meters, and currently leases 500 square meters, of primarily office space at its Lahti facility at market rates to various companies under the control of the Paananen family.

F. Stock-based compensation--1999 Warrant Plan

   On November 17, 1999, Eimo introduced the 1999 Warrant Plan (the "1999 Plan") which is accounted for in accordance with APB Opinion 25 and related Interpretations. The 1999 Plan allows Eimo to grant warrants to group management, members of the board of directors and other key personnel and has reserved 1,200,000 shares of common stock for such plan on a split adjusted basis. The 1999 Plan is a variable plan in which the exercise price is dependent on future dividends and other variable factors. The warrants must be exercised by May 31, 2006. The exercise price for the shares will be (Euro)5.00 per share, less the amount of the dividends per share paid before the start of the subscription period, and possibly adjusted by a factor that is based on the performance of Eimo's Series A shares and the shares of two other companies operating in the same sector. The warrants vest 30%, 30% and 40% after 2.5, 3.5 and 4.5 years. Warrants generally are vested from two to four years from the date of the grant.

   A summary of the stock activity follows:

                                                           Weighted   Weighted
                                                           Average    Average
                                                 Shares   Fair Value Fair Value
                                                --------  ---------- ----------
                                                            (Euro)       $
Warrants outstanding at December 31, 1998......       --       --         --
Granted........................................  610,000     4.62
                                                --------
Warrants outstanding at December 31, 1999......  610,000     4.62
Granted........................................  360,000     5.56
Cancelled...................................... (110,000)    4.62
                                                --------
Warrants outstanding at December 31, 2000......  860,000     5.01       4.42
                                                ========

                           EIMO OYJ AND SUBSIDIARIES

   All outstanding warrants were granted under the terms of the 1999 Plan and, therefore, no warrants were exercisable at December 1999, December 2000 and March 31, 2001. These warrants were accounted for as a variable plan, and the value of the warrants is measured at the end of each accounting period, and compensation expense is recognized rateably over the service period. These warrants were accounted for as a variable plan, and the value of the warrants is measured at the end of each accounting period, and compensation expense is recognized rateably over the service period.

   Had compensation cost for the 1999 Plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, Eimo's basic and diluted earnings per share would have approximated the following:

                                                      Years ended December 31
                                                     --------------------------
                                                      1998   1999   2000  2000
                                                     ------ ------ ------ -----
                                                     (Euro) (Euro) (Euro)   $
Net Income (in thousands)
  As reported....................................... 10,660 14,295 8,526  7,530
  Pro Forma......................................... 10,660 14,287 7,843  6,927
Basic Earnings Per Share
  As reported.......................................   2.27   0.32  0.18   0.16
  Pro Forma.........................................   2.27   0.32  0.17   0.15
Diluted Earnings Per Share
  As reported.......................................   0.27   0.32  0.18   0.16
  Pro Forma.........................................   0.27   0.32  0.17   0.15

   The fair value of each warrant grant under the 1999 Plan is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions

                                                                      Years
                                                                      ended
                                                                     December
                                                                       31,
                                                                    -----------
                                                                    1999  2000
                                                                    ----  -----
Expected life (in years)...........................................    5      5
Interest rate......................................................  4.0%   4.5%
Volatility......................................................... 85.0% 100.0%
Dividend yield.....................................................   --     --

 Eimo 2001 Group Warrant Program

   On May 15, 2001, the shareholders of Eimo authorized the Board of Directors to decide upon the issuance by Eimo of warrants to persons belonging to Eimo's group management, members of the Eimo board of directors and other key personnel, and waived the subscription rights of existing shareholders in connection with the shares issuable pursuant to such warrants. Warrants under the program are issuable to management and other key personnel of Eimo at the discretion of its board of directors. Under the 2001 Group Warrant Program, Eimo can issue up to 1,000,000 warrants. Each warrant will entitle the holder to subscribe for one Eimo Series A share.

   The warrants will be exercisable in three tranches. The subscription period for 300,000 of the warrants will start on June 1, 2002, the subscription period for another 300,000 warrants will start on June 1, 2003, and the subscription period for the remaining 400,000 warrants will start on June 1, 2004. The subscription exercise period for all warrants issuable under the program will end on May 31, 2006. The subscription price for the shares will be (Euro)2.70.

                           EIMO OYJ AND SUBSIDIARIES

   No warrants have been granted under the 2001 Group Warrant Program. Under the terms of the program, no warrants will be exercisable before June 2002.

   All other terms and conditions of the 2001 Group Warrant Program are identical with the 1999 Group Warrant Program.

   The maximum number of warrants that collectively can be issued under both the 1999 Group Warrant Program and the 2001 Group Warrant Program has been limited to 1,500,000.

G. Defined benefit plan

   Eimo sponsors a defined benefit plan covering all eligible employees. The defined benefit plan is non-contributory. The accrual rate of the plan is 1/160th of Final Pensionable Salary for each year of Pensionable Service to retirement or earlier leaving service.

   The TEL Basic Pension system is a statutory pension system, which is regulated by a law enacted by the Finnish parliament. The TEL Basic Pension is partly funded and partly pay-as-you-go. The pay-as-you-go system is financed together by all Finnish employers and employees. In Finland each employee earns a statutory pension during his active years of employment. The total statutory pension cannot exceed 60% of pensionable salary. Full pension is paid at the age of 65. Under the TEL system the insured is covered for old age pension, disability pension, unemployment pension and family pension. An essential feature of TEL is that only a small portion of the pension is funded. The major portion is covered under the pay-as-you-go system.

   The funded status of the defined benefit plan and the resulting prepaid pension benefit are summarized as follows:

                                                            As of December 31,
                                                          ---------------------
                                                           1999    2000   2000
                                                          ------  ------  -----
                                                          (Euro)  (Euro)    $
                                                              (in thousands)
Change in benefit obligation
Projected benefit obligation at beginning of year........ 1,066   1,393   1,231
Service cost.............................................   287     350     309
Interest cost............................................    74     101      89
Plan amendments..........................................  (325)     --      --
Plan net losses..........................................   532     274     242
Benefits paid............................................  (242)   (362)   (320)
                                                          -----   -----   -----
Projected benefit obligation at end of year.............. 1,392   1,756   1,551
                                                          =====   =====   =====
Changes in plan assets
Fair value of plan assets at beginning of year...........    --      --      --
Actual return on plan assets.............................    15      20      18
Employee contributions...................................   227     342     302
Acquisitions.............................................    --      --      --
Benefits paid............................................  (242)   (362)   (320)
                                                          -----   -----   -----
Fair value of plan assets at end of year.................     0       0       0
                                                          =====   =====   =====

                           EIMO OYJ AND SUBSIDIARIES

                             As of December 31,
                            ----------------------
                             1999    2000    2000
                            ------  ------  ------
                            (Euro)  (Euro)    $
                               (in thousands)
Funded status
Plan assets less than
 benefit obligation.......  (1,392) (1,756) (1,551)
Unrecognized:
  Net transition
   obligation.............     152     114     100
  Plan net actuarial......     917   1,140   1,007
  Prior service cost......    (325)   (303)   (267)
                            ------  ------  ------
Accrued benefit cost......    (648)   (805)   (711)
                            ======  ======  ======
Weighted-average
 assumptions as of
 December 31
Discount rate for benefit
 obligation...............    5.80%   5.80%   5.80%
Expected return on plan
 assets...................    5.80%   5.80%   5.80%
Rate of compensation
 increase.................    2.80%   4.00%   4.00%
Components of net periodic
 pension cost
Service cost..............     287     350     304
Interest cost.............      74     101      89
Expected return on plan
 assets...................     (15)    (20)    (18)
Net amortization of
 unrecognize transition
 obligation...............      38      38      33
Amortization of prior
 service cost.............      --     (22)    (19)
Recognized net actuarial
 loss.....................      20      52      46
                            ------  ------  ------
Net periodic pension cost
 (income).................     404     499     435
                            ======  ======  ======

H. Leases

   Eimo leases office equipment, under operating leases expiring at various dates through 2003. Rent expense amounted to approximately (Euro)34,000 and
(Euro)66,000 for the years ended December 31, 1999 and 2000, respectively. At December 31, 2000, minimum rental commitments under non-cancellable leases are as follows:

                                                             (Euro)  $
                                                             ------ ---
                                                             (in thousands)
     2001...................................................   68    60
     2002...................................................   50    44
     2003...................................................   10     9
     2004...................................................    3     2
                                                              ---   ---
     Total minimum payments required........................  131   115
                                                              ===   ===

I. Proposed Merger with Triple S Plastics, Inc.

   For US GAAP purposes, the proposed merger with Triple S Plastics, Inc., as described in Note 16, will be accounted for as a purchase business combination. Any goodwill that may result from the acquisition will be amortized on a straight line basis over the estimated useful life over twenty years.

              INDEX TO TRIPLE S CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Consolidated Balance Sheets as of March 31, 2000 and 2001................  F-35


Consolidated Statements of Income for the years ended March 31, 1999,
 2000 and 2001...........................................................  F-36


Consolidated Statements of Shareholders' Equity for the years ended March
 31, 1999, 2000 and 2001.................................................  F-37


Consolidated Statements of Cash Flows for the years ended March 31, 1999,
 2000 and 2001...........................................................  F-38


Notes to Consolidated Financial Statements...............................  F-39


Report of Independent Certified Public Accountants.......................  F-51


Report of Independent Certified Public Accountants on Financial Statement
 Schedule................................................................  F-52


Schedule II--Valuation and Qualifying Accounts...........................  F-53

                            TRIPLE S PLASTICS, INC.

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                 March 31,
                                                              ----------------
                                                               2000     2001
                                                              ------- --------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................. $ 1,806 $    998
  Accounts receivable, less allowance of $300 and $250 for
   possible losses...........................................  13,929   19,657
  Refundable income taxes....................................      --      665
  Inventories (Note 3).......................................   6,344    7,935
  Deferred income taxes (Note 7).............................     427      674
  Other......................................................     656    1,475
                                                              ------- --------
    Total Current Assets.....................................  23,162   31,404
                                                              ------- --------
Property, Plant and Equipment (Notes 2, 5 and 6):
  Land and buildings.........................................   8,228   14,119
  Leasehold improvements.....................................     617    1,064
  Machinery and equipment....................................  26,989   31,346
  Office furniture and equipment.............................   4,648    5,507
                                                              ------- --------
                                                               40,482   52,036
  Less accumulated depreciation and amortization.............  16,726   20,737
                                                              ------- --------
    Net Property, Plant and Equipment........................  23,756   31,299
                                                              ------- --------
Other:
  Goodwill, net of accumulated amortization of $848 and
   $2,153 (Notes 12 and 14)..................................   3,641    3,737
  Miscellaneous (Notes 2, 8 and 14)..........................     927      815
                                                              ------- --------
    Total Other Assets.......................................   4,568    4,552
                                                              ------- --------
                                                              $51,486 $ 67,255
                                                              ======= ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable (Note 4).....................................      -- $    582
  Accounts payable........................................... $ 5,543    9,699
  Accrued compensation.......................................   1,570    2,304
  Income taxes...............................................     831       --
  Other current liabilities..................................   1,878    3,546
  Current maturities of long-term debt (Note 5)..............   1,312    1,992
                                                              ------- --------
    Total Current Liabilities................................  11,134   18,123
  Long-Term Debt, less current maturities (Note 5)...........   4,618    7,706
  Other Liabilities (Note 8 and 15)..........................      --      392
  Deferred Income Taxes (Note 7).............................   1,949    1,879
                                                              ------- --------
    Total Liabilities........................................  17,701   28,100
                                                              ------- --------
Commitments and Contingencies (Notes 6, 8, and 16)
Shareholders' Equity (Note 10):
  Preferred stock, no par value, 1,000,000 shares authorized,
   none issued...............................................      --       --
  Common stock, no par value, 10,200,000 shares authorized,
   3,759,716 and 3,814,169 shares issued and outstanding.....  14,529   15,143
  Retained earnings..........................................  19,256   24,116
  Accumulated other comprehensive loss (Note 15).............     --      (104)
                                                              ------- --------
    Total Shareholders' Equity...............................  33,785   39,155
                                                              ------- --------
                                                              $51,486 $ 67,255
                                                              ======= ========

          See accompanying notes to consolidated financial statements.

                            TRIPLE S PLASTICS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                      Years ended March 31,
                                                     -------------------------
                                                      1999     2000     2001
                                                     -------  ------- --------
Net Sales........................................... $67,772  $95,102 $155,168
Cost of Sales.......................................  56,647   77,175  128,228
                                                     -------  ------- --------
Gross Profit........................................  11,125   17,927   26,940
Selling and Marketing Expenses......................   3,521    4,235    2,798
General and Administrative Expenses (Note 14).......   8,770    8,933   14,789
                                                     -------  ------- --------
  Operating Income (Loss)...........................  (1,166)   4,759    9,353
                                                     -------  ------- --------
Other Expense:
  Interest expense, net.............................     339      296      596
  Other expense.....................................      --       --      347
                                                     -------  ------- --------
  Total Other Expense...............................     339      296      943
                                                     -------  ------- --------
Income (Loss) Before Income Tax Expense (Benefit)...  (1,505)   4,463    8,410
Income Tax Expense (Benefit) (Note 7)...............    (453)   1,692    3,710
                                                     -------  ------- --------
Net Income (Loss) Before Minority Interest..........  (1,052)   2,771    4,700
Minority Interest in Net Loss of Subsidiary.........      --       --      160
                                                     -------  ------- --------
  Net Income (Loss)................................. $(1,052) $ 2,771 $  4,860
                                                     =======  ======= ========
Earnings (Loss) Per Share (Note 11):
  Basic............................................. $  (.28) $   .74 $   1.29
                                                     =======  ======= ========
  Diluted........................................... $  (.28) $   .66 $   1.08
                                                     =======  ======= ========
Shares Used in Computing Earnings Per Share (Note
 11):
  Basic.............................................   3,745    3,755    3,779
  Diluted...........................................   3,745    4,213    4,490


          See accompanying notes to consolidated financial statements.

                            TRIPLE S PLASTICS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                                               Accumulated Other
                                              Comprehensive Loss
                                            -----------------------
                                                        Fair Market
                                              Foreign    Value of       Total
                          Common  Retained   Currency    Interest   Shareholders'
                           Stock  Earnings  Translation  Rate Swap     Equity
                          ------- --------  ----------- ----------- -------------
Balance, March 31,
 1998...................  $14,444 $17,537        --          --        $31,981
Issuance of 5,251 shares
 of common stock........       24      --        --          --             24
Net loss for the year...       --  (1,052)       --          --         (1,052)
                          ------- -------      ----        ----        -------
Balance, March 31,
 1999...................   14,468  16,485        --          --         30,953
Issuance of 12,514
 shares of common
 stock..................       61      --        --          --             61
Net income for the
 year...................       --   2,771        --          --          2,771
                          ------- -------      ----        ----        -------
Balance, March 31,
 2000...................   14,529  19,256        --          --         33,785
Issuance of 54,453
 shares of common stock,
 including $418 income
 tax benefit............      614      --        --          --            614
Other comprehensive loss
 (Note 15)..............       --      --      $(16)       $(88)          (104)
Net income for the
 year...................       --   4,860        --          --          4,860
                          ------- -------      ----        ----        -------
Balance, March 31,
 2001...................  $15,143 $24,116      $(16)       $(88)       $39,155
                          ======= =======      ====        ====        =======




          See accompanying notes to consolidated financial statements.

                            TRIPLE S PLASTICS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                     Years ended March 31,
                                                    --------------------------
                                                     1999     2000      2001
                                                    -------  -------  --------
Operating Activities
Net income (loss).................................. $(1,052) $ 2,771  $  4,860
Adjustments to reconcile net income (loss) to cash
 provided by operating activities:
  Depreciation.....................................   3,684    3,766     4,566
  Amortization and impairment charge in 2001.......     169      293     1,348
  Provision for losses on accounts receivable......   1,071       93        --
  Deferred income taxes............................    (177)    (301)     (317)
  Loss (gain) on sale of property, plant and
   equipment.......................................     (12)     966       298
  Minority interest in loss of subsidiary..........      --       --      (160)
  Changes in assets and liabilities, net of amounts
   acquired from business acquisition:
    Receivables:
      Trade........................................   2,708   (4,535)   (5,643)
      Refundable income taxes......................    (930)     737      (665)
    Inventories....................................    (690)  (1,958)   (1,581)
    Other assets...................................    (333)    (101)     (641)
    Accounts payable and accruals..................   1,228     (349)    5,788
    Income taxes payable...........................      --      831      (831)
                                                    -------  -------  --------
Cash Provided by Operating Activities..............   5,666    2,213     7,022
Investing Activities
Purchases of property, plant and equipment.........  (3,437)  (7,149)  (11,132)
Proceeds from sale of property, plant and
 equipment.........................................      18    3,353        17
Decrease in restricted cash........................   2,932       --        --
Business acquisition (Notes 9 and 12)..............    (909)      --    (1,310)
                                                    -------  -------  --------
Cash Used in Investing Activities..................  (1,396)  (3,796)  (12,425)
Financing Activities
Proceeds from issuance of common stock.............      24       61       614
Net borrowings under note payable..................      --       --       582
Principal payments on long-term debt...............  (2,483)  (2,266)   (1,761)
Proceeds from issuance of long-term debt...........      --       --     5,160
Other financing activities.........................      --       --        16
                                                    -------  -------  --------
Cash Provided By (Used in) Financing Activities....  (2,459)  (2,205)    4,611
                                                    -------  -------  --------
Increase (Decrease) in Cash and Cash Equivalents...   1,811   (3,788)     (792)
Effect of Exchange Rate Changes on Cash and Cash
 Equivalents.......................................      --       --       (16)
Cash and Cash Equivalents, beginning of year.......   3,783    5,594     1,806
                                                    -------  -------  --------
Cash and Cash Equivalents, end of year............. $ 5,594  $ 1,806  $    998
                                                    =======  =======  ========

          See accompanying notes to consolidated financial statements.

                            TRIPLE S PLASTICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

1. Summary of Significant Accounting Policies

 Business

   Triple S Plastics, Inc. is a plastics engineering services company, serving the telecommunications, automotive, consumer products, medical and other industries with rapid prototyping and design models, mold design and engineering services, mold manufacturing, plastic injection molding, and post-molding assembly and finishing operations.

   During the years ended March 31, 2001, 2000 and 1999, a telecommunications customer accounted for 72%, 59%, and 34% of net sales, respectively.

 Acquisitions and Goodwill

   The financial statements include the net assets of businesses purchased at their fair value at the acquisition date. The excess of acquisition costs over the fair value of net assets acquired is included in and has been allocated to goodwill. Goodwill is amortized on a straight-line basis over lives ranging from 3 to 30 years.

 Principles of Consolidation

   The consolidated financial statements include the accounts of Triple S and its wholly owned subsidiaries and joint venture over which it has financial or management control. All material intercompany accounts and transactions have been eliminated.

 Inventories

   Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

 Property, Plant and Equipment

   Property, plant and equipment are stated at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets as follows:

     Buildings.......       40 years
     Machinery and
      equipment......  5 to 10 years
     Office furniture
      and equipment..  3 to 10 years
     Leasehold
      improvements...       10 years or the term of the lease, if less

 Income Taxes

   Triple S follows the liability method of accounting for income taxes and provides deferred income taxes based on enacted income tax rates in effect on the dates temporary differences between the financial reporting and tax bases of assets and liabilities are expected to reverse. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the period that includes the enactment date.

 Fair Value of Financial Instruments

   The carrying value of cash and cash equivalents, receivables, and accounts payable approximate fair value based upon the liquidity and short-term nature of the items. The carrying value of notes payable and long-term debt approximates the fair value based upon short-term and long-term borrowings at approximate market interest rates. The fair value of the interest rate swap is discussed in Note 15.

 Shipping and Handling Costs

   Amounts billed to customers for shipping and handling are recorded as revenue. Shipping and handling costs incurred by Triple S are included in cost of sales.

 Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

 Revenue Recognition

   Revenue is recognized on plastic molded products when the products are shipped to customers. Revenue on molds is recognized when the mold is completed and samples of molded parts produced by the tool are shipped to customers. Molds are constructed to customer specifications. When mold construction is complete, samples are produced and are measured against customer-required tolerances. Samples are shipped when the required tolerances are met. Prior to that time, mold revenue and direct mold costs are deferred. Losses are recognized when reasonable estimates of the amount of loss can be made.

 Foreign Currency Translation

   The financial statements of Triple S's international affiliate is translated into U.S. dollars using current exchange rates for the balance sheets and average exchange rates for statements of income and cash flows. Unrealized translation adjustments are included in accumulated other comprehensive loss in shareholders' equity. Transaction gains and losses, such as those resulting from the settlement of foreign currency receivables or payables, are included in current net income.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash on hand and held in banks, money market funds, commercial paper and other short-term investments with an original maturity of three months or less when purchased.

 Interest Rate Swap Agreements

   Triple S enters into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate borrowings. Interest rate swap agreements are contracts to exchange floating rates for fixed rate interest payments over the life of the agreements without the exchange of the underlying notional amounts. The notional amounts of interest rate swap agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on interest rate agreements is recognized as an adjustment to interest expense.

   The counterparty to Triple S's interest rate swap agreements is a commercial bank with which Triple S has other financial relationships. While Triple S is exposed to credit loss in the event of nonperformance by the counterparty, Triple S does not anticipate nonperformance by the other party, and no material loss would be expected from such nonperformance.

   Triple S does not enter into interest rate swap agreements, or other derivative financial instruments, for trading purposes.

                            TRIPLE S PLASTICS, INC.

   Triple S has formally documented the relationship between the interest rate swap and the long-term borrowings, as well as its risk management objective and strategy for undertaking the hedge transaction. This process includes linking the derivative that has been designated as a cash flow hedge to the specific liability on the balance sheet. Triple S also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative used in the hedging transaction is highly effective in offsetting changes in the cash flows of the hedged item. If Triple S determines that the derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, Triple S will discontinue hedge accounting prospectively.

 Long-Lived Assets

   Triple S evaluates long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount (see also
Note 14).

 Stock Based Compensation

   Triple S has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Statement of Financial Accounting Standards No. 123 allows companies to continue to measure compensation cost for stock-based employee compensation plans using the intrinsic value method of accounting as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Triple S has elected to continue its Accounting Principles Board Opinion No. 25 accounting treatment for stock-based compensation, and has adopted the provisions of Statement of Financial Accounting Standards No. 123 requiring disclosure of the pro forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

 Earnings Per Share

   Triple S has adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share for entities with publicly held common stock or potential common stock. Statement of Financial Accounting Standards No. 128 simplifies the standards for computing earnings per share and makes them comparable to international earnings per share standards. The statement requires dual presentation of "basic" and "diluted" earnings per share, which replace primary and fully diluted earnings per share, respectively, required under previous guidance.

 Segment Information

   Triple S has adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement of Financial Accounting Standards No. 131 established standards for the way in which publicly held companies report financial and descriptive information about their operating segments in financial statements for both interim and annual periods, and requires additional disclosures with respect to products and services, geographic areas of operation and major customers. Triple S's primary operations are in one segment--the design and manufacture of highly engineered thermoplastic components. Other operations include mold making and rapid prototyping. Triple S has aggregated its operating segments into a single reportable segment as prescribed by Statement of Financial Accounting Standards No. 131. Revenue from external customers for each type of product and service is not reported separately as it is not considered practicable to do so.

 Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement of Financial

                            TRIPLE S PLASTICS, INC.

Accounting Standards No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000, as amended by Statement of Financial Accounting Standards 137.

   Triple S uses derivative financial instruments to manage the economic impact of fluctuations in interest rates. Triple S enters into interest rate swaps to manage these economic risks. Statement of Financial Accounting Standards No. 133 did not have a significant effect on the consolidated financial statements.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. Staff Accounting Bulletin No. 101, as amended, summarizes and clarifies certain existing accounting principles for the recognition and classification of revenues in the financial statements. Staff Accounting Bulletin No. 101 did not have a significant effect on the consolidated financial statements.

   In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of Accounting Principles Board Opinion No. 25. Financial Accounting Standards Board Interpretation 44 clarifies the following:
  . the definition of an employee for purposes of applying Accounting Principles Board Opinion No. 25;

  . the criteria for determining whether a plan qualifies as a noncompensatory plan;

  . the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and

  . the accounting for an exchange of stock compensation awards in a business combination.

   Financial Accounting Standards Board Interpretation No. 44 was effective July 1, 2000, but certain conclusions in Financial Accounting Standards Board Interpretation No. 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of Financial Accounting Standards Board Interpretation No. 44 did not have a material impact on the consolidated financial statements.

 Reclassifications

   Certain prior year amounts have been reclassified to conform to the 2001 presentation.

2. Asset Held for Sale

   As discussed in Note 14, Triple S's Tucson, Arizona facility was sold in December 1999 and, at that time, the Victor Plastics facility was being held for sale. These facilities were written down to their estimated fair market value in the first quarter ended June 30, 1999, and depreciation of the facilities was terminated at the time of closure. In September 2000, management decided to reactivate the Victor Plastics facility. The asset has been reclassified from "asset held for sale" to "property, plant and equipment," and depreciation of the asset has been resumed.

3. Inventories

   Inventories are summarized as follows:

                                                                    March 31,
                                                                  -------------
                                                                   2000   2001
                                                                  ------ ------
   Raw materials and packaging................................... $3,658 $5,070
   Finished goods and work-in-process............................  2,686  2,865
                                                                  ------ ------
     Total inventories........................................... $6,344 $7,935
                                                                  ====== ======

                            TRIPLE S PLASTICS, INC.

4. Line of Credit

   Triple S has a $10,000 unsecured line-of-credit agreement with a bank, due on demand, with interest on the unpaid principal balance at a variable rate based on certain financial ratios (effectively 7.5% at March 31, 2001). There was $582 outstanding under this agreement at March 31, 2001. There were no borrowings under this agreement at March 31, 2000.

5. Long-Term Debt

   Long-term debt consisted of:

                                                                   March 31,
                                                                 -------------
                                                                  2000   2001
                                                                 ------ ------
   Putnam County Industrial Revenue Bond........................     -- $4,500
   Note payable to Dynacept Company (now known as MLM
    Liquidation Corp.).......................................... $2,730  2,730
   Michigan Strategic Fund Limited Obligation Revenue Bonds
    (1989 and 1990 series)......................................  1,560  1,080
   Note payable to Manaus Refrigerantes Ltda....................     --    576
   Mortgage note payable to bank................................    598    542
   Georgetown Industrial Development Corporation Revenue Bond...  1,042    270
                                                                 ------ ------
   Long-term debt...............................................  5,930  9,698
   Current maturities of long-term debt.........................  1,312  1,992
                                                                 ------ ------
   Long-term debt, less current maturities...................... $4,618 $7,706
                                                                 ====== ======

   The Putnam County Industrial Development Bond provides for annual principal payments ranging from $220 to $395 plus interest through January 2016. In addition, the bonds require the establishment of a separate bank account funded at levels indicated in the various bond agreements. These funds were equal to or in excess of required balances as of March 31, 2001. The bonds provide for interest at a variable rate equal to the issuing bank's tax-exempt rate. In connection with the bonds, Triple S entered into an interest rate swap agreement in January 2001, expiring in December 2008, essentially to fix the interest rate at 4.51%. At March 31, 2001, the interest rate in effect on these bonds was 3.75% and the notional amount of the swap agreement amounted to $4,500. The bonds are collateralized by a letter of credit with a bank.

   The note payable to Dynacept Company provides for monthly installments of interest only, at a rate of 5%, with the entire principal balance due and payable in full on March 31, 2003. The note is secured by a letter of credit with a bank.

   The Michigan Strategic Fund Limited Obligation Revenue Bonds (1989 and 1990 series) provide for semi-annual interest payments with rates that vary from 7.3% to 7.65% and annual principal payments through September 2001. The bonds are collateralized by a letter of credit with a bank.

   The note payable to Manaus Refrigerantes Ltda. provides for monthly principal payments ranging from $12 to $43 plus interest through August 2002. Interest is fixed at 6%. The note is unsecured.

   The mortgage note payable to the bank, provides for monthly payments of $8.5, including interest at 7.95% through February 2008.

   The Georgetown Industrial Development Corporation Revenue Bond provides for monthly principal payments ranging from $63 to $80 plus interest through August 2001. The bonds provide for interest at 77% of the bank's prime rate, effectively 6.16% at March 31, 2001.

                            TRIPLE S PLASTICS, INC.

   The above debt, except the notes payable to Dynacept Company and Manaus Refrigerantes Ltda., is secured by property and equipment. In connection with the overall bank financing agreement, Triple S must comply with certain financial and non-financial restrictive covenants. The restrictive covenants include limitations on the amount of required working capital, the ratio of debt to tangible net worth and the minimum amount of tangible net worth.

   Maturities of long-term debt for the four fiscal years succeeding 2002 are:
2003--$3,241; 2004--$312; 2005--$344; and 2006--$361.

6. Leases and Commitments

   Triple S leases certain manufacturing facilities and transportation equipment under operating leases expiring at various dates through 2006. Management expects that in the normal course of business, leases will be renewed or replaced by other leases. Minimum lease payments required under operating leases for future years are as follows: 2002--$1,003; 2003--$785; 2004--$444; 2005--$127; 2006--$9.

   Total lease expense for facilities and equipment amounted to $1,420 in 2001; $1,066 in 2000; and $706 in 1999.

7. Income Taxes

   Income tax expense (benefit) consisted of the following:

                                                           Years Ended March
                                                                  31,
                                                          ---------------------
                                                          1999    2000    2001
                                                          -----  ------  ------
   Current:
     Federal............................................  $(276) $1,781  $3,881
     State and local....................................     --     212     146
                                                          -----  ------  ------
                                                           (276)  1,993   4,027
   Deferred.............................................   (177)   (301)   (317)
                                                          -----  ------  ------
     Total income tax expense (benefit).................  $(453) $1,692  $3,710
                                                          =====  ======  ======

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

   Significant components of Triple S's deferred tax assets and liabilities were as follows:

                                                                     March 31,
                                                                     ----------
                                                                     2000 2001
                                                                     ---- -----
   Deferred tax assets
   Accrued compensation and benefits................................ $72  $ 445
   Inventory valuation and related reserves......................... 227    314
   Deferred revenue.................................................  --    123
   Accounts receivable reserves..................................... 143     85
   Accrued expenses related to plant closing........................  51     --
   Other............................................................  58     41
                                                                     ---  -----
                                                                     551  1,008
                                                                     ---  -----

                            TRIPLE S PLASTICS, INC.

   Deferred tax liabilities
   Accumulated depreciation and amortization.................  (1,949)  (2,113)
   Accounts receivable valuation.............................    (111)     (56)
   Other.....................................................     (13)     (44)
                                                              -------  -------
                                                               (2,073)  (2,213)
                                                              -------  -------
   Net deferred tax liability................................ $(1,522) $(1,205)
                                                              =======  =======

   A reconciliation of the statutory federal income tax rate to Triple S's effective income tax rate was as follows:

                                                              Years Ended
                                                               March 31,
                                                            ------------------
                                                            1999    2000  2001
                                                            -----   ----  ----
   Statutory federal income tax rate......................  (34.0%) 34.0% 34.0%
   Non-deductible goodwill................................     --     --   4.1
   Foreign subsidiary losses for which no income tax
    benefit was received..................................     --     --   2.6
   State and local income taxes, net of federal income tax
    effect................................................     --    4.7   1.3
   Other..................................................    3.9    (.8)  2.1
                                                            -----   ----  ----
   Effective income tax rate..............................  (30.1%) 37.9% 44.1%
                                                            =====   ====  ====

8. Employee Benefit Plans

   Triple S maintains a defined contribution plan (401K) covering substantially all employees. Under the Plan, employees' contributions are made on a tax-deferred basis and are partially matched by Triple S. Total expense under the Plan was $128, $168, and $131 for 2001, 2000 and 1999, respectively.

   Triple S has a deferred compensation plan that enables certain employees of Triple S to defer receipt of a portion of their compensation. Triple S funds the deferred compensation liabilities by contributing to rabbi trusts. Contributions consist of investments in money market and mutual funds. During the fourth quarter of fiscal 2001, Triple S adopted Emerging Issues Task Force Issue No. 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested. The adoption of this accounting standard resulted in an increase in other assets and an increase in other liabilities of approximately $304.

   The following information pertains to trading securities included in the Deferred Compensation Plan at March 31, 2001:

   Fair Value--
     Equity securities..................................................... $304
   Cost--
     Equity securities..................................................... $484
   Gross Unrealized Losses
    (Included in Earnings)--
     Equity securities..................................................... $180

                            TRIPLE S PLASTICS, INC.

9. Supplemental Disclosures of Cash Flow Information

                                                             Years Ended March
                                                                    31,
                                                             ------------------
                                                              1999  2000  2001
                                                             ------ ---- ------
   Operating Activities:
   Interest paid, net of amount capitalized................  $  614 $500 $  665
   Interest received.......................................  $  264 $193 $   68
   Income taxes paid, net of refunds received..............  $  654 $124 $5,108
   Non-cash Investing and Financing Activities:
   Capital expenditures included in accounts payable.......  $  688 $ -- $   --
   Long-term debt and notes payable related to
    acquisition............................................  $2,730 $ -- $  369
   Equipment addition related to acquisition...............  $   -- $ -- $  274

10. Common Stock

   Triple S maintains a stock option plan for key employees and has reserved 920,000 shares of common stock for such plan. The options may be exercised within ten years from the date of grant and the exercise price must equal the fair market value of Triple S's stock at the date of the grant. The options generally vest from two to five years from the date of grant.

   Triple S also maintains an Outside Director Stock Option Plan and has reserved 300,000 shares of common stock for such plan. The options may be exercised within three-and-a half to ten years from the date of grant and the exercise price must equal the fair market value of Triple S's stock at the date of the grant. The options become vested six months to three years after the grant date.

   A summary of stock option activity (which includes both plans) is as follows:

                                                                     Weighted
                                                     Option Price  Average Price
                                            Shares     Per Share     Per Share
                                            -------  ------------- -------------
  Options outstanding at March 31, 1998.... 338,200  $5.00--$12.50    $ 7.23
  Granted..................................  49,000  $4.63--$ 6.56    $ 6.28
  Canceled................................. (35,000) $6.25--$12.50    $ 6.80
                                            -------
  Options outstanding at March 31, 1999.... 352,200  $4.63--$12.50    $ 7.14
  Granted.................................. 660,000  $3.13--$10.50    $ 3.93
  Canceled................................. (45,000) $4.88--$12.50    $ 6.94
  Exercised................................  (5,500) $6.13--$ 7.25    $ 6.33
                                            -------
  Options outstanding at March 31, 2000.... 961,700  $3.13--$12.50    $ 4.95
  Granted..................................  50,000  $       17.63    $17.63
  Canceled.................................      --             --        --
  Exercised................................ (68,500) $4.88--$12.50    $ 8.47
                                            -------
  Options outstanding at March 31, 2001.... 943,200  $3.13--$17.63    $ 5.31
                                            =======

                            TRIPLE S PLASTICS, INC.

   There were 202,800 and 252,800 shares available for future grant under the plans at March 31, 2001 and 2000, respectively. The following table summarizes significant ranges of outstanding and exercisable options at March 31, 2001:

                                                     Options
                       Options Outstanding         Exercisable
                  ------------------------------ ----------------
                            Weighted    Weighted         Weighted
    Ranges of                Average    Average          Average
    Exercise                Remaining   Exercise         Exercise
     Prices       Shares  Life in Years  Price   Shares   Price
   -----------    ------- ------------- -------- ------- --------
   $3.01 to $4.00 470,000      8.0       $ 3.13  470,000  $ 3.13
   $4.01 to $5.00 154,000      6.3       $ 4.88   75,499  $ 4.88
   $5.01 to $6.00   1,000      5.3       $ 5.75    1,000  $ 5.75
   $6.01 to $7.00 170,200      5.6       $ 6.39  101,368  $ 6.37
   $7.01 to $8.00  77,000      6.1       $ 7.25   77,000  $ 7.25
   $8.01 to $9.00      --       --           --       --      --
    over $9.00     71,000      2.7       $15.97   17,666  $12.31

   For all plans, options of 742,533, 647,029, and 137,032 shares were exercisable at March 31, 2001, 2000, and 1999 with a weighted average exercise price of $4.40, $4.45, and $7.83, respectively.

   The weighted average fair value per share of stock based compensation issued during fiscal 2001, 2000 and 1999 was $3.31, $1.86 and $3.24 respectively. The fair value was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                               1999  2000  2001
                                                               ----  ----  ----
  Expected life (in years)....................................  6.9   4.5   2.7
  Interest rate............................................... 5.59% 5.29% 6.05%
  Volatility.................................................. 37.9% 54.0% 56.3%
  Dividend yield..............................................   --    --    --

   Stock based compensation costs would have reduced pre-tax income by $445,000, $997,000, and $292,000 in 2001, 2000 and 1999, respectively, if the fair values of such compensation had been recognized as compensation expense on a straight-line basis over the vesting periods of the grants.

   As permitted by Statement of Financial Accounting Standards No. 123, Triple S has elected to continue following the guidance of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of stock-based transactions with employees. Accordingly, no compensation cost has been recognized for Triple S's option plans. Had Triple S determined compensation cost based on the fair value at the grant date for its stock options, consistent with the method of Statement of Financial Accounting Standards No. 123, Triple S's net earnings and net earnings per share would approximate the following pro forma amounts:

                                                         Years Ended March 31,
                                                         ----------------------
                                                          1999     2000   2001
                                                         -------  ------ ------
   Net Earnings (Loss):
    As reported......................................... $(1,052) $2,771 $4,860
    Pro forma........................................... $(1,242) $2,113 $4,566
   Basic Earnings (Loss) per Share:
    As reported......................................... $  (.28) $  .74 $ 1.29
    Pro forma........................................... $  (.33) $  .56 $ 1.21
   Diluted Earnings (Loss) per Share:
    As reported......................................... $  (.28) $  .66 $ 1.08
    Pro forma........................................... $  (.33) $  .50 $ 1.02

                            TRIPLE S PLASTICS, INC.

   Triple S maintains an Employee Stock Purchase Plan and reserved 100,000 shares of Common Stock for such plan. Under the plan, any eligible employee may purchase stock at a price equal to 85% of the fair market value as of the last day of the option period.

11. Earnings Per Share

   Earnings per share has been computed in accordance with the provisions of Statement of Financial Accounting Standards No. 128. The following table sets forth the computation of basic and diluted earnings per share:

                                                        Years Ended March 31,
                                                        ----------------------
                                                         1999     2000   2001
                                                        -------  ------ ------
   Net income (loss)................................... $(1,052) $2,771 $4,860
                                                        =======  ====== ======
   Weighted average shares outstanding for basic
    earnings per share.................................   3,745   3,755  3,779
   Effect of dilutive stock options....................      --     458    711
                                                        -------  ------ ------
   Adjusted weighted average shares outstanding for
    diluted earnings per share.........................   3,745   4,213  4,490
                                                        =======  ====== ======
   Basic earnings per share............................ $  (.28) $  .74 $ 1.29
   Diluted earnings per share.......................... $  (.28) $  .66 $ 1.08

   Options to purchase 25,000 and 386,200 shares of common stock in fiscal years 2000 and 1999, respectively, were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the stock. In fiscal year 2001, all options were included in the computation of diluted earnings per share because the option exercise price was less than the average market price of the stock. Diluted earnings per share for the year ended March 31, 1999 is based only on the weighted average number of common shares outstanding as the inclusion of 3,000 common share equivalents would have been anti-dilutive.

12. Business Acquisitions

   On June 1, 1998, Triple S Plastics, Inc. purchased, for cash of $909 and long-term debt of $2,730 the assets of Dynacept Company, Inc. (Dynacept). Dynacept is a rapid prototyping and model making organization that produces concept models, engineering prototypes, and pre-production samples. The transaction has been accounted for using the purchase method. The results of Dynacept have been included in Triple S's consolidated financial statements from June 1, 1998. Goodwill, amounting to $3,300, is being amortized on a straight-line basis over 8 years.

   On June 16, 2000, Triple S Plastics, Inc. purchased, for cash of $1,310, assumption of long-term debt of $309 and a note payable of $60, the outstanding stock of Burco Precision Products, Inc. (Burco), a precision mold-building business located in Denton, Texas. The transaction has been accounted for using the purchase method. Burco's results have been included in Triple S's consolidated financial statements from the date of acquisition. Remaining goodwill of $430, after the impairment charge discussed in Note 14, is being amortized on a straight-line basis over 3 years.

13. Formation of Joint Venture

   On August 30, 2000 Triple S announced the formation of a new business in Manaus, Brazil. The business, Triple S Cosmosplast da Amazonia, Ltda., was formed in collaboration with Cosmosplast Industria e Comercio

                            TRIPLE S PLASTICS, INC.

de Plasticos Ltds., a Brazilian plastics company serving the electronics and other selected consumer goods industries. Triple S owns a 70% interest in the new business and Cosmosplast Industria owns 30%. In establishing this business, and to acquire certain real estate, Triple S issued long-term debt consisting of a note payable described in Note 5.

14. General and Administrative Expenses

   On April 30, 2001, Triple S announced that, following a review of production capacity needs at its two Texas facilities, it was transferring most production from its Ft. Worth plant to its Georgetown plant. Triple S is planning to maintain a full-capability presence at the Ft. Worth facility and will return that plant to production levels as the results from new sales initiatives warrant. Triple S expects the production transfer to be completed by July 1, 2001. Accordingly, in the fourth quarter of fiscal 2001 Triple S recorded a pre-tax charge of $279 of additional depreciation and other costs associated with the Ft. Worth realignment. In addition, expenses related to the terminated merger with Eimo Oyj of $2,808 as discussed in Note 16, and an impairment charge of $900 related to Burco goodwill, as a result of changes in the business environment noted above, were recorded in fiscal 2001. These pre-tax charges are classified in General and Administrative Expenses in the Consolidated Statements of Income in fiscal 2001.

   On June 18, 1999, Triple S announced that it was closing its Tucson, Arizona facility and transferring the machinery and equipment from that facility to its new facility in Fort Worth, Texas and other locations in Michigan. The charge recorded in the first quarter ended June 30, 1999, reflects the cost of closing the Tucson facility and impairment charges related to the planned disposition of the Victor Plastics facility. The loss on closing and impairment charge included the write down of property, plant and equipment to market value of $1,151 and closedown expenses of $161. The adjustment to market value included a provision of $675 for the Tucson facility, Tucson machinery and equipment of $326 and the Victor Plastics facility of $150. Closedown expenses consisted of an inventory provision of $84 and severance payments of $77 related to the termination of all 100 employees at the Tucson facility. The market value of the property, plant, and equipment was the amount at which the assets could be sold in a current transaction between willing parties, other than in a forced or liquidation sale. This pre-tax charge is classified in General and Administrative Expenses in the Consolidated Statements of Income in fiscal 2000. The sale of the Tucson facility was final and all other costs were incurred as of December 1999. No additional provision for closing costs was necessary.

   Near the end of the third quarter of fiscal year 1999, two of Triple S's customers filed for protection under Chapter 11 of the U.S. Bankruptcy Code and a third customer indicated that it was having extreme financial difficulty obtaining needed additional financing to pay amounts owed to Triple S. Accordingly, in the third quarter of fiscal 1999 Triple S recorded a pre-tax provision of $1,441 for losses on accounts receivable of $1,221, inventories on hand for these customers of $200, and legal costs of $20. This pre-tax charge is classified in General and Administrative Expenses in the Consolidated Statements of Income in fiscal 1999.

   The above charges, classified in General and Administrative Expenses, are summarized as follows:

                                                           Years Ended March
                                                                  31,
                                                          --------------------
                                                           1999   2000   2001
                                                          ------ ------ ------
   Merger costs..........................................     --     -- $2,808
   Impairment charge.....................................     --     --    900
   Ft. Worth realignment.................................     --     --    279
   Tucson plant closing costs............................     -- $1,312     --
   Provision for losses.................................. $1,441     --     --
                                                          ------ ------ ------
   Total pre-tax charge in General and Administrative
    Expenses............................................. $1,441 $1,312 $3,987
                                                          ====== ====== ======

                            TRIPLE S PLASTICS, INC.

15. Comprehensive Income (Loss)

   Comprehensive income (loss) is comprised of all changes in shareholders' equity during the period other than from transactions with shareholders. Comprehensive income (loss) consists of the following:

                                                         Years Ended March 31,
                                                         ----------------------
                                                          1999     2000   2001
                                                         -------  ------ ------
   Net income (loss).................................... $(1,052) $2,771 $4,860
   Other comprehensive loss--
    Derivative adjustment...............................      --      --    (88)
    Foreign currency translation adjustments............      --      --    (16)
                                                         -------  ------ ------
   Comprehensive income (loss).......................... $(1,052) $2,771 $4,756
                                                         =======  ====== ======

   The above derivative adjustment of $(88), included in other liabilities at March 31, 2001, consisted of a change in the fair value of the derivative of $(143), tax effect of $45, and a reclassification adjustment to expense of $10.

16. Commitments and Contingencies

   On April 30, 2001, subsequent to year-end, Triple S announced that a dispute had arisen regarding the legal effect of the separate termination notices given by Triple S and Eimo Oyj in connection with the termination in March of the planned merger of the two companies. Eimo filed an action in federal court in Delaware seeking damages from Triple S, claiming that the termination of the merger agreement by Triple S, after Eimo itself had given notice of termination, constituted a breach of the agreement that entitles Eimo to damages consisting of certain expenses not exceeding $1,000, a termination fee of $6,400 and other unspecified damages. Triple S believes that Eimo's suit is without merit and has filed a motion to dismiss the case for failure to state a cause of action. Triple S will defend the action vigorously and does not believe that it owes Eimo a termination fee, expenses or other damages.

17. Quarterly Information (Unaudited)

                                                First   Second   Third  Fourth
Fiscal 2000                                    Quarter  Quarter Quarter Quarter
-----------                                    -------  ------- ------- -------
Net sales..................................... $19,246  $23,709 $27,964 $24,183
Gross profit.................................. $ 3,540  $ 4,544 $ 5,288 $ 4,555
Net income (loss)............................. $  (621) $   973 $ 1,289 $ 1,130
Basic earnings (loss) per share............... $  (.17) $   .26 $   .34 $   .31
Diluted earnings (loss) per share............. $  (.17) $   .24 $   .30 $   .26

                                                First  Second   Third  Fourth
Fiscal 2001                                    Quarter Quarter Quarter Quarter
-----------                                    ------- ------- ------- -------
Net sales..................................... $32,138 $39,713 $46,613 $36,704
Gross profit.................................. $ 6,611 $ 8,294 $ 7,790 $ 4,245
Net income (loss)............................. $ 2,211 $ 2,711 $ 1,289 $(1,351)
Basic earnings (loss) per share............... $   .59 $   .72 $   .34 $  (.36)
Diluted earnings (loss) per share............. $   .50 $   .59 $   .28 $  (.36)

                            TRIPLE S PLASTICS, INC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Triple S Plastics, Inc.
Vicksburg, Michigan

   We have audited the accompanying consolidated balance sheets of Triple S Plastics, Inc. as of March 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended March 31, 2001. These financial statements are the responsibility of Triple S's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triple S Plastics, Inc. at March 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP
Kalamazoo, Michigan
May 3, 2001

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON FINANCIAL
                               STATEMENT SCHEDULE

The Board of Directors
Triple S Plastics, Inc.
Vicksburg, Michigan

   The audits referred to in our report dated May 3, 2001 relating to the consolidated financial statements of Triple S Plastics, Inc., included the audit of the financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of Triple S's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

   In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.

BDO Seidman, LLP
Kalamazoo, Michigan
May 3, 2001

                            TRIPLE S PLASTICS, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                 Balance  Additions
                                   at     charged to Charged           Balance
                                beginning costs and  against   Other  at end of
         Description            of period  expenses  reserves changes  period
         -----------            --------- ---------- -------- ------- ---------
Reserves and allowances
 deducted from asset accounts:
Allowance for uncollectible
 accounts receivable:
 Year ended March 31, 2001....  $300,000          -- $ 50,000    --   $250,000
 Year ended March 31, 2000....  $709,000  $   93,000 $502,000    --   $300,000
 Year ended March 31, 1999....  $350,000  $1,071,000 $712,000    --   $709,000

Reserve for inventory
 obsolescence:
 Year ended March 31, 2001....  $250,000  $   46,000       --    --   $296,000
 Year ended March 31, 2000....  $110,000  $  140,000       --    --   $250,000
 Year ended March 31, 1999....  $493,340          -- $383,340    --   $110,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                   EIMO OYJ,

                           SPARTAN ACQUISITION CORP.

                                      and

                            TRIPLE S PLASTICS, INC.

                                  dated as of

                                  May 25, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 ARTICLE I THE MERGER.....................................................  A-2

    Section 1.1  The Merger..............................................   A-2

    Section 1.2  Effective Time..........................................   A-2

    Section 1.3  Closing.................................................   A-2

    Section 1.4  Directors and Officers of the Surviving Corporation.....   A-2

    Section 1.5  Subsequent Actions......................................   A-3

    Section 1.6  Other Agreements........................................   A-3

 ARTICLE II CONVERSION OF SECURITIES......................................  A-3

    Section 2.1  Conversion of Capital Stock.............................   A-3

    Section 2.2  Exchange of Certificates................................   A-4

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  A-6

    Section 3.1  Organization; Qualification; Charter Documents..........   A-7

    Section 3.2  Subsidiaries and Affiliates.............................   A-7

    Section 3.3  Capitalization..........................................   A-7

    Section 3.4  Authorization; Validity of Agreement; Company Action....   A-8

    Section 3.5  Board Approvals; Takeover Statutes......................   A-8

    Section 3.6  Vote Required...........................................   A-8

    Section 3.7  Consents and Approvals; No Violations...................   A-8

    Section 3.8  SEC Reports and Financial Statements....................   A-9

    Section 3.9  No Undisclosed Liabilities..............................   A-9

    Section 3.10 Absence of Certain Changes..............................   A-9

    Section 3.11 Litigation..............................................  A-10

    Section 3.12 Employee Benefit Plans..................................  A-10

    Section 3.13 Tax Matters; Government Benefits........................  A-12

    Section 3.14 Title to Properties; Encumbrances.......................  A-12

    Section 3.15 Environmental Laws......................................  A-13

    Section 3.16 Intellectual Property...................................  A-13

    Section 3.17 Compliance with Laws....................................  A-13

    Section 3.18 Labor Difficulties......................................  A-13

    Section 3.19 Information to be Supplied..............................  A-14

    Section 3.20 Opinion of Financial Advisor............................  A-14

    Section 3.21 Brokers or Finders......................................  A-14

    Section 3.22 Company Agreements......................................  A-14

    Section 3.23 Interested Party Transactions...........................  A-14

    Section 3.24 Certain Liabilities and Agreement.......................  A-14

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER....... A-14

    Section 4.1  Organization; Qualification; Charter Documents.........  A-15

    Section 4.2  Subsidiaries and Affiliates............................  A-15

    Section 4.3  Capitalization.........................................  A-15

    Section 4.4  Authorization; Validity of Agreement; Necessary
                 Action.................................................  A-16

    Section 4.5  Board Approvals; Takeover Statutes.....................  A-16

    Section 4.6  Vote Required..........................................  A-16

    Section 4.7  Consents and Approvals; No Violations..................  A-17

    Section 4.8  Parent Public Reports and Financial Statements.........  A-17

    Section 4.9  No Undisclosed Liabilities.............................  A-17

    Section 4.10 Absence of Certain Changes.............................  A-17

    Section 4.11 Litigation.............................................  A-18

    Section 4.12 Tax Matters; Government Benefits.......................  A-18

    Section 4.13 Title to Properties; Encumbrances......................  A-19

    Section 4.14 Environmental Laws.....................................  A-19

    Section 4.15 Intellectual Property..................................  A-19

    Section 4.16 Compliance with Laws...................................  A-19

    Section 4.17 Labor Difficulties.....................................  A-20

    Section 4.18 Information to be Supplied.............................  A-20

    Section 4.19 Merger Sub's Operations................................  A-20

    Section 4.20 Brokers or Finders.....................................  A-20

    Section 4.21 Parent Agreements......................................  A-20

    Section 4.22 Interested Party Transactions..........................  A-21

 ARTICLE V COVENANTS..................................................... A-21

    Section 5.1  Conduct of the Business of Company.....................  A-21

    Section 5.2  Conduct of the Business of Parent......................  A-24

    Section 5.3  Company Shareholder Meeting; Parent Shareholder
                 Meeting; Preparation of Proxy Statement/Prospectus.....  A-25

    Section 5.4  Access.................................................  A-26

    Section 5.5  Confidentiality........................................  A-26

    Section 5.6  Reasonable Best Efforts ...............................  A-26

    Section 5.7  Employee Stock Options.................................  A-28

    Section 5.8  No Solicitation by the Company.........................  A-29

    Section 5.9  No Solicitation by the Parent .........................  A-30

    Section 5.10 Publicity..............................................  A-31

    Section 5.11 Notification of Certain Matters........................  A-31

    Section 5.12 State Takeover Laws....................................  A-31

    Section 5.13 Tax Treatment..........................................  A-31

    Section 5.14 Governance Matters.....................................  A-32

    Section 5.15 Merger Sub Compliance..................................  A-32

    Section 5.16 Employee Benefits......................................  A-32

    Section 5.17 Indemnification........................................  A-33

    Section 5.18 Control of Other Party's Business......................  A-34

    Section 5.19 HSE Listing and Nasdaq Listing; Exchange Act Reports...  A-34

    Section 5.20 No Series K Shares.....................................  A-35

 ARTICLE VI CONDITIONS................................................... A-35

    Section 6.1  Conditions Precedent to Obligations of Parent and
                 Merger Sub.............................................  A-35

    Section 6.2  Conditions Precedent to Obligations of the Company.....  A-36

    Section 6.3  Frustration of Closing Conditions......................  A-37

    Section 6.4  Conditions Not Otherwise a Limitation of Rights........  A-37

 ARTICLE VII TERMINATION................................................. A-38

    Section 7.1  Termination............................................  A-38

    Section 7.2  Effect of Termination..................................  A-39

    Section 7.3  Payment of Certain Fees and Expenses...................  A-39

 ARTICLE VIII DEFINITIONS AND INTERPRETATION............................. A-40

    Section 8.1  Definitions............................................  A-40

    Section 8.2  Interpretation.........................................  A-47

 ARTICLE IX MISCELLANEOUS................................................ A-48

    Section 9.1  Amendment and Modification ............................  A-48

    Section 9.2  Representations and Warranties.........................  A-48

    Section 9.3  Notices................................................  A-48

    Section 9.4  Counterparts; Telecopier...............................  A-49

    Section 9.5  Entire Agreement; No Third Party Beneficiaries.........  A-49

    Section 9.6  Severability...........................................  A-49

    Section 9.7  Governing Law..........................................  A-49

    Section 9.8  Enforcement and Interpretation.........................  A-49

    Section 9.9  WAIVER OF JURY TRIAL...................................  A-50

    Section 9.10 Time of Essence........................................  A-50

    Section 9.11 Extension; Waiver......................................  A-50

    Section 9.12 Assignment..............................................  A-50

    Section 9.13 Mutual Release and Settlement Agreement.................  A-50

    Section 9.14 Preamble................................................  A-50

    Section 9.15 Termination of Prior Agreements.........................  A-50

    Section 9.16 2001 Form 10-K..........................................  A-50

    Section 9.17 Incorporation By Reference In Disclosure Schedules......  A-50

    Section 9.18 Certain Waivers.........................................  A-51

               Exhibits
               --------
   1.1(a)      Certificate of Merger--Michigan
   1.1(b)      Certificate of Merger--Delaware
   1.6(a)      Form of Reinstatement of Company Shareholder Agreement
   1.6(b)      Form of Reinstatement of Parent Shareholder Agreement
   1.6(c)      Form of Reinstatement of Conversion Agreement
   1.6(d)(i)   Form of Release and Resignation Agreement of Daniel B. Canavan
   1.6(d)(ii)  Form of Release and Resignation Agreement of Victor V.
               Valentine, Jr.
   1.6(d)(iii) Form of Employment Agreement of A. Christian Schauer
   6.1(k)      Form of Liquidity and Registration Rights Agreement
   9.13        Form of Mutual Release and Settlement Agreement
   9.16        2001 10-K Draft

Schedules

Company Disclosure Schedule--Schedule A

Parent Disclosure Schedule--Schedule B

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 25, 2001, by and among EIMO OYJ, a company organized under the laws of the Republic of Finland ("Parent"), SPARTAN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and TRIPLE S PLASTICS, INC., a Michigan corporation (the "Company"). As used in this Agreement, capitalized terms have the meanings ascribed to them in Article VIII.

                                    Preamble

   WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has approved, and deems it advisable and in the best interests of its respective shareholders and consistent with and in furtherance of its respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance thereof, the Board of Directors of Parent has approved this Agreement and the Merger in accordance with the laws of the Republic of Finland, upon the terms and subject to the conditions set forth herein;

   WHEREAS, the parties desire to reinstate, amend and restate that certain Agreement and Plan of Merger dated as of July 13, 2000, as amended by Amendment Number One thereto dated as of February 3, 2001 (the "Original Agreement");

   WHEREAS, this Agreement shall, upon execution, be in full force and effect notwithstanding any notice of intent to terminate or notice of termination given prior to the date of this Agreement, all of which are expressly withdrawn subject only to the fulfillment of the conditions set forth in Section 9.13 of this Agreement;

   WHEREAS, in furtherance thereof, the respective Boards of Directors of Merger Sub and the Company have approved this Agreement and the Merger in accordance with the DGCL and the MBCA, respectively, and upon the terms and subject to the conditions set forth herein;

   WHEREAS, the parties hereto intend that the Merger shall qualify for U.S. federal income tax purposes as a reorganization (a "Section 368
Reorganization") within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code");

   WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

   WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, each of the Major Company Shareholders and the other shareholders of the Company who are signatory thereto, concurrently herewith, is entering into the Company Shareholder Agreement dated as of the date hereof, with Parent and Merger Sub, pursuant to which the Major Company Shareholders are agreeing, among other things, to grant Parent a proxy with respect to the voting of the Shares held by the Major Company Shareholders all upon the terms and subject to the conditions set forth in the Company Shareholder Agreement;

   WHEREAS, as a condition and inducement to the Company's entering into this Agreement and incurring the obligations set forth herein, each of the Major Parent Shareholders, concurrently herewith, is entering into the Parent Shareholder Agreement dated as of the date hereof, with the Company, pursuant to which the Major

Parent Shareholders are agreeing, among other things, to grant the Company a proxy with respect to the voting of the Parent Ordinary Shares and the Parent Series K Shares held by the Major Parent Shareholders, all upon the terms and subject to the conditions set forth in the Parent Shareholder Agreement; and

   WHEREAS, as a further condition and inducement to the Company's entering into this Agreement and incurring the obligations set forth herein, each of the Major Parent Shareholders, concurrently herewith, is entering into the Conversion Agreement dated as of the date hereof, with the Company, pursuant to which the Major Parent Shareholders are agreeing, among other things, to convert the Parent Series K Shares held by the Major Parent Shareholders into Parent Ordinary Shares, effective as of the Effective Time, all upon the terms and subject to the conditions set forth in the Conversion Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Merger Sub shall consummate a merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Michigan, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section
1.1. Pursuant to the Merger, (x) the articles of incorporation of the Company shall be amended at and as of the Effective Time as set forth in the Certificates of Merger in the form of Exhibit 1.1(a) and Exhibit 1.1(b) hereof (collectively, the "Certificate of Merger"), and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (y) the bylaws of the Company shall be, at and as of the Effective Time, the bylaws of the Surviving Corporation until thereafter amended as provided by law, by the articles of incorporation or by such bylaws. The Merger shall have the effects specified in the MBCA and the DGCL.

   Section 1.2 Effective Time. Subject to the terms of this Agreement, Parent, Merger Sub and the Company will cause the Merger to be consummated by causing the Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Department of Consumer and Industry Services of the Corporation Division of the State of Michigan, as provided in the MBCA, and with the Secretary of State of the State of Delaware, as provided in the DGCL. The Merger shall become effective on the later of (a) the time at which the Certificate of Merger is duly filed with the Department of Consumer and Industry Services of the Corporation Division of the State of Michigan, (b) the time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or (c) such other time as is agreed upon by the parties and specified in the Certificate of Merger (the "Effective Time").

   Section 1.3 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI, at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other location as shall be agreed upon by the parties.

   Section 1.4 Directors and Officers of the Surviving Corporation. The directors of Merger Sub (plus two additional persons acceptable to Parent in its sole discretion, one of which is to be nominated by the Company

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

and the other to be nominated by the Parent prior to the Closing) and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

   Section 1.5 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, and shall execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, and shall take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

   Section 1.6 Other Agreements. Simultaneously with the execution and delivery of this Agreement, the following agreements will be executed and delivered: (a) the Reinstatement of Company Shareholder Agreement in the form of Exhibit 1.6(a) hereto among Parent, Merger Sub and each of the Major Company Shareholders and the other shareholders of the Company who are signatory thereto (the "Company Shareholder Agreement"), (b) the Reinstatement of Parent Shareholder Agreement in the form of Exhibit 1.6(b) hereto among the Company and each of the Major Parent Shareholders (the "Parent Shareholder Agreement"),
(c) the Reinstatement of Conversion Agreement in the form of Exhibit 1.6(c) hereto among the Company, Parent and each of the Major Parent Shareholders (the "Conversion Agreement"), (d) the Release and Resignation Agreements between the Company and Daniel B. Canavan and Victor V. Valentine, Jr. in the form of
Exhibit 1.6(d)(i) and Exhibit 1.6(d)(ii), respectively, and (e) the Employment and Severance Agreement between the Company and A. Christian Schauer in the form of Exhibit 1.6(d)(iii), (collectively, the "Severance Agreements"). For the avoidance of doubt, E.A.T Invest Oy, an entity under common control of Parent, and Anja Paananen are not parties to this Agreement, nor any agreement referred to in this section or elsewhere in this Agreement.

                                   ARTICLE II

                            Conversion of Securities

   Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Merger Sub Common Stock:

     (a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. For the avoidance of doubt, this Section 2.1(b) shall not apply to any Shares owned by E.A.T Invest Oy, an entity under common control with Parent.

     (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive from Parent pursuant to Section 2.1(e) a number of Parent Ordinary Shares equal to the Exchange Ratio, which shall be delivered in the form of American Depositary Shares (the "Parent ADSs"), each representing the right to receive (in book entry form) ten Parent Ordinary Shares (the "Merger Consideration"), evidenced by one or more American Depositary Receipts ("Parent ADRs") issued in accordance with the Deposit Agreement, provided, however, that the ratio between the number of Parent Ordinary Shares represented by each ADS may be decreased by Parent in its sole discretion or increased by Parent with the consent of the Company. At the Effective Time, all Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 2.2(f) cash in lieu of fractional Parent ADSs and any dividend or distribution pursuant to Section 2.2(d), in each case without interest. Parent shall, following the Closing, pay all stamp duties, stamp duty reserve tax and other taxes and similar levies imposed in connection with the issuance or creation of the Parent Ordinary Shares, Parent ADSs and any Parent ADRs in connection therewith.

     (d) Exchange Ratio. The Exchange Ratio shall be 4.5.

     (e) Issuance of Merger Consideration. In consideration of the issuance to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 2.1(a) hereof, Parent shall issue to the depositary for the Parent ADSs such number of Parent Ordinary Shares as is equal to the number of Shares outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio under the Deposit Agreement to permit the issuance of Parent ADSs.

     (f) Extraordinary Adjustments. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, (x) the Company changes the number of Shares, or Parent changes the number of Parent Ordinary Shares (other than as a result of converting Series K Shares of Parent into Series A shares of Parent as elsewhere described herein), issued and outstanding as a result of a stock split, stock combination, dividend of stock or other securities (or a record date within such period with respect to such a dividend), recapitalization, redenomination of share capital or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted to provide to the holders of Shares the same economic effect and percentage ownership of Parent Ordinary Shares as contemplated by this Agreement prior to such stock split, stock combination, dividend, recapitalization, redenomination or similar transaction, or (y) the Company changes the number of Shares issued and outstanding or issues additional Company Options, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

   Section 2.2 Exchange of Certificates

   (a) Appointment of Exchange Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company (which may be the depositary under the Deposit Agreement) reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the Certificates for Parent ADSs. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Shares as of the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other customary provisions as the Company and Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for certificates representing Parent ADRs which represent Parent ADSs and cash in lieu of fractional Parent ADSs.

   (b) Exchange Fund. Within three Business Days following the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, certificates for the Parent ADRs representing the Parent ADSs issuable pursuant to Section 2.1(c) in exchange for outstanding Shares and cash in an amount sufficient for payment in lieu of fractional Parent ADSs pursuant to Section 2.2(f) and any dividends or distributions to which holders of Shares may be entitled pursuant to Section 2.2(d). The cash amounts payable pursuant to Section 2.2(d) and
Section 2.2(f) are referred to collectively as the "Exchange Fund." The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to the Company's shareholders pursuant to this Article. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation. All Parent ADSs to be issued and delivered to the holders of Shares in accordance with this Agreement shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-6 declared effective by the SEC, and the Parent Ordinary Shares underlying such Parent ADSs shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-4 declared effective by the SEC.

   (c) Exchange Procedures. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with the letter of transmittal referred to in Section 2.2(a) duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs to be received in accordance with Section 2.1(c), (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such Parent ADSs in accordance with
Section 2.2(d), and (iii) the cash amount payable in lieu of fractional Parent ADSs in accordance with Section 2.2(f), in each case which such holder has the right to receive pursuant to the provisions of this Article, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, one or more Parent ADRs representing that whole number of Parent ADSs to be received in accordance with Section 2.1(c), plus any dividends or other distributions to which the transferor would otherwise be entitled pursuant to Section 2.2(d), plus the cash amount payable in lieu of fractional Parent ADSs in accordance with
Section 2.2(f), may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section, and subject to Section 2.2(d), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the whole number of Parent ADSs into which the number of Shares shown thereon have been converted as contemplated by this Article plus the cash amount payable in lieu of fractional Parent ADSs in accordance with Section 2.2(f).

   (d) Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared, made or paid after the Effective Time with respect to Parent Ordinary Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent ADSs represented thereby and no cash payment in lieu of fractional Parent ADSs shall be paid to any such holder pursuant to Section 2.2(f) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Parent ADRs which represent Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent ADSs, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent ADSs. Dividends or other distributions with a record date on or after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of Parent ADSs held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates.

   (e) No Further Ownership Rights In Shares. All Parent ADRs (and the Parent ADSs represented by such Parent ADRs) issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(f)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the Shares represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on the Shares in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

   (f) No Fractional Shares. No certificate or scrip representing fractional Parent ADSs will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent ADS interests will not entitle the owner thereof to vote or to any rights of a holder of Parent ADSs. In lieu of any such fractional Parent ADS, each holder of Certificates who would otherwise have been entitled to a fraction of a Parent ADS in exchange for such Certificates (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional Parent ADS, determined by multiplying (A) $1.75 by (B) the number of underlying Parent Ordinary Shares represented by the fractional Parent ADS interest to which such holder would otherwise be entitled.

   (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for one (1) year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as a general creditor for payment of their claim for Parent ADSs, any cash in lieu of fractional Parent ADSs and any dividends or distributions with respect to Parent ADSs. Any amounts remaining unclaimed by any holder of Certificates formerly representing Shares immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), shall, to the extent permitted by applicable laws, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto. Neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of Certificates formerly representing Shares with respect to any Parent ADRs (or dividends or distributions with respect thereto), or cash payable in respect of fractional Parent ADSs, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, rule, regulation or Order.

   (h) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent in its discretion and as a condition precedent to the issuance thereof, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional Parent ADSs, and unpaid dividends and distributions in respect of or on Parent ADSs deliverable in respect thereof, pursuant to this Agreement.

   (i) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income or other tax law.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as set forth in the Company Disclosure Schedule attached hereto as Schedule A, or (ii) as otherwise reported, disclosed or referenced in the Company SEC Documents (including the exhibits thereto) or the 2001 10-K Draft, in each case, where as to the relevant statement, such report, disclosure or reference does not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, the Company Financial Statements or the financial statements included in the 2001 10-K Draft, in light of the circumstances under which they were made, not misleading, the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Company Disclosure Schedule is identified by reference to a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

   Section 3.1 Organization; Qualification; Charter Documents. (a) The Company
(i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) The Company has heretofore delivered to Parent complete and correct copies of the Charter Documents of the Company and each Company Subsidiary as amended to date. All such Charter Documents are in full force and effect, and neither the Company nor any Company Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not materially restrict the ability of Company to consummate the Merger or could not reasonably be expected to have a Company Material Adverse Effect.

   Section 3.2 Subsidiaries and Affiliates. The Company Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Company Subsidiary and the jurisdictions in which each such Company Subsidiary is qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than one percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, options, agreements, limitations on voting rights, encumbrances or security interests of any kind (collectively, "Liens"), and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any Person except the Company. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.3 Capitalization. (a) The authorized capital stock of the Company consists of 10,200,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of the date hereof, (i) 3,814,169 Shares are issued and outstanding, (ii) no Shares are held in the treasury of the Company or by any Subsidiary of the Company, (iii) no shares of preferred stock are issued and outstanding, (iv) an aggregate of 943,200 Shares are issuable upon exercise of outstanding Company Options, including, without limitation, options under the Company's "Employee Stock Option Plan," the "Outside Director Stock Option Plan," the "Employee Stock Purchase Plan" and any Company Award (collectively, the "Company

Stock Plans"), and (v) an aggregate of 1,146,000 shares (including the 943,200 shares referenced in clause (iv)) are reserved for issuance in connection with the issuance of Shares under Company Stock Plans. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations (contingent or otherwise) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company. Since March 31, 2001, the Company has not issued or repriced any Company Options under any Company Stock Plan.

   (b) Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

   Section 3.4 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement, and, subject in the case of consummation of the Merger to obtaining the Company Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and, except for obtaining the Company Shareholder Approval and the filing of merger documents as set forth herein, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

   Section 3.5 Board Approvals; Takeover Statutes. The Company Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are in the best interests of the Company and its shareholders, (ii) adopted this Agreement, and approved the Merger and the other Transactions, and (iii) resolved to recommend that the shareholders of the Company approve this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The Company Board of Directors has taken all necessary action such that Chapters 7A and 7B of the MBCA, Article IX of the Company's Articles of Incorporation, and Article II, Section 8 of the Company's Bylaws do not, and, unless the Agreement is terminated, shall not in the future, to the extent within its control, apply to this Agreement, the Merger or the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

   Section 3.6 Vote Required. The affirmative vote of the holder of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

   Section 3.7 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the

HSR Act, Finnish corporation and securities law, Non-U.S. Monopoly Laws, state securities or blue sky laws, the MBCA and the DGCL, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will (i) conflict with or result in any breach of any provision of the articles of incorporation, the bylaws or similar organizational documents of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Agreement, or (iv) violate any Order, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, except, with respect to the foregoing clauses (ii), (iii) and (iv), as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no third party consents or approvals required to be obtained under the Company Agreements prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 SEC Reports and Financial Statements. The Company has filed with the SEC true and complete copies of the Company SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company Financial Statements have been prepared from, and are in accordance with, in each case, in all material respects, the books and records of the Company and its consolidated Subsidiaries, and comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject, with respect to interim unaudited financial statements, to normal and recurring year-end adjustments that are not reasonably likely to be material in amount.

   Section 3.9 No Undisclosed Liabilities. Except (a) as disclosed in the Company Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, or (ii) incurred pursuant to, or in furtherance of, this Agreement or the Transactions, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   Section 3.10 Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Company SEC Documents filed prior to the date hereof, (i) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course, (ii) there have not occurred any events, changes, effects or circumstances (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (2) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Options awarded prior to the date hereof, (3) (A) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements identified on the Company Disclosure Schedule in effect as of the date hereof, (B) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in the Company SEC Documents or required by a change in U.S. GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in the Company SEC Documents, any tax election that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

   Section 3.11 Litigation. There is no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Company Subsidiary; or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions; other than, in each case, those the outcome of which, individually or in the aggregate, would not (i) reasonably be expected to have a Company Material Adverse Effect, or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under the Agreement.

   Section 3.12 Employee Benefit Plans. (a) As used herein, "Plan" shall mean each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, for the benefit of any director, employee or former employee of the Company or any Company Subsidiary.

   (b) The Company has delivered or made available to the Parent true, correct and complete copies of all documents relating to the Plans, including but not limited to: (i) all Plan documents, amendments and trust instruments; (ii) all insurance and annuity contracts related to any Plans; (iii) COBRA notices and forms, including election forms used to notify employees and their dependents of their continuation coverage rights under the Company's group health plans;
(iv) the most recently filed Form 5500 annual reports prior to July 13, 2000; and (v) actuarial reports, summary plan descriptions and favorable determination letters for the Plans. Since the date these documents were supplied to Parent, no Plan amendments have been adopted, no changes to these documents have been made, and no amendments or changes will be adopted or made prior to the Closing Date in each case that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) All of the Plans subject to ERISA comply in all material respects and have been administered in compliance in all material respects with (i) the provisions of ERISA, (ii) all provisions of the Code, applicable to secure the intended tax consequences, (iii) all applicable state and federal securities laws and (iv) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any Company Material Adverse Effect. The Company has not received any written notice from any Governmental Entity questioning or challenging such compliance that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Neither the Company nor its ERISA Affiliates has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA, or liability for a prohibited transaction (within the meaning of ERISA Section 406 or Code Section
4975) that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   (e) No Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of the Company or any of its ERISA Affiliates, in each case, that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   (f) Neither the Company nor any of its ERISA Affiliates has ever established, maintained, contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multi-employer plan within the meaning of ERISA Section 4001(a)(3).

   (g) To the Company's knowledge, none of the Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

   (h) Except as described in the Company Disclosure Schedule, there are no insurance reserves, trusts or escrow accounts that have been established to provide for payments under welfare plans within the meaning of Section 3(1) of ERISA.

   (i) Each Plan which is intended to be qualified under Code Section 401(a) ("Qualified Retirement Plan") has received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986). To the Company's knowledge, no event has occurred or circumstances exist that will or could give rise to disqualification of a Qualified Retirement Plan and no amendment to any Qualified Retirement Plan made since applying for such determination letter could cause a disqualification of such Plan.

   (j) The Company has the right pursuant to the terms of each Plan that is a welfare plan within the meaning of Section 3(1) of ERISA and all agreements related to such Plan unilaterally to terminate such Plan (or its participation in such Plan) or to amend the terms of such Plan at any time.

   (k) Except as set forth in Exhibit 6.1(d)(iii), the transactions contemplated by this Agreement will not result in any additional payments to or benefit accruals for, or any increase in the vested interest of, any current or former officer, employee or director or their dependents under any Plan. The Company is not obligated to reimburse or increase the compensation of or payments to any current or former officer, employee or director of the Company in order to make such person whole for any excise tax such person may pay under
Section 4999 of the Code due to an excess parachute payment under Section 280G of the Code.

   (l) Except as expressly provided in this Agreement, there is no pending or, to the knowledge of the Company, threatened complaint, claim (other than a routine claim for benefits), proceeding, audit, or investigation of any kind in or before any Governmental Entity with respect to any Plan that could reasonably be expected to result in a Company Material Adverse Effect.

   (m) Except as set forth in Section 3.13 of the Company Disclosure Schedule or Exhibit 1.6(d)(iii), the Company has made no changes to any Plan since June 30, 2000 resulting in any increase in benefits under any Plan, other than increases in employee cash salaries in the ordinary course of business; provided that, in the case of each employee, any such increase has not exceeded 10% of such employee's cash salary payable during the twelve month period ended June 30, 2000, nor has the Company granted any Company Options to any Person at less than 100% of fair market value since June 30, 2000.

   Section 3.13 Tax Matters; Government Benefits. The Company and each of its Subsidiaries has filed all Tax Returns that are required to be filed by the Company and its Subsidiaries, and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failure to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have duly paid or caused to be duly paid in full or made provision in accordance with U.S. GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) shown as due on such Tax Returns. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

   (a) No notification has been received by the Company or by any Company Subsidiary that an audit, examination or other proceeding is pending or, to the Company's knowledge, threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary, except for those that would not reasonably be expected to have a Company Material Adverse Effect.

   (b) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   (c) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group, the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

   Section 3.14 Title to Properties; Encumbrances. Except as set forth in the 2001 Form 10-K Draft, each of the Company and the Company Subsidiaries has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible properties and assets which it purports to own or use, including all the tangible properties and assets reflected in the Balance Sheet (except for properties and assets disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice), in each case, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever except, with respect to all such properties and assets, for (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Company Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; (c) liens for current taxes not yet due; and (d) such title defects, failure to have valid leasehold interest in, or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, if any, as individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

   Section 3.15 Environmental Laws. Except as disclosed in the Company SEC Documents (a) the Company and each Company Subsidiary is in compliance with all Environmental Laws, including compliance with any permits or other governmental authorizations or the terms and conditions thereof, except in the case of the matters covered by this sentence where the failure to be in compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (b) in the past five (5) years, neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which any of them is responsible, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such communication, notice or Environmental Claim could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (c) to the Company's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.16 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Company Intellectual Property, (ii) to the Company's knowledge, the conduct of the business of the Company and the Company Subsidiaries with the Company Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Company nor any Company Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Company or any Company Subsidiary to use any of the Company Intellectual Property, and (iii) neither the Company nor any Company Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

   Section 3.17 Compliance with Laws. The Company and its Subsidiaries are in compliance with each applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any such violation, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, and the Company is in compliance with the terms thereof, except where the failure to be in full force and effect or to be in such compliance could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.18 Labor Difficulties. (a) There is no unfair labor practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board, except for any occurrence that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, except where such strike, dispute, slowdown or stoppage could not reasonably be expected to have a Company Material Adverse Effect; (c) to the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries; and
(d) no grievance which might have, individually or in the aggregate, a Company Material Adverse Effect, arising out of or under collective bargaining agreements is pending.

   Section 3.19 Information to be Supplied. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference (i) in the registration statement on Form F-4 (the "F-4") or on Form F-6 to be filed with the SEC by Parent in connection with the issuance of Parent ADSs in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in any filing by Parent or Merger Sub with the Finnish Financial Supervision or the HSE in respect of the Merger (including, without limitation, any listing particulars under the Securities Market Act of 1989, as amended (the "Market Act"), Chapter 2, Section 3 relating to Parent Ordinary Shares (the "Listing Particulars") and any shareholder circular to be distributed to the shareholders of Parent) (together with any amendments or supplements thereto, the "Parent Disclosure Documents"), or (iii) in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations hereunder and all applicable state laws, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

   Section 3.20 Opinion of Financial Advisor. The Company has received the opinion of its investment advisor, Pacific Crest Securities Inc., dated May 24, 2001, to the effect that, as of such date, the Exchange Ratio is fair to the Company's shareholders from a financial point of view. A copy of such opinion will be provided to the Parent promptly after the execution of this Agreement.

   Section 3.21 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person acting on behalf of the Company is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Pacific-Crest Securities, Inc.

   Section 3.22 Company Agreements. Except as set forth in the Company SEC Documents or as permitted pursuant to this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $500,000, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries, taken as a whole, is or would be conducted (collectively, the "Company Agreements").

   Section 3.23 Interested Party Transactions. To the Company's knowledge, since February 9, 2001, no event has occurred that would be required to be reported as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

   Section 3.24 Certain Liabilities and Agreement. The Company's maximum liability, whether as a shareholder (quotaholder), guarantor, partner, contractor or otherwise, with respect to current commitments relating to its Brazilian operations are not expected to exceed, between the date hereof and December 31, 2001, $3,000,000 in the aggregate without regard to any amounts that the Company is permitted to expend pursuant to Section 5.1(b)(iv)(B).

                                   ARTICLE IV

             Representations and Warranties of Parent and Purchaser

   Except (i) as set forth in the Parent Disclosure Schedule attached hereto as Schedule B, or (ii) as otherwise reported, disclosed or referenced in the Parent Disclosure Documents (including the exhibits thereto), whereas to such the relevant statement, report, disclosure or reference does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, Parent represents and warrants to the Company that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Parent Disclosure Schedule is identified by reference to a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. Parent acknowledges that the Parent Disclosure Documents do not include the Form F-4 Registration Statement dated February 9, 2001, as filed with the SEC.

   Section 4.1 Organization; Qualification; Charter Documents. (a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   (b) Parent has heretofore delivered or made available to the Company complete and correct copies of the Charter Documents of Parent and each Parent Subsidiary, as amended to date. All such Charter Documents are in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not materially restrict the ability of Parent to consummate the Merger or could not reasonably be expected to have a Parent Material Adverse Effect.

   Section 4.2 Subsidiaries and Affiliates. The Parent Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Parent Subsidiary and the jurisdictions in which each Parent Subsidiary is qualified to do business. The Parent does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than one percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is owned directly or indirectly by the Parent free and clear of all Liens, and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Parent Subsidiary to any person except the Parent. Each Parent Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   Section 4.3 Capitalization. (a) The authorized capital stock of the Parent consists of 160,000,000 Parent Ordinary Shares and 25,000,000 Series K Shares. As of the date hereof, (i) 39,200,000 Parent Ordinary Shares are issued and outstanding, (ii) no Parent Ordinary Shares are held in the treasury of the Parent or held by any Subsidiary of Parent, (iii) 7,200,000 Series K Shares are issued and outstanding, (iv) 1,200,000 Parent Ordinary Shares are issuable under the Parent's 1999 Warrant Plan, and (v) 1,000,000 Parent Ordinary Shares are issuable under the 2001 Warrant Plan (the "2001 Warrant Plan") approved at Parent's 2001 Annual General Meeting. The maximum aggregate number of shares that may be outstanding at any one time under the 1999 Warrant Plan and the 2001 Warrant Plan is 1,500,000. Immediately after the Effective Time as contemplated by the Conversion Agreement, no Series K Shares will be outstanding. All the outstanding shares of the Parent's capital stock are, and all Parent Ordinary Shares which may be issued pursuant to the exercise of outstanding Parent Options or upon conversion of Series K Shares into Parent Ordinary Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and, except as set forth on the Parent Disclosure Schedule, are free of any pre-emptive or other similar rights. There is no Voting Debt of the Parent or any Parent Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Parent authorized, issued or outstanding; (ii) except for warrants issued under the 1999 Warrant Plan, securities issuable under the 2001 Warrant Plan, or as expressly contemplated by this Agreement, there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary, obligating the Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations (contingent or otherwise) of the Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Ordinary Shares, the Series K Shares, or the other capital stock of the Parent, or any Parent Subsidiary or Affiliate of the Parent.

   (b) Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of the Parent or any of the Parent Subsidiaries.

   (c) The Parent Ordinary Shares underlying the Parent ADSs to be issued as part of the Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive or other similar rights, except as set forth on the Parent Disclosure Schedule.

   Section 4.4 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, with respect to Parent, subject in the case of consummation of the Merger to obtaining the Parent Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the Transactions have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or, except with respect to Parent for obtaining the Parent Shareholder Approval and the filing of merger documents as set forth herein, the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

   Section 4.5 Board Approvals; Takeover Statutes. The Parent Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are in the best interests of the Parent and its shareholders, (ii) adopted this Agreement and approved the Merger and the other Transactions, and (iii) resolved to recommend that the shareholders of the Parent approve this Agreement and the Merger, and none of the aforesaid actions by the Parent Board of Directors has been amended, rescinded or modified. To the knowledge of Parent, no Finnish takeover statute is applicable to the Merger or the other Transactions.

   Section 4.6 Vote Required. The affirmative vote of the holders of two-thirds of the Parent Ordinary Shares and the Series K Shares, voting as a single class, represented at a meeting of shareholders of Parent is the only vote of the holders of any class or series of the Parent's capital stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

   Section 4.7 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, Non-U.S. Monopoly Laws, Finnish corporation law, the Finnish Companies Act and Finnish and other securities law, the MBCA and the DGCL, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Transactions will (i) conflict with or result in any breach of any provision of the respective articles of association or bylaws or similar organizational documents of Parent or Merger Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any Order, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except, with respect to the foregoing clauses (ii), (iii) and (iv), as could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. There are no third party consents or approvals required to be obtained under the Parent Agreements prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   Section 4.8 Parent Public Reports and Financial Statements. The Parent has filed, and has heretofore made available to the Company, true and complete copies of, all reports, filings, registration statements and other documents required to be filed by it with the HSE, the Finnish Trade Registry, the Finnish Financial Supervision and the Decision of the Ministry of Finance since March 23, 1999. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Parent Public Reports, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Finnish Companies Act and the Market Act, as the case may be, and the applicable rules and regulations of the HSE and the Finnish Trade Registry. None of the Parent Subsidiaries is required to file any forms, reports or other documents with the Finnish Trade Registry or the Finnish Financial Supervision or under the Market Act or the Finnish Companies Act. The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of the Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the HSE, the Market Act and the Finnish Companies Act with respect thereto, have been prepared in accordance with Finnish GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein.

   Section 4.9 No Undisclosed Liabilities. Except (a) as disclosed in the Parent Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Parent Balance Sheet Date pursuant to the terms of this Agreement, or (c) incurred pursuant to, or in furtherance of, this Agreement or the Transactions, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   Section 4.10 Absence of Certain Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent Public Reports filed prior to the date hereof, (i) the Parent and each Parent Subsidiary has conducted its respective business only in the ordinary and usual course, (ii) there have not occurred any events, changes, effects or circumstances (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and (iii) there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock except as set forth on the Parent Disclosure Schedule,
(2) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Ordinary Shares upon the exercise of Parent Options awarded prior to the date hereof, (3) (A) any granting by Parent or any of its Subsidiaries to any current or former director, executive officer or other key employee of Parent or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date hereof, (B) any granting by Parent or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by Parent or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in Parent Public Reports or required by a change in Finnish GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in Parent Public Reports, any tax election that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect on Parent or any of its tax attributes or any settlement or compromise of any income tax liability.

   Section 4.11 Litigation. There is no action, suit, or proceeding by or before any court or governmental or other egulatory or administrative agency or commission pending or, to the best knowledge of the Parent, threatened against or involving the Parent or any Parent Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parent or any Parent Subsidiary pursuant to this Agreement or in connection with the Transactions, other than, in each case, the outcome of which, individually or in the aggregate, would not (i) reasonably be expected to have a Parent Material Adverse Effect, or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

   Section 4.12 Tax Matters; Government Benefits. The Parent and each of its Subsidiaries have filed all Tax Returns that are required to be filed by the Parent and its Subsidiaries, and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failure to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. The Parent and each of its Subsidiaries have duly paid or caused to be duly paid in full or made provision in accordance with Finnish GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes shown as due on such Tax Returns.

   (a) No notification has been received by the Parent or by any Parent Subsidiary that an audit, examination or other proceeding is pending or, to the Parent's knowledge, threatened with respect to any Taxes due from or with respect to or attributable to the Parent or any Parent Subsidiary or any Tax Return filed by or with respect to the Parent or any Parent Subsidiary where there is a reasonable possibility of a materially adverse determination.

   (b) Neither the Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   Section 4.13 Title to Properties; Encumbrances. Each of the Parent and the Parent Subsidiaries has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible properties and assets which it purports to own or use, including, without limitation, all the tangible properties and assets reflected in the Parent Balance Sheet (except for properties and assets disposed of since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice), in each case, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever except, with respect to all such properties and assets, for (a) liens shown on the Parent Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Parent Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Parent or any Parent Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet; (c) liens for current taxes not yet due; and
(d) such title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, if any, as individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect.

   Section 4.14 Environmental Laws. Except as disclosed in the Parent Public Reports (a) the Parent and each Parent Subsidiary are in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof, except in the case of the matters covered by this sentence where the failure to be in compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; (b) in the past five (5) years neither the Parent nor any Parent Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Parent or any Parent Subsidiary or for which any of them is responsible, and there is no pending or, to the Parent's knowledge, threatened Environmental Claim, except where such communication, notice or Environmental Claim could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; and (c) to the Parent's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Parent or any Parent Subsidiary or against any person or entity whose liability for any Environmental Claim the Parent or any Parent Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   Section 4.15 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect,
(i) either the Parent or a Parent Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Parent Intellectual Property,
(ii) to the Parent's knowledge, the conduct of the business of the Parent and the Parent Subsidiaries with the Parent Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Parent nor any Parent Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Parent or any Parent Subsidiary to use any of the Parent Intellectual Property, and (iii) neither the Parent nor any Parent Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Parent Intellectual Property which is still pending.

   Section 4.16 Compliance with Laws. The Parent and its Subsidiaries are in compliance with each applicable law, rule or regulation of any United States federal, state, local, Finnish, or other foreign government or agency thereof which affects the business, properties or assets of the Parent and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Parent or any Parent Subsidiary or has been filed, commenced or, to the Parent's knowledge, threatened against the Parent or any Parent Subsidiary alleging any such violation, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, and each of Parent and its Subsidiaries is in compliance with the terms thereof, except where the failure to be in full force and effect or to be in such compliance could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

   Section 4.17 Labor Difficulties. (a) There is no unfair labor practice complaint against the Parent or any Parent Subsidiary pending before any Finnish governmental or administrative agency, except for any occurrence that individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Parent, threatened against or affecting the Parent or any Parent Subsidiary, except where such strike, dispute, slowdown or stoppage could not reasonably be expected to have a Parent Material Adverse Effect; (d) to the Parent's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent and its Subsidiaries; and
(e) no grievance which might have, individually or in the aggregate, a Parent Material Adverse Effect, arising out of or under collective bargaining agreements is pending.

   Section 4.18 Information to be Supplied. (a) None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement.

   (b) The Parent Disclosure Documents will, at all relevant times, include all information relating to Parent and its Subsidiaries which is required to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all Finnish statutory and other legal and regulatory provisions (including, without limitation, the Market Act and the rules and regulations made thereunder, and the rules and requirements of the HSE) and all such information contained in such documents will, as of the date of such filing, be in all material respects, in accordance with the facts and will not omit anything materially likely to affect the import of such information.

   (c) Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Registration Statement or the Listing Particulars based on information supplied by the Company expressly for inclusion or incorporation by reference therein.

   Section 4.19 Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

   Section 4.20 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person acting on behalf of Parent or Merger Sub is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions, except Conventum Corporate Finance Oy.

   Section 4.21 Parent Agreements. Except as set forth in the Parent Public Reports or as permitted pursuant to this Agreement, neither the Parent nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $500,000, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, exclusive of any compensation agreements which would otherwise be included in such term with respect to a U.S. registrant) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any portion of the business of the Parent and its Subsidiaries, taken as a whole is conducted (collectively, the "Parent Agreements").

   Section 4.22 Interested Party Transactions. Section 4.22 of the Parent Disclosure Schedule sets forth a description of any event that, to Parent's Knowledge, exists or has occurred since January 1, 1999 that would be required to be reported as a "Certain Relationship" or "Related Transaction" pursuant to
Item 404 of Regulation S-K promulgated by the SEC, assuming, for purposes of this section only, that the Parent was and is subject to the reporting requirements of the Securities Act and the Exchange Act.

                                   ARTICLE V

                                   Covenants

   Section 5.1 Conduct of the Business of Company. The Company agrees that, except as set forth in the Company Disclosure Schedule, or as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed), during the period commencing on the date hereof until the earlier of the termination of this Agreement or the Effective Time:

     (a) the Company and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers, employees and consultants and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them;

     (b) by way of illustration and not limitation, neither the Company nor any of its Subsidiaries shall:

       (i) make any change in or amendment to the Company's Charter Documents or increase the number of members on the Company Board of Directors beyond a total of eight members;

       (ii) issue, sell, pledge, dispose of or encumber, or authorize to issue or sell, pledge, dispose of or encumber, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants, convertible securities or other rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (i) the issuance of Shares upon the exercise of Company Options outstanding as of March 31, 2001, in accordance with their then present terms or (ii) issuances by a wholly-owned Subsidiary of the Company of capital stock to such Subsidiary's parent, the Company or another wholly-owned Subsidiary of the Company.

       (iii) declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than dividends payable by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

       (iv) incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (A) incurred in the ordinary course of business of the Company and its Subsidiaries, or (B) incurred in connection with the Company's existing operations in Brazil in an amount not to exceed

    $3,000,000, or (C) not otherwise described in clauses (A) and (B) which, as to this clause (C), do not exceed $3,000,000 in the aggregate;

       (v) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests), other than acquisitions of inventory, supplies, services and raw materials in the ordinary course of business consistent with past practice, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person other than in connection with transactions permitted by
    Section 5.1(b)(iv)(B);

       (vi) (A) grant any options under the Company Stock Plans or otherwise grant any Company Option or Company Award, or (B) establish, adopt, enter into or amend any bonus, profit sharing or similar plan, agreement, trust, fund, policy or arrangement, or (C) except in the ordinary course of business consistent with past practice and except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present, former or prospective director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or terminate any collective bargaining, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except as may be required by law;

       (vii) transfer, lease, license, guarantee, sell, mortgage, pledge, renovate, rehabilitate, dispose of, encumber or subject to any Lien, any assets of the Company or any of its Subsidiaries except for (A) sales of assets or Liens made or granted in the ordinary course of business, and (B) sales of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

       (viii) except as required by applicable law or U.S. GAAP and after notice to Parent, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

       (ix) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to a Company Acquisition Proposal, except as provided for in Section 7.1(c)(iv);

       (x) (A) incur any material indebtedness for borrowed money, issue any debt securities, or assume or guarantee any such indebtedness of another Person (other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company) or endorse or otherwise become responsible for the obligations of any Person or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause (A), for borrowings (1) in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities in the ordinary course of business consistent with past practice, (2) in connection with the Transactions, or (3) in connection with financing activities relating to activities described in Section 5.1(b)(iv), but only to the extent otherwise permitted thereunder;

       (xi) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option (including any options issued pursuant to the Company Stock Plans or under any Company Award), insurance or other compensation or benefits, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

       (xii) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder's equity interest in the Company, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) over $250,000, individually or in the aggregate, other than (A) the payment, discharge or satisfaction (1) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (2) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company SEC Documents; provided, in each case, that any such settlement provides for a complete release of the Company and its Subsidiaries and imposes no obligation on the Company or its Subsidiaries other than the payment of money; and (B) the settlement contemplated by Section 9.13;

       (xiii) enter into any agreement, understanding or commitment that materially restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

       (xiv) plan, announce, implement or effect (A) any plant or facility closing (whether or not on a temporary or permanent basis) or (B) any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, provided, however, that (1) routine employee terminations for cause,
    (2) cost savings measures as Triple S may implement in the ordinary course of business, and (3) announced cost savings measures with respect to its Forth Worth, Texas facility shall not be considered subject to this clause (xiv); further provided, however, that the Company may, in connection with cost saving measures resulting in the actual termination of employees, pay up to $500,000 in the aggregate to any employees of the Company, other than (i) any person identified as an executive officer in the Company's Annual Report on Form 10-K/A filed with the SEC on July 31, 2000, and (ii) for the avoidance of doubt, any person identified as a director of the Company in the foregoing report, so long as the amount of any payment to any individual employee shall not exceed $10,000, and (iii) the Company may implement other cost savings measures outside of the ordinary course of its business, after notice to, and with the Consent of, Parent, which consent shall not be unreasonably refused or delayed.

       (xv) knowingly take any action or fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying (A) for "pooling of interests" accounting treatment under Finnish GAAP or (B) as a Section 368 Reorganization;

       (xvi) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Certificate of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Company that may be acquired or controlled by Parent or Merger Sub or permit any shareholder to acquire securities of the Company on a basis not available to Parent or Merger Sub in the event that Parent or Merger Sub were to acquire any shares of the Company Common Stock;

       (xvii) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except, in each case, in the ordinary course of business consistent with past practice;

       (xviii) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to the Company; or

       (xix) modify, amend, or terminate the Agreement of Operational Partnership between the Company and Cosmosplast Industria E Comercio de Plasticos LTDA, dated September 2, 2000, or any of the ancillary agreements or charter documents pertaining thereto (including, but not limited to, the Corporate Constitution Agreement of Triple S
    Cosmosplast Da Amzonia LTDA, dated August 14, 2000).

       (xx) agree, in writing or otherwise, to take any of the foregoing actions.

   Section 5.2 Conduct of the Business of Parent. The Parent agrees that, except as set forth in the Parent Disclosure Schedule, or as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by the Company (which consent or approval shall not be unreasonably withheld or delayed), during the period commencing on the date hereof until the earlier of the termination of this Agreement or the Effective Time, neither the Parent nor any of its Subsidiaries shall:

     (a) except as contemplated in the Conversion Agreement, make any change in or amendment to the Parent's articles of association, by-laws, or similar organizational documents;

     (b) except pursuant to the terms of the Conversion Agreement, issue, sell, pledge, dispose of or encumber, or authorize to issue or sell, pledge, dispose of or encumber (i) more than 7,500,000 shares of its capital stock in connection with one or more acquisitions of unaffiliated third party entities (whether pursuant to merger, stock or asset purchase or otherwise), or (ii) more than 1,500,000 shares of its capital stock pursuant to Parent Options, or authorize to issue or sell, any securities convertible into, or options, warrants, convertible securities or other rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, (x) more than 7,500,000 shares in the aggregate of its capital stock in connection with one or more acquisitions (whether pursuant to merger, stock or asset purchase or otherwise) of unaffiliated third party entities , or (y) more than 1,500,000 shares of its capital stock pursuant to the 1999 Warrant Plan or the 2001 Warrant Plan, or make any other changes in its capital structure, other than (1) the issuance of Parent Ordinary Shares upon the exercise of Parent Options, subject to the limitations in clause (b)(ii) and clause
  (b)(y) or (2) issuances by a wholly-owned Subsidiary of the Parent of capital stock to such Subsidiary's parent, the Parent or another wholly-owned Subsidiary of the Parent;

     (c) except as contemplated in the Conversion Agreement, declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire shares of Parent's capital stock or its other securities, other than dividends payable by a wholly-owned Subsidiary of the Parent to the Parent or another wholly-owned Subsidiary of the Parent;

     (d) knowingly take any action or fail to take any action, which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a Section 368 Reorganization;

     (e) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its articles of association or bylaws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of the Company's shareholders to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Parent that may be acquired by the Company's shareholders in the Merger;

     (f) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Parent or any of its Subsidiaries (other than the Merger) or any agreement relating to a Parent Acquisition proposal, except as provided for in Section 7.1(b)(iv);

     (g) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option (including any options issued pursuant to the Parent 1999 Warrant Plan or the 2001 Warrant Plan under any award (including restricted stock, deferred stock, phantom stock, stock equivalent or stock unit) for capital stock of the Parent, or otherwise), insurance or other compensation or benefits, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to amend the terms or change the period of exercisability, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Parent Ordinary Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

     (h) amend the Parent's 1999 Warrant Plan, the 2001 Warrant Plan or increase the total number of shares in the aggregate authorized for actual issuance under such plans beyond the 1,500,000 shares currently authorized for actual issuance under such plans without further approval of Parent's shareholders and the Company; or

     (i) agree, in writing or otherwise, to take any of the foregoing actions.

   Section 5.3 Company Shareholder Meeting; Parent Shareholder Meeting; Preparation of Proxy Statement/Prospectus. The Company Shareholder Meeting. The Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the holders of the Shares (the "Company Shareholder Meeting") as soon as reasonably practicable for the purpose of voting upon the approval and adoption of this Agreement and the Merger, and the Company agrees that this Agreement and the Merger shall be submitted at such meeting. Except as provided in Section 5.8: (i) the Company Board of Directors shall recommend approval and adoption by its shareholders of this Agreement (the "Company Recommendation"), and (ii) neither the Company's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner adverse to Parent.

   (a) Parent Shareholder Meeting. Parent, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the holders of Parent Ordinary Shares (the "Parent Shareholder Meeting") at approximately the same time as the Company Shareholder Meeting, but in no event later than one (1) Business Day after such Company Shareholder Meeting for the purpose of voting upon the Transactions, including the Merger and the issuance of Parent Ordinary Shares hereunder and Parent agrees that this Agreement and the issuance of Parent Ordinary Shares hereunder shall be submitted at such meeting. Except as provided in Section 5.9: (i) Parent's Board of Directors shall recommend approval by its shareholders of the Transactions, including the issuance of Parent Ordinary Shares pursuant to the Merger and, subject to receipt of all consents from the nominee required under Finnish laws, the election of Evan C. Harter, Daniel B. Canavan or, in lieu of such persons, such other persons as the Company shall designate with the consent of Parent, which consent will not be unreasonably refused or delayed, as members of the Parent's Board of Directors as contemplated by Section 5.14 (the "Parent Recommendation"), and (ii) neither Parent's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Parent Recommendation in a manner adverse to the Company.

   (b) Preparation of Registration Statement and Proxy
Statement/Prospectus. Promptly after the date hereof, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement, in which the Proxy Statement (which also shall be filed by the Company under separate cover) and the Prospectus will be included. Each of the Company and Parent shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement (including the Prospectus) to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act, comply in all material respects with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such shareholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent ADSs in the Merger. No filing of, or amendment or supplement to the Proxy Statement, the Prospectus or the Registration Statement will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement, the Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement, the Prospectus or the Registration Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Company and Parent.

   (c) Preparation and Filing of Form F-6. Parent shall promptly prepare and cause the depositary under the Deposit Agreement to file with the SEC a registration statement on Form F-6 (the "Form F-6") with respect to the registration of the Parent ADSs under the Securities Act and use its reasonable best efforts to have the Form F-6 declared effective as promptly as possible.

   Section 5.4 Access. The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request for purposes consistent with this Agreement and the Transactions contemplated hereby.

   (a) The Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, and
(ii) all other information concerning its business, properties and personnel as the Company may reasonably request for purposes consistent with this Agreement and the Transactions contemplated hereby.

   (b) Any investigation pursuant to this Section shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the other party.

   Section 5.5 Confidentiality. Information concerning (a) the Company and its Subsidiaries obtained by the Parent and Merger Sub and (b) the Parent and its Subsidiaries obtained by the Company and its Subsidiaries, in each case, through their respective officers, employees, accountants, counsel and other representatives pursuant to Section 5.4 or otherwise, shall be subject to the provisions of (i) the Confidentiality Agreement by and between the Company and Parent dated June 1, 2000 and (ii) the Confidentiality Agreement by and between the Company and Parent entered into in May 2001 (the "Confidentiality Agreements"), the provisions of which shall continue through the earlier of the Effective Time or two (2) years after the termination of this Agreement, subject to all duties applicable to trade secrets.

   Section 5.6 Reasonable Best Efforts. Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable

(subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of that party's and the other parties' conditions to Closing.

   (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, each party shall use its reasonable best efforts to effect such transfers, amendments or modifications.

   (c) If required under the HSR Act, the Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period, and each shall use its reasonable best efforts to take such action as may be required to cause the expiration of the waiting period under the HSR Act or other Non-U.S. Monopoly Laws with respect to the Transactions as promptly as practicable after the execution of this Agreement. Each of the Company and the Parent shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any Non-U.S. Monopoly Laws (collectively, "Antitrust Laws"). In connection with the filings under the Antitrust Laws, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any Transaction as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other Transactions, unless either party, in good faith, determines that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company nor Parent shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction.

   (d) Notwithstanding anything to the contrary in Section 5.6(a), (b) or (c),
(i) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Parent Material Adverse Effect on Parent or on Parent combined with the Company after the Effective Time, and (ii) for purposes of this Section, neither the Company nor any of its Subsidiaries shall be entitled to divest, nor shall it commit to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Company Material Adverse Effect on the Company or on the Company combined with the Parent after the Effective Time.

   Section 5.7 Employee Stock Options. (a) As of the Effective Time (i) each outstanding Company Employee Stock Option, and any other Company Option (together, the "Adjusted Options") shall be exchanged for an option to purchase the number of Parent ADSs derived by multiplying the number of Shares subject to such Company Employee Stock Option or other Company Option immediately prior to the Effective Time by the Exchange Ratio and dividing the result by the number of Parent Ordinary Shares represented by each Parent ADS (rounded to the nearest whole number of Parent ADSs), at an exercise price per Parent ADS equal to (X) the exercise price for each such Share subject to such option (Y) divided by the Exchange Ratio (Z) with the result multiplied by the number of Parent Shares represented by each Parent ADS (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plans. The other terms of each Adjusted Option, and the plans under which they were issued, shall continue to apply in accordance with their terms, subject to Section 5.7(d)."

   (b) As of the Effective Time, each outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) ("Company Award") under any Company Stock Plan shall be exchanged for a similar instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects, taken as a whole, on the holder thereof, and the Parent shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they are issued, shall continue to apply in accordance with their terms subject to Section 5.7(d).

   (c) The Company and Parent agree that each of the Company Stock Plans and Parent Stock Plans shall be amended, to the extent necessary and appropriate to reflect the transactions contemplated by this Agreement, including, but not limited to the exchange of Shares held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into Parent ADSs on a basis consistent with the transactions contemplated by this Agreement. The actions to be taken by the Company and Parent pursuant to this Section 5.7(c) shall include the submission by the Company or Parent of the amendments to the Parent Stock Plans or the Company Stock Plans to their respective shareholders, if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Merger.

   (d) Notwithstanding anything in Section 5.7(a) or Section 5.7(b) above to the contrary, if the exchange or conversion of any Adjusted Option or Company Award shall be prohibited or restricted under any applicable law, rule or regulation applicable to Parent, Parent shall, in lieu thereof, provide the holder at the Effective Time with substantially the same economic benefit calculated as of the Effective Time.

   (e) Parent shall (i) reserve for issuance the number of Parent Ordinary Shares underlying Parent ADSs that will become subject to the benefit plans, programs and arrangements referred to in this Section and (ii) issue or cause to be issued the appropriate number of Parent Ordinary Shares to be represented by Parent ADSs pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, the Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Parent Ordinary Shares underlying Parent ADSs necessary to fulfill Parent's obligations under this Section. For such period as the Parent shall be a reporting company under the Exchange Act, Parent shall use its reasonable best efforts to keep such registration statement effective (and the current status of the prospectus required thereby to be maintained) for as long as Adjusted Options or the Company Awards remain outstanding.

   (f) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Options and Company Awards and that such Company Options and Company Awards and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.7 after giving effect to the Merger).

   Section 5.8 No Solicitation by the Company. Neither the Company nor any Company Subsidiary shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each Company Subsidiary, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Company Acquisition Proposal, except that nothing contained in this Section 5.8(a) or any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure to make such disclosures would be contrary to its obligations under applicable law, provided that the Company may not, except as permitted by Section 5.8(c), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the approval of the Merger and this Agreement at the Company Shareholders Meeting (or, if the Merger has not been consummated within thirty (30) days after the Company Shareholders Meeting (except by reason of the Company's failure to fulfill any obligation under this Agreement), such actions occur more than thirty (30) days after the Company Shareholder Meeting), the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning a Company Acquisition Proposal if such proposal is a Company Superior Proposal not solicited in violation of this Agreement. A Company Acquisition Proposal will be a Company Superior Proposal only if:

     (x) a Person has, on an unsolicited basis, submitted a written proposal to the Company Board of Directors relating to any Company Acquisition Proposal which the Board determines in good faith (based on the advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company and its shareholders and for which financing, to the extent required, is then committed or which in the good faith judgment of the Company Board of Directors, is reasonably capable of being obtained by such Person; and

     (y) the Company Board of Directors determines in good faith, after consultation with outside counsel, that such action is required to act in a manner consistent with the Board's fiduciary duties to the Company's shareholders under applicable law.

   (a) The Company will immediately notify Parent, orally and in writing, of the existence of any Company Acquisition Proposal, or any modification of or amendment to any Company Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, and the Company will immediately communicate to Parent, orally and in writing, the terms of any Company Acquisition Proposal, modification or request which it may receive, the identity of the party making such Company Acquisition Proposal, modification or request, and whether the Company is providing or intends to provide the Person making the Company Acquisition Proposal, modification or request with access to information concerning the Company, and will immediately provide to Parent copies of any written materials received by the Company describing or stating such Company Acquisition Proposal. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.

   (b) Except as set forth in this Section 5.8(c), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or

Merger Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Company Acquisition Proposal, or (iii) enter into any agreement with respect to any Company Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Company Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Company Superior Proposal, or enter into an agreement with respect to a Company Superior Proposal, and may terminate this Agreement in order to concurrently enter into an agreement with respect to such Company Superior Proposal, in each case at any time after the fifth (5th) Business Day following delivery to Parent of written notice from the Company advising Parent that the Company Board of Directors has received a Company Superior Proposal which it intends to accept, specifying the material terms and conditions of such Company Superior Proposal, and identifying the Person making such Company Superior Proposal, but only if the Company shall have caused its financial and legal advisors to, if requested by the Parent, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms and, at the end of such five (5) Business Day period, the Company Board of Directors, in good faith continues reasonably to believe, that the Company Acquisition Proposal constitutes a Company Superior Proposal.

   Section 5.9 No Solicitation by the Parent. (a) Neither the Parent nor any Parent Subsidiary shall (and the Parent shall cause the officers, directors, employees, representatives and agents of the Parent and each Parent Subsidiary, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than the Company, any of its Affiliates or representatives) concerning any Parent Acquisition Proposal, except that nothing contained in this Section 5.9(a) or any other provision hereof shall prohibit the Parent or the Parent Board of Directors from making any disclosure to the Parent's shareholders if, in the good faith judgment of the Board, failure to so disclose would be inconsistent with the best interests of its shareholders; provided that the Parent may not, except as permitted by Section 5.9(c), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger. Upon execution of this Agreement, the Parent will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, the Parent may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning a Parent Acquisition Proposal if such proposal is a Parent Inclusive Superior Proposal. A Parent Acquisition Proposal will be a "Parent Superior Proposal" only if a Person has, on an unsolicited basis, submitted a written proposal to the Parent's Board of Directors relating to any Parent Acquisition Proposal which the Board reasonably determines in good faith (based on the advice of a financial adviser of a recognized reputation) to recommend to Parent's shareholders. A Parent Superior Proposal will be a Parent Inclusive Superior Proposal only if such Parent Superior Proposal does not contemplate, provide for, or require termination of this Agreement as a condition to such proposal, and expressly permits (but need not require) Parent to consummate the Merger without modification in any adverse respect of this Agreement or the Transactions. If at any time a Parent Superior Proposal becomes a Parent Exclusive Superior Proposal, Parent will immediately cease any then existing activities, discussions or negotiations with respect thereto until after the earlier of the termination of the Merger Agreement, the Effective Time or such date as any Parent Superior Proposal ceases to be a Parent Exclusive Superior Proposal. For purposes of this Agreement, a Parent Exclusive Superior Proposal means any Parent Superior Proposal that is not a Parent Inclusive Superior Proposal

   (b) The Parent will immediately notify the Company, orally and in writing, of the existence of any Parent Acquisition Proposal, or any modification of or amendment to any Parent Acquisition Proposal, or any request for nonpublic information relating to the Parent or any of its Subsidiaries in connection with a Parent Acquisition Proposal and the Parent will immediately communicate to the Company, orally and in writing, the terms of any Parent Acquisition Proposal, modification or request which it may receive, the identity of the party making such Parent Acquisition Proposal, modification or request, and whether the Parent is providing or intends to provide the Person making the Parent Acquisition Proposal, modification or request with access to information concerning the Parent, and will immediately provide to the Company copies of any written materials received by Parent describing or stating such Parent Acquisition Proposal. The Parent will promptly provide to the Company any non-public information concerning the Parent provided to any other party which was not previously provided to the Company.

   (c) Except as set forth below in this Section 5.9(c), neither the Parent's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Parent Acquisition Proposal, or (iii) enter into any agreement with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, (i) the Parent's Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Parent Inclusive Superior Proposal, or enter into an agreement with respect to a Parent Inclusive Superior Proposal, and (ii) may terminate this Agreement in order to concurrently enter into an agreement with respect to such Parent Inclusive Superior Proposal, in each case at any time after the fifth (5th) Business Day following delivery to the Company of written notice from the Parent advising the Company that the Parent's Board of Directors has received a Parent Inclusive Superior Proposal which it intends to accept, specifying the terms and conditions of such Parent Inclusive Superior Proposal, and identifying the Person making such Parent Inclusive Superior Proposal. In the event the Company has not advised Parent in writing that the Company objects to the Parent Inclusive Superior Proposal prior to the expiration of the five (5) Business Day period referred to above, the Company will be presumed to have not objected to the Parent Inclusive Superior Proposal and Parent may proceed to consummate the Merger and the Transactions and the Parent Inclusive Superior Proposal. In the event the Company objects to the Parent Inclusive Superior Proposal, the Parent shall within two (2) Business Days thereafter either (A) abandon the Parent Inclusive Superior Proposal and immediately provide written notice to the Company of such abandonment, or (B) terminate this Agreement and pay to the Company the Termination Fee and Expenses as provided in Section 7.3.

   Section 5.10 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, until the Effective Time or the date the Transactions are terminated or abandoned pursuant to Article VII, each of the Company and Parent shall use reasonable efforts to consult with the other party prior to the Company, Parent or any of their respective Affiliates issuing or causing the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior written approval of the other party, except for references to earlier releases or announcements and except as may be required by law or by any listing agreement with a national securities exchange or trading market.

   Section 5.11 Notification of Certain Matters. Each of the Company and the Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 5.12 State Takeover Laws. If any state takeover statute other than Chapter 7A and Chapter 7B of the MBCA becomes or is deemed to become applicable to the Agreement, the acquisition of Shares or the related voting power pursuant to the Merger or the other Transactions, the Company and the Parent shall take all action necessary to render such statute inapplicable to all of the foregoing.

   Section 5.13 Tax Treatment. (a) Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a
Section 368 Reorganization and will not take any action reasonably likely to cause the Merger not so to qualify.

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   (b) Each of the Parent and the Company shall cooperate with each other in obtaining the opinion of Schiff Hardin & Waite, counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of the Company and the Parent shall deliver to Schiff Hardin & Waite customary representation letters in form and substance reasonably satisfactory to such counsel, and the Company shall obtain any representation letters from appropriate shareholders and shall deliver any such letters obtained to Schiff Hardin & Waite (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

   (c) The Company shall prepare and timely file all reports, forms, returns, or other information required to be filed by it in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code. After the Merger, Parent shall cause the Surviving Corporation to prepare and timely file (to the extent legally entitled to do so) all reports, forms, returns, or other information required to be filed by the Company after the Merger in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code.

   (d) After the Merger, Parent agrees that it shall provide the information required to be provided by it under Treasury Regulation Section 1.367(a)-8(b) for the applicable period in order to ensure that any holder of Company Common Stock that is a five-percent transferee shareholder (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) that filed a gain recognition agreement (as defined in Treasury Regulation Section 1.367(a)-(8)) with respect to the Merger is entitled to non-recognition treatment for U.S. federal income tax purposes.

   (e) Parent shall not take, and, after the Merger, Parent shall cause the Company not to take, any position with respect to Taxes that is inconsistent with the treatment of the Merger as a Section 368 Reorganization.

   Section 5.14 Governance Matters. Prior to the Effective Time, the Board of Directors of Parent shall take all necessary action to (i) cause the resignation of (or will cause the removal of, if a resignation is not tendered) Markku Salonen, as a director of Parent, and (ii) appoint Evan C. Harter and Daniel B. Canavan to serve as members of such Board of Directors of Parent, effective as of the Effective Time, until the first annual meeting of Parent Shareholders following the Effective Time.

   Section 5.15 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

   Section 5.16 Employee Benefits. (a) As of the Effective Time, and subject to subsection (b) Parent shall either (i) cause the Company Plans (as defined in Section 3.12 of this Agreement) in effect at the date of this Agreement, to remain in effect as of the Effective Time, or (ii) maintain employee benefit plans which, in the aggregate, provide a substantially similar level of benefits as those provided under comparable Company Plans with respect to employees of the Company covered under such plans as of the date of this Agreement; provided, however, that the foregoing shall not apply to any provisions of any Company Plan under which employees may receive, or under which employee benefits are based on, Company Common Stock or to the extent inconsistent with any employment agreement with any employee.

   (b) Except as set forth in the Employment Agreement to be entered into with Christian Schauer, Parent has no current plans to institute any salary reduction program applicable to the employees of the Surviving Corporation. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to each continuing employee of the Company and each Company Subsidiary annual salary (excluding any cash bonus which shall be governed by the next sentence hereof) in an amount not less than the annual salary such employee was entitled to receive from the Company or Company Subsidiary for the twelve month period ended March 31, 2001, plus such annualized increases in such compensation (if any) instituted prior to the Effective Time, in good faith, in the ordinary course of business consistent with past practices, except, in no event shall such increases exceed ten percent (10%) of an employee's cash salary payable during the twelve month period ended March 31, 2001. Parent shall, or shall cause the Surviving Corporation to, provide to each continuing employee of the Company and each Company Subsidiary payments under the Company bonus and incentive Plans with respect to the fiscal year ending March 31, 2002, based on the greater of (A) the bonus and incentive compensation to which such employee would have been entitled pursuant to the Company bonus and incentive Plans in effect on the date hereof; or (B) the bonus and incentive compensation to which such employee would be entitled pursuant to any alternative bonus plan as to which such employee may become entitled to participate, at the option of the Parent, after the Effective Time. Notwithstanding the foregoing, nothing in this Agreement shall in any way restrict or limit Parent or the Surviving Corporation with respect to their ability to terminate one or more of the employees of the Surviving Corporation from and after the Effective Date or be deemed in any way to create an employment contract or condition of employment.

   (c) Employees of the Company and each Company Subsidiary as of the Effective Time shall be credited with service accrued prior to the Effective Time with the Company and any Company Subsidiary for purposes of determining eligibility to participate, vesting, eligibility for early retirement and vacation and paid time off entitlement under any employee benefit plan or arrangement established or maintained by Parent or the Surviving Corporation and made available to such employees.

   Section 5.17 Indemnification. (a) From and after the Effective Time, the Parent shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (each, an "Indemnified Party") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its Subsidiaries ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, in each case, until the expiration of the applicable statute of limitations. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Parent shall, subject to the limitations set forth herein, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Parent and the Company will cooperate in the defense of such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Parent and the Indemnified Party; provided, however, that the Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Parent shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.17(a) in connection with any such action, provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The Indemnified Parties, as a group, may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who, among them, have no such conflict) may retain one separate law firm in each applicable jurisdiction. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of the Parent will be entitled to indemnification under the Parent's Charter

Documents, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of the Parent.

   (b) In the event that the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 5.17.

   (c) For six years after the Effective Time, the Parent shall maintain in effect (x) the Company's current directors' and officers' liability insurance or other directors' and officers' liability insurance with a reputable and financially sound insurer that provides coverage that is no less favorable than the Company's current policy, in each case, covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, and (y) the Company's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.17(a) with coverages and in amounts no less favorable than those of such policy in effect on the date hereof; provided, that in no event shall the Parent be required to pay aggregate premiums for insurance under this Section 5.17(c) in excess of 150% of the aggregate premiums paid by the Company for its year ended March 31, 2000 for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the best coverage reasonably available, in the reasonable judgment of the Board of Directors of the Parent, for a cost up to but not exceeding such amount.

   (d) The provisions of this Section 5.17 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   Section 5.18 Control of Other Party's Business. Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations prior to the Effective Time. Prior to the Effective Time, each of the Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

   Section 5.19 HSE Listing and Nasdaq Listing; Exchange Act Reports. The Parent shall use its reasonable best efforts (i) to cause the Parent Ordinary Shares underlying the Parent ADSs issuable to the Company's shareholders as contemplated by this Agreement to be approved for listing on the HSE, and (ii) to cause the Parent ADSs issuable to the Company's shareholders as contemplated by this Agreement to be approved for listing on the Nasdaq National Market, in each case, prior to the Closing Date. The Parent shall use its reasonable best efforts to keep the Parent ADSs listed on the Nasdaq National Market (or, if not then eligible for listing thereon, on the Nasdaq SmallCap Market, or, if then eligible for listing thereon), for not less than three months following the Closing Date, and shall, during such period, use its best efforts to file all reports required under the Exchange Act. If the listing of Parent ADS's on the Nasdaq National Market or Nasdaq Small Cap Market ceases during the first twelve months after the Effective Time, the Parent shall use its reasonable best efforts (in accordance with and subject to applicable U.S. laws), which shall include the obligation to spend up to, but not more than, $50,000 to establish and thereafter for a limited period not to exceed twelve months from the Effective Time maintain for the benefit of its United States stockholders, a brokerage service through third parties that would be available to such stockholders twenty-four hours a day and that would facilitate the execution of sale transactions of Parent Ordinary Shares for those stockholders on the HSE. The Parent shall have no liability or obligation with respect to the undertaking to any shareholder or otherwise, beyond the expenditure of up to the aforesaid $50,000 in accordance with this Section 5.19.

   Section 5.20 No Series K Shares. The Parent shall not, at any time after the Closing, issue any Series K Shares.

                                   ARTICLE VI

                                   Conditions

   Section 6.1 Conditions Precedent to Obligations of Parent and Merger
Sub. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time, of each of the following conditions:

     (a) Shareholder Approval. Each of the Company Shareholder Approval and the Parent Shareholder Approval shall have been obtained;

     (b) Antitrust Approvals. All waiting periods (and any extension thereof) under the HSR Act and the Non-U.S. Monopoly Laws applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act and the Non-U.S. Monopoly Laws shall have been obtained or made;

     (c) Injunction. No preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

     (d) Statutes. No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

     (e) No Material Adverse Effect. Since the date hereof, no event shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

     (f) HSE Listing and Nasdaq Listing. The Parent Ordinary Shares to be issued in the Merger shall have been authorized for listing on the HSE following the due issuance thereof, and the Parent ADSs representing such Parent Ordinary Shares shall have been approved for quotation on the Nasdaq National Market;

     (g) Registration Statement. Each of the Registration Statement and the Form F-6 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of either the Registration Statement or the Form F-6 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

     (h) Representations and Warranties True. (A) The representations and warranties of the Company contained herein that are qualified by reference to a Company Material Adverse Effect shall be true and correct when made and on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date, (B) all other representations and warranties of the Company shall have been true and correct when made and on and as of the Closing Date, except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date, as if made on and as of such date, in each case, where the failure of such representations and warranties to be true or correct could not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect, and (C) the failure of any representations and warranties of the Company contained in this Agreement to be true and correct (disregarding for purposes of this Section 6.1(h)(C), all qualifications therein which reference a Company Material Adverse Effect) shall not have, or be reasonably likely to have, in the aggregate, a Company Material Adverse Effect;

     (i) Performance. The Company shall have performed or complied in all material respects with all material agreements, covenants and undertakings (or, if any such agreement, covenant or undertaking is qualified as to materiality then the Company shall have performed or complied with such agreement or covenant or undertaking in all respects in accordance with its terms) contained herein required to be performed or complied with by it prior to or at the time of the Closing;

     (j) Compliance Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying as to the fulfillment of the conditions specified in Section 6.1(h) and Section 6.1(i);

     (k) Liquidity and Registration Rights Agreement. Parent and each of the Major Shareholders shall have entered into the Liquidity and Registration Rights Agreement in substantially the form set forth as Exhibit 6.1(k) attached hereto; and

     (l) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Company Material Adverse Effect.

   Section 6.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time, of each of the following conditions:

     (a) Shareholder Approval. Each of the Company Shareholder Approval and the Parent Shareholder Approval shall have been obtained;

     (b) Antitrust Approvals. All waiting periods (and any extension thereof) under the HSR Act and the Non-U.S. Monopoly Laws applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act and the Non-U.S. Monopoly Laws shall have been obtained or made;

     (c) Injunction. No preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

     (d) Statutes. No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

     (e) No Material Adverse Effect. Since the date hereof, no event shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

     (f) HSE Listing and Nasdaq Listing. The Parent Ordinary Shares to be issued in the Merger shall have been authorized for listing on the HSE following the due issuance thereof, and the Parent ADSs representing such Parent Ordinary Shares shall have been approved for quotation on the Nasdaq National Market;

     (g) Registration Statement. Each of the Registration Statement and the Form F-6 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of either the Registration Statement or the Form F-6 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

     (h) Tax Opinion. The Company shall have received an opinion of Schiff Hardin & Waite in form and substance reasonably satisfactory to the Company on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the Closing Date, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a Section 368 Reorganization and (ii) each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the Tax Certificates;

     (i) Representations and Warranties True. (A) The representations and warranties of the Parent contained herein that are qualified by reference to a Parent Material Adverse Effect shall be true and correct when made and on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date, (B) all other representations and warranties of the Parent shall have been true and correct when made and on and as of the Closing Date, except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date, as if made on and as of such date, in each case, where the failure of such representations and warranties to be true or correct could not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect, and (C) the failure of any representations and warranties of the Parent contained in this Agreement to be true and correct disregarding for purposes of this Section 6.2(i)(C), all qualifications therein which reference a Parent Material Adverse Effect), shall not have, or be reasonably likely to have, in the aggregate, a Parent Material Adverse Effect;

     (j) Performance. Parent shall have performed or complied in all material respects with all material agreements, undertakings and covenants (or, if any such agreement, covenant or undertaking is qualified as to materiality then the Company shall have performed or complied with such agreement or covenant or undertaking in all respects) contained herein required to be performed or complied with by it prior to or at the time of the Closing;

     (k) Compliance Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of Parent, certifying as to the fulfillment of the conditions specified in Section 6.2(i) and Section 6.2(j);

     (l) Liquidity and Registration Rights Agreement. Parent and each of the Major Company Shareholders shall have entered into the Liquidity and Registration Rights Agreement in substantially the form set forth as
  Exhibit 6.1(k) attached hereto;

     (m) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Parent Material Adverse Effect; and

   Section 6.3 Frustration of Closing Conditions. Neither the Parent nor the Company may rely on the failure of any condition set forth in Section 6.1 or
Section 6.2, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.6.

   Section 6.4 Conditions Not Otherwise a Limitation of Rights. For the avoidance of doubt, the parties expressly agree that in the case of Parent a failure of, or impossibility of performance of, any condition set forth in
Section 6.1(h) or Section 6.1(i) shall constitute a breach of the representations and warranties of Parent and that in the case of the Company a failure of, or impossibility of performance of, any condition set forth in Section 6.2(i) or Section 6.2(j) shall constitute a breach of the representations and warranties of the Company which, in each case, shall entitle the parties to exercise their respective rights in connection therewith under this Agreement.

                                  ARTICLE VII

                                  Termination

   Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Parent Shareholder Approval:

     (a) by mutual written consent duly authorized by the respective Boards of Directors of Parent and the Company; or

     (b) by Parent:

       (i) if, prior to the Effective Time, the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (h) or (i) of Section 6.1,
    (ii) which is not cured within thirty (30) days after written notice thereof or is incapable of being cured by the Company, or (B) has not been waived by Parent pursuant to the provisions hereof;

       (ii) if the Company willfully and materially breaches its obligations under Section 5.8;

       (iii) if at the Company Shareholder Meeting (including any adjournment or postponement thereof) the Company Shareholder Approval shall not have been obtained; or

       (iv) in accordance with Section 5.9(c); provided, that, in order for the termination of this Agreement pursuant to this Section 7.1(b)(iv) to be deemed effective, Parent shall have complied with all provisions contained in Section 5.9 and Section 7.3, including the payment of the Termination Fee and Expenses as provided therein.

     (c) by the Company:

       (i) if, prior to the Effective Time, Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in clauses (i) and (j) of
    Section 6.2, which is not cured within thirty (30) days after written notice thereof or is incapable of being cured by the Parent; or (B) has not been waived by the Company pursuant to the provisions hereof;

       (ii) if the Parent willfully and materially breaches its obligations under Section 5.9;

       (iii) if at the Parent Shareholder Meeting (including any adjournment or postpone-ment thereof), the Parent Shareholder Approval shall not have been obtained; or

       (iv) in accordance with Section 5.8(c); provided, that, in order for the termination of this Agreement pursuant to this Section 7.1(c)(iv), to be deemed effective, the Company shall have complied with all provisions contained in Section 5.8 and Section 7.3, including the payment of the Termination Fee and Expenses as provided therein.

     (d) by either Parent or the Company:

       (i) if the Effective Time of the Merger has not occurred on or prior to February 28, 2002 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to have occurred on or prior to the aforesaid date; or

       (ii) if any court of competent jurisdiction or any Governmental Entity having authority with respect thereto shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable and prior to such termination and subject to the exclusions under Section 5.6(c), the parties shall have used reasonable best efforts to resist, resolve, or lift, as applicable, such judgment, injunction, order or decree.

   Section 7.2 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except as set forth in Section 3.21, Section 4.20, Section 5.5, this Section 7.2 and Sections 7.3, 9.3, 9.5, 9.6, 9.7, 9.8, 9.9,
Section 9.10, Section 9.15 and Section 9.18, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 or in Section 7.3 shall relieve any party hereto from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement which entitled the party to terminate or rescind this Agreement, whether by the express provisions hereof or otherwise.

   Section 7.3 Payment of Certain Fees and Expenses. (a) Except as set forth in this Section 7.3, all fees and expenses incurred by Parent and/or Merger Sub in connection with this Agreement and the Transactions contemplated hereby shall be paid by Parent and/or Merger Sub, and all fees and expenses incurred by the Company in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Company, in each case, whether or not the Merger is consummated; provided, however that:

     (i) subject to Section 7.3(a)(ii) below, Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement, and, in each case, any amendments or supplements thereto, and

     (ii) whether or not the transactions contemplated by this Agreement are consummated, the Company shall, in addition to the payment of fees and expenses incurred by it, pay by wire transfer to Eimo on the third Business Day of each month, beginning with the first month following the month in which this Agreement is executed, the sum of $100,000 per month for application by Eimo to the following costs incurred by Eimo in connection with the negotiation, drafting, preparation and execution of this Agreement and the documents and transactions contemplated hereby:

       (A) all outside legal fees and expenses;

       (B) all printing costs and related expenses incurred by Eimo after the date of this Agreement in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement and, in each case, any pre-effective or post-effective amendments or supplements thereto;

       (C) all outside accounting fees and expenses incurred by Eimo after the date of this Agreement in connection with the negotiation, drafting, preparation and execution of this Agreement and the documents and transactions contemplated hereby; and

       (D) in addition to the costs and expenses covered under clauses (A) through (C) above, all filing fees and other costs incurred in connection with a filing under the HSR Act;

provided, however, that the total amount payable by the Company pursuant to this Section 7.3(a)(ii) shall not exceed $400,000 in the aggregate and further provided that, in the event the transactions contemplated by this Agreement are not consummated and Eimo's expenses provided for by this Section 7.3(a)(ii) are less than $400,000, Eimo shall promptly, after a final accounting, but in no event later than sixty (60) days after Termination of this Agreement, refund to Triple S any payments by Triple S which are not applied by Eimo to payment of the expenses set forth in this Section 7.3(a)(ii), but further provided, however, that if this

Agreement is terminated by Eimo under circumstances that would otherwise entitle Eimo to payment of Expenses, that Eimo may set off such excess amounts paid to it, if any, against any other Expenses, it being agreed that any such set-off shall not constitute a satisfaction or compromise of any remaining Expenses otherwise due to Eimo.

   Each party represents, warrants and covenants that it has paid, or will pay within seven (7) days after the date hereof, all printing expenses for which it has been invoiced prior to the date of this Agreement.

   (b) If this Agreement is terminated by Parent in accordance with Section 7.1(b)(i) as a result of a willful breach by the Company, or is terminated by Parent in accordance with Section 7.1(b)(ii), or Section 7.1(b)(iii), then the Company shall pay to Parent the Termination Fee and its Expenses. If this Agreement is terminated by Parent in accordance with Section 7.1(b)(iv), then Parent shall pay to the Company the Termination Fee and the Company's Expenses. If this Agreement is terminated by Parent in accordance with Section 7.1(b)(i) hereof as a result of a non-willful breach by Company, then the Company shall pay to Parent the Parent's Expenses.

   (c) If this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) as a result of a willful breach by Parent or is terminated by the Company in accordance with Section 7.1(c)(ii), Section 7.1(c)(iii) or Section 7.1(c)(iv), then Parent shall pay to the Company the Termination Fee and its Expenses. If this Agreement is terminated by the Company in accordance with
Section 7.1(c)(i) as a result of a non-willful breach by Parent, then Parent shall pay the Company its Expenses.

   (d) The parties acknowledge that the agreements contained in Section 7.3(b) and Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company and Parent would not enter into this Agreement.

   (e) Any payment of the Termination Fee and/or the Expenses pursuant to this
Section 7.3 shall be made:

     (1) in the case of a termination pursuant to Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(b)(iii), Section 7.1(c)(i), Section 7.1(c)(ii) or
  Section 7.1(c)(iii), within one Business Day after termination of this Agreement,

     (2) in the case of a termination pursuant to Section 7.1(b)(iv), $1.4 million of the Termination Fee will be paid within one Business Day after termination of this Agreement, and, if a Parent Inclusive Superior Proposal is consummated within one year from the date of such termination, the remaining $0.8 million of the Termination Fee, and the Expenses of the Company, will be paid upon the consummation of the Company Superior Proposal,

     (3) in the case of a termination pursuant to Section 7.1(c)(iv), $1.4 million of the Termination Fee will be paid within one Business Day after termination of this Agreement, and, if a Company Proposal is consummated within one (1) year from the date of such termination, the remaining $0.8 million of the Termination Fee, and the Expenses of the Parent and Merger Sub, will be paid upon the consummation of the Company Superior Proposal.

   (f) If either party fails to pay to (or reimburse) the other party any fee or expense due hereunder (including the Termination Fee), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

                                 ARTICLE VIII

                        Definitions and Interpretation

   Section 8.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

   "Adjusted Option" shall have the meaning set forth in Section 5.7(a).

   "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange
Act.

   "Agreement" or "this Agreement" shall mean this Amended and Restated Agreement and Plan of Merger, together with the Exhibits hereto and the Parent Disclosure Schedule and the Company Disclosure Schedule.

   "Antitrust Laws" shall have the meaning set forth in Section 5.6(c).

   "Balance Sheet" shall mean the March 31, 2001 audited balance sheet of the Company and its consolidated subsidiaries included in the 2001 10-K Draft.

   "Balance Sheet Date" shall mean the date of the Balance Sheet.

   "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in New York, New York or Helsinki, Finland are permitted or required to close.

   "Certificate" shall have the meaning set forth in Section 2.1(c).

   "Charter Documents" means as to any Person the articles of incorporation and bylaws or comparable organizational documents.

   "Closing" shall mean the closing referred to in Section 1.3.

   "Closing Date" shall mean the date on which the Closing occurs.

   "Code" shall have the meaning set forth in the fifth "whereas" clause of this Agreement.

   "Company" shall have the meaning set forth in the first paragraph of this Agreement.

   "Company Acquisition Proposal" shall mean any proposal or offer to acquire not less than 100% of the business or properties of the Company or a corresponding portion of the capital stock of the Company, whether by merger, tender offer, exchange offer, sale of securities or assets, or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

   "Company Agreements" shall have the meaning set forth in Section 3.22.

   "Company Award" shall have the meaning set forth in Section 5.7(b).

   "Company Board of Directors" shall mean the board of directors of the Company.

   "Company Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared by the Company and delivered to Parent simultaneously with the execution hereof.

   "Company Financial Statements" shall mean the financial statements (including any related notes thereto) of the Company included in the Company SEC Documents and the 2001 10-K Draft.

   "Company Intellectual Property" shall mean all Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

   "Company Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is or may reasonably be expected to be materially adverse to (i) the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions, or (ii) the business, tangible assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any event, change, occurrence, effect, fact or circumstance
(A) relating to the economy or securities markets of the United States or any other region in general, (B) relating to changes in conditions generally applicable to the industries in which the Company and its Subsidiaries are involved, (C) resulting from entering into this Agreement or the consummation of the Transactions or the announcement thereof, or (D) relating to its business, financial condition or results of operations that has been disclosed in writing to the other party prior to the date of this Agreement, and provided, however, that notwithstanding anything in this Agreement to the contrary, the past, present or future loss, in whole or in part, of any customer or any customer account, order, contract, program or other similar agreement with any customer, or sales in connection therewith for any reason, other than (1) the breach by the Company of any obligation under this Agreement which is a direct or indirect cause of such loss, or (2) the material breach by the Company of its obligations to such customer under any such order, contract, program or other agreement (an "Occurrence"), shall not (x) constitute a Company Material Adverse Effect, or (y) be asserted or relied upon as a breach or a misrepresentation of any representation, covenant or agreement set forth herein, or a failure of any condition under this Agreement, or (z) permit any party to terminate this Agreement.

   "Company Option" shall mean an option or other right to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

   "Company Recommendation" shall have the meaning set forth in Section 5.3(a).

   "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since March 31, 2000 under the Exchange Act or the Securities Act; provided, however, that none of the information or statements made by or incorporated by reference in the Company SEC Documents based on information supplied by Parent specifically for inclusion or incorporation by reference in the Company SEC Documents shall be deemed to be part of any Company SEC Document, and no representation or warranty is made in this Agreement by the Company with respect to any such information or statements.

   "Company Shareholder Agreement" shall mean the agreement, dated as of the date hereof, among the Major Company Shareholders, Parent and Merger Sub, pursuant to which each Major Company Shareholder has granted Parent a proxy with respect to the voting of all of the Shares held by the Major Company Shareholders upon the terms and subject to the conditions set forth therein.

   "Company Shareholder Meeting" shall have the meaning set forth in Section 5.3(a).

   "Company Stock Plans" shall have the meaning set forth in Section 3.3(a).

   "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

   "Company Superior Proposal" shall mean an Acquisition Proposal which satisfies both subsection (x) and subsection (y) of Section 5.8(a).

   "Company's knowledge" or "best knowledge of the Company" shall mean the actual knowledge of A. Christian Schauer, Daniel B. Canavan and Victor V. Valentine, Jr.

   "Confidentiality Agreement" shall have the meaning set forth in Section 5.5.

   "Conversion Agreement" shall have the meaning set forth in Section 1.6(c).

   "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

   "Deposit Agreement" shall mean the Deposit Agreement to be entered into among Parent, and either Citibank N.A., The Bank of New York, or Morgan Guaranty Trust Company, as Parent may select, as depositary, and all holders and beneficial owners from time to time of the Parent ADSs, in substantially the form filed with the SEC under cover of Form F-6 on February 9, 2001 in connection with the Original Agreement.

   "DGCL" shall mean the Delaware General Corporation Law, as amended.

   "Effective Time" shall have the meaning set forth in Section 1.2.

   "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, or the Parent or any Parent Subsidiary, as the case may be, or (ii) any violation of any Environmental Law.

   "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Exchange Agent" shall have the meaning set forth in Section 2.2(a).

   "Exchange Fund" shall have the meaning set forth in Section 2.2(b).

   "Exchange Rate" for any date shall mean the official exchange rate between U.S. Dollars and Euros, as announced by the Bank of Finland on such date.

   "Expenses" shall mean the reasonable and documented expenses of a party incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors), but not exceeding the sum of $1,000,000 in the aggregate.

   "Finnish Companies Act" shall mean the Companies Act of 1978, as amended, in Finland.

   "Finnish Financial Supervision" shall mean the Financial Supervision Authority of Finland.

   "Finnish GAAP" shall mean generally accepted accounting principles of the Republic of Finland, as in effect from time to time.

   "Finnish Trade Registry" shall mean the Trade Register Department of Finnish National Board of Patents and Registration.

   "Form F-4" shall have the meaning set forth in Section 3.19.

   "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

   "HSE" shall mean the Helsinki Exchanges.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   "Indemnified Liabilities" shall have the meaning set forth in Section
5.17(a).

   "Indemnified Party" shall have the meaning set forth in Section 5.17(a).

   "Intellectual Property" shall mean all of the following: Trademarks, Patents, Copyrights and Trade Secrets.

   "Liens" shall have the meaning set forth in Section 3.2.

   "Listing Particulars" shall have the meaning set forth in Section 3.19.

   "Major Company Shareholders" shall mean A. Christian Schauer, Daniel B. Canavan and Victor V. Valentine, Jr.

   "Major Parent Shareholders" shall mean Jalo Paananen, Elmar Paananen, Annamarie Jukko and Topi Paananen.

   "Market Act" shall have the meaning set forth in Section 3.19.

   "Materials of Environmental Concern" shall mean toxic or hazardous substances, materials or wastes, solid wastes; petroleum, petroleum derivatives and petroleum products; asbestos or asbestos-containing materials; polychlorinated biphenyls; radon or lead or lead-based paints or materials.

   "MBCA" shall mean the Michigan Business Corporation Act, as amended.

   "Merger" shall mean the merger of Merger Sub into the Company described in
Section 1.1.

   "Merger Consideration" shall have the meaning set forth in Section 2.1(c).

   "Merger Sub" shall have the meaning set forth in the first paragraph of this Agreement.

   "Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Merger Sub.

   "Non-U.S. Monopoly Laws" shall mean any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

   "Order" means any decree, judgment, injunction, writ or similar judicial or administrative action and whether temporary, preliminary or permanent.

   "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

   "Parent Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Parent or all or a substantial portion of the capital stock of the Parent, whether by merger, tender offer, exchange offer, sale of securities or assets, or similar transactions involving the Parent or any Subsidiary, division or operating or principal business unit of the Parent.

   "Parent ADRs" shall have the meaning set forth in Section 2.1(c).

   "Parent ADSs" shall have the meaning set forth in Section 2.1(c).

   "Parent Agreements" shall have the meaning set forth in Section 4.21.

   "Parent Balance Sheet Date" shall mean the date of the most recent audited balance sheet of the Parent and its consolidated subsidiaries included in the Parent Financial Statements.

   "Parent Disclosure Documents" shall have the meaning set forth in Section
3.19.

   "Parent Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof.

   "Parent Exclusive Superior Proposal" shall have the meaning set forth in
Section 5.9(a).

   "Parent Financial Statements" shall mean the financial statements (including any related notes thereto) of the Parent included in the Parent Public Reports.

   "Parent Inclusive Superior Proposal" shall have the meaning set forth in
Section 5.9(a).

   "Parent Intellectual Property" shall mean all Intellectual Property that is necessary to conduct the business of Parent and its Subsidiaries as presently conducted.

   "Parent Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is or may reasonably be expected to be materially adverse to (i) the ability of Parent to perform its obligations under this Agreement or to consummate the Transactions, or (ii) the business, tangible assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, other than any event, change, occurrence, effect, fact or circumstance (A) relating to the economy or securities markets of Finland or any other region in general, (B) relating to changes in conditions generally applicable to the industries in which Parent and its Subsidiaries are involved, (C) resulting from entering into this Agreement or the consummation of the Transactions or the announcement thereof, or (D) relating to its business, financial condition or results of operations that has been disclosed in writing to the other party prior to the date of this Agreement. and provided, however, that notwithstanding anything in this Agreement to the contrary, the past, present or future loss, in whole or in part, of any customer or any customer account, order, contract, program or other similar agreement with any customer, or sales in connection therewith for any reason, other than (1) the breach by the Parent of any obligation under this Agreement which is a direct or indirect cause of such loss, or (2) the material breach by the Parent of its obligations to such customer under any such order, contract, program or other agreement (an "Occurrence"), shall not
(x) constitute a Parent Material Adverse Effect, or (y) be asserted or relied upon as a breach or a misrepresentation of any representation, covenant or agreement set forth herein, or a failure of any condition under this Agreement, or (z) permit any party to terminate this Agreement.

   "Parent Option" shall mean an option to purchase Parent Ordinary Shares, including warrants issued under the Parent's 1999 Warrant Plan or under securities issued under the 2001 Warrant Plan.

   "Parent Ordinary Shares" shall mean validly issued, fully paid and non-assessable ordinary A shares of Parent.

   "Parent Public Reports" shall mean (i) Parent's annual report for its fiscal year ended December 31, 2000, as filed with the Finnish Trade Registry, (ii) Parent's quarterly reports for each fiscal quarter subsequent to December 31, 2000 as submitted to the Finnish Financial Supervision, (iii) the Parent Disclosure Documents, and (iv) all other reports, schedules, registration statements and other documents filed by Parent with the Finnish Trade Registry or the Finnish Financial Supervision or the HSE.

   "Parent Recommendation" shall have the meaning set forth in Section 5.3(b).

   "Parent Shareholder Agreement" shall mean the agreement, dated as of the date hereof, among the Major Parent Shareholders and the Company pursuant to which each Major Parent Shareholder has granted the Company a proxy with respect to the voting of the Parent Ordinary Shares and the Parent Series K Shares upon the terms and subject to the conditions set forth therein.

   "Parent Shareholder Meeting" shall have the meaning set forth in Section 5.3(b).

   "Parent Superior Proposal" shall have the meaning set forth in Section
5.9(a).

   "Parent's knowledge" or "best knowledge of the Parent" shall mean the actual knowledge of Elmar Paananen and Jalo Paananen.

   "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

   "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

   "Plan" shall have the meaning set forth in Section 3.12(a).

   "Prospectus" shall mean the prospectus of Parent to be prepared by Parent and included in the Registration Statement filed by Parent with the SEC pursuant to Section 5.3(c), together with all amendments and supplements thereto and including the exhibits thereto.

   "Proxy Statement" shall mean the proxy statement of the Company prepared by the Company and included in the Registration Statement to be filed by Parent with the SEC pursuant to Section 5.3(c), together with all amendments and supplements thereto and including the exhibits thereto.

   "Registration Statement" shall have the meaning set forth in Section 3.19.

   "SEC" shall mean the United States Securities and Exchange Commission.

   "Section 368 Reorganization" shall have the meaning set forth in the fifth "whereas" clause of this Agreement.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Series K Shares" shall mean validly issued, fully paid and non-assessable Series K shares of Parent.

   "Shares" shall mean shares of common stock, no par value, issued by the Company.

   "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or
(b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

   "Surviving Corporation" shall have the meaning set forth in Section 1.1.

   "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

   "Tax Certificates" shall have the meaning set forth in Section 5.13(b).

   "Tax Return" shall mean any material return or report relating to Taxes.

   "Termination Date" shall have the meaning set forth in Section 7.1(d)(i).

   "Termination Fee" shall mean the sum of $2,200,000 in U.S. currency.

   "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

   "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

   "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information.

   "Trading Day" shall mean any day on which securities are traded on the HSE.

   "Transactions" shall mean the transactions provided for or contemplated by this Agreement, including, without limitation, the Company Shareholder Agreement, the Parent Shareholder Agreement, the Conversion Agreement and the Merger.

   "U.S. GAAP" shall mean United States generally accepted accounting principles.

   "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

   Section 8.2 Interpretation.

   (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

   (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

   (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

   (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

   (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

   (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

   (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE IX

                                 Miscellaneous

   Section 9.1 Amendment and Modification. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval or the Parent Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company or the Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 9.2 Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

         Eimo Oyj
         Norokatu 5
         FIN-15101 Lahti
         FINLAND
         Attention: Elmar Paananen
         Telephone No.: 011-358-3850-5430
         Telecopy No.: 011-3583-850-5405

         with a copy (which shall not constitute notice) to:

         Smith, Gambrell & Russell, LLP
         1230 Peachtree Street, N.E.
         Promenade II, Suite 3100
         Atlanta, Georgia 30309
         Attention: John D. Saunders, Esq.
         Telephone No.: (404) 815-3500
         Telecopy No.: (404) 685-6982
                  and

       if to the Company, to:
         Triple S Plastics, Inc.
         7950 Moorsbridge Road, Suite 200
         Portage, MI 49024
         Attention: A. Christian Schauer
         Telephone No.: 616-383-0770
         Telecopy No.: 616-327-2621

         with a copy (which shall not constitute notice) to:

         Schiff Hardin & Waite
         6600 Sears Tower
         Chicago, Illinois 60606
         Attention: John F. Adams, Esq.
         Telephone No.: (312) 258-5541
         Telecopy No.: (312) 258-5700

   Section 9.4 Counterparts; Telecopier. This Agreement and the agreements referred to herein may be executed in one or more counterparts, all of which together shall be considered one and the same agreement. Transmission by telecopier of an executed counterpart of the Agreement and such other agreements shall be deemed to constitute due and sufficient delivery of such counterparts.

   Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Article II, Section 5.7, Section 5.16, Section 5.17 and
Section 5.19 are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder.

   Section 9.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

   Section 9.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

   Section 9.8 Enforcement and Interpretation. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to interpret or enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

   Section 9.9 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

   Section 9.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

   Section 9.11 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

   Section 9.12 Assignment. Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 9.13 Mutual Release and Settlement Agreement. The parties shall concurrently with the execution of this Agreement enter into a Mutual Release and Settlement Agreement in the form attached as Exhibit 9.13.

   Section 9.14 Preamble. It is further understood and agreed that all of the terms of this Agreement, including, without limitation, the Preamble, are contractual, an integral part of this Agreement, and not mere recitals, and each of the parties hereto warrant that they understand the terms of this Agreement and that they intend to be bound thereby.

   Section 9.15 Termination of Prior Agreements. For the avoidance of doubt, it is hereby expressly agreed by the parties that: (i) the Employment Agreements entered into in connection with the Original Agreement are of no force and effect and the Company warrants that such agreements were terminated without the imposition of any liability on the part of the Company or any other Person; and (ii) the Lock Up Agreement entered into in connection with the Original Agreement is hereby terminated.

   Section 9.16 2001 Form 10-K. Attached as Exhibit 9.16 is a draft (the "2001 10-K Draft") of the Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2001. Such draft is accurate and complete in all material respects and the 2001 10-K, when filed, will contain no material changes from the 2001 10-K Draft, except that the 2001 10-K Draft does not include any disclosure about the transactions contemplated hereby or by the agreements referenced herein (including the Mutual Release and Settlement Agreement), which disclosure may be included in the Company's 2001 10-K as filed with the SEC.

   Section 9.17 Incorporation By Reference In Disclosure Schedules. The parties agree that, notwithstanding anything to the contrary contained herein, the Company Disclosure Schedule shall for all purposes (i) be deemed to include any matter reported, disclosed or reflected in the Company SEC Documents

(including the exhibits thereto), the 2001 10-K Draft, the Company Financial Statements or the financial statements included in the 2001 10-K Draft, in each case, with respect to each representation, warranty, covenant and agreement contained herein to which such matter relates if the failure of such matter to be included in the Company Disclosure Schedule would otherwise result in a breach of any such representation, warranty, covenant or agreement, provided that the applicable document referred to in this clause (i) with respect to which any such matter is deemed to be included in the Company Disclosure Schedule did not, as to such matter, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) with respect to any other matter required to be disclosed in the Company Disclosure Schedule (whether or not a specific exception to the Company Disclosure Schedule is included in or referenced in the applicable representation, warranty or covenant), be deemed to include such matter except where the failure of any such matter to be affirmatively scheduled could reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect (without giving effect to any other materiality qualification in the applicable representation, warranty or covenant).

     (a) The parties agree that, notwithstanding anything to the contrary contained herein, the Parent Disclosure Schedule shall for all purposes (i) be deemed to include any matter reported, disclosed or reflected in the Parent Public Records (including the exhibits thereto), or the Parent Financial Statements, in each case, with respect to each representation, warranty, covenant and agreement contained herein to which such matter relates if the failure of such matter to be included in the Parent Disclosure Schedule would otherwise result in a breach of any such representation, warranty, covenant or agreement, provided that the applicable document referred to in this clause (i) with respect to which any such matter is deemed to be included in the Parent Disclosure Schedule did not, as to such matter, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) with respect to any other matter required to be disclosed in the Parent Disclosure Schedule (whether or not a specific exception to the Parent Disclosure Schedule is included in or referenced in the applicable representation, warranty or covenant), be deemed to include such matter except where the failure of any such matter to be affirmatively scheduled could reasonably be expected, individually or in the aggregate, to result in a Parent Material Adverse Effect (without giving effect to any other materiality qualification in the applicable representation, warranty or covenant).

   Section 9.18 Certain Waivers. The parties waive all breaches of representations, warranties, covenants and agreements contained in this Agreement that occurred prior to the date hereof to the extent that such breaches, directly or indirectly, related to, arose in connection with, or resulted from the loss by Parent or the Company of business, accounts, orders, programs or sales from their respective principal customer.

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amended and Restated Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          EIMO OYJ

                                            /s/ Elmar Paananen
                                          By___________________________________
                                            Name: Elmar Paananen
                                            Title: Executive Vice Chairman

                                          SPARTAN ACQUISITION CORP.

                                            /s/ Elmar Paananen
                                          By___________________________________
                                            Name: Elmar Paananen
                                            Title: President and Secretary

                                          TRIPLE S PLASTICS, INC.

                                            /s/ A. Christian Schauer
                                          By___________________________________
                                            Name: A. Christian Schauer
                                            Title: Chief Executive Officer

[LETTERHEAD OF PACIFIC CREST]

May 24, 2001

Board of Directors
Triple S Plastics, Inc.
7950 Moorsbridge, Suite 200
Portage, MI 49024

Members of the Board:

We understand that Triple S Plastics, Inc. ("Triple S") and Eimo Oyj ("Eimo") will enter into an Agreement and Plan of Merger substantially in the form of the draft revised as of May 23, 2001, reviewed by us (the "Merger Agreement"), which provides, among other things, for the merger of Spartan Acquisition Corp. ("Merger Sub"), a new wholly owned subsidiary of Eimo, with and into Triple S, with Triple S being the surviving entity (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Triple S will be a wholly-owned subsidiary of Eimo. Upon the effective date of the Merger, each issued and outstanding share of common stock of Triple S will be converted into the right to receive ordinary shares of Eimo, represented by American Depositary Shares, according to the Exchange Ratio as set forth in the Merger Agreement (the "Exchange Ratio").

You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of Triple S common stock.

For purposes of the opinion, we have:

1. reviewed certain publicly available financial statements and other information of Triple S and Eimo;

2. reviewed internal financial analyses and forecasts for Triple S and Eimo prepared by their managements;

3. discussed the past and current operations and financial condition and the prospects of Triple S and Eimo with senior executives of Triple S and Eimo, respectively;

4. reviewed certain information relating to, and discussed with senior executives of Triple S and Eimo, certain of the strategic implications and operational benefits anticipated from the Merger;

5. reviewed the reported prices and trading activity for the common stock of Triple S and the ordinary shares of Eimo;

6. compared the financial performance, reported prices and trading activity of Triple S and Eimo with those of certain other comparable publicly-traded companies and their securities;

Board of Directors
Triple S Plastics, Inc.
May 24, 2001
Page 2
                                                                          [logo]

7. reviewed the financial terms, to the extent publicly available, of certain precedent transactions we deemed relevant;

8. participated in certain discussions and negotiations among representatives of Triple S and Eimo and their legal advisors;

9.  reviewed the Merger Agreement and certain related documents; and

10. performed such other analyses and considered such other factors as we deemed appropriate.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us, and that there has been no material change in the assets, financial condition, business or prospects of Triple S since the date of the most recent financial statements made available to us. With respect to the anticipated strategic, financial and operational benefits of the Merger, we assumed that the information provided was reasonably prepared on bases reflecting the best currently available estimates and judgments as to the strategic implications and operational benefits anticipated to result from the Merger. We also assumed that the final form of the Merger Amendment will be substantially the same as the last draft reviewed by us. In addition, we have assumed that the Merger shall qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to Triple S and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Triple S. The opinion set forth herein is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

We are not expressing any opinion as to what the value of the American Depositary Shares representing the ordinary shares of Eimo actually will be when issued to stockholders pursuant to the Merger or the price at which the American Depositary Shares representing the ordinary shares of Eimo will trade subsequent to the Merger. We have not been asked to consider, and the opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Triple S or the effect of any other transaction in which Triple S might engage.

Pacific Crest Securities Inc. has been engaged to render financial advisory services to Triple S in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of Triple S in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Pacific Crest Securities Inc. be made, without our prior consent which consent will not be unreasonably withheld; provided, however, that this letter may be reproduced in full and referred to in the Proxy Statement/Prospectus to be provided to holders of Triple S common stock in connection with the Merger.

Board of Directors
Triple S Plastics, Inc.
May 24, 2001
Page 3

                                                                          [logo]
The opinion set forth herein is delivered subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and in our engagement letter with Triple S, and subject to the understanding that the obligations of Pacific Crest Securities Inc. in connection with delivering this opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Pacific Crest Securities Inc. shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based on and subject to the foregoing, we are of the opinion that, on the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Triple S common stock.

Very truly yours,

/s/ Erik J. Krieger
-----------------------------
PACIFIC CREST SECURITIES INC.

                                                                         ANNEX C

                      ARTICLES OF ASSOCIATION OF EIMO OYJ

Article 1
Business Name and Domicile

   The business name of the Company is Eimo Oyj. The Company is domiciled in Lahti.

Article 2
Field of Business

   The Company manufactures, processes and trades in plastic and metal products and their means of production.

   As a parent Company, the Company is also entitled to manage the organization, financing, purchases and corresponding joint operations of its group, to own real estate, shares and securities, to trade in securities and to engage in other financial investment activities.

Article 3
Minimum and Maximum Share Capital

   The company's minimum share capital is (Euro)10,000,000 (ten million) and the maximum share capital is (Euro)40,000,000 (forty million). Share capital can be raised or lowered within these limits without amendments to the Articles of association.

Article 4
Shares

   The company's shares are divided into K-shares and A-shares, with a minimum of 0 and a maximum of 25,000,000 K-shares and a minimum of 25,000,000 and a maximum of 160,000,000 A-shares.

   Each K-share entitles its holder to cast twenty (20) votes at the General Meeting and each A-share entitles its holder to one (1) vote.

   Upon a demand of a shareholder, or, in the case of nominee registered shares, upon a demand of the asset manager duly entered into the share register, a K-share can be converted into an A-share, provided such conversion can be effected within the stipulated minimum and maximum numbers of the share categories. No monetary compensation is due for conversion.

   The demand for share conversion shall be presented to the Company in November of each year only and in addition during a maximum period of one (1) month as separately ruled by the board of the Company. The board shall inform all K-shareholders in writing of the separately ruled conversion period, or should this be deemed impossible in a sufficiently certain and reliable manner, through procedures for calling meetings.

   The written demand for share conversion which is to be addressed to the Company shall list the number of shares to be converted and the book-entry securities account in which the corresponding shares are recorded. Should it so desire, the Company may request the marking of a restriction of the shareholder's dispositive power in the said shareholder's book-entry securities account for the duration of the conversion process. The Company shall notify the Trade Register without delay of changes resulting from conversion to the respective numbers of shares in each series.

   A demand for share conversion may be cancelled until notification of conversion has been made to the Trade Register. Upon cancellation, the Company shall request the deletion of a possible marking of restricted dispositive power from the shareholder's book-entry securities account. A K-share shall be converted into an A-share upon this being duly recorded in the Trade Register. The party demanding conversion and the keeper of the book-entry securities register shall be notified of the registration of conversion.

   Should the board of the Company decide to call a general meeting during the share conversion period, share conversion demands presented during the said period shall be deemed received and shall be processed after the meeting. In this case the conversion period shall be prolonged should this be necessary. If necessary, the board shall issue further instructions on conversion of shares.

Article 5
The Book-entry Securities System

   The shares of the Company belong to the book-entry securities system.

   The following parties only are entitled to funds distributed by the Company and to right of subscription upon raising of share capital:

  1. those who have been entered as shareholders in the list of shareholders on the matching day,

  2. those whose right to payment has been recorded on the matching day in the respective book-entry securities account of the shareholder recorded in the list of shareholders and duly marked in the list of shareholders, or

  3. if the share is nominee registered, being recorded in the book-entry securities account on the matching day and the nominee of the shares is entered as nominee in the shareholder register.

Article 6
Board of Directors and President

   The Company shall have a Board of Directors and a President.

   The Board of Directors shall have a minimum of four (4) and a maximum of eight (8) members. The term of office of a member of the Board of Directors expires at the closing of the first Annual General Meeting following the election.

   The Chairman and other members of the Board of Directors are elected by the Annual General Meeting.

   The Board of Directors appoints the President of the Company and the Vice Chairman of the Board of Directors.

   The Board of Directors constitute a quorum when more than half of its members are present, one of these being the chairman or vice-chairman.

   A carried ruling or decision of the Board of Directors shall be a motion receiving the support of more than half of those present, or should the vote be even, the motion supported by the chairperson of the meeting.

Article 7
Signing of Business Name

   The business name may be signed by the Chairman and the President, either one acting alone, and jointly by two members of the Board of Directors.

   The Board of Directors shall decide on authorizations to sign for the Company and procuration rights.

Article 8
The Fiscal Year

   The company's fiscal year shall be the calendar year.

Article 9
Auditors

   The Company shall have one (1) primary auditor, which shall be a firm of auditors approved by the Central Chamber of commerce.

   The auditors' term of office expires at the closing of the Annual General Meeting following the one at which they were elected.

Article 10
Notice of Meeting

   Notice for convening a general meeting of shareholders shall be given to the shareholders by publishing the said notice in at least one (1) national newspaper designated by the Board of Directors and in at least one (1) newspaper published in the Lahti region designated by the Board of Directors, or in other demonstrable form no earlier than six (6) weeks and no later than seventeen (17) days before the date of the meeting.

   In order to attend the meeting, the shareholder must report to the Company no later than the date given in the notice of the meeting, which shall not be earlier than ten (10) days before the meeting.

Article 11
The Annual General Meeting

   The Annual General Meeting of shareholders shall be held annually by the end of June.

   The following items must be on the agenda:

   For information:

    1. Financial statements, including the income statement, the balance sheet and notes to the financial statements, annual review and the consolidated financial statement;

    2.  The auditors' report;

   For decision:

    3. Approval of the income statement, balance sheet, and consolidated income statement and balance sheet;

    4. Action to be taken arising from the profit or loss shown by the adopted balance sheet and consolidated balance sheet;

    5. Release from personal liability for the members of the Board of Directors and the President;

    6. Emoluments to be paid to the members of the Board of Directors and the auditor;

    7.  Number of the members of the Board of Directors;

   For election:

    8.  The Chairman and members of the Board of Directors;

    9.  The auditor, and

   To be handled at the meeting:

    10.  Other business mentioned in the notice of the Annual General
         Meeting.

   Should voting be carried out at a meeting of shareholders, the form of voting shall be ruled by the chairperson of the meeting.

Article 12
Redemption Obligation of Shares

   A shareholder, whose proportion of all Company shares or votes entitled by said shares either alone or jointly with other shareholders as specified below reaches or exceeds 33 1/3 percent or 50 percent (hereinafter: shareholder under redemption obligation), is obligated upon the demand of the other shareholders (hereinafter: shareholders entitled to redemption) to redeem the latter's shares and the securities providing entitlement thereto as stipulated in the Finnish Companies Act in the manner ruled in this article. The rulings of this article on shares and securities similarly apply to book-entry securities. This article concerns title obtained following the entering of this article in the Trade Register, and does not concern title via inheritance or bequest, or title of direct descendants.

   Calculations of the shareholder's proportion of the company's shares and votes concerning the application of this article shall include the following shares:

  . shares belonging to an institution belonging to the same group of companies as the shareholder, as defined in the Finnish Companies Act,

  . shares belonging to a Company, which in terms of its consolidated financial statement as defined in the Accounting Act is deemed a member of the same group of companies as the owner,

  . shares belonging to pension foundations or funds of the above institutions or companies, and

  . shares belonging to a non-Finnish institution or Company, which, if it were Finnish, would belong in the same manner as above to the same group of companies as the shareholder.

   Where obligation to redeem arises on the basis of total holdings or votes, the shareholders under redemption obligation shall be jointly responsible for redemption with regard to shareholders entitled to redemption. In this situation the demand for redemption shall be deemed to concern all shareholders under redemption obligation without separate demand.

   Should two shareholders reach or exceed the ownership or vote limit leading to a redemption obligation with both under said obligation simultaneously, the shareholder entitled redemption may demand redemption from both separately.

   The redemption obligation does not concern shares or securities entitling the holder thereto, which the shareholder demanding redemption has acquired after the redemption obligation has arisen.

   If the redemption obligation has arisen on the basis of a 33 1/3 percent excess and the implementation of the redemption obligation will raise the proportion of shares or votes of the party thus obligated to over 50 percent, the latter exceeding of the limit shall not lead to a new redemption obligation as defined in this article.

The Redemption Price

   The redemption price of shares shall be the higher of the following:

  a) the average of the share prices weighted with the number of shares over the past ten (10) trading days at the Helsinki Stock Exchange up to and including the day when the Company received notification from the shareholder under redemption obligation of reaching or exceeding the above-mentioned proportion of ownership or votes, or, should the said notification be lacking or late, the time when the company's Board of Directors was otherwise informed of this matter;

  b) the average share price weighted by the number of shares which the shareholder under redemption obligation has paid for shares acquired or otherwise obtained over the past 12 months prior to the date specified in section a) above, including the said date given in section a).

   If any acquisition influencing the average price is in foreign currency its equivalent value shall be calculated in euros according to the confirmed euro rate for the said currency that was in force seven (7) days before the Board of Directors informs the shareholders of the possibility of redemption.

   The above regulations on the redemption price of shares shall apply to other securities liable to redemption.

Redemption Procedure

   A shareholder under redemption obligation shall inform the company's Board of Directors thereof in writing to the Company address within seven (7) days of the said obligation having arisen. This notification shall contain information on the numbers of shares owned by the shareholder under redemption obligation and the numbers and prices of shares acquired or otherwise obtained by the shareholder under redemption obligation over the past twelve (12) months. The notification shall include an address where the shareholder under redemption obligation can be reached.

   The Board of Directors shall inform the shareholders that redemption obligation has arisen within 45 days of having received the above notification, or if such notification is lacking or delayed, after having been otherwise informed of redemption obligation having arisen.

   The notification shall contain information on the time when the redemption obligation arose and the grounds for the redemption price, insofar as they are known to the Board of Directors, and the date by which the redemption demand must be presented. Notification to shareholders must be given in accordance with the regulations of Article 10 on the notice of the Annual General Meeting.

   A shareholder entitled to redemption shall demand redemption in writing within 30 days of publication of the notification of the redemption obligation by the Board of Directors. The demand for redemption, which shall be presented to the Company, shall give the number of shares and other securities to which the demand applies. A shareholder demanding redemption shall also deliver to the Company any share certificates or other documents of title to shares to be forwarded to the party under redemption obligation against payment of the redemption price.

   If no demand has been presented within the set period as specified above, the shareholder's right to demand redemption in the redemption situation at hand shall expire. A shareholder entitled to redemption is not entitled to cancel the demand for redemption.

   On expiry of the period reserved for the shareholders entitled to redemption, the Board of Directors shall inform the shareholder under redemption obligation of the demands for redemption that have been presented. The shareholder under redemption obligation shall within 14 days of being notified of the redemption demands, pay the redemption price as specified by the Company against transfer of the shares or securities entitling the holder thereto, or against a receipt from the Company if the shares to be redeemed have been recorded in the book-entry securities accounts of the shareholders concerned. In this case the Company shall ensure that the redeeming party is immediately recorded as the owner of the redeemed shares in the book-entry securities account.

   Interest on arrears at 16 percent per annum shall be calculated for a redemption price that has not been paid within the period due counting from the date when it should have been made at the latest. If the shareholder under obligation of redemption has also neglected to follow the above regulations on notification, interest on arrears shall be calculated from the date when notification should have been given at the latest.

Other Stipulations

   A General Meeting decision for amending or removing any regulations of this article shall be valid only if it has received the vote of the shareholders with at least three-quarters of cast votes and shares represented at the meeting.

   Any disagreements and discords concerning the above redemption obligation, the related right to demand redemption and the redemption price shall be resolved through arbitration in the company's locality of domicile in accordance with the provisions of the Arbitration Act (967/62). Arbitration shall be carried out according to Finnish law.

                 FORM OF PROXY CARD OF TRIPLE S PLASTICS, INC.

                            TRIPLE S PLASTICS, INC.

                   Proxy Solicited by the Board of Directors for Special Meeting of Shareholders to be held August 14, 2001

   The undersigned hereby appoints A. Christian Schauer and Daniel B. Canavan, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Special Meeting of Shareholders of TRIPLE S PLASTICS, INC. to be held on August 14, 2001, and at any adjournments thereof, on the following proposal:

  (1) To approve the Amended and Restated Agreement and Plan of Merger, dated as of May 25, 2001, by and among Triple S Plastics, Inc., Eimo Oyj, and a subsidiary of Eimo under which Eimo's subsidiary will be merged with and into Triple S, with Triple S surviving as a wholly owned subsidiary of Eimo.

   The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Special Meeting or any adjournment of the Special Meeting. As of July 13, 2001 Triple S does not know of any such other matters to be presented at the Special Meeting.

   You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card, or vote your shares in person at the Special Meeting.

   SEE REVERSE SIDE

        Please mark
    [X] your vote as in
        this example.

    When this proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the proposal presented below.

       The Board of Directors recommends a vote FOR the proposal
                             listed below.

    --------------------------------------------------------------------------
                                                           FOR AGAINST ABSTAIN
                                                           --- ------- -------
      1. To approve the Amended and Restated Agreement     [_]   [_]     [_]
         and Plan of Merger, dated as of May 25, 2001, by
         and among Triple S Plastics, Inc., Eimo Oyj, and
         a subsidiary of Eimo under which Eimo's
         subsidiary will be merged with and into Triple
         S, with Triple S surviving as a wholly owned
         subsidiary of Eimo.

    --------------------------------------------------------------------------

    Signature(s) _______________              Date ________________

     NOTE: Please sign exactly as name      The signer hereby revokes all
     appears hereon. Joint owners should    proxies heretofore given by the
     each sign. When signing as attorney,   signer to vote at said meeting or
     executor, administrator, or guardian,  any adjournments thereof. The
     please give full title as such.        signer also hereby acknowledges
                                            receipt of a notice of Special
                                            Meeting and the proxy
                                            statement/prospectus dated
                                            July 13, 2001, relating to
                                            the Special Meeting.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.